Registration No. 333-121862


As filed with the Securities and Exchange Commission on February 14, 2005


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                 Amendment No. 1

                                       to

                                    Form S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                               Motient Corporation
             (Exact name of registrant as specified in its charter)

                                                               93-0976127
          Delaware                   4812                  (I.R.S. Employer
 (State of Incorporation)  (Primary S.I.C. Code Number)   Identification No.)

                          ----------------------------

                             300 Knightsbridge Pkwy.
                             Lincolnshire, IL 60069
                                 (847) 478-4200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ----------------------------

                                Robert L. Macklin
                          General Counsel and Secretary
                             300 Knightsbridge Pkwy.
                             Lincolnshire, IL 60069
                                 (847) 478-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                          ----------------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



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                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of each class of          Amount to              Proposed maximum           Proposed maximum aggregate       Amount of
securities to be registered     be registered       offering price per share (1)          offering price (1)    registration fee (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        28,960,418 shares         $27.95                            $809,443,683            $41,795
$0.01 per share
====================================================================================================================================

(1) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the bid and asked price per share of our common stock on February 7, 2005, as reported in the Pink Sheets.

(2) Registration fee with respect to 16,255,636 shares of common stock was previously paid in connection with the registration statement on Form S-1 filed January 6, 2005, which this registration statement on Form S-1/A amends. The registration fee listed relates only to the additional 12,704,782 shares of common stock listed in the amendment.

                                 ---------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and is subject to change. The selling stockholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where an offer or sale of these securities is not permitted.


     Subject to completion, dated February 14, 2005


                                   PROSPECTUS

                               Motient Corporation


                                28,960,418 Shares


                                  Common Stock

                                 ---------------


         This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 28,960,418 shares of our common stock. The selling stockholders are offering all of the shares to be sold in the offering, but they are not required to sell any of these shares. The selling stockholders may sell the offered shares in public or private transactions, at prevailing market prices or at privately negotiated prices in transactions that may or may not involve the Pink Sheets. In connection with these sales, the selling stockholders may use underwriters, broker-dealers, or agents, who may receive compensation or commissions for the sales. We will incur expenses in connection with the registration of the common stock, but, we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

         Our common stock is not listed on any national securities exchange or on the NASDAQ Stock Market. Our common stock is quoted on the Pink Sheets under the symbol "MNCP". On February 7, 2005, the last reported bid price for our common stock was $27.95.


                                 ---------------

         The purchase of our common stock involves a high degree of risk. See "Risk Factors" beginning on page 6 for a discussion of factors that you should carefully consider before purchasing the shares offered by this prospectus.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------




                The date of this prospectus is [---------], 2005.

                                TABLE OF CONTENTS




                                                                            Page
Cautionary Note Regarding Forward-Looking Statements.......................   5
Prospectus Summary.........................................................   6
Risk Factors...............................................................  10
Use of Proceeds............................................................  18
Determination of Offering Price............................................  18
Price and Related Information Concerning Registered Shares.................  18
Selected Financial Data....................................................  19
Selected Quarterly Financial Data..........................................  22
Management's Discussion and Analysis of Financial Condition and Results
     of Operations.........................................................  24
Business ..................................................................  64
Management.................................................................  83
Certain Relationships and Related Transactions.............................  91
Principal Stockholders.....................................................  94
Selling Stockholders.......................................................  97
Description of Motient's Securities........................................ 102
Shares Eligible for Future Sale............................................ 104
Plan of Distribution....................................................... 106
Legal Matters.............................................................. 108
Experts  .................................................................. 108
Where You Can Find More Information........................................ 108
Index to Motient Financial Statements...................................... F-0
Index to MSV Financial Statements.......................................... M-0


         If it is against the law in any state to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

         You should rely only on the information provided or incorporated by reference in this prospectus or any supplement. Neither we nor any of the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

         Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, or cautionary statements, include, among others, those under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview," and elsewhere in this prospectus, including in conjunction with the forward-looking statements included in this prospectus. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the cautionary statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time, including our reports on Forms 10-Q and 10-K which will be filed in the future, as well as our other reports and filings with the SEC.

         Our forward-looking statements are based on information available to us today, and we will not update these statements. Our actual results may differ significantly from the results discussed.

                               PROSPECTUS SUMMARY

         This summary outlines and highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes before you make an investment decision.

         Whenever we refer in this prospectus to "Motient," "the Company," "we," "us," or "our," we mean Motient Corporation, a Delaware corporation, and, unless the context indicates otherwise, its predecessors and subsidiaries.

         Our Core Business


         We are a nationwide provider of two-way, wireless data transmission services and wireless internet access. We provide our customers the ability to access several different wireless communications networks, including the wireless networks of Sprint, Cingular and our own DataTac network, and we can also sell and support multiple software applications for use on all of those wireless networks. We can also design and manage these custom wireless applications for our customers. In seeking to meet the wireless needs of our customers, we have the ability to:

     o provide access to multiple wireless networks, including GPRS (Cingular), 1XRTT (Sprint), and our own proprietary DataTac network and integrate the access to those networks in a single, seamless solution for data communications services;

     o support wireless data systems used by companies involved in data transmission and processing, so they can connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility;

     o support mobile data and mobile management systems used by transportation and other companies so they can wirelessly coordinate remote, mobile assets and personnel; and

     o sell and support various two-way mobile Internet services, including BlackBerry(TM) wireless email service, providing personal consumers and corporate customers with wireless access to a broad range of email and information services via our own DataTac wireless radio data network or via other GPRS or 1XRTT wireless radio data networks.

Motient's DataTac network is our own two-way radio data network. As of January 1, 2005, it covers a geographic area populated by more than 195 million people and is comprised of over 1,200 base stations that provide service to 412 of the nation's largest cities and towns, including all primary metropolitan statistical areas. As of December 31, 2003 and September 30, 2004, there were approximately 204,000 user devices and 170,000 user devices registered, respectively, and 115,000 user devices and 83,000 user devices, respectively, with active usage on Motient's network. Registered devices represent devices that our customers and resellers have registered for use on our network. These devices may be kept in inventory by our customers for future use, in which case they are not generally revenue producing. We count a device as active when it is removed from inventory by the customer and transmits data traffic. We are in the process of rationalizing our DataTac network to remove underutilized and unprofitable base stations in order to reduce the operating costs of the network.

As of February 9, 2005, we have six wholly-owned subsidiaries and a 49% direct and indirect interest in Mobile Satellite Ventures LP, or MSV, as it is commonly known. Motient Communications Inc. owns the assets comprising Motient's core wireless business, except for Motient's Federal Communications Commission, or FCC, licenses, which are held in a separate subsidiary, Motient License Inc. Our other four subsidiaries hold no material operating assets other than the stock of other subsidiaries and Motient's interests in MSV.

We are a Delaware corporation with our principal executive offices located at 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069. Our telephone number is
(847) 478-4200. You may find all of our public filings with the Securities and Exchange Commission in the "Investor Relations" section of our website, www.motient.com.

Mobile Satellite Ventures


In addition to our core wireless business, we directly and indirectly own 49% of Mobile Satellite Ventures LP, or MSV, a provider of mobile satellite-based communications services. MSV currently has two satellites, which allow customers access to satellite-based wireless data, voice, fax and dispatch radio services almost anywhere in North and Central America, northern South America, the Caribbean, Hawaii and in various coastal waters.

MSV is also developing a next-generation system, a hybrid satellite/terrestrial wireless network over North America that will utilize new satellites working with MSV's patented "ancillary terrestrial component" technology. MSV will be able to deploy terrestrial two-way radio network technology in thousands of locations across the United States, allowing subscribers to integrate satellite-based communications services with more traditional land-based wireless communications services. MSV is headquartered in Reston, VA with an office in Ottawa, ON, Canada.

MSV is structured as a limited partnership, of which Motient is one of the limited partners. Motient also holds a proportionate ownership interest in the corporate general partner. Motient has certain rights to appoint directors to the sole general partner of the limited partnership, but does not have any direct or indirect operating control over MSV. For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.

                                  THE OFFERING




Common stock offered by the selling stockholders................................28,960,418 shares

Common stock outstanding as of February 9, 2005.................................64,768,286 shares


Use of proceeds.................................................................All of the net proceeds from the sale of the common stock covered by this prospectus will go to the
                                                                                selling stockholders who offer and sell shares of
                                                                                the common stock.  We will not receive any proceeds
                                                                                from the sale of the common stock offered by the
                                                                                selling stockholders.

Trading symbol.................................................................."MNCP"



                             Summary Financial Data

         The following table summarizes our financial results as of and for the fiscal years ended December 31, 1999 through December 31, 2003, and for the nine month periods ended September 30, 2003 and 2004. The consolidated balance sheet data and the consolidated statement of operations data as of and for the year ended December 31, 1999 are derived from the consolidated financial statements of Motient, which were audited by Arthur Andersen LLP, independent public accountants, who have ceased operations. The consolidated balance sheet data and the consolidated statement of operations data as of December 31, 2000, 2001 and 2002 are derived from the consolidated financial statements of Motient, which were audited by Ehrenkrantz Sterling & Co. LLC, an independent registered public accounting firm. The consolidated balance sheet data and the consolidated statement of operations data as of December 31, 2003 are derived from the consolidated financial statements of Motient, which were audited by Friedman LLP, successors-in-interest to Ehrenkrantz Sterling & Co. LLC, an independent registered public accounting firm. The consolidated balance sheet data and the consolidated statement of operations data for the three and nine months ended September 30, 2003 and 2004 are derived from the unaudited consolidated financial statements of Motient. The September 30, 2003 and 2004 unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for such periods. The results of operations for interim periods are not necessarily indicative of a full year's operations. You should also read the section in this prospectus captioned "Selected Financial Data," our audited financial statements and their accompanying notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operation," all of which are included elsewhere in this prospectus. The financial statements for certain historical periods have been restated to give effect to the accounting treatment with respect to the MSV, Aether Systems transactions and certain additional financial statement adjustments discussed in Note 2, "Significant Accounting Policies - Restatement of Financial Statements," of notes to the consolidated financial statements. Motient's plan of reorganization in bankruptcy became effective on May 1, 2002. All of the financial information for Motient for periods up to and including April 30, 2002 is referred to as "Predecessor Company" results. The financial information for Motient for the periods subsequent to April 30, 2002 are referred to as "Successor Company" results.

                                                                  Years Ended December 31,        Nine Months Ended
                                                                  ------------------------          September 30
                                                                                                    ------------
                                               1999       2000       2001      2002       2003       2003       2004
                                               ----       ----       ----      ----       ----       ----       ----
Income Statement Data:                                  (dollars in thousands, except for per share data)
----------------------
Revenues                                      $91,071    $95,756    $90,265   $58,990  $54,485      $41,413    $31,292
Net income (loss) before XM Radio
   preferred stock dividend and beneficial
   conversion charges                        (330,931)  (142,563)  (269,497)  172,420  (62,122)     (47,749)   (46,478)

XM Radio preferred stock dividend and
   beneficial conversion charges                  ---     49,519        ---       ---      ---          ---        ---

Net income (loss) attributable to Common
   Stockholders                              (330,931)  (192,082)  (269,497)  172,420  (62,122)     (47,749)   (45,478)
Basic and diluted Income (loss) per common
   share                                        (8.33)     (3.89)     (5.27)     1.61    (2.47)       (1.90)     (1.59)

Dividends on Common Stock                         ---        ---        ---       ---      ---          ---        ---

Consolidated Balance Sheet Data:
--------------------------------
Cash and Cash Equivalents                      51,474    227,423     33,387     5,840    3,618        2,843     16,742
Property and Equipment, net                   116,516    175,706     64,001    46,405   31,381       35,849     21,822
Total Assets                                  809,948  1,572,036    240,465   202,221  157,028      172,281    130,152
Current Liabilities                            81,645    149,763    440,962    25,260   31,032       29,502     15,295
Long-Term Liabilities                         470,784    903,139    471,614    59,173   33,189       35,123        251
Minority Interest                             274,745    648,613        ---       ---      ---          ---        ---
Stockholders' Equity (Deficit)               $(17,226)   $20,584  $(231,149) $143,048  $92,807     $107,656   $114,606

                                  RISK FACTORS


         An investment in our common stock involves risks. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause investors to lose all or part of their investment in us. The risks below are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.


We have undergone significant organizational restructuring and we face substantial operational challenges.


We have been forced to take material actions to reduce operating costs and preserve our remaining cash. For example, in February 2004 we effected a reduction in force that reduced our workforce from approximately 166 to 112 employees. The elimination of certain sales and other personnel may have a negative effect on our future revenues and growth prospects and our ability to support new product initiatives and generate customer demand. In addition, we are currently removing unneeded capacity across the network by deconstructing under-utilized and un-profitable base stations. We are taking these actions in a coordinated effort to reduce network operating costs while also focusing on minimizing the potential impact to our customers communications and coverage requirements. In some cases, the base stations being deconstructed were originally constructed specifically to serve customers with nationwide requirements that are no longer customers of Motient. In certain instances, the geographic area that our network serves may be reduced by this process and customer communications may be impacted. We have discussed these changes to our network with many of our customers to assist them in evaluating the potential impact, if any, to their respective communications requirements. These reductions in network capacity may have a negative effect on our future revenues and growth prospects.



We are not and may never be cash flow positive, and our prospects will depend on our ability to control our costs while maintaining and improving our service levels.


We do not generate sufficient cash from operations to cover our operating expenses, and it is unclear when, or if, we will be able to do so. As a result, we have been involved in the process of reducing our expenditures in a variety of areas, including a reduction in the number of our employees, the closure of our Reston facility and the restructuring of our network. We also have renegotiated several of our key vendor and customer arrangements and continue to aggressively pursue further vendor cost reductions when opportunities arise. We continue to use more cash than we generate from operations. Our prospects will depend in part on our ability to reduce operating costs further and operate more efficiently, while maintaining and improving our service levels.

We will need additional liquidity to fund our operations.

We do not generate sufficient cash from operations to cover our operating expenses, and it is unclear when, or if, we will be able to do so. Even if we begin to generate cash in excess of our operating expenses, we expect to require additional funds to meet capital expenditures and other non-operating cash expenses. We currently anticipate that our funding requirements through 2005 should be met through a combination of various sources, including:

     o cash on hand, including cash generated by our April 7, July 1 and November 12, 2004 private placements of common stock,

     o    net cash flow from operations, and

     o proceeds from the sale of certain frequency assets that are not necessary for our future network requirements.

There can be no assurance that the foregoing sources of liquidity will provide sufficient funds in the amounts or at the time that funding is required. In addition, if our ability to realize such liquidity from any such source is delayed or the proceeds from any such source are insufficient to meet our expenditure requirements as they arise, we will seek additional equity or debt financing, although such additional financing may not be available on reasonable terms, if at all.

We will continue to incur significant losses.

If we do not become profitable, we could have difficulty obtaining funds to continue our operations. We have incurred net losses every year since we began operations. These losses are due to the costs of developing and building our network and the costs of developing, selling and providing products and services. Although we have significantly reduced our losses, we will continue to have losses in the future.

We generate a large part of our revenues and cash flows from a small number of customers, and the loss of one or more key customers could result in a significant reduction in revenues and cash flows.

For the nine months ended September 30, 2004, four customers accounted for approximately 41% of our service revenue, with one of those customers, SkyTel Communications, Inc., accounting for more than 21%. None of these significant customers are obligated to purchase any minimum quantity of airtime, service or hardware from us. There can be no assurance that the revenue generated from our largest customers will continue in future periods. We may lose certain revenues from major customers due to churn and migration to alternative technologies. The loss of one or more of our key customers, a material reduction in such customers' use of our network, or any other event, occurrence or development which adversely affects our relationship with one or more of these customers, could harm our business by reducing revenue and reducing net cash flow from operations.


In addition, United Parcel Service, Inc., or UPS, our second largest customer for the year ended December 31, 2003 and our ninth largest customer for the nine months ended September 30, 2004, substantially completed its migration to next generation network technology by the end of the second quarter of 2003, and its monthly airtime usage of our network declined significantly. While we expect that UPS will remain a customer for the foreseeable future, our service contract with UPS may be terminated by UPS on 30 days' notice. Until June 30, 2003, UPS had voluntarily maintained its historical level of revenue to mitigate the near-term revenue and cash flow impact of its reduced network usage. However, beginning in July 2003, the revenues and cash flow from UPS declined significantly. In addition, in December 2002 we entered into a separate agreement with UPS under which UPS made a significant prepayment for network airtime service to be provided beginning January 1, 2004. The prepayment was credited against airtime services provided to UPS beginning January 1, 2004, until the prepayment is fully credited. If UPS terminates our contract, any remaining prepayment would be required to be repaid. Based on the current level of network airtime usage by UPS, we do not expect that UPS will be required to make any cash payments to us in 2004 or 2005 for service provided during 2004 or 2005.


Our growth has been curtailed by funding constraints.

We have significantly decreased the amount that we are spending on the maintenance and growth of our operations, network and subscriber base due to our liquidity constraints. We have taken a number of steps to continue to reduce our operating and capital expenditures in order to lower our cash burn rate. Our failure to generate or raise sufficient funds may require us to delay or abandon some of our expenditures, which could harm our business and competitive position.

We face burdens relating to the recent trend toward stricter corporate governance and financial reporting standards.

New legislation or regulations that follow the trend of imposing stricter corporate governance and financial reporting standards, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, may lead to an increase in our costs of compliance. Beginning with our annual report on Form 10-K for the year ended December 31, 2004, we will be required to file our quarterly and annual reports on an accelerated basis, which we have not been required to do in the past. A failure to comply with these new laws and regulations may impact market perception of our financial condition and could materially harm our business. Additionally, it is unclear what additional laws or regulations may develop, and we cannot predict the ultimate impact of any future changes.


We may not be able to realize value from our investment in MSV due to risks associated with MSV's next-generation business plan.

MSV's next-generation business plan involving ancillary terrestrial component, or ATC, is novel and without established precedent. Neither MSV nor any other company has developed an integrated hybrid network combining satellite services with ATC, and MSV's success will depend on several factors, including:


     o the ultimate resolution of pending FCC and court proceedings with respect to MSV's L-band license and S-band rights;

     o MSV's ability to effectively make use of spectrum in the S-band and L-band;

     o MSV's ability to structure partnerships to find its next generation system consistent with various regulations governing ownership and operation of both satellite assets and ATC;

     o MSV's ability to coordinate with other satellite system operators to optimize both its overall spectrum access and the utility of its spectrum for certain wireless protocols;

     o whether the price paid for spectrum in prior transactions is indicative of the future value of MSV's spectrum assets and MSV's ability to effect transactions that realize the value of such spectrum assets;

     o    the supply of available wireless spectrum in the marketplace;

     o MSV's ability to develop and integrate the complex technologies associated with its next-generation system as well as appropriately and effectively manage interference;

     o MSV's ability to develop and deploy innovative network management techniques to permit mobile devices to seamlessly transition between satellite and terrestrial mode;

     o the construction, delivery and launch of MSV's next-generation satellites and the maintenance of MSV's existing geostationary satellites;

     o MSV's ability to obtain funding for the construction of the satellite component of its next-generation service on favorable terms;

     o MSV's dependence on one or more third party partners to construct the terrestrial base station component of its next-generation network;

     o market acceptance and level of demand for MSV's next-generation network; and

     o protection of MSV's proprietary information and intellectual property rights.

If MSV is unable to implement its next-generation business strategy, our investment in MSV could be materially and adversely affected. For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.

Motient may have to take actions which are disruptive to its business to avoid registration under the Investment Company Act of 1940.

Motient may have to take actions which are disruptive to its business if it is deemed to be an investment company under the Investment Company Act of 1940. Motient's equity investments, in particular its ownership interests in MSV, may constitute investment securities under the Investment Company Act. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets excluding cash items and government securities, subject to certain other exclusions. Investment companies are required to register under and comply with the Investment Company Act unless an exclusion or SEC safe harbor applies. If Motient were to be deemed an investment company, it would become subject to the requirements of the Investment Company Act. As a consequence, Motient would be prohibited from engaging in business as it has in the past and might be subject to civil and criminal penalties for noncompliance. In addition, certain of its contracts might be voidable, and a court-appointed receiver could take control of Motient and liquidate its business.

We could lose market share and revenues as a result of increasing competition from companies in the wireless communications industry that have greater resources and name recognition.

We expect to face intense competition in all of our markets, which could result in a loss of customers and lower revenues and could make it more difficult for us to enter new markets. Our competitors include service providers in several markets -- dedicated mobile data, personal communications service, or PCS, narrowband PCS/enhanced paging and emerging technology platforms. The growth in wireless data opportunities has led traditional hardware manufacturers and software developers to invest in technologies that will allow the migration of core products and services to a mobile environment.

Our wireless internet service competes with a variety of services that offer two-way messaging and personal digital assistant, or PDA, functionality on small, portable devices. Most of these competing services are better established in the marketplace, and many competitors have substantially greater financial, technical, marketing, sales, distribution and other resources than we have. Our agreement with Research In Motion permits us to market the BlackBerryTM service in the United States on the Motient network. These and other firms may enter the markets where we focus our sales efforts, which may create downward pressure on the prices for our services and negatively impact our returns. Many of the existing and potential competitors have financial and other resources far greater than those of Motient. In addition, continuing consolidation in the communications industry may strengthen existing competitors or give rise to significant new competitors which would threaten our business.

In addition, a variety of new technologies, devices and services will result in new types of competition for us in the near future. The emergence of new protocols such as the wireless access protocol, or WAP, and the Bluetooth protocol enable the use of the Internet as a platform to exchange information among people with different devices running on different networks. Also, several large wireless providers are deploying new, so-called "2.5G" and "3G" technologies, including new forms of CDMA, time division multiple access, or TDMA, and GSM technologies, which will increase the data capabilities of wireless voice and data services and will have a competitive impact on our business.

Failure to keep pace with rapidly changing markets for wireless communications would significantly harm our business.

The technology and markets for wireless communications services change rapidly. Our success depends, in part, on our ability to respond and adapt to change. For example, large wireless voice carriers are in the process of expanding their ability to offer wireless data services that may compete with our services, by deploying "2.5G" and "3G" technologies. These technologies, which include GPRS and 1XRTT, support both wireless voice and packet data services. While we will endeavor to enhance the efficiency and performance of our existing data-only network through a variety of measures, we also expect to consider, as appropriate, alliances or other contractual arrangements with larger wireless communications providers, so that we can continue to offer as complete an array of data services as possible. We cannot guarantee that we will be able to compete effectively under, or adjust our contemplated plan of development to meet, changing market conditions. We cannot guarantee that we will be able to implement our strategy or that our strategy will be successful in these rapidly evolving markets. The markets for wireless communications services are also marked by the continuous introduction of new products and services and increased capacity for services similar to those provided by Motient. Technological advances may also increase the efficiency of existing products or services. If a technology becomes available that is more cost-effective or creates a superior product, we may be unable to access this technology or finance the necessary substantial capital expenditures that may be required. Our technology may be rendered less profitable or less viable by existing, proposed or as yet undeveloped technologies. We cannot guarantee that we will have the financial and other resources available to compete effectively against companies possessing such technologies. We are unable to predict which of the many possible future products and services will meet evolving industry standards and consumer demands. We cannot guarantee that we can adapt to technological changes or offer products or services on a timely basis to establish or maintain a competitive position.

The success of our wireless communications business depends on our ability to enter into and maintain third party distribution relationships.

A key element of our strategy is to develop and capitalize on distribution relationships with leading companies who can provide access to significant numbers of potential customers in our target markets. For example, Motient has reseller agreements with SkyTel, Metrocall, Geologic Solutions and Earthlink, as well as Research In Motion. Because we are relying on these distribution companies to enable us to acquire subscribers, our success in penetrating our targeted markets will depend, to a large extent, on the efforts of these distribution companies, as well as future distribution companies. The rollout of sales efforts by these distribution companies may be subject to delays, some of which may be outside of our control. Some of our resellers have experienced significant financial difficulties in recent periods. Our inability to fully capitalize on our third party distribution agreements, the termination of or failure to renew any of these agreements, or our inability to enter into similar distribution relationships with other leading companies could reduce our access and exposure to potential customers.

We expect to maintain a limited inventory of devices to be used in connection with our wireless internet service, and any interruption in the supply of such devices could significantly harm our business.

We depend on independent vendors to develop and manufacture wireless communications devices for our networks, which are significant elements of our business plan because most of our services require these devices. Some of our important service offering initiatives are dependent on the timely delivery of a sufficient quantity of user devices, including the palm-sized devices used with Motient's wireless email service which are manufactured by Research In Motion. These suppliers do not sell these devices to us on an exclusive basis.

We carry a limited inventory of these devices and generally have no guaranteed supply arrangements. Some of these suppliers and vendors are relatively small companies and have limited resources and production capacities. In addition, some of our sole-source suppliers themselves rely on sole- or limited-sources of supply for components included in their devices.

We cannot guarantee that our suppliers will be able to supply us with components and devices in the quantities and at the times we require, or at all.

We have short-term contracts with the majority of our suppliers. We cannot guarantee that our suppliers will continue to provide products at attractive prices, or at all, or that we will be able to obtain products in the future from these or other providers on the scale and within the time frames we require. For example, on June 26, 2003, Research In Motion, or RIM, provided us with a written End of Life Notification for the RIM 857 wireless handheld device. This means that Research In Motion will no longer be producing this model of handheld device. The last date for accepting orders was September 30, 2003, and the last date for shipment of devices was January 2, 2004. Sales of RIM 850 and 857 devices have declined significantly in 2004 due to competitive pressures and the supply constraints and Motient anticipates very little, if any, sales of these devices in the future.

Additionally, some or all of our suppliers could enter into exclusive arrangements with our competitors, or cease selling these components at commercially reasonable prices, or at all. Research In Motion, which is our primary supplier of devices for our wireless email service, also markets and sells BlackBerryTM, which is an alternative wireless email service offered on other networks. We also have an agreement with Research In Motion permitting us to market the BlackBerryTM service in the United States on our network. If we fail to obtain products on a timely basis at an affordable cost, or experience any significant delays or interruptions of supply, our business will be harmed.

We may not be able to develop, acquire and maintain proprietary information and intellectual property rights, which could limit the growth of our business and reduce our market share.

Our wireless communications business depends on technical knowledge, and we believe that our future success is based, in part, on our ability to keep up with new technological developments and incorporate them in our products and services. We own or have the right to use certain of our work products, inventions, designs, software, systems and similar know-how. While we have taken steps to diligently protect that information, there is no assurance that the information will not be disclosed to others or that others will not independently develop similar information, systems and know-how. Protection of our information, systems and know-how may result in litigation, the cost of which could be substantial. There is also no assurance that third parties will not assert claims that our products or services, including our eLink and BlackBerryTM by Motient service offerings, infringe on their proprietary rights.

If we are found to infringe or misappropriate a third party's proprietary rights, we could be required to pay damages to the third party, alter our products or services, obtain a license from the third party or cease activities utilizing these proprietary rights, including making or selling products or services utilizing the proprietary rights. Our inability to do any of the foregoing on commercially favorable terms could have a material adverse impact on our business, financial condition or results of operations.

We also rely on some technologies licensed from third parties. We cannot be sure that these licenses will remain available on commercially reasonable terms or at all. The loss of these technologies could require us to obtain substitute technology of lower quality or performance standards or at a greater cost, which could harm our business.

Patent infringement litigation against Research In Motion may impede our ability to use and sell their software and handheld devices.

Our rights to use and sell the BlackBerryTM software and Research In Motion's handheld devices may be limited or made prohibitively expensive as a result of a patent infringement lawsuit brought against Research In Motion by NTP Inc. (NTP v. Research In Motion, Civ. Action No. 3:01CV767 (E.D. Va.)). In that action, a jury concluded that certain of Research In Motion's BlackBerryTM products infringed patents held by NTP covering the use of wireless radio frequency information in email communications. On August 5, 2003, the judge in the case ruled against Research In Motion, awarding NTP $53.7 million in damages and enjoining Research In Motion from making, using, or selling the products, but stayed the injunction pending appeal by Research In Motion. On December 14, 2004, the appeals court found that Research In Motion had violated several patents, but also found fault with certain instructions given to the jury. Consequently, the appeals court vacated the injunction and remanded the case to the trial court for further proceedings. As a purchaser and reseller of those products, we could be adversely affected by the final outcome of this litigation.

Government regulation may increase our cost of providing services, slow our expansion into new markets, subject our services to additional competitive pressures and affect the value of our common stock.

Motient's ownership and operation of wireless communication systems are subject to significant regulation by the FCC under authority granted by the Communications Act of 1934 and related federal laws. There is no assurance that the rules and regulations of the FCC will continue to support our operations as presently conducted. A number of Motient's licenses are subject to renewal by the FCC. We cannot guarantee that all existing licenses will be renewed and that the requisite frequencies will be coordinated. Current federal law requires prior FCC approval of greater than 25% ownership of Motient by citizens or entities of foreign countries, which could limit the value of our common stock.

Motient's competitive position may be harmed if the wireless terrestrial network technology it licenses from Motorola is made available to competitors.

Motient holds a non-exclusive license to use a single frequency reuse technology. The terrestrial network, and some of its competitive strengths, such as in-building penetration, is based upon this technology. Under the terms of the non-exclusive license, Motorola could enter into arrangements to license this technology to any of our competitors, and those agreements could harm our ability to compete.

Motient could incur substantial costs if it is required to relocate its spectrum licenses under a pending proposal being considered by the FCC.

On March 14, 2002, the Federal Communications Commission, or FCC, adopted a notice of proposed rulemaking exploring options and alternatives for improving the spectrum environment for public safety operations in the 800 MHz band. In connection with this proceeding, Nextel Communications, Inc. has proposed, in a

"white paper" to the FCC, that some of its wireless spectrum in the 700 MHz band, lower 800 MHz band, and 900 MHz band be exchanged for spectrum in the upper 800 MHz band and in the 2.1 GHz band. Nextel's proposal creates blocks of contiguous spectrum to be shared by public safety agencies. The Nextel proposal, as submitted to the FCC, would require that Motient either (i) continue to operate using its existing lower 800 MHz band spectrum on a secondary, non-interfering basis with the public safety agencies who would be relocated in the same spectrum, or (ii) relocate, at its own expense, to other spectrum in the 700 MHz or 900 MHz bands. Motient believes it is highly unlikely that it could continue to operate in the lower 800 MHz bands on a secondary, non-interfering basis. If Motient is required to relocate to spectrum in the 700 MHz or 900 MHz bands, it would incur substantial operational and financial costs, including costs relating to:

     o manufacturing replacement infrastructure and user hardware to operate on Motient's network in the 700 MHz or 900 MHz bands;

     o disruptions to existing customers as a result of the relocation to other spectrum bands;

     o    possible diminished data speed; and


     o    coverage gaps.

There are also potential problems with the 700 MHz and 900 MHz bands that might make it difficult, if not impossible, for Motient to duplicate its existing operations in the 800 MHz band.

On December 24, 2002, a group of affected licensees, including Motient, Nextel, and several other licensees, submitted a detailed proposal to the FCC for accomplishing the re-allocation of spectrum over a period of several years. These parties have also been negotiating a mechanism by which Nextel would agree to reimburse costs, up to $850 million, incurred by affected licensees in relocating to different parts of the spectrum band pursuant to the rebanding plan.

In mid-April 2003, the FCC's Office of Engineering and Technology, or OET, sent a letter to several manufacturers requesting additional practical, technical and procedural solutions or information that may have yet to be considered. Upon reviewing the filed comments, the OET has indicated that other technical solutions were possible and were being reviewed by the FCC.

It was reported that in March of 2004, the staff of the FCC circulated a draft order to the five FCC Commissioners recommending adoption of the plan for the reallocation of the 800 MHz spectrum commonly known as the "Consensus Plan". However, the staff apparently also recommended the rejection of Nextel's offer to pay $850 million to recover the costs of the re-allocation of the spectrum, as the staff apparently felt this amount to be insufficient to cover the costs of such re-allocation. On April 8, 2004, Motient filed a request with the FCC asking that the FCC relocate Motient into the so called "upper-800 MHz band" as part of the Consensus Plan. Seeking to resolve interference to public safety users, on July 8, 2004, the FCC approved adoption of a reconfiguration plan for the 800 MHz spectrum band. Under the plan, Nextel is allowed to occupy spectrum in the 1.9 GHz band in exchange for, among other things, relocating and retuning public safety licensees in the 800 MHz band. Motient has spectrum in both the lower-800 MHz band and upper-800 MHz band, and on April 8, 2004, filed a request with the FCC asking that the FCC relocate its lower-800 MHz band frequencies into the upper-800 MHz band as part of the 800 MHz reconfiguration plan. On August 6, 2004, the FCC released the text of its July 8, 2004 order. The text of the order did not grant Motient's request, but neither did it explicitly deny it. On December 2, 2004, Motient filed comments with the FCC seeking to clarify and implement Motient's original request of April 8, 2004. On December 22, 2004, the FCC clarified that Motient would generally be allowed, subject to certain conditions, to move its frequencies to the upper-800 MHz band. Motient cannot assure that its operations will be not affected by the adoption or implementation of this order or any subsequent addenda.

Our adoption of "fresh-start" accounting may make evaluating our financial position and results of operations for 2002 and 2003, as compared to prior periods, more difficult.

Due to our emergence from bankruptcy pursuant to the Plan of Reorganization, effective May 1, 2002, we implemented "fresh-start" accounting. In accordance with "fresh-start" accounting, all assets and liabilities were restated to reflect their respective estimated fair values. As a result, the consolidated financial statements for our reorganized company starting on and going forward from May 1, 2002 will not be comparable to our consolidated financial statements for the periods prior to May 1, 2002. The change in our accounting principles may make it more difficult to compare our operations to prior periods.

Certain tax implications of our bankruptcy and reorganization may increase our tax liability.

Certain U.S. tax attributes of Motient, including net operating loss carryovers, or NOLs, have been reduced or eliminated as a consequence of our bankruptcy and reorganization. The elimination or reduction of NOLs and such other tax attributes may increase the amount of tax payable by Motient following its reorganization as compared with the amount of tax payable had no such reduction been required.

There is a very limited public trading market for our common stock, and our equity securities may continue to be illiquid or experience significant price volatility.


Our common stock is not listed on any national securities exchange or on the Nasdaq National Market. Our common stock is quoted on the Pink Sheets under the symbol "MNCP". On February 4, 2005 the last reported bid price for our common stock was $28.20. We cannot assure you that a more active trading market will develop for our common stock, or as to the degree of price volatility in any such market.


We do not expect to pay any dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipated that any cash dividends will be paid on the common stock for the foreseeable future. The payment of any dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital requirements and financial condition. In addition, under Delaware law, a corporation cannot declare or pay dividends on its capital stock unless it has an available surplus. Furthermore, the terms of some of our financing arrangements directly limit our ability to pay cash dividends on our common stock. The terms of any future indebtedness of our subsidiaries also may generally restrict the ability of some of our subsidiaries to distribute earnings or make other payments to us.

Future sales of our common stock could adversely affect its price and/or our ability to raise capital.

Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the common stock and our ability to raise capital.

We have announced a rights offering. Pursuant to terms of this sale, we will issue to our stockholders of record one right for each share of Motient common stock held as of the close of business on December 17, 2004. Each right will entitle any holder that did not participate in the April, July and November 2004 private placements to purchase 0.103 shares of our common stock at a price of $8.57 per share, with fractions rounded up to the next whole share. A maximum of
2.5 million shares may be sold in the Rights Offering, generating maximum aggregate proceeds of approximately $21.4 million. Motient's Board of Directors has reserved the right to terminate the rights offering at any time prior to the effectiveness of the registration statement to be issued registering the offering.

We may issue additional common stock in future financing transactions or as incentive compensation for our executives and other personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances. Finally, if Motient decides to file a registration statement to raise additional capital (other than the rights offering mentioned above), some of Motient's existing stockholders hold piggyback registration rights that, if exercised, will require Motient to include their shares in the registration statement, which could adversely affect Motient's ability to raise needed capital.

                                 USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the common stock offered by this prospectus. Accordingly, we will not receive any proceeds from the sale of the common stock.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.


           PRICE AND RELATED INFORMATION CONCERNING REGISTERED SHARES

Our common stock is not listed on any national securities exchange or on the Nasdaq Stock Market. Our common stock has been quoted under the symbol "MNCP" on the Pink Sheets since May 2, 2002.


The following tables set forth for the period indicated the high and low bid prices for our common stock for the periods indicated for 2002, 2003, 2004 and 2005.

                   -----------------------------------------------------------------------------------------
                                            2005                                 High             Low
                   -----------------------------------------------------------------------------------------
                   First Quarter (through February 7, 2005)                     $29.05          $21.25
                   -----------------------------------------------------------------------------------------
                                            2004                                 High             Low
                   -----------------------------------------------------------------------------------------
                   First Quarter                                                $ 7.45           $4.05
                   Second Quarter                                               $14.01           $6.15
                   Third Quarter                                                $13.75           $8.40
                   Fourth Quarter                                               $23.95           $8.80
                   -----------------------------------------------------------------------------------------
                                            2003                                 High             Low
                   -----------------------------------------------------------------------------------------
                   First Quarter                                                $4.00            $2.75
                   Second Quarter                                               $5.75            $2.00
                   Third Quarter                                                $6.35            $4.35
                   Fourth Quarter                                               $5.55            $3.50
                   -----------------------------------------------------------------------------------------
                                            2002                                 High             Low
                   -----------------------------------------------------------------------------------------
                   Second Quarter (beginning May 1, 2002)                       $5.90            $3.60
                   Third Quarter                                                $4.45            $0.75
                   Fourth Quarter                                               $3.40            $0.65

The high and low sales prices represent the intra-day prices on the OTC Bulletin Board during the periods in which we were quoted on the OTC Bulletin Board, and on the Pink Sheets, thereafter. The quotations represent inter-dealer quotations, without retail markups, markdowns or commissions, and may not necessarily represent actual transactions.


On February 7, 2005, the last reported bid price of our common stock was $27.95 per share on the Pink Sheets. As of February 7, 2005, there were approximately 90 record holders of our common stock.


Dividends

We have never declared or paid any cash dividends on our capital stock and do not plan to pay dividends on our capital stock for the foreseeable future. The payment of any dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital requirements and financial condition. Our current credit facility and other financing documents prohibit us from paying cash dividends. In addition, under Delaware law, a corporation cannot declare or pay dividends on its capital stock unless it has an available surplus. Furthermore, the terms of some of our financing arrangements directly limit our ability to pay cash dividends on our common stock. The terms of any future indebtedness of our subsidiaries also may generally restrict the ability of some of our subsidiaries to distribute earnings or make other payments to us.

                             SELECTED FINANCIAL DATA

The following table summarizes our financial results as of and for the fiscal years ended December 31, 1999 through December 31, 2001, the four months ended April 30, 2002, the eight months ended December 31, 2002, and the year ended December 31, 2003. The consolidated balance sheet data and the consolidated statement of operations data as of and for the year ended December 31, 1999 are derived from the consolidated financial statements of Motient, which were audited by Arthur Andersen LLP, independent accountants who have ceased operations. The other consolidated balance sheet data and the other consolidated statement of operations data are derived from the consolidated financial statements of Motient, which were audited by Ehrenkrantz Sterling & Co. LLC, an independent registered public accounting firm, except for the December 31, 2003 consolidated financial statements, which were audited by Friedman LLP, successors-in-interest to Ehrenkrantz Sterling & Co. LLC, an independent registered public accounting firm. The financial statements for certain historical periods have been restated to give effect to the accounting treatment with respect to the MSV, Aether Systems transactions and certain additional financial statement adjustments discussed in Note 2, "Significant Accounting Policies - Restatement of Financial Statements," of notes to the consolidated financial statements. All of the financial information for Motient up to and including April 30, 2002 is referred to as "Predecessor Company" results. The financial information for Motient for the periods subsequent to April 30, 2002 are referred to as "Successor Company" results.

You should read our selected financial data in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto included elsewhere in this prospectus. In reading the following selected financial data, please note the following:

     o Effective May 1, 2002, as a result of our emergence from bankruptcy, we adopted "fresh-start" accounting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". "Fresh-start" accounting has resulted in material changes to financial statements for periods beginning after May 1, 2002, to reflect adjustments required pursuant to SOP 90-7 to record assets and liabilities at fair values in accordance with procedures specified by Statement of Financial Accounting Standards No. 141, "Business Combinations".

     o Because the summary financial data below relates to periods prior to May 1, 2002, the effective date we emerged from bankruptcy, we refer to the summary financial data as that of the Predecessor Company. Due to the reorganization and implementation of SOP 90-7, financial statements issued for periods beginning after May 1, 2002 will not be comparable to that of the Predecessor Company.

     o In November 2002, we initiated a process to seek the concurrence of the staff of the SEC with respect to our conclusions of the appropriate accounting for the formation of and certain transactions with MSV in 2000 and 2001 and the sale of certain of our transportation assets to Aether Systems in 2000. This process was completed in March 2003. The staff of the SEC did not object to certain aspects of our prior accounting with respect to the MSV and Aether Systems transactions, but did object to other aspects of our prior accounting for these transactions. For a description of the material differences between our original accounting treatment with respect to the MSV and Aether Systems transactions and the revised accounting treatment that we concluded is appropriate as a result of this process, please see Note 2, "Significant Accounting Policies - Restatement of Financial Statements," of notes to the consolidated financial statements.

As a result of our re-audit of the years ended December 31, 2000 and 2001 performed by Ehrenkrantz Sterling & Co. LLC, certain additional financial statement adjustments were proposed and accepted by us for the periods noted above. Please see Note 2, "Significant Accounting Policies - Restatement of Financial Statements," of notes to the consolidated financial statements.

                      Selected Consolidated Financial Data
                  (Amounts in thousands except per share data)

                                                 Successor Company                   Predecessor Company(1)(2)(3)(4)
                                           -----------------------------    -----------------------------------------------------
                                                                                        (Restated)      (Restated)
                                                               Eight
                                                               Months      Four Months
                                                Year Ended     Ended          Ended     Year Ended     Year Ended    Year Ended
                                               December 31   December 31,   April 30,   December 31,   December 31,  December 31,
                                                  2003          2002          2002         2001           2000          1999
                                                  ----          ----          ----         ----           ----          ----
Revenues                                    $    54,485   $    36,617   $    22,373   $    90,265   $    95,756    $    91,071
Operating Loss                                  (45,702)      (33,800)      (21,430)      (97,223)     (182,914)      (224,392)
Income (loss) before reorganization             (62,122)      (58,786)      (24,138)     (267,000)     (134,851)      (330,931)
items

Reorganization items                                 --          (772)      256,116        (2,497)       (3,035)            --

Income tax provision                                 --            --            --            --            --             --

Net (loss) income                               (62,122)      (59,558)      231,978      (269,497)     (137,886)      (330,931)

XM radio preferred stock dividend
requirement                                          --            --            --            --        (5,081)            --

XM beneficial conversion                             --            --            --            --       (44,438)            --
                                            -----------   -----------   -----------   -----------   -----------    -----------

Net (loss) income before cumulative
effect of accounting change                 $   (62,122)  $   (59,558)  $   231,978   $  (269,497)  $  (187,405)   $  (330,931)
                                            -----------   -----------   -----------   -----------   -----------    -----------

Cumulative effect of change in
Accounting principle                                 --            --            --            --        (4,677)            --

Net (loss) income attributable to
common stockholders                         $   (62,122)  $   (59,558)  $   231,978   $  (269,497)  $  (192,082)   $  (330,931)
                                            -----------   -----------   -----------   -----------   -----------    -----------

Basic and diluted net income (loss)
per common share                            $     (2.47)  $     (2.37)  $      3.98   $     (5.27)  $     (3.89)   $     (8.33)
Weighted-average common shares
outstanding during the period - basic
and diluted                                      25,145        25,097        58,251        51,136        49,425         39,704
Total assets                                    157,028       202,221       257,401       240,465     1,572,036        809,948
Long term liabilities                       $    33,189   $    33,913   $    29,785   $    30,652   $   738,936    $   470,784

         (1) Motient restated certain of its financial data reflected above to reflect certain transactions with MSV in 2000 and 2001, the sale of assets to Aether Systems in 2000 and certain additional adjustments. Please see notes to the consolidated financial statements herein.

         (2) As of December 31, 2000, we had an equity interest of approximately 33.1% (or 21.3% on a fully diluted basis) in XM Radio, a public company that launched its satellite radio service at the end of 2001, and we controlled XM Radio through our board of director membership and common stock voting rights. As a result, all of XM Radio's results for the period from July 7, 1999 (the date we acquired 100% voting interest of XM Radio) through December 31, 2000 have been included in our consolidated financial statements. Prior to July 7, 1999, our investment in XM Radio was accounted for pursuant to the equity method of accounting. In January 2001, pursuant to FCC approval to cease to control XM Radio, the number of directors that we appointed to XM Radio's board of directors was reduced to less than 50% of XM Radio's directors, and we converted a portion of our super-voting Class B common stock of XM Radio to Class A common stock. As a result, we ceased to control XM Radio, and as of January 1, 2001, we accounted for our investment in XM Radio pursuant to the equity method of accounting. During 2001, we disposed of all of our remaining shares of XM Radio and ceased to hold any interest in XM Radio as of November 19, 2001.

         (3) In June 2000, we formed a joint venture subsidiary, MSV, in which we owned 80% of the membership interests. The remaining 20% interests in MSV were owned by three investors unrelated to Motient; however, the minority investors had the right to participate in certain MSV business decisions that were made in the normal course of business; therefore, in accordance with Emerging Issues Task Force Issue No 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Stockholder or Stockholders Have Certain Approval or Veto Rights", our investment in MSV has been recorded for all periods presented in the consolidated financial statements included in this annual report pursuant to the equity method of accounting. On November 26, 2001, Motient sold the assets comprising its satellite communications business to MSV.

         (4) In November 2000, Motient sold assets related to its retail transportation business to Aether Systems. Concurrently with the closing of the asset sale, we and Aether Systems entered into two long-term, prepaid network airtime agreements with a total value of $20 million, of which $5 million was paid at closing, pursuant to which Aether Systems agreed to purchase airtime on Motient's satellite and terrestrial networks. Aether Systems also became an authorized reseller of Motient's eLink and BlackBerry TM by Motient wireless email service offerings. Aether Systems acquired all of the assets used or useful in the retail transportation business, and assumed the related liabilities. Aether Systems also purchased the existing inventory in the business.

                        SELECTED QUARTERLY FINANCIAL DATA
                                   (unaudited)
                (dollars in thousands, except for per share data)

         The following selected quarterly financial information should be read in conjunction with Motient's consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus, and the information contained under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         As discussed above, numerous factors, including the application of "fresh-start" accounting and Motient's recent reorganization, make period to period comparison of Motient's financial results less meaningful, and, therefore, you should not rely on them as an indication of future operating performance. For a more complete discussion of these transactions, see "Summary Financial Data," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - General - The Current and Former Components of Motient's Business."

                                                      Predecessor Company through April 30, 2002 and Successor
                                                            Company from May 1, 2002 to December 31, 2002
                                                                                 2002-Quarters
                                                                                 -------------
                                                                                   (Successor
                                                                    (Predecessor    Company)
                                                       (Predecessor    Company)      2 Months     (Successor    (Successor
                                                         Company)   1 Month Ended     Ended        Company)      Company)
                                                         3/31/02       4/30/02       6/30/02        9/30/02      12/31/02
                                                         -------       -------       -------        -------      --------
Revenues                                                $  16,683     $   5,690     $   8,719     $  13,297     $  14,601
Operating expenses (1)                                     32,445        11,358        19,796        25,426        25,195
                                                        ---------     ---------     ---------     ---------     ---------
Loss from operations                                      (15,762)       (5,668)      (11,077)      (12,129)      (10,594)
Interest and other income (expense)                           837           312            15            --          (104)
Interest expense                                           (1,739)         (111)         (408)         (575)         (927)
Write-off of deferred financing fees                           --            --            --            --            --
Other income from Aether/MSV                                   --            --            --            --         1,017
Gain (loss) on disposal of assets                             (20)         (571)           --        (1,193)         (923)
Loss on impairment of asset                                    --            --            --            --            --
(Gain) on sale of satellite/ transportation assets             --           372            --            --           385
Gain on capital lease retirement                               --            --            --            --            --
Equity in loss of XM Radio and MSV                         (1,313)         (595)       (1,540)       (2,747)      (17,986)
                                                         ---------     ---------     ---------     ---------       -------
Loss before reorganization items                          (17,997)       (6,261)      (13,010)      (16,644)      (29,132)
Costs associated with debt restructuring                       --        (4,771)           --            --          (772)
Gain on extinguishment of debt                                 --       183,725            --            --            --
Gain on fair market adjustment of assets                       --        94,715            --            --            --
                                                        ---------     ---------     ---------     ---------     ---------

Net income (loss)                                         (17,997)      267,408       (13,010)      (16,644)      (29,904)
Net income (loss) attributable to common
   stockholders                                         $ (35,429)    $ 267,408     $ (13,010)     $(16,644)     $(29,904)
Basic and Diluted Net income (loss) per common
   share (2)                                            $   (0.61)    $    4.58     $   (0.52)    $   (0.66)   $  (  1.19)
Weighted-average common shares outstanding during
   the period                                              58,256        58,366        25,097        25,097        25,097

                                                                 2003-Quarters                          2004 - Quarters
                                                              (Successor Company)                     (Successor Company)
                                                              -------------------                     -------------------
                                                     3/31/03   6/30/03    9/30/03   12/31/03    3/31/04    6/30/04    9/30/04
                                                     -------   -------    -------   --------    -------    -------    -------

Revenues                                            $ 14,370  $ 14,992   $ 12,051   $ 13,072   $ 11,500   $ 11,439   $  8,353
Operating expenses (1)                                24,424    25,358     29,846     20,559     21,672     24,275     14,585
                                                    --------  --------   --------   --------   --------   --------   --------
Loss from operations                                 (10,054)  (10,366)   (17,795)    (7,487)   (10,172)   (12,836)    (6,232)
Interest and other income (expense)                      459       348         12       (157)         8        191         66
Interest expense                                      (1,312)   (1,642)    (1,638)    (1,773)    (1,766)    (1,273)      (556)
Write-off of deferred financing fees                      --        --         --         --         --     (8,052)        --
Other income from Aether/MSV                             838       938        180        247        645        662        650
Gain (loss) on disposal of assets                         --        --         51     (3,088)        (2)         2          2
(Gain) on sale of satellite/ transportation assets        --        --         --         --         --         --         --
Gain on capital lease retirement                          --        --         --         --         --        802         --
Equity in loss of XM Radio and MSV                    (2,325)   (2,288)    (3,155)    (2,115)    (2,230)    (2,608)    (3,779)
                                                    --------  --------   --------   --------   --------   --------   --------
Loss before reorganization items                     (12,394)  (13,010)   (22,345)   (14,373)   (13,517)   (23,112)    (9,849)
Costs associated with debt restructuring                  --        --         --         --         --         --         --
Gain on extinguishment of debt                            --        --         --         --         --         --         --
Gain on fair market adjustment of assets                  --        --         --         --         --         --         --
                                                    --------  --------   --------   --------   --------   --------   --------
Net income (loss)                                    (12,394)  (13,010)   (22,345)   (14,373)   (13,517)   (23,112)    (9,849)
Net income (loss) attributable to common
   stockholders                                     $(12,394) $(13,010)  $(22,345)  $(14,373)  $(13,517)  $(23,112)  $ (9,849)
Basic and Diluted Net income (loss) per common
   share (2)                                        $  (0.49) $  (0.52)  $  (0.89)  $  (0.57)  $  (0.54)  $  (0.79)  $  (0.29)
Weighted-average common shares outstanding during
   the period                                         25,097    25,116     25,170     25,145     25,232     29,338     33,418


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

Overview


The following Management's Discussion and Analysis is intended to help the reader understand Motient Corporation. It is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes.

It should also be read and understood in the context of several material accounting issues, namely (1) the effect of fresh-start accounting following our emergence from bankruptcy on May 1, 2002, and (2) the resolution of the appropriate accounting treatment with respect to transactions involving Aether Systems Inc. and Mobile Satellite Ventures.

As a result of the re-audit of the years ended December 31, 2000 and 2001 performed by Ehrenkrantz Sterling & Co. LLC, certain additional financial statement adjustments were proposed and accepted by us for these periods (See
Note 2, "Significant Accounting Policies" of notes to the consolidated financial statements). Our financial statements for the year ended December 31, 2001 (restated) and the period from January 1, 2002 to April 30, 2002 (restated) and May 1, 2002 to December 31, 2002 have been audited by Ehrenkrantz Sterling & Co. LLC. Friedman LLP (successor-in-interest to Ehrenkrantz Sterling & Co. LLC) has audited our financial statements for the year ended December 31, 2003. For a description of the material differences between our original accounting treatment with respect to the MSV and Aether Systems transactions and the revised accounting treatment that we concluded is appropriate as a result of this process, please see Note 2, "Significant Accounting Policies - Restatement of Financial Statements," of notes to the consolidated financial statements, and our current report on Form 8-K dated March 14, 2003.

Core Wireless Business

We are a nationwide provider of two-way, wireless mobile data services and wireless Internet services. We own and operate a wireless radio data network that provides wireless mobile data service to customers across the United States, and we generate revenue primarily from the sale of airtime on this network and from the sale of communications devices to our customers. Our customers use our network and our wireless applications for wireless email messaging and wireless data transmission, enabling businesses, mobile workers and consumers to wirelessly transfer electronic information and messages and to access corporate databases and the Internet. Our network is designed to offer a broad array of wireless data services, such as:

     o two-way mobile Internet services, including our own eLinkSM wireless email service and our BlackBerry(TM) by Motient wireless email service, each providing their users with wireless access to a broad range of email and information services to personal consumers and corporate customers;

     o wireless data systems used by companies involved in data transmission and processing, used to connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility; and

     o mobile data and mobile management systems used by transportation and other companies to wirelessly coordinate remote, mobile assets and personnel.

In addition to selling wireless services that use our own network, we are also a reseller of airtime on the Cingular and Sprint wireless networks. We have reseller agreements with these companies that allow us to sell and promote wireless applications and solutions to our customers using these networks, which are more modern and have greater capacity than our own, while still maintaining a direct relationship with the customer, since "back office" functions like customer support, application design and implementation, and billing, among other support services, are handled by Motient.

These arrangements allow us to provide integrated seamless data solutions to our customers using a variety of networks. In December 2004, we launched a new set of products and services designed to provide these seamless solutions to our customers called iMotient Solutions(TM). iMotient allows Motient's customers to use these multiple networks via a single connection to Motient's back-office systems, providing a single alternative for application and software development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT, and our own DataTac network. Once connected to iMotient, customers will receive our proprietary applications and services that reduce airtime usage, improve performance and reduce costs.

Of our revenues for the nine-months ended September 30, 2004, just over 50% were generated in connection with our own eLinkSM wireless email service and our BlackBerry(TM) by Motient wireless email service, our "wireless Internet" market segment. These wireless email services are utilized by our customers primarily in conjunction with Research In Motion's RIM 850 and 857 wireless handheld devices. On June 26, 2003 Research In Motion provided us with a written End of Life Notification for the RIM 857 wireless handheld device. This means that Research In Motion will no longer produce this model of handheld device. The last date for shipment of devices was January 2, 2004. Motient has implemented a RIM 857 "equivalent to new" program. We expect that there will be sufficient returned RIM 857s to satisfy demand for the foreseeable future. We anticipate reduced demand for these devices in the future due to the availability of newer, voice-capable devices, which will not work on our network. Even if there is a sufficient supply of these devices, however, our rights to use and sell the devices, as well as RIM's BlackBerryTM software, may be limited or made prohibitively expensive as a result of a patent infringement lawsuit brought against Research In Motion by NTP Inc. (NTP v. Research In Motion, Civ. Action No. 3:01CV767 (E.D. Va.)). Although the judge in the case initially ruled against Research in Motient, his ruling has been stayed pending the resolution of Research in Motient's appeal, which has not yet been resolved.

However, aside from our ability to obtain this hardware, the End of Life Notification by Research In Motion may be considered indicative of the desire of Research In Motion in particular and consumers in general to move to new technologies that cannot be supported on Motient's network, such as wireless handheld devices that are data and voice capable. We will attempt to capture the migration of our wireless internet customers to newer technologies through our reseller agreement with RACO Industries, which allows us to receive a one-time commission for signing up customers to use T-Mobile's wireless internet service.

In addition to focusing on iMotient Solutions, we plan to focus our growth efforts on applications that make efficient use of our network. Certain applications have certain key attributes that make efficient use of the Motient network. For example, applications to conduct wireless point-of-sale transactions, and transportation and dispatching applications, typically have small bandwidth requirements and can be designed to utilize our network on a 24 hours per day, 7 days per week basis, thus smoothing loading requirements and optimally using our existing network capacity. We believe that these kinds of applications are poised for significant growth and that this growth can be accommodated efficiently on our existing network, and we have signed agreements with several resellers that specialize in these kinds of applications.

We also intend to take advantage of this potential loss of wireless Internet customers by undertaking to reduce our overall fixed network cost structure. Additionally, this reduction in overall cost structure may be considered necessary given a variety of factors that have hindered our growth since our emergence from bankruptcy in May 2002, including the weak economy generally and the weak telecommunications and wireless sector specifically, the financial difficulty of several of our key resellers, on whom we rely for a majority of our new revenue growth, and our continued limited liquidity. We believe that these cost reduction efforts will assist in lowering our cash burn rate. They may be summarized as follows:

     o Reductions in Workforce. We undertook reductions in March 2003 and February 2004. These actions eliminated approximately 10% (19 employees) and 32.5% (54 employees), respectively, of our then-remaining workforce. In the aggregate, we have reduced our work force by approximately 39% since December 31, 2002 and reduced employee and related expenditures by approximately $500,000 per month.

     o Network Rationalization. We are in the process of reducing the number of base stations in our network in a coordinated effort to reduce network operating costs. Our objective is to reduce unneeded capacity across the network by deconstructing under-utilized and un-profitable base stations. In certain instances, the geographic area that the network serves may be reduced by this process. The full extent of the changes to network coverage have yet to be determined.

     o Closure of Reston, VA Facility. On July 15, 2003, we substantially completed the transfer of our headquarters to Lincolnshire, IL, where we already had a facility. This action reduced our monthly operating expenses by an amount of approximately $65,000 per month or $780,000 per year.

     o Refinancing of Vendor Obligations and Certain Customer Arrangements. During the fourth quarter of 2002 through the second quarter of 2004, we renegotiated several of our key vendor and customer arrangements in order to reduce recurring expenses and improve our liquidity position. In some cases, we were able to negotiate a flat rate reduction for continuing services provided to us by our vendors or a deferral of payable amounts, and in other cases we renegotiated the scope of services provided in exchange for reduced rates or received pre-payments for future services. We continue to aggressively pursue further vendor cost reductions where opportunities arise.

On December 1, 2002, we entered into a letter agreement with UPS, under which UPS agreed to make a series of eight prepayments to us totaling $5 million for future services we are obligated to provide to it after January 1, 2004. In addition to any other rights it has under its network services agreement with us, the letter agreement provides that UPS may terminate the network services agreement, in whole or in part, by providing 30 days' notice to us, at which point the remaining prepayment would be required to be repaid. The $5 million prepayment is credited against airtime services provided to UPS beginning January 1, 2004, until the prepayment is fully credited. Based on UPS' current level of network airtime usage, we do not expect that UPS will be required to make any cash payments to us in 2005 for service provided during 2005. Additionally, given the generally declining usage of our network by UPS resulting from their migration to newer technologies, we do not anticipate that UPS will be required to make any cash payments to us for service provided for several years, unless their usage on our network begins to increase.

Despite these initiatives, we continue to be cash flow negative, and there can be no assurances that we will ever be cash flow positive.

Mobile Satellite Ventures LP

As of February 9, 2005, we also own a 49% direct and indirect interest in Mobile Satellite Ventures LP (commonly known as MSV), a provider of mobile satellite-based communications services. Although Motient has certain rights to appoint directors to the sole general partner of MSV, as a limited partner, it does not have any direct or indirect operating control over MSV. MSV currently has two satellites, which allow customers access to satellite-based wireless data, voice, fax and dispatch radio services almost anywhere in North and Central America, northern South America, the Caribbean, Hawaii and in various coastal waters.

MSV is also developing a next-generation system, a hybrid satellite/terrestrial wireless network over North America that will utilize new satellites working with MSV's patented "ancillary terrestrial component" technology. MSV will be able to deploy terrestrial two-way radio network technology in thousands of locations across the United States, allowing subscribers to integrate satellite-based communications services with more traditional land-based wireless communications services.

MSV was formed on June 29, 2000, when we formed a joint venture subsidiary, in which we owned 80% of the membership interests. The remaining 20% interests in MSV were owned by three investors unrelated to Motient; however, the minority investors had certain participating rights which provided for their participation in certain business decisions that were made in the normal course of business; therefore, in accordance with Emerging Issues Task Force Issue No 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights", our investment in MSV has been recorded for all periods presented in the consolidated financial statements included in this annual report pursuant to the equity method of accounting.

Through November 26, 2001, MSV used our satellite network to conduct research and development activities. On November 26, 2001, we sold the assets comprising our satellite communications business to MSV, as part of a transaction in which certain other parties joined MSV, including TMI, a Canadian satellite services provider. In consideration for our satellite business assets, we received the following: (i) a $24.0 million cash payment in June 2000, (ii) a $45.0 million cash payment paid at closing, of which $4.0 million was held by MSV related to our sublease of real estate from MSV, and (iii) a five-year $15.0 million note. Motient has recorded the $15.0 million note receivable from MSV, plus accrued interest thereon at its fair value, estimated to be approximately $13.0 million at the May 1, 2002 fresh-start accounting date, after giving effect to discounted future cash flows at market interest rates. In this transaction, TMI also contributed its satellite communications business assets to MSV. In addition, we purchased a $2.5 million convertible note issued by MSV, and certain other investors, including a subsidiary of Rare Medium, purchased a total of $52.5 million of MSV convertible notes.

On August 12, 2002, we funded an additional $957,228 to MSV pursuant to a rights offering, and received a new convertible note in such amount. On August 21, 2003, two investors in MSV (excluding Motient) invested an additional $3.7 million in MSV in exchange for Class A preferred units of limited partnership interests in MSV.

On April 2, 2004, certain MSV equityholders, but not Motient, consummated an additional investment into MSV. Of the $17.6 million in proceeds, $5.0 million was used to repay outstanding indebtedness of MSV, including $2.0 million of accrued interest under the $15.0 million promissory note issued to Motient by MSV.

On November 12, 2004, Motient purchased approximately 5.4 million MSV limited partnership units, and a corresponding number of shares in MSV's general partner, Mobile Satellite Ventures GP Inc. ("MSV GP"). As consideration, Motient provided MSV with $125 million in cash, converted its outstanding $15 million principal note (and all accrued interest thereon) issued by MSV, converted its $3.5 million of convertible notes issued by MSV, and converted the accrued interest on such convertible notes. In connection with Motient's investment, the other limited partners of MSV exchanged their outstanding notes (and the accrued interest thereon), and one limited partner contributed an additional $20 million in cash, for limited partnership units and a corresponding number of MSV GP shares. Such investments and conversions increased Motient's ownership of MSV from 29.5% (assuming conversion of all outstanding convertible notes) to 38.6%.

On February 9, 2005, Motient entered into a merger agreement with Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. and simultaneously consummated the transactions contemplated thereby, pursuant to which Telcom merged with and into MVH Holdings Inc., a direct and wholly-owned subsidiary of Motient, in a tax free reorganization in which MVH is the surviving company. In exchange for 2,296,835 MSV limited partnership units, Motient issued to Telcom's stockholders 8,187,804 shares of its common stock in a private placement.

Concurrently with this merger, Motient (through MVH) also purchased an aggregate of 373.7 shares of common stock of Spectrum Space Equity Investors IV, Inc. and two other related entities, representing approximately 66.3% of the outstanding common stock of each of such entities, and an aggregate of 221.2 shares of common stock of Columbia Space Partners, Inc. and two other related entities, representing approximately 27.8% of the outstanding common stock of such entities. In total, Motient issued to the Spectrum Entities and Columbia Entities a total of 4,516,978 shares of Motient common stock in a private placement in exchange for indirect ownership of 1,267,098 MSV units and a corresponding number of shares of TerreStar and MSV's general partner.

In connection with the Stock Purchase Agreements, the parties entered into stockholders agreements relating to each of the Spectrum Entities and Columbia Entities, pursuant to which, among other things, the stockholders of such entities agreed to cause each such entity to vote the interests of MSV, MSV's general partner and TerreStar held by such entity in proportion to the ownership of such entity. However, despite any protections offered by such stockholders agreements, Motient can provide no assurances that its minority position in the Columbia entities will not unduly impact the value of its investment in such entities.

At the consummation of these transactions, Motient's direct and indirect ownership of MSV was approximately 49%.

In connection with the execution of these transactions, Motient also entered into a registration rights agreement with the stockholders of Telcom, Spectrum and Columbia, and Motient also issued warrants to Telcom, Columbia and Spectrum to purchase an aggregate of approximately 952,858 shares of Motient common stock. The Warrants have a term of five years and an exercise price equal to $22.50. Because of the filing of this registration statement, 70% of these warrants will never vest. The remainder will vest if this registration statement is not effective within six months.

Motient's investment in MSV is governed by several agreements, including but not limited to the limited partnership agreement of MSV and the stockholder's agreement of MSV GP. The acquisition or disposition by MSV of its assets, the acquisition or disposition of any limited partner's interest in MSV, subsequent investment into MSV by any person, and any merger or other business combination of MSV, would be subject to the control restrictions contained in such documents. Such control restrictions include, but are not limited to, rights of first refusal, tag along rights and drag along rights. Many of these actions, among others, cannot occur without the consent of the majority of the ownership interests of MSV, and several of the other limited partners of MSV entered into a voting agreement amongst themselves, which may restrict any signatories ability to give such consent absent the agreement of the majority of the signatories to such voting agreement. MSV plans to use the proceeds from this investment for general corporate purposes.

In November 2003, we engaged Communications Technology Advisors, or CTA, to perform a valuation of our equity interests in MSV as of December 31, 2002. Concurrent with CTA's valuation, Motient reduced the book value of its equity interest in MSV from $54 million (inclusive of our $2.5 million convertible note from MSV) to $41 million as of May 1, 2002 to reflect certain preference rights on liquidation of certain classes of equity holders in MSV. Including its notes receivable from MSV ($13 million at May 1, 2002), the book value of Motient's aggregate interest in MSV as of May 1, 2002 was reduced from $67 million to $53.9 million. Also, as a result of CTA's valuation of MSV, we determined that the value of our equity interest in MSV was impaired as of December 31, 2002. This impairment was deemed to have occurred in the fourth quarter of 2002. Motient reduced the value of its equity interest in MSV by $15.4 million as of December 31, 2002. Including its notes receivable from MSV ($19 million at December 31, 2002), the book value of Motient's aggregate interest in MSV was $32 million as of December 31, 2002. It was determined that there was no further impairment of this interest in MSV as of December 31, 2003. For additional information concerning this valuation process, please see Note 2, "Significant Accounting Policies," of notes to the consolidated financial statements. For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.

Results of Operations
---------------------

Nine Months Ended September 30, 2004 and 2003

The tables below outline operating results for Motient for the periods indicated:

                                  Three Months Ended     Three Months Ended      Nine Months Ended     Nine Months Ended
                                    September 30,          September 30,           September 30,          September 30,
                                      2004                   2003                    2004                   2003
                                      ----                   ----                    ----                   ----
Summary of Revenue
------------------
(in millions)
Wireless Internet                     $4.3                   $6.8                   $15.7                  $21.1
Field Services                         1.4                    1.9                     4.7                    7.9
Transportation                         0.9                    1.1                     2.7                    7.0
Telemetry                              0.6                    0.6                     1.8                    1.8
All Other                              0.2                    0.3                     2.6                    0.4
                                       ---                    ---                     ---                    ---
   Service Revenue                     7.4                   10.7                    27.5                   38.2
   Equipment Revenue                   1.0                    1.4                     3.8                    3.2
                                       ---                    ---                     ---                    ---
         Total                        $8.4                  $12.1                   $31.3                  $41.4
                                      ====                  =====                   =====                  =====


                                          Three Months Ended                       Three Months Ended
                                            September 30,      % of Service          September 30,    % of Service
                                               2004(1)            Revenue              2003(2)            Revenue
                                               -------            -------              -------            -------
Summary of Expense
------------------
(in millions)
Cost of Service and Operations                   $7.8               105%                $12.4                116%
Cost of Equipment Sold                            0.9                12                   1.5                 14
Sales and Advertising                             0.2                 3                   1.1                 10
General and Administration                        2.0                27                   3.8                 36
Depreciation and Amortization                     3.7                50                   5.5                 51
                                                  ---               ----                 ----                ---
     Total Operating                            $14.6               197%                $24.3                227%
                                                =====               ====                =====                ====

         (1) Includes compensation expense of $87 thousand related to the market value of employee stock options.
         (2) Includes compensation expense of $99 thousand related to the market value of employee stock options.

                                          Nine Months Ended                      Nine Months Ended
                                            September 30,       % of Service       September 30,       % of Service
                                               2004(1)             Revenue            2003(2)             Revenue
                                               -------             -------            -------             -------
Summary of Expense
------------------
(in millions)
Cost of Service and Operations                   $29.5                 107%             $40.0                 105%
Cost of Equipment Sales                            3.7                  14                3.6                   9
Sales and Advertising                              2.1                   8                3.8                  10
General and Administration                         6.9                  25               10.4                  27
Operational Restructuring Costs                    6.3                  23                0.0                   0
Depreciation and Amortization                     12.1                  44               16.3                  43
                                                 ----                 ----               ----                  --
     Total Operating                             $60.6                 221%             $74.1                 194%
                                                 =====                ====              =====                 ====

         (1) Includes compensation expense of $4.0 million related to the market value of employee stock options.
         (2) Includes compensation expense of $1.2 million related to the market value of employee stock options.

Subscriber Statistics

Our customer base can be generally divided into five broad categories, Wireless Internet, Field Services, Transportation, Telemetry and Other. Wireless Internet primarily consists of customers using our network and applications to access certain Internet functions, like email. Devices and airtime used by transportation and shipping companies, or by personnel in the field service industries (such as repair personnel), for dispatching, routing and other vital communications functions are known as Transportation and Field Service, respectively. Telemetry typically covers devices and airtime used to connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility. An explanation of certain changes in revenue and subscribers is set forth below. Other revenues may consist of sales commissions, consulting fees, or other fees.

The table below summarizes the make up of our registered subscriber base. Wireless devices may be divided into three categories, registered, active and billable. Registered devices represent devices that our customers have registered for use on our network. Certain numbers of these devices may be kept in inventory by our customers for future use and generally are not revenue producing. Customers then move such inventory into a production status upon which it typically becomes billable and generates revenue. However, billable units may not pass traffic and thus will not be counted as active. We count a device as active when it is removed from inventory by the customer and transmits greater than zero kilobytes of data traffic.

                                              As of September 30,
                                   2004                             2003
                                                                                                   % Change
                                                                                                   --------
                       Registered   Billable    Active  Registered  Billable     Active  Registered  Billable  Active
                       ----------   --------    ------- ----------  --------     ------  ----------  --------  ------
Wireless Internet          81,738     41,708    25,651    109,164   74,871        57,796       (25)%     (44)%   (56)%
Field Services             10,951     10,901     5,421     18,278   17,203        11,681       (40)      (37)    (54)
Transportation (1)         46,361     39,677    38,286    103,324   38,998        39,546       (55)        2      (3)
Telemetry                  31,058     28,500    13,834     31,005   23,831        13,360         0        20       4
All Other                     393        244       159        868      544           335       (55)      (55)     53)
                          -------    -------    ------    -------  -------       -------       ----      ----    ----
  Total                   170,501    121,030    83,351    262,639  155,447       122,718       (35)%     (22)%   (32)%
                          =======    =======    ======    =======  =======       =======       ====      ====    ====

(1) Includes 9,692 registered UPS devices as of September 30, 2004, of which 3,006 were actively passing data traffic, as compared to 69,897 registered UPS devices as of September 30, 2003, of which 7,766 were actively passing data traffic.

Revenues

The tables below set forth, for the periods indicated, a year-over-year comparison of the key components of revenue.

                                            Three Months Ended September 30,
                                            --------------------------------
Summary of Revenue                              2004               2003             Change         % Change
------------------                              ----               ----             ------         --------
(in millions)
Wireless Internet                                $4.3               $6.8              $(2.5)           (37)%
Field Services                                    1.4                1.9               (0.5)           (26)
Transportation                                    0.9                1.1               (0.2)           (18)
Telemetry                                         0.6                0.6                0.0              0
All Other                                         0.2                0.3               (0.1)           (33)
                                                  ---                ---               -----           ----
   Service Revenue                                7.4               10.7               (3.3)           (31)
   Equipment Revenue                              1.0                1.4               (0.4            (29)
                                                  ---                ---               ----            ----
         Total                                   $8.4              $12.1              $(3.7)           (31)%
                                                 ====              =====              ======          =====

                                            Nine Months Ended September 30,
                                            -------------------------------
Summary of Revenue                              2004               2003             Change         % Change
------------------                              ----               ----             ------         --------
(in millions)
Wireless Internet                               $15.7              $21.1              $(5.4)           (26)%
Field Services                                    4.7                7.9               (3.2)           (41)
Transportation                                    2.7                7.0               (4.3)           (61)
Telemetry                                         1.8                1.8                0.0              0
All Other                                         2.6                0.4                2.2            550
                                                  ---                ---                ---            ---
   Service Revenue                               27.5               38.2              (10.7)           (28)
   Equipment Revenue                              3.8                3.2                0.6             19
                                                  ---                ---                ---             --
         Total                                  $31.3              $41.4             $(10.1)           (24)%
                                                =====              =====             =======           =====

The decrease in service revenue was primarily the result of a decrease in revenue in our wireless internet, field services and transportation market segments, primarily as a result of migration by our customers to newer technologies with capabilities that our network is not capable of supporting (such as voice enabled handheld devices), or more modern networks with greater capacity than our own (such as so-called 2.5G or 3G networks from providers such as AT&T or T-Mobile). If we cannot generate additional revenue from other sources to offset this lost revenue, our overall revenues will decline in the future The decrease in total revenue was primarily a result of decreased service and equipment revenues for the three months ended September 30, 2004 as compared to the three months ended September 30, 2003. For the nine months ended September 30, 2004, the decrease in service revenues was partially offset by an increase in equipment revenue. By segment, we note that:

o Wireless Internet: The revenue decline in the Wireless Internet sector during this period represented customer losses that we are experiencing in both our direct and reseller channels as a result of the migration of wireless Internet customers to other networks. These customer losses have been exacerbated by the 'end-of-life' announcement by RIM for the 857 device, which has negatively impacted the ability of our resellers to add new devices to our network to replace those that are migrating from their respective customer bases. This decline is also the result of Motient's coordinated effort during the first six months of 2004 to actively sell and promote wireless email and wireless Internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless. During the fourth quarter of 2003, we sold several of our existing customers devices on these networks that resulted in their termination of devices on our network in 2004. We received commissions from these carriers for these sales. Our efforts to sell and promote wireless email and wireless Internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third quarter of 2004. The termination of the manufacture of 850 and 857 devices by Research in Motion, as well as the increased competition from other wireless carriers offering converged voice and data devices that utilize newer networks, may lead to additional declining wireless Internet revenues in 2005.

o Field Services: The decrease in field service revenue was primarily the result of the termination of several customer contracts, including Sears, Schindler, Lanier, and Bannex, as well as the general reduction of units and/or rates across the remainder of our field service customer base, primarily IBM and Pitney Bowes. Schindler's revenue increased slightly due to a $250 thousand contract termination fee that was billed and collected in third quarter of 2004. This revenue segment was also negatively impacted by approximately $675 thousand for the nine months ended September 30, 2004 due to the reclassification of one of our customers, Lucent, to the Wireless Internet segment. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, our most significant market segment, and we are making efforts to grow this segment.

o Transportation: The decrease in revenue from the transportation sector was primarily the result of UPS, beginning in July 2003, having removed a significant number of their units from our network and no longer maintaining their historical level of payments. UPS represented $0.2 million and $0.7 million of revenue for the three and nine months ended September 30, 2004, as compared to $0.4 million and $5.2 million of revenue for the three and nine months ended September 30, 2003. We did, however, also continue to experience growth during this period in other transportation accounts, most notably Aether and Roadnet. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, our most significant market segment, and we are making efforts to grow this segment.

o Telemetry: While we experienced revenue growth in certain telemetry customer accounts, including Transaction Network Services (formerly US Wireless Data) and USA Technologies, this revenue growth was equally offset by customer losses or negative rate changes in other telemetry accounts. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, our most significant market segment, and we are making efforts to grow this segment.

o Other: The increase in other revenue for the nine months ended September 30, 2004 was attributable to the settlement of a take-or-pay contract with Wireless Matrix resulting in the recognition of $1.6 million and approximately $0.6 million of commissions earned via the agency and dealer agreements with Verizon Wireless and T-Mobile USA. Our efforts to sell and promote wireless email and wireless Internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third quarter of 2004 (leading to the decrease in revenue for the three months ended September 30, 2004), which we anticipate will lead to a decline in these revenues in the future, unless we can improve our efforts in this area or refocus our efforts in this revenue segment to a different vendor/strategy.

o Equipment: The decrease in equipment revenues for the three months ended September 30, 2004 was the result of the decline sales of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA. The increase in equipment revenue for the nine months ended September 30, 2004 was primarily the result of the sales of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA.

Operating Expenses

The table below summarizes our operating expenses for the three and nine months ended September 30, 2004 and 2003. An explanation of certain changes in operating expenses is set forth below.

                                            Three Months Ended September 30,
                                            --------------------------------
Summary of Expenses                            2004(1)            2003(2)           Change         % Change
-------------------                            -------            -------           ------         --------
(in millions)
Cost of Service and Operations                   $7.8              $12.4              $(4.6)          (37)%
Cost of Equipment Sales                           0.9                1.5               (0.6)          (40)
Sales and Advertising                             0.2                1.1               (0.9)          (82)
General and Administration                        2.0                3.8                1.8           (47)
Operational Restructuring and
Impairment Costs                                  0.0                0.0                0.0             0
Depreciation and Amortization                     3.7                5.5               (1.8)          (33)
(Loss) on Impairment of Intangible Asset          0.0                5.5               (5.5)         (100)
                                                -----              -----             -------         ------
         Total Operating                        $14.6              $29.8             $(15.2)          (51)%
                                                =====              =====             =======         ======

         (1) Includes compensation expense of $87 thousand related to the market value of employee stock options.
         (2) Includes compensation expense of $99 thousand related to the market value of employee stock options.

                                            Nine Months Ended September 30,
                                            -------------------------------
Summary of Expenses                            2004(1)            2003(2)           Change         % Change
-------------------                            -------            -------           ------         --------
(in millions)
Cost of Service and Operations                  $29.5              $40.0             $(10.5)          (26)%
Cost of Equipment Sales                           3.7                3.6                0.1             3
Sales and Advertising                             2.1                3.8               (1.7)          (45)
General and Administration                        6.9               10.4               (3.5)          (34)
Operational Restructuring and
Impairment Costs                                  6.3                0.0                6.3             0
Depreciation and Amortization                    12.1               16.3               (4.2)          (26)
(Loss) on Impairment of Intangible Asset          0.0                5.5               (5.5)         (100)
                                                -----              -----             -------         -----
         Total Operating                        $60.6              $79.6             $(19.0)          (24)%
                                                =====              =====             =======         =====

         (1) Includes compensation expense of $4.0 million related to the market value of employee stock options.
         (2) Includes compensation expense of $1.2 million related to the market value of employee stock options.

o Cost of Service and Operations: Our largest single cost center is the cost of service and operations, which includes costs to support subscribers, such as network telecommunications charges and site rent for network facilities, network operations employee salary and related costs, network and hardware and software maintenance charges, among other things. The decrease in these expenses was partially the result of lower employee salary and related costs due to the workforce reductions implemented in March of 2003 and February of 2004. The decrease in these expenses was also partially the result of lower fees paid to RIM for licensing Blackberry as a result of the decline of Wireless Internet units and revenues. The decrease in these expenses was also impacted by lower network maintenance costs as a result of the termination of our national maintenance contract with Motorola at December 31, 2003, as well as the continued removal of older-generation base stations from the network and the removal of base stations under our network rationalization efforts initiated in the second quarter of 2004. We currently perform our maintenance on our base stations by contracting directly with service shops in respective regions, which has materially lowered our cost relative to our prior national maintenance contract. Site lease and telecommunications costs for base station locations also decreased during this period as a result of the removal of base stations as part of our efforts to remove older-generation equipment from our network and the removal of base stations under our network rationalization efforts initiated in the second quarter of 2004. As we continue to remove base stations from the network, we anticipate that these costs will continue to decrease. The decrease in costs of service and operations was also partially the result of reductions in hardware and software maintenance costs as a result of the negotiation of lower rates on maintenance service contracts in 2003 and 2004, the reduction of software licenses as a result of having fewer employees and a decrease in software development costs as a result of a change in capitalization policy. These decreases were partially offset by compensation expenses associated with stock options issued to employees of $70 thousand and $2.0 million for the three and nine months ended September 30, 2004, respectively. Compensation expenses associated with stock options issued to employees totaled $24 thousand and $0.4 million for the three and nine months ended September 30, 2003. Excluding these compensation charges, cost of service and operations decreased $5.1 million and $12.1 million, or 41% and 31% for the three and nine months ended September 30, 2004, respectively, as compared to the comparable periods in 2003. Given our ongoing cost-reduction efforts, we expect these costs to continue to decrease. The extent of the decrease will depend both upon our ability to successfully manage our cost-reduction efforts as well as the necessity for these expenditures in the future if our customer base declines.

o Cost of Equipment: The decrease in cost of equipment for the three months ended September 30, 2004 was the result of the decline sales of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA. The increase in cost of equipment for the nine months ended September 30, 2004 was primarily the result of the cost of the increased sales of devices attributable to the agency and dealer agreements with Verizon Wireless and T-Mobile USA. Our efforts to sell and promote wireless email and wireless Internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third quarter of 2004. As our sales of these devices decrease in the future, so will these costs.

o Sales and Advertising: The decrease in sales and advertising expenses for the three and nine months ended September 30, 2004 was primarily attributable to lower employee salary and related costs, including sales commissions, due to lower sales volumes and the workforce reductions implemented in March 2003 and February 2004, and the significant reduction in or elimination of sales and marketing programs after our reorganization in May 2002. These decreases were also impacted by compensation charges associated with stock options issued to employees of income of $85 thousand and an expense of $0.8 million for the three and nine months ended September 30, 2004, respectively. Compensation expenses associated with stock options issued to employees totaled $42 thousand and $0.3 million for the three and nine months ended September 30, 2003. Excluding these compensation charges, sales and advertising decreased $0.4 million and $2.2 million, or 57% and 63% for the three and nine months ended September 30, 2004, respectively, as compared to the comparable periods in 2003. We anticipate that these costs will continue to decline in the future in conjunction with our overall cost-cutting efforts.

o General and Administrative: The decrease in general and administrative expenses was primarily attributable to lower employee salary and related costs due to the workforce reductions implemented in March of 2003 and February of 2004, lower consulting expenses as a result of the $0.9 million expensed for the Further Lane warrants in 2003, the closure of our Reston facility in July 2003, lower directors and officers liability insurance costs subsequent to reorganization, lower audit and tax fees and a reduction in bad debt reserves primarily due to lower accounts receivables balances as a result of improvements in our collection capabilities. These decreases were partially offset by increases in legal and regulatory fees and by compensation expenses associated with stock options issued to employees of $102 thousand and $1.1 million for the three and nine months ended September 30, 2004, respectively. Compensation expenses associated with stock options issued to employees totaled $33 thousand and $0.5 million for the three and nine months ended September 30, 2003. Excluding these compensation charges, general and administrative decreased $1.8 million and $4.1 million, or 49% and 41% for the three and nine months ended September 30, 2004, respectively, as compared to the comparable periods in 2003. We anticipate that these costs will continue to decline in the future in conjunction with our overall cost-cutting efforts.

o Restructuring and Impairment Charges: The operational restructuring and impairment charges in the first quarter of 2004 resulted from the severance and related salary charges as a result of the reduction in force in February 2004 and certain costs as a result of base station deconstruction activities as part of our on-going network rationalization efforts. In the second quarter of 2004, we took an operational restructuring charge of $5.2 million related to these network rationalization efforts.

o In the second quarter of 2004, we finalized plans to implement certain network station rationalization initiatives. These initiatives involve the de-commissioning of approximately 409 base stations from our network. We had 1,549 base stations in our network as of March 31, 2004, and as of September 30, 2004, we have 1,239 base stations in our network. We are taking these actions in a coordinated effort to reduce network operating costs while also focusing on minimizing the potential impact to our customers communications and coverage requirements. This rationalization encompasses, among other things, the reduction of unneeded capacity across the network by de-commissioning under-utilized and un-profitable base stations as well as de-commissioning base stations that pass an immaterial amount of customer data traffic. In some cases, these base stations were originally constructed specifically to serve customers with nationwide requirements that are no longer customers of Motient. In certain instances, the geographic area that our network serves may be reduced by this process and customer communications may be impacted. We have discussed these changes to our network with many of our customers to assist them in evaluating the potential impact, if any, to their respective communications requirements. The full extent and effect of the changes to our network have yet to be determined. We are substantially complete with these network rationalization initiatives, and anticipate final completion by December 2004. We expect that the costs associated with this de-commissioning will decrease over the next year as this rationalization program is completed. However, any future programs of de-commissioning could result in increased expenditures in this area. No such additional programs are planned at this time.

o Depreciation and Amortization: Depreciation and amortization expense reduced as a result of our decline in asset value related to our frequency sale transactions in 2003 and our write-down as of September 2003 of our customer contract related intangibles.

o Loss on Impairment of Intangible Asset: In May 2004, the Company engaged a financial advisory firm to prepare a valuation of customer intangibles as of September 2003. Due to the loss of UPS as a core customer in 2003 as well as the migration and customer churn occurring in the Company's wireless internet base that is impacting the average life of a customer in this base, among other things, the Company determined an impairment of the value of these customer contracts was probable. As a result of this valuation, the value of customer intangibles was determined to be impaired as of September 2003 and was reduced by $5.5 million.

Other Expenses & Income

                                                      Three Months    Three Months     Nine Months          Nine Months
                                                         Ended           Ended            Ended                Ended
                                                     September 30,    September 30,    September 30,       September 30,
Other Income/(Expense)                                   2004             2003             2004                2003
----------------------                                   ----             ----             ----                ----
(in thousands)
Interest Expense, net                                  $  (556)         $(1,638)         $(3,595)            $(4,592)
Write -off of deferred financing costs                      --               --           (8,052)                 --
Other Income, net                                           66               12              265                 819
Other Income from Aether                                   650              180            1,957               1,956
Gain/(Loss) on Disposal of Assets                            2               51                2                  51
Gain on Debt & Capital Lease Retirement                     --               --              802                 --
Equity in Losses of Mobile Satellite Ventures          $(3,779)         $(3,155)         $(8,617)            $(7,768)

Interest expense decreased for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003, due primarily to the April 2004 repayment of our term credit facility, which resulted in the requirement to immediately expense $6.4 and $1.7 million in financing fees related to the January 2003 and March 2004 credit facilities, the July 2004 repayments of our notes payable to Motorola, Rare Medium and CSFB, and the termination of our capital lease with Hewlett-Packard. Interest expense decreased for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003, due to the debt repayment actions mentioned above, offset by the amortization of fees and the value ascribed to warrants provided to the term credit facility lenders on our closing of our credit facility in January of 2003 and the subsequent amendment in March 2004. Interest expense is presented net of interest income on our bank balances and the interest accrued on our note receivable from MSV.

In June 2004, we negotiated settlements of our vendor financing and notes payable with Motorola and our capital lease with Hewlett-Packard. These settlements resulted in a gain on debt and capital lease retirements of $0.8 million.

In July 2004, we repaid all amounts outstanding under our notes payable to Rare Medium and CSFB.

Given our recent private placements of common stock and our repayment of our outstanding debt, we expect interest expense to decline significantly in the future. We have no current plans to seek any additional debt financing.

We recorded equity in losses of MSV of $3.8 million and $8.6 million for the three and nine months ended September 30, 2004, as compared to $3.1 million and $7.8 million for the three and nine months ended September 30, 2003. The MSV losses for the three and nine months ended September 30, 2004 are Motient's 46.5% of MSV's losses for the same periods, and losses for the three and nine months ended September 30, 2003 consist of Motient's 46.5% share of the MSV losses to date reduced by the loans in priority. For additional information regarding MSV, please see the consolidated financial statements of MSV beginning on page M-1.


Years Ended December 31, 2003 and 2002

Due to the consummation of our bankruptcy and the application of our "fresh-start" accounting, results of operations for the periods after April 30, 2002 are not comparable to the results for previous periods. However, for the discussion of results of operations, the four months ended April 30, 2002 (Predecessor Company) has been combined with the eight months ended December 31, 2002 (Successor Company) and then compared to the year ended December 31, 2003. Differences between periods due to "fresh-start" accounting adjustments are explained when necessary.


In the year ended December 31, 2003 as compared to the same period of 2002, we experienced the loss of certain large customers, primarily as a result of those customers' concern with regard to our financial constraints and the continued viability of our business in the second half of 2002 and 2003. After our reorganization, we were required to take numerous actions to reduce our cost structure and change our operating strategy, which included reductions in the number of employees and changes in senior management, among other things. These actions were viewed negatively by certain of our customers and we were unable to convince them otherwise despite expending considerable effort. During 2003, our wireless Internet revenue base continued to grow as compared to 2002 as result of expanding our base of units in our existing corporate accounts in this segment. Our existing reseller channel partners represented a significant portion of the revenue growth during this period. The termination of the manufacture of RIM 850 and 857 devices by Research in Motion, as well as the increased competition from other wireless carriers offering converged voice and data devices that utilize newer networks such as 1XRT and GPRS, hampered our ability to continue to grow wireless internet revenues in 2004.

Subscriber Statistics

Our customer base can be generally divided into five broad categories, Wireless Internet, Field Services, Transportation, Telemetry and Other. Wireless Internet primarily consists of customers using our network and applications to access certain Internet functions, like email. Devices and airtime used by transportation and shipping companies, or by personnel in the field service industries (such as repair personnel), for dispatching, routing and other vital communications functions are known as Transportation and Field Service, respectively. Telemetry typically covers devices and airtime used to connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility. Other revenues may consist of sales commissions, consulting fees or development fees.

The table below summarizes the make up of our subscriber base. Wireless devices may be divided into three categories: registered, active and billable. Registered devices represent devices that our customers have registered for use on our network. Certain numbers of these devices may be kept in inventory by our customers for future use and generally are not revenue producing. Customers can move such inventory into a production status upon which it typically becomes billable and generates revenue. However, billable units may not pass traffic and thus will not be counted as active. We count a device as active when it is removed from inventory by the customer and transmits greater than zero kilobytes of data traffic.

                                               As of December 31,
                                     2003                             2002
                                                                                                  % Change
                         Registered   Billable     Active  Registered   Billable     Active  RegisteredBillable Active
                         ----------   --------     ------- ----------   --------     ------ ------------------- ------
Wireless Internet           106,600     69,673     51,179    106,082     71,620      56,070       0%     (3)%     (9)%
Field Services               17,468     16,415      9,851     30,263     28,955      20,462     (42)    (43)     (52)
Transportation (1)           45,902     39,344     39,513     94,825     83,431      83,815     (52)    (53)     (53)
Telemetry                    32,420     23,947     13,444     30,171     23,733      13,315       7       0        0
All Other                     1,305      1,043        584        653        887         572     100      17        2
                            -------    -------    -------    -------    -------     -------    -----   -----     ----
  Total                     203,695    150,422    114,571    261,994    208,626     174,234     (22)%   (28)%    (34)%
                            =======    =======    =======    =======    =======     =======    =====   =====      ===

      (1) UPS migrated their units to another network over the course of the second half of 2003. At December 31, 2002, UPS had 70,955 units registered on Motient's network. At December 31, 2003, UPS had 11,829 units registered on Motient's network.

Revenue

The table below sets forth, for the periods indicated, a year-over-year comparison of the key components of our revenue:

                                                                   Predecessor
                                  Successor Company                  Company
                                  -----------------                  -------

                                             Eight Months         Four Months      Combined Year
                             Year Ended         Ended                Ended             Ended
                            December 31,     December 31,          April 30,        December 31,
Summary of Revenue              2003             2002                 2002              2002         Change     % Change
------------------              ----             ----                 ----              ----         ------      -------
(in millions)
Wireless Internet              $27.8            $15.5                 $5.6             $21.1           $6.7          32%
Field Services                   9.9             10.5                  5.6              16.1           (6.2)         (39)
Transportation                   7.9              7.4                  4.1              11.5           (3.6)         (31)
Telemetry                        2.3              1.8                  0.8               2.6           (0.3)         (12)
All Other                        1.4              0.3                  0.7               1.0            0.4           40
                                 ---              ---                  ---               ---            ---           --
     Service Revenue           $49.3            $35.5                $16.8              $52.3         $(3.0)          (6)
     Equipment Revenue           5.2              1.1                  5.6               6.7           (1.5)         (22)
                               -----            -----                -----             -----          ------         ----
         Total                 $54.5            $36.6                $22.4             $59.0          $(4.5)         (8)%
                               =====            =====                =====             =====          ======         ====

The decrease in service revenue in 2003 revenue year-over-year was primarily the result of decreases in field services and transportation revenues, partially offset by an increase in revenue in the wireless internet segment. We experienced a 22% decrease in total subscribers primarily in the field services and transportation market segments. UPS deactivated a significant number of units on our network during the third and fourth quarters of 2003 and our revenue from UPS declined significantly during this period. If we cannot generate additional revenue from other sources to offset this lost revenue, our overall revenues will decline in the future. Total revenues declined for the reasons given above, and also as a result of a 22% decrease in equipment revenue. By market segment, we note:

     o Wireless Internet: The revenue growth in the Wireless Internet sector during this period represented our focus on expanding the adoption of eLink and BlackBerry TM wireless email offerings to corporate customers with both direct sales people and reseller channel partners. Our existing reseller channel partners represented a significant portion of the revenue growth during this period. The number of wireless internet units registered on our network did not change materially from 2002 to 2003. The increase in revenues was a result of the activation of existing registered units into service. The termination of the manufacture of 850 and 857 devices by Research in Motion, as well as the increased competition from other wireless carriers offering converged voice and data devices that utilize newer networks, will hamper our ability to continue to grow wireless internet revenues in 2004.

     o Field Service: The decrease in field service revenue is primarily the result of the termination of several customer contracts, including NCR Corporation, Sears, Lanier, and Bank of America, as well as the general reduction of units and rates across the remainder of our field service customer base, primarily IBM, and certain consulting revenues included in 2002 that were not included in 2003. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, and we are making efforts to grow this segment.

     o Transportation: The decrease in revenue from our transportation segment was primarily the result of UPS migrating a majority of its units to another network provider over the course of the second half of 2003. UPS represented $0.3 million of revenue for the three months ended December 31, 2003, as compared to $2.5 million for the three months ended December 31, 2002. Another reason for the decrease was the elimination, as part of fresh-start accounting, of the recognition of deferred revenue that resulted from the sale of intellectual property license sold to Aether Systems Inc. in 2000. These decreases were partially offset by an increase in units and usage for AMSC and Metra. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, and we are making efforts to grow this segment.

     o Telemetry: Although subscriber units grew by 2,249 or 7% year-over-year, this growth was offset by other churn and negative rate changes in other telemetry accounts. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, and we are making efforts to grow this segment.

     o Other Revenue: The increase in other revenue was primarily attributable to commissions earned pursuant to the agency and dealer agreements with Verizon Wireless and T-Mobile USA. Revenue growth in this market segment will depend on our ability to generate new customers for these products as well as migrating customers from our own network to these newer technologies.

     o Equipment Revenue: The decrease in equipment revenue was primarily a result of our decision to decrease the prices for our equipment to customers over the course of the second quarter of 2002 due to lower sales of certain of our customer devices and our assessment of market conditions, demand and competitive pricing dynamics. These reductions in equipment revenue were partially offset by the sales of devices attributable to the agency and dealer agreements with Verizon Wireless and T-Mobile USA.

For the year ended December 31, 2003, five customers accounted for approximately 47% of our service revenue, with two customers, UPS and SkyTel, each accounting for more than 11%. As of December 31, 2003, no single customer accounted for more than 6% of our net accounts receivable. The revenue attributable to such customers varies with the level of network airtime usage consumed by such customers, and none of the service contracts with such customers requires that the customers use any specified quantity of network airtime, nor do such contracts specify any minimum level of revenue. There can be no assurance that the revenue generated from these customers will continue in future periods.

Due to the bankruptcy of WorldCom, beginning in the quarter ended June 30, 2002, we reserved 100% of all amounts then due from Skytel, a wholly-owned subsidiary of WorldCom. In October 2002, we received payment from SkyTel of a significant portion of the amount of our pre-petition claim amount. We have received full, timely payments thereafter and believe that amounts from SkyTel are currently fully collectible.

Expenses

The table below summarizes, for the periods indicated, a year-over-year comparison of the key components of our operating expenses.

                                                                            Predecessor
                                                Successor Company             Company
                                                -----------------             -------

                                                           Eight Months      Four Months    Combined Year
                                          Year Ended          Ended             Ended           Ended
                                         December 31,      December 31,       April 30,      December 31,
Summary of Expense                           2003              2002              2002           2002         Change    % Change
------------------                           ----              ----              ----           ----         ------     -------
(in millions)
Cost of Service and Operations              $51.4             $38.1             $21.9           $60.0        $(8.6)        (14)%
Cost of Equipment Sales                       5.9               2.2               6.0             8.2         (2.3)        (28)
Sales and Advertising                         4.6               4.8               4.3             9.1         (4.5)        (49)
General and Administration                   11.3               9.7               4.1            13.8         (2.5)        (18)
Restructuring Charges                          --                --               0.6             0.6         (0.6)       (100)
Depreciation and Amortization                21.5              15.5               6.9            22.4         (0.9)         (4)
Loss on Impairment of Asset                   5.5                --                --              --          5.5          --
                                           ------             -----             -----          ------       -------       -----
         Total Operating                   $100.2             $70.3             $43.8          $114.1       $(13.9)        (12)%
                                           ======             =====             =====          ======       =======       =====


o Cost of Service and Operations: Our largest single cost center is the cost of service and operations, which includes costs to support subscribers, such as network telecommunications charges and site rent for network facilities, network operations employee salary and related costs, network and hardware and software maintenance charges, among other things. As a percentage of total revenues, these costs declined to approximately 94% for 2003, as compared to 102% in 2002. Given our ongoing cost-reduction efforts described above, we expect these costs to continue to decrease. The extent of the decrease will depend both upon our ability to successfully manage our cost-reduction efforts as well as the necessity for these expenditures in the future if our customer base declines. The decrease is primarily due to:

     o decreases in telecommunication charges associated with rate reductions in certain telecommunication contracts of an estimated $907,000 on an annual basis;

     o decreases in site lease costs due to the removal of older-generation base stations from our network of approximately $469,000 on an annual basis;

     o reductions in hardware and software maintenance costs as a result of the reduction of personnel and the negotiation of lower rates on maintenance service contracts of approximately $336,000 on an annual basis;

     o decreases in network maintenance costs as a result of the removal of older-generation base stations from our network as well as the reduction of rates under our national contract for these services of approximately $2.5 million on an annual basis; and

     o lower employee and related costs due to the workforce reductions implemented in July and September 2002 and March 2003 of approximately $12 million on an annual basis, as well as the reversal of certain employee bonus accruals from current and prior periods related to these workforce reductions of approximately $1.5 million.

These decreases were partially offset by:

     o an increase in the average lease rate for our site leases of approximately $130,000 on an annual basis,

     o increases in licensing and commission payments to third parties with whom we have partnered to provide certain eLink and BlackBerry(TM) by Motient services, as a result of the revenue increase over the year in our mobile internet segment of approximately $130,000 on an annual basis,

     o compensation expenses associated with stock options issued to employees in 2003 as compared to 2002 of $603,000, and

     o certain expenditures for the removal of older-generation base stations from our network of approximately $316,000.

o Cost of Equipment and Sales: Cost of equipment sales expenses as a percentage of total revenue were approximately 11% for 2003 as compared to 14% for 2002. The decrease in the cost of equipment sold expenses was primarily the result of reduced terrestrial hardware sales prices during 2002, resulting from a variety of factors, including certain price reductions on Research in Motion devices, partially offset by the increased cost of sales of devices attributable to our agreements with Verizon Wireless and T-Mobile USA. These newer devices used on the Verizon and T-Mobile networks have increased functionality and, correspondingly, increased cost, over previous generation devices. The Company also wrote down the value of its inventory in the second quarter of 2002 by $4.5 million. To the extent we are unable to add new customers at previous rates, these costs will likely decline in the future.

o Sales and Advertising: Sales and advertising expenses as a percentage of total revenue were approximately 8% for 2003, compared to 15% for 2002. The decrease in sales and advertising expenses from 2002 was primarily attributable to lower employee salary and related costs due to the workforce reductions implemented in July and September 2002 and March 2003 as well as significant reductions in or elimination of public relations costs ($324,000, or 96%, year-to-year) and sales and marketing programs ($265,000, or 65%, year-to year) as a result of our reorganization in May 2002 and the reversal of certain employee bonus accruals from current and prior periods related to these workforce reductions. These decreases were partially offset by compensation expenses associated with stock options issued to employees in 2003 as compared to 2002. We anticipate that these costs will continue to decline in the future in conjunction with our overall cost-cutting efforts.

o General and Administrative: General and administrative expenses for the core wireless business as a percentage of total revenue were approximately 21% for 2003 as compared to 23% for 2002. The decrease in 2003 costs over 2002 costs in the general and administrative expenses was primarily attributable to lower employee salary and related costs due to the workforce reductions implemented in July and September 2002 and March of 2003 as well as the reversal of certain employee bonus accruals from current and prior periods related to these workforce reductions. In addition, this decrease was attributable to lower rent expense from the closure of our Reston facility in July 2003 of approximately $588,000 on an annual basis, lower directors and officers liability insurance costs subsequent to our reorganization, of approximately $564,000, and a reduction in bad debt charges primarily due to the lowering of our reserves after our reorganization of approximately $584,000 on an annual basis. These decreases were partially offset by compensation expenses associated with stock options issued to employees in 2003 a compared to 2002, increases in the consulting costs related to the engagement and the related compensation costs of CTA and Further Lane in May 2002 and July 2003, respectively, and increases in audit, tax and legal fees related to our fiscal year 2002 audit and re-audits of fiscal year 2001 and 2000, occurring principally during the last nine months of 2003. Certain events in 2002 also contributed to this decrease in general and administrative expenses from 2002 to 2003, including the compensation expense associated with the issuance of warrants to CTA in December 2002 and fees incurred as a result of Motient's withdrawal from certain FCC frequency auctions in the second quarter of 2002. We anticipate that these costs will continue to decline in the future in conjunction with our overall cost-cutting efforts.

o Restructuring Costs: There were no restructuring costs in 2003. Operational restructuring costs in 2002 due to certain employee reduction initiatives and reorganization expenses.

o Depreciation and Amortization: Depreciation and amortization for the core wireless business was approximately 40% of total revenue for 2003, as compared to 38% for 2002. The decrease in depreciation and amortization expense in 2003 was partially attributable to the impairment of the value of our customer contract intangibles as of September 2003.

o Loss on Impairment of Asset: In May 2004, we engaged a financial advisory firm to prepare a valuation of customer intangibles as of September 2003. Due to the loss of UPS as a core customer in 2003 as well as the migration and customer churn occurring in our mobile internet base that is impacting the average life of a customer in this base, among other things, we determined an impairment of the value of these customer contracts was probable. As a result of this valuation, the value of customer intangibles was determined to be impaired as of September 2003 and was reduced by $5.5 million

Interest Expense:

Interest expense from May 1, 2002, is associated with our various debt obligations, including the $19.75 million notes payable to Rare Medium and CSFB, our capital lease obligations, our vendor financing commitment and our term credit facility put in place in January of 2003. We incurred $6.4 million of interest expense in 2003, compared to $3.8 million during 2002. The $2.6 million increase was due primarily to the amortization of fees and the value ascribed to warrants provided to the term credit facility lenders on our closing of our term credit facility in January of 2003. We issued warrants at closing to the lenders to purchase, in the aggregate, 3,125,000 shares of our common stock. The exercise price for these warrants is $1.06 per share. The warrants were valued at $10 million using a Black-Scholes pricing model and have been recorded as a debt discount and are being amortized as additional interest expense over three years, the term of the related debt. Upon closing of the credit agreement, we paid closing and commitment fees to the lenders of $500,000, which are also being amortized over three years. Given our recent private placements of common stock and our repayment of the term credit facility, we expect interest expense to decline in the future as we will have less debt financing in place.

Other Expenses and Income:

On July 29, 2003, our wholly-owned subsidiary, Motient Communications, entered into an asset purchase agreement with Nextel, under which Motient Communications sold to Nextel certain of its SMR licenses issued by the FCC for $3.4 million. The closing of this transaction occurred on November 7, 2003. On December 9, 2003, Motient Communications entered into a second asset purchase agreement, under which Motient Communications will sell additional licenses to Nextel for $2.75 million resulting in a $1.5 million loss which was recorded in December, 2003. In February, 2004, we closed the sale of licenses covering approximately $2.2 million of the purchase price, and we closed the sale of approximately one-half of the remaining licenses in April 2004. The transfer of the other half of the remaining licenses has been challenged at the FCC by a third-party. While we believe, based on the advice of counsel, that the FCC will ultimately rule in our favor, we cannot assure you that we will prevail, and, in any event, the timing of any final resolution is uncertain. None of these licenses are necessary for our future network requirements. We have and expect to continue to use the proceeds of the sales to fund its working capital requirements and for general corporate purposes. The lenders under our term credit agreement have consented to the sale of these licenses.

Effective May 1, 2002, we were required to reflect our equity share of the losses of MSV. We recorded equity in losses of MSV of $9.9 million and $8.8 million for the years ended December 31, 2003 and 2002. The MSV losses for the years ended December 31, 2003 and 2002 are Motient's 46.5% and 48% share of MSV's losses for the same period reduced by the loans in priority. For additional information concerning MSV, please see their consolidated financial statements beginning on page M-1. We are unable to predict our equity share of MSV's gain or losses in future periods, but we do not anticipate that MSV will be profitable in the near future.

We recorded other income from Aether in 2003 of $2.2 million, as compared to $2.1 million in 2002.

Additionally, we recorded a number of other charges in 2003 and 2002 as a result of various transactions. For additional information concerning these charges, please see "-- Liquidity and Capital Resources."

In 2003:

     o    Loss on impairment of asset of $5.5 million, discussed above

     o    We recorded a loss on the sale of certain assets of $3.0 million.

In 2002:

     o As a result of our debt restructuring efforts, we recorded costs of $23.1 million.

     o We recorded a gain on the sale of our transportation and satellite assets of $0.8 million.

     o    We recorded a loss on the sale of certain assets of $1.2 million.

     o Related to our reorganization in May of 2002, we recorded a gain on fair market adjustment of $94.7 million and a gain on the restructuring of debt of $183.7 million.

     o Net capital expenditures for the year ended December 31, 2003 for property and equipment were $0.2 million, as compared to $1.1 million for 2002. Expenditures consisted primarily of assets related to our terrestrial network.

Years Ended December 31, 2002 and 2001

Revenue and Subscriber Statistics

The tables below summarize our revenue and subscriber base for the periods indicated.

                                 Successor        Predecessor                        Predecessor
                                  Company           Company                            Company
                                  -------           -------                            -------

                               Eight Months       Four Months      Combined Year
                                  Ended              Ended          Year Ended       Year Ended
                               December 31,        April 30,        December 31,     December 31,
Summary of Revenue                 2002               2002              2002             2001         Change     % Change
------------------                 ----               ----              ----             ----         ------      -------
(in millions)
Wireless Internet               $  15.5           $   5.6            $  21.1          $  11.4       $   9.7         85%
Field Services                     10.5               5.6               16.1             19.4          (3.3)       (17)
Transportation                      7.4               4.1               11.5             15.9          (4.4)       (28)
Telemetry                           1.8               0.8                2.6              2.6          (0.0)        (0)
All Other                           0.3               0.7                1.0             18.8         (17.8)       (95)
                                  -----             -----              -----            -----         -----        ---
    Service Revenue                35.5              16.8               52.3             68.1         (15.8)       (23)
    Equipment Revenue               1.1               5.6                6.7             22.2         (15.5)       (70)
                                  -----             -----              -----            -----         -----        ---
         Total                  $  36.6           $  22.4            $  59.0          $  90.3       $ (31.3)       (35)%
                                  =====             =====              =====            =====          ====         ==


The make up of our registered subscriber base was as follows:

                                   As of December 31,
                                   ------------------
                              2002               2001             Change        % Change
                              ----               ----             ------        --------
Wireless Internet           106,082              102,258           3,824            4%
Field Services               30,263               36,752          (6,489)         (18)
Transportation               94,825               88,128           6,697            8
Telemetry                    30,171               22,616           7,555           33
All Other                       653                  890            (237)         (27)
                            -------              -------         -------          ---
  Total                     261,994              250,644          11,350            5%
                            =======              =======         =======          ===


Summary of Revenue

The majority of the decrease service revenue year-over-year was primarily the result of the sale of satellite assets to MSV in November 2001, offset by an increase in revenue in the wireless internet segment. The decrease in total revenue resulted from the service revenue decline discussed above, as well as the decline in equipment revenue as a result of the reduction in device pricing in 2002.

     o Wireless Internet: While our wireless subscribers only grew 4% from 102,258 to 106,082, the active, revenue-producing units grew from approximately 31,500 units to 56,400 units, or a 79% year-over-year increase. Resellers of our eLink and BlackBerryTM products purchased units to stock their inventory in 2000 and 2001; these units became revenue-producing as resellers moved from initial end-user pilots trials to full deployments.

     o Field Service: The decrease in revenue from field services primarily reflects the loss of units as a result of contract terminations and corporate downsizings. Additionally, certain contract renewals resulted in rate reductions.

     o Transportation: The decrease in revenue from our transportation product was primarily the result of the sale of our satellite assets to MSV in November 2001. The remaining reduction was due to the change in accounting treatment for the amortization of certain software licensing revenue related to the sales of our transportation business to Aether Systems in November 2000. These decreases were partially off-set by an increase in units and usage for our largest customer.

     o Telemetry: Although subscriber units grew by 7,555 or 33% year-over-year, this growth was offset by contractual pricing reductions for one of our largest telemetry customers.

     o Other Revenue: The decrease in other revenue was due entirely to the sale of the satellite assets to MSV in November 2001, partially offset by satellite capacity revenues paid by MSV as it pursued its research and development program.

     o Equipment Revenue: The decrease in equipment revenue is primarily a result of the sale of our satellite business in November 2001 and the loss of equipment sales from that business. These reductions in equipment revenue were offset by an increase in equipment sales for our eLink product lines. This reduction was also a result of write-downs of deferred equipment revenue.

For the year ended December 31, 2002, five customers accounted for approximately 47% of Motient's service revenue, with two customers, UPS and SkyTel, each accounting for more than 10%. As of December 31, 2002, SkyTel represented approximately 14% of our net accounts receivable, all of which was current. The revenue attributable to such customers varies with the level of network airtime usage consumed by such customers, and none of the service contracts with such customers requires that the customers use any specified quantity of network airtime, nor do such contracts specify any minimum level of revenue. There can be no assurance that the revenue generated from these customers will continue in future periods.

Due to the bankruptcy of WorldCom, beginning in the quarter ended June 30, 2002, we reserved 100% of all amounts then due from Skytel, a wholly-owned subsidiary of WorldCom. In October 2002, we received payment from SkyTel of a significant portion of the amount of our pre-petition claim amount. We have received full, timely payments thereafter and believe that amounts from SkyTel are currently fully collectible.

Expenses

The table below summarizes our operating expenses for the periods indicated.

                                           Successor       Predecessor                       Predecessor
                                            Company          Company                           Company
                                            -------          -------                           -------

                                         Eight Months  Four Months    Combined
                                             Ended       Ended       Year Ended    Year Ended
                                         December 31,   April 30,   December 31,  December 31,
Summary of Expense                           2002         2002          2002          2001         Change   % Change
------------------                           ----         ----          ----          ----         ------    -------
(in millions)
Cost of Service and Operations            $  38.1      $  21.9      $   60.0      $   73.1      $ (13.1)      (18)%
Cost of Equipment Sales                       2.2          6.0           8.2          34.1        (25.9)      (76)
Sales and Advertising                         4.8          4.3           9.1          22.6        (13.5)      (60)
General and Administration                    9.7          4.1          13.8          20.5         (6.7)      (33)
Restructuring Charges                         0.0          0.6           0.6           4.7         (4.1)      (87)
Depreciation and Amortization                15.5          6.9          22.4          32.4        (10.0)      (31)
                                            -----        -----        ------        ------        -----        ---
   Total Operating                        $  70.3      $  43.8      $  114.1      $  187.4      $ (73.3)      (39)%
                                            =====        =====        ======        ======        =====       ===

o Cost of Service and Operations: The decrease in our cost of service and operations is made up of:

     o decreases in communication charges associated with reductions in the cost of usage as a result of the sale of the satellite and transportation assets and rate reductions in certain telecommunication contracts;

     o cost reductions associated with reduced headcount levels, primarily as a result of the sale of our satellite assets and cost control efforts undertaken in the second half 2001;

     o    the operational restructurings in July and September 2002;

     o    reductions in research and development spending; and

     o decreases in costs associated with the sale of the satellite business to MSV, including a reduction in in-orbit insurance costs for the year.

     These decreases were offset by:

     o increases in base station maintenance costs associated with an increase in the number of base stations;

     o increases in site rental costs associated with the increase in base stations year-over-year; and

     o an increase in the average lease rate, increases in licensing and commission payments to third parties with whom we have partnered to provide certain eLink and BlackBerry(TM) by Motient services, and fees incurred as a result of Motient's withdrawal from certain frequency auctions.

o Cost of Equipment: The decrease in cost of equipment sold was a result of reduced terrestrial hardware sales prices during 2002, and no hardware sales in 2002 were associated with the satellite voice business that was sold to MSV in November 2001. These decreases were offset by $4.5 million of writedowns in second quarter of 2002. These write-downs compared to $7.5 million inventory valuation charges in 2001 associated with our early-generation eLink inventory. This reduction was also a result of write-downs of deferred equipment costs.

o Sales and Advertising: Sales and advertising expenses as a percentage of total revenue were approximately 15% for 2002, compared to 25% for 2001. The 60% decrease in sales and advertising expenses year over year was primarily attributable to reductions in spending on advertising and trade shows, and decreases in headcount costs, primarily as a result of the sale of our satellite assets, cost control efforts undertaken in the second half 2001, and the operational restructurings in July and September 2002.

o General and Administrative: The 33% decrease in 2002 costs over 2001 costs in the general and administrative expenses of our core wireless business was primarily attributable to savings associated with having fewer employees throughout 2002, primarily as a result of the sale of our satellite assets and cost control efforts undertaken in the second half 2001, and the operational restructurings in July and September 2002, reductions associated with various savings from the sales of our satellite business, and reductions in regulatory expenditures in 2002 as compared to 2001.

o Restructuring Costs: Operational restructuring costs in 2002 of $0.6 million are associated with our staff reductions. Operational restructuring costs in 2001 of $4.7 million represent those costs associated with the restructuring program that we announced and implemented on September 26, 2001. Of these costs, approximately $1.6 million are cash charges that are associated with severance packages for approximately 16% of our direct work force that was laid off. These cash expenditures did, in some cases, carry into the first quarter of 2002. Additional charges were associated with the termination of a product initiative, and represent primarily non-cash charges associated with the write off of prepaid advertising costs.

o Depreciation and Amortization: Depreciation and amortization for the core wireless business was approximately 38% of total revenue for 2002, as compared to 36% for 2001. The $10.0 million decrease in depreciation and amortization expense in 2002 was primarily attributable to the sale of our satellite assets to MSV in late November 2001, and the associated depreciation on those assets.

Interest Expense

Interest income was $0.1 million for the year ended December 31, 2002, as compared to $1.1 million for the year ended December 31, 2001. Due to our reorganization efforts, we were limited in our ability to invest excess available cash.

We incurred $3.8 million of interest expense in 2002, compared to $61.7 million during 2001. The $57.9 million decrease was primarily a result of the elimination of the majority of our debt as a result of the bankruptcy reorganization in 2002 and the retirement of a term loan. Interest expenses in 2002 are primarily associated with our Rare Medium and CSFB notes, capital leases and vendor financing.

Other Expenses

We recorded equity losses for our investment in MSV in 2002 of $24.2 million (after giving effect to the impairment of our investment in MSV in the fourth quarter of 2002 in the amount of $15 million). In 2001, we recorded equity losses for our investment in XM Radio of $48.5 million. In 2001, we also recorded our XM Radio equity investment impairment charge of $81.5 million as a result of the sale or exchange of all of our shares of XM Radio stock for cash or debt extinguishment, which resulted in mark-to-market losses of $81.5 million on the shares disposed of, and a gain of $10.1 million on the extinguishment of debt exchanged for these shares.

Additionally, we recorded a number of other charges in 2002 and 2001 as a result of various financing transactions. For additional information concerning these charges, please see "-- Liquidity and Capital Resources."

In 2002:

     o As a result of our debt restructuring efforts, we recorded costs of $23.1 million.

     o We recorded a gain on the sale of our transportation and satellite assets of $0.8 million.

     o    We recorded a loss on the sale of certain assets of $1.2 million.

     o Related to our reorganization in May of 2002, we recorded a gain on fair market adjustment of $94.7 million and a gain on the restructuring of debt of $183.7 million.

In 2001:

     o As noted below in "-- Derivatives," we purchased $50.0 million of notes from Rare Medium that were secured and exchangeable into up to five million of our shares of XM Radio stock. The embedded call options included in these notes were deemed to be a derivative, and we recorded a net gain of $1.5 million on the mark-to-market adjustment of these securities.

     o We sold or exchanged all of our shares of XM Radio stock for cash or debt extinguishment. As a result of these various transactions, we recorded a mark-to-market loss of $81.5 million on the shares disposed of, and a gain of $10.1 million on the extinguishment of debt exchanged for these shares.

     o As a result of the permanent reductions in our bank facility, we also recorded a loss on the extinguishment of debt in the amount of $11.3 million, representing the write off of fees and unamortized warrants associated with the original placement of this debt.

     o We recorded a gain of approximately $23.2 million on the sale of our satellite assets to MSV.

     o We incurred approximately $4.1 million of costs associated with the Rare Medium merger, which was terminated in October 2001.

Net capital expenditures for the year ended December 31, 2002 for property and equipment were $1.1 million compared to $13.8 million for 2001. Expenditures consisted primarily of assets necessary to continue the build out of our terrestrial network.

Stock Option Plan

Options to purchase 1,757,513 shares of our common stock were outstanding as of December 31, 2003 under our 2002 stock option plan, and as of December 20, 2004, options to purchase 676,927 shares were outstanding. A portion of the options granted under the plan will either vest or be rescinded based on Motient's performance. These options are accounted for in accordance with variable plan accounting, which requires that the value of these options be measured at their intrinsic value and any change in that value be charged to the income statement upon the determination that the fulfillment of the performance criteria is probable. The other options are accounted for as a fixed plan and in accordance with intrinsic value accounting, which requires that the excess of the market price of stock over the exercise price of the options, if any, at the time that both the exercise price and the number of options are known be recorded as deferred compensation and amortized over the option vesting period. As of the date of grant, the option price per share was in excess of the market price; therefore, these options are not deemed to have any value and no expense has been recorded to date.

In March 2003, our board of directors approved the reduction in the exercise price of all of the then outstanding stock options from $5.00 per share to $3.00 per share. The repricing will require that all options be accounted for in accordance with variable plan accounting, which requires that the value of these options are measured at their intrinsic value and any change in that value be charged to the income statement each quarter based on the difference (if any) between the intrinsic value and the then-current market value of the common stock.

In July and September 2003, the compensation and stock option committee of our Board, acting pursuant to our 2002 stock option plan, granted 26 employees and officers options to purchase an aggregate of 470,000 shares of the Company's common stock at a price of $5.15 per share and 25,000 shares of our common stock at a price of $5.65 per share. One-half of each option grant vests with the passage of time and the continued employment of the recipient, in three equal increments, on the first, second and third anniversary of the date of grant. The other half of each grant was to either vest or be rescinded based on Motient's performance in 2004. In May 2004, the compensation and stock option committee of our board approved the vesting of a certain portion of the stock options related to 2003 performance criteria and cancelled the remainder related to 2003 performance criteria. In July 2004, compensation and stock option committee of our board granted Christopher Downie options to purchase an aggregate of 100,000 shares of the Company's common stock at a price of $5.15 per share and approved the vesting of 40,000 of his existing stock options. In December 2004, the Company granted to certain employees, consultants and directors options to purchase an aggregate of 195,000 shares of the Company's common stock at a price of $8.57 per share, which were immediately vested.


Material Off-Balance Sheet Transactions

As of September 30, 2004, December 31, 2003, 2002 and 2001, we did not have any material off-balance sheet arrangements as defined in Item 303(a)(4)(ii) under Regulation S-K.

Liquidity and Capital Resources


As of December 31, 2003 and 2004, we had approximately $4.1 and $16.9 million of cash on hand and short-term investments.

Summary of Cash Flow for the nine months ended September 30, 2003 and 2004, year ended December 31, 2003 (Successor Company), the eight months ended December 31, 2002 (Successor Company), the four months ended April 30, 2002 (Predecessor Company) and year ended December 31, 2001 (Predecessor Company)

                                                         Successor Company                                  Predecessor Company
                                                         -----------------                                  -------------------

                                                                                                              Four
                                                      Nine Months   Nine Months                Eight Months   Months    (Restated)
                                                         Ended         Ended      Year Ended      Ended       Ended     Year Ended
                                                     September 30, September 30, December 31,  December 31, April 30,  December 31,
                                                         2004          2003          2003          2002        2002        2001
                                                          ----         ----          ----          ----        ----        ----

Cash (Used In) Provided by Operating Activities      $ (14,578)   $  (4,175)     $  (7,120)    $  (8,908)  $ (14,546)  $ (98,848)
                                                     ---------    ---------      ---------     ---------   ---------   ---------

Cash (Used In) Provided by Investing Activities          2,445          202          4,893        (1,173)       (122)    108,848
                                                     ---------    ---------      ---------     ---------   ---------   ---------

Cash (Used In) Provided by Financing Activities:
Net proceeds from equity issuances                      54,058          190             --            --          17         354
Proceeds from issuance of employee stock options         1,235           --             47            --          --          --
Debt payments on capital leases and vendor              (5,001)      (2,773)        (4,006)       (1,425)     (1,273)     (8,758)
financing
Net proceeds from debt issuances                         1,500        3,963          4,500          --            --      30,500
Repayment of notes and term loan                        26,535           --             --            --          --          --
Other                                                       --           --           (536)         (117)         --      (1,229)
                                                     ---------    ---------      ---------     ---------   ---------   ---------

Cash Provided (Used) in Financing Activities            25,257        1,380              5        (1,542)     (1,256)     20,867
                                                     ---------    ---------      ---------     ---------   ---------   ---------

Total Change in Cash                                    13,124       (2,997)        (2,222)      (11,623)    (15,924)     30,867
                                                     =========    =========      =========     =========   =========   =========

Cash and Cash Equivalents, end of period             $  16,742    $   2,843      $   3,618     $   5,840   $  17,463   $  33,387
                                                     =========    =========      =========     =========   =========   =========


Cash used in operating activities increased for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003, as a result of decreases in funds provided from operating revenue. Cash used in operating activities decreased from the year ended December 31, 2002 to December 31, 2003 as a result of decreases in operating losses, due substantially to our reduction in employee salary and related expenditures, reductions in network maintenance, site lease and telecommunications charges, lower insurance costs subsequent to reorganization, and decreases in funds provided by working capital, among other things discussed above. Cash used in operating activities decreased from the year ended December 31, 2001 to December 31, 2002 as a result of a decrease in operating losses and a significant decrease in our cash interest expense.

The increase in cash provided by investing activities for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003 was primarily attributable to the receipt of $2.0 million from MSV as a result of the April 2, 2004 investment in MSV. Cash flows from investing activities also includes the conversion of our $1.1 million letter of credit that secured our capital lease with Hewlett-Packard to unrestricted cash, as part of our negotiated settlement of these obligations with Hewlett-Packard in June 2004. Investments in property and equipment reflected our investment in new telecommunications infrastructure technology for our network that allowed us to reduce our telecommunications infrastructure costs. The increase in cash provided by investing activities for the year ended December 31, 2002 to December 31, 2003 was primarily attributable to the sale of FCC licenses, offset by the purchase of restricted investments in 2003. The decrease in cash provided by (used in) investing activities for the year ended December 31, 2001 to December 31, 2002 was primarily attributable to the sale in 2001 of two million shares of our XM Radio stock for proceeds of approximately $38.3 million, the funding of the $20.5 million second quarter 2001 high yield interest payment out of the escrow account, offset by proceeds from the sale of MSV of $42.5 million and the sale of certain transportation assets to Aether Systems for $10.0 million, the receipts from the sale of certain restricted investments of $11.3 million, and a decrease in capital spending.

The increase in cash provided by financing activities for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003 was the result of the proceeds from the exercise of certain employee stock options and certain other warrants and our private placements of common stock completed in April and July 2004. These proceeds were partially utilized in our negotiated settlement of our vendor debt and capital lease obligations in the second quarter of 2004, the repayment of all amounts outstanding under our term credit facility in April 2004 and the repayment of all amounts outstanding under our debt obligations to Rare Medium and CSFB in July 2004.

The increase in cash provided by financing activities for the year ended December 31, 2002 to December 31, 2003 was the result of the proceeds from borrowings under the term credit facility, offset by vendor debt and capital lease repayments. The decrease in cash used in financing activities for the year ended December 31, 2001 to December 31, 2002 was a result of a net decrease in borrowings and related issuance costs of $30.5 million and a net decrease in payments of vendor debt and capital lease repayments.

Since emerging from bankruptcy protection in May 2002, we have undertaken a number of actions to reduce our operating expenses and cash burn rate. Our liquidity constraints have been exacerbated by weak revenue growth since emerging from bankruptcy protection, due to a number of factors including the weak economy generally and the weak telecommunications and wireless sector specifically, the financial difficulty of several of our key resellers, on whom we rely for a majority of our new revenue growth, the loss of UPS as a material customer and our limited liquidity which has hindered efforts at demand generation.


For a description of our significant cost reduction initiatives since emerging from bankruptcy, please see "-- Overview."



Although we have no definite plans for any additional equity or debt financing, we continue to pursue all potential funding alternatives. Among the alternatives for raising additional funds are issuances of debt or equity securities, other borrowings under secured or unsecured loan arrangements, and sales of assets. There can be no assurance that additional funds will be available to us on acceptable terms or in a timely manner. In April 2004, we sold 4,215,910 shares of our common stock for aggregate consideration of $23.2 million in a private placement, on July 1, 2004, we sold 3,500,000 shares of our common stock for aggregate consideration of $30.0 million in a private placement, and on November 12, 2004 we sold 15,353,609 shares of our common stock for aggregate consideration of $131.6 million in a private placement.


We believe that our available funds, together with anticipated proceeds from our announced rights offering and the anticipated proceeds generated by the exercise of outstanding warrants and options, will be adequate to satisfy our current and planned operations for at least the next 12 months.

Motient's Chapter 11 Filing and Plan of Reorganization

Under our Plan of Reorganization, all then-outstanding shares of our pre-reorganization common stock and all unexercised options and warrants to purchase our pre-reorganization common stock were cancelled. The holders of $335.0 million in senior notes exchanged their notes plus accrued interest for 25,000,000 shares of our new common stock. Some of our other creditors received an aggregate of 97,256 shares of our new common stock in settlement for amounts owed to them. These shares were issued upon completion of the bankruptcy claims process; however, the value of these shares has been recorded in the financial statements as if they had been issued on the effective date of the reorganization. Holders of our pre-reorganization common stock received warrants to purchase an aggregate of approximately 1,496,512 shares of new common stock. The warrants never became exercisable by their terms, and were cancelled on May 1, 2004. All warrants issued to the holders of our pre-reorganization common stock, including those shares held by our 401(k) savings plan, have been recorded in the financial statements as if they had been issued on the effective date of the reorganization. Also, in July 2002, we issued to Evercore Partners LP, financial advisor to the creditors' committee in our reorganization, a warrant to purchase up to 343,450 shares of common stock, at an exercise price of $3.95 per share. The warrant was dated May 1, 2002, and has a term of five years. If the average closing price of our common stock for thirty consecutive trading days is equal to or greater than $20.00, we may require Evercore to exercise the warrant, provided that our common stock is then trading in an established public market. The value of this warrant has been recorded in the financial statements as if it had been issued on May 1, 2002.

As a result of our Chapter 11 bankruptcy filing, we saw a slower adoption rate for our services in the periods following emergence from bankruptcy. In a large customer deployment, the upfront cost of the hardware can be significant. Because the hardware generally is usable only on Motient's network, some of our customers delayed adoption while we were in Chapter 11 proceedings. In an effort to accelerate adoption of our services, we did, in selected instances in the first quarter of 2002, offer certain incentives for adoption of our services that were outside of our customary contract terms, such as extended payment terms or temporary hardware rental. None of these offers were accepted; therefore, these changes in terms were not material to our cash flow or operations. Additionally, certain of our trade creditors required either deposits for future services or shortened payment terms; however, none of these deposits or changes in payment terms were material and none of our key suppliers have ceased to do business with us as a result of our reorganization.

Effective May 1, 2002, we adopted "fresh-start" accounting, which required that the $221 million of reorganization value of our assets be allocated in accordance with procedures specified by Statement of Financial Accounting Standards No. 141, "Business Combinations". The bankruptcy court originally set a reorganization value for our assets of $234 million. In November 2003, Motient engaged CTA to perform a valuation of its equity interests in MSV as of December 31, 2002. Concurrent with CTA's valuation, Motient reduced the book value of its equity interest in MSV from $54 million (inclusive of Motient's $2.5 million convertible notes from MSV) to $41 million as of May 1, 2002 to reflect certain preference rights on liquidation of certain classes of equity holders in MSV. Motient's reorganization value was reduced by $13 million to $221 million as a result of this valuation revision.

Summary of Liquidity and Financing

We have the following sources of financing in place:


We sold 23,069,519 shares of our common stock in three separate private placements for aggregate consideration of $184.8 million in private placements on April 7, 2004, July 1, 2004 and November 12, 2004. In connection with these private placements, we issued warrants to purchase a further 7,267,380 shares of common stock, of which 1,618,978 will never vest, and of which an additional 3,838,402 may never vest, if we meet certain deadlines with respect to the registration of the shares. All of the warrants issued have cashless exercise provisions, so their exercise would not generate any additional liquidity.


We believe that our available funds, together with anticipated proceeds from our announced rights offering and the anticipated proceeds generated by the exercise of outstanding warrants and options, will be adequate to satisfy our current and planned operations for at least the next twelve months.

Debt and Capital Lease Obligations

As of December 31, 2004, Motient has no outstanding debt or capital lease obligations.

Credit Facility Repayment: On April 13, 2004, Motient repaid the all principal amounts then owing under its term credit facility, including accrued interest thereon, in an amount of $6.8 million. The facility terminated on December 31, 2004, and the Company does not plan to attempt to extend the borrowing availability again.

United Parcel Service Prepayment: In December 2002 we entered into an agreement with UPS pursuant to which UPS prepaid to us an aggregate of $5 million for network airtime service to be provided beginning January 1, 2004. The $5 million prepayment was credited against airtime services provided to UPS beginning January 1, 2004. Based on UPS' current level of network airtime usage, we do not expect that UPS will be required to make any cash payments to us in 2005 for service provided during 2005. UPS may terminate the contract on 30 days' notice. If UPS terminates the contract, we will be required to refund any unused portion of the prepayment to UPS. While we expect that UPS will remain a customer for the foreseeable future, there are no minimum purchase requirements under the contract and the bulk of UPS' units have migrated to another network, leaving only 3,006 active units on our network as of September 30, 2004. The value of our remaining airtime service obligations to UPS at September 30, 2004 in respect of the prepayment was approximately $4.1 million.


Rare Medium Note: Under the Company's Plan of Reorganization, the Rare Medium notes were cancelled and replaced by a new note in the principal amount of $19.0 million. On July 15, 2004, the Company paid all principal and interest due and owing on this note, in the amount of $22.6 million.

CSFB Note: Under the Company's Plan of Reorganization, the Company issued a note to CSFB, in satisfaction of certain claims by CSFB against Motient, in the principal amount of $750,000. On July 15, 2004, the Company paid all principal and interest due and owing on this note, in the amount of $0.9 million.

Termination of Motorola and Hewlett-Packard Agreements: In June 2004, the Company negotiated settlements of the entire amounts outstanding under its financing facility with Motorola and its capital lease with Hewlett-Packard. The full amounts due and owing under these agreements was $6.8 million. The Company paid an aggregate of $3.9 million in cash to Motorola and Hewlett-Packard and issued a warrant to Motorola to purchase 200,000 shares of the Company's common stock at a price of $8.68, in full satisfaction of the outstanding balances.


We believe that our available funds, together with our credit facility, will be adequate to satisfy our current and planned operations for at least the next 12 months. We have no definite plans to undertake any future debt or equity financing. To the extent that MSV will need future cash to support its operations, we are under no contractual obligation to provide it, and the value of our investment in MSV could be negatively impacted if MSV cannot meet any such funding requirements.


Restructuring Costs

In June 2004, the Company recorded a restructuring charge of $5.1 million related to certain network rationalization initiatives, consisting of base station deconstruct costs of $0.5 million, the loss on the retirement of certain base station equipment of $2.8 million and termination liabilities of $1.8 million for site leases no longer required for removed base stations. Of these amounts, as of September 30, 2004, the Company had incurred base station deconstruction costs of $0.4 million, the loss on the retirement of certain base station equipment of $2.8 million and termination liabilities of $0.5 million for site leases no longer required for removed base stations.

The following table displays the activity and balances of the restructuring reserve account from January 1, 2004 to September 30, 2004:


                                              Base Station
                                 Employee         Asset       Base Station    FCC License     Site Lease
                               Terminations    Write-Offs    Deconstruction  Terminations    Terminations      Total
                               ------------    ----------    --------------  ------------    ------------      -----
Balance January 1, 2004             $---           $---            $---           $---            $---          $---
--------------------------------------------------------------------------------------------------------------------
Restructure Charge                (1,107)           ---             ---            ---             ---        (1,107)
Deductions - Cash                    333            ---             ---            ---             ---           333
Deductions - Non-Cash                ---            ---             ---            ---             ---           ---
--------------------------------------------------------------------------------------------------------------------
Balance March 31, 2004             (774)            ---             ---            ---             ---         (774)
--------------------------------------------------------------------------------------------------------------------
Restructure Charge                   ---         (2,795)           (398)          (113)         (1,854)       (5,160)
Deductions - Cash                    242            ---              75             25              61           403
Deductions - Non-Cash                ---          2,795             ---            ---             ---         2,795
--------------------------------------------------------------------------------------------------------------------
Balance June 30, 2004               (532)           ---            (323)           (88)         (1,793)       (2,736)
--------------------------------------------------------------------------------------------------------------------
Deductions - Cash                    132            ---             252             39             416           839
Deductions - Non-Cash                ---            ---             ---            ---             ---           ---
--------------------------------------------------------------------------------------------------------------------
Balance September 30, 2004         $(400)           ---            $(71)          $(49)        $(1,377)      $(1,897)
--------------------------------------------------------------------------------------------------------------------

Commitments


As of December 31, 2003, we had the following outstanding cash contractual commitments, not including the above-described UPS prepayment:



                                                                                             Less then
                                                                                  Total        1 year       1-4 years  After 5 years
                                                                                  -----        ------       ---------  -------------
(in thousands)
Operating leases (1)                                                            $33,685        $12,170        $19,031        $ 2,484
Capital lease obligations, including interest thereon (1, 3)                      3,504          1,752          1,752             --
Notes Payables (2, 3)                                                            22,885             --         22,885             --
Term Credit Facility (3)                                                          4,914             --          4,914             --
Equipment financing commitment (1, 3)                                             4,814          2,413          2,401             --
                                                                                -------        -------        -------        -------
  Total Contractual Cash Obligations                                            $69,802        $16,335        $49,369        $ 2,484
                                                                                =======        =======        =======        =======


(1) These commitments generally contain provisions that provide for an acceleration of rent upon a default by us, except that certain long-term real estate leases, categorized as Operating Leases, may not contain such provisions.
(2) In addition to being accelerable upon default, notes payable to Rare Medium and CSFB, which comprise approximately $21 million of this amount, must be prepaid with 25% of the proceeds due from any repayment of the $15 million principal note issued to Motient by MSV.
(3)  These commitments have since been settled or repaid.

Dividends

On May 1, 2002, the effective date of our Plan of Reorganization, the financing agreements that included restrictions on our ability to pay dividends were terminated as part of the implementation of our Plan of Reorganization. Since our Plan of Reorganization, various financing obligations prohibit us from paying cash dividends. All of these obligations have since been retired or terminated. We have never paid dividends and do not expect to do so in the near future.

Derivatives

In September 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires the recognition of all derivatives as either assets or liabilities measured at fair value, with changes in value reflected as current period income (loss). The effective date of SFAS No. 133, as amended by SFAS No. 138, is for fiscal years beginning after September 15, 2000. Except for the Rare Medium note embedded call options and the bank financing swap agreement discussed in the following paragraphs, SFAS No. 133 was not material to our financial position or results of operations as of or for the periods ended December 31, 2001, April 30, 2002, December 31, 2002 and December 31, 2003.

In April and July 2001, we sold notes to Rare Medium totaling $50.0 million. The notes were collateralized by up to five million of our XM Radio shares, and, until maturity, which was extended until October 12, 2001, Rare Medium had the option to exchange the note for a number of XM Radio shares equivalent to the principal of the note plus any accrued interest thereon. We determined the embedded call options in the notes, which permit Rare Medium to convert the borrowings into shares of XM Radio, were derivatives which were accounted for in accordance with SFAS No. 133 and accordingly we recorded a gain in the amount of $1.5 million in 2001 related to the Rare Medium note call options. On October 12, 2001, the embedded call options in the Rare Medium notes expired unexercised.

In connection with our bank financing in March 1998, we entered into an interest rate swap agreement, with an implied annual rate of 6.51%. The swap agreement reduced the impact of interest rate increases on our then-existing term loan facility. We paid a fixed fee of approximately $17.9 million for the swap agreement. In return, the counter-party was obligated to pay a variable rate equal to LIBOR plus 50 basis points, paid on a quarterly basis directly to the respective banks on our behalf, on a notional amount of $100 million until the termination date of March 31, 2001. In connection with the pay down of a portion of the term loan facility during 1999, we reduced the notional amount of our swap agreement from $100 million to $41 million and realized net proceeds of approximately $6 million due to early termination of a portion of the swap agreement. The interest rate swap agreement expired in March 2001, and our bank financing credit facility was extinguished in 2001.

Critical Accounting Policies and Significant Estimates

Below are our accounting policies that are both important to our financial condition and operating results, and require management's most difficult, subjective and complex judgments in determining the underlying estimates and assumptions. The estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates as they require assumptions that are inherently uncertain.

"Fresh-Start" Accounting

In accordance with SOP No. 90-7, effective May 1, 2002, we adopted "fresh-start" accounting and allocated the reorganization value of $221.0 million to our net assets in accordance with procedures specified by SFAS No. 141, "Business Combinations".

We allocated the $221.0 million reorganization value among our net assets based upon our estimates of the fair value of our assets and liabilities. In the case of current assets, we concluded that their carrying values approximated fair values. The values of our frequencies and its investment in and notes receivable from MSV were based on independent analyses presented to the bankruptcy court and subsequently modified as part of our valuation process in November 2003. Please see Note 2, "Significant Accounting Policies - Restatement of Financial Statements," and Note 16, "Subsequent Events," of notes to the consolidated financial statements for further information concerning MSV. The value of our fixed assets was based upon a valuation of our software and estimates of replacement cost for network and other equipment, for which we believe that our recent purchases represent a valid data point. The value of our other intangible assets was based on third party valuations as of May 1, 2002.

For a complete description of the application of "fresh-start" accounting, please refer to Note 2, "Significant Accounting Policies", of notes to the consolidated financial statements.

Inventory

Inventory, which consists primarily of communication devices and accessories, such as power supplies and documentation kits, are stated at the lower of cost or market. Cost is determined using the weighted average cost method. We periodically assess the market value of our inventory, based on sales trends and forecasts and technological changes and record a charge to current period income when such factors indicate that a reduction to net realizable value is appropriate. We consider both inventory on hand and inventory that we have committed to purchase, if any. Periodically, we will offer temporary discounts on equipment purchases. In cases where this causes a write-down of the inventory basis to the lower of cost or market, the write-down is recorded in the period of the offer.

Investment in MSV and Note Receivable from MSV

As reported in our current report on Form 8-K dated March 14, 2003 and detailed in Note 2, "Significant Accounting Policies - Restatement of Financial Statements", of notes to the consolidated financial statements, we have determined that certain adjustments to our historical financial information for 2000, 2001 and 2002 were required to reflect the effects of several complex transactions, including the formation of and transactions with MSV.

As a result of the application of "fresh-start" accounting and as subsequently modified by our valuation process in November 2003 (please see Note 2, "Significant Accounting Policies - Restatement of Financial Statements," and
Note 16, "Subsequent Events," of notes to the consolidated financial statements for further information concerning MSV), the notes and investment in MSV were valued at fair value, and we recorded an asset in the amount of approximately $53.9 million representing the estimated fair value of our investment in and note receivable from MSV. Included in this investment is the historical cost basis of our approximately 48% of common equity ownership as of May 1, 2002, or approximately $19.3 million. In accordance with the equity method of accounting, we recorded our approximately 48% share of MSV losses against this basis.

Of the $53.9 million, approximately $21.6 million of the $40.9 million value attributed to MSV is the excess of fair value over cost basis and is amortized over the estimated lives of the underlying MSV assets that gave rise to the basis difference. We are amortizing this excess basis in accordance with the pro-rata allocation of various components of MSV's intangible assets as determined by MSV through independent valuations. Such assets consist of FCC licenses, intellectual property and customer contracts. At December 31, 2002 our investment in MSV was impaired and we recorded a charge of approximately $15.4 million. As of January 1, 2003, approximately $6.2 million is the excess of fair market value over cost basis subject to amortization.

Of the $53.9 million, we have recorded the $15.0 million note receivable from MSV, plus accrued interest thereon at its fair value, estimated to be approximately $13.0 million as of the "fresh-start" accounting date, after giving affect to discounted future cash flows at market interest rates. This note matures in November 2006, but may be fully or partially repaid prior to maturity in certain circumstances, subject to certain conditions and priorities with respect to payment of other indebtedness, involving the consummation of additional investments in MSV. We also recorded the $2.5 million convertible note issued to Motient by MSV. These notes, and all accrued interest thereon, were converted into limited partnership units of MSV, and a corresponding number of shares at MSV's general partner, on November 12, 2004, in connection with the November 12, 2004 purchase of MSV limited partnership units described below.

In November 2003, we engaged CTA to perform a valuation of our equity interests in MSV as of December 31, 2002. Concurrent with CTA's valuation, Motient reduced the book value of its equity interest in MSV from $54 million (inclusive of Motient's $2.5 million convertible note from MSV) to $41 million as of May 1, 2002 to reflect certain preference rights on liquidation of certain classes of equity holders in MSV. Including its note receivable from MSV (estimated to have a fair market value of $13 million at May 1, 2002), the book value of Motient's aggregate interest in MSV as of May 1, 2002 was reduced from $67 million to $53.9 million. Also, as a result of CTA's valuation of MSV, we determined that the value of our equity interest in MSV was impaired as of December 31, 2002. This impairment was deemed to have occurred in the fourth quarter of 2002. Motient reduced the value of its equity interest in MSV by $15.4 million as of December 31, 2002. Including its notes receivable from MSV (estimated to have a fair market value of $19 million at December 31, 2002), the book value of Motient's aggregate interest in MSV was $32 million as of December 31, 2002. It was determined that no further impairment was required at December 31, 2003 and March 31, 2004. For additional information concerning this valuation process, please see Note 2, "Significant Accounting Policies," of notes to the consolidated financial statements.

On November 12, 2004, Motient purchased approximately 5.4 million MSV limited partnership units, and a corresponding number of shares in MSV's general partner, Mobile Satellite Ventures GP Inc. ("MSV GP"). As consideration, Motient provided MSV with $125 million in cash, converted its outstanding $15 million principal note (and all accrued interest thereon) issued by MSV, converted its $3.5 million of convertible notes issued by MSV, and converted the accrued interest on such convertible notes. In connection with Motient's investment, the other limited partners of MSV exchanged their outstanding notes (but not generally the accrued interest thereon), and one limited partner contributed an additional $20 million of cash, for limited partnership units and a corresponding number of MSV GP shares. Such investments and conversions increased Motient's ownership of MSV from 29.5% (assuming conversion of all outstanding convertible notes) to 38.6%. Motient does not control MSV and accounts for its investment under the equity method.

On February 9, 2005, Motient entered into a merger agreement with Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. and simultaneously consummated the transactions contemplated thereby, pursuant to which Telcom merged with and into MVH Holdings Inc., a direct and wholly-owned subsidiary of Motient, in a tax free reorganization in which MVH is the surviving company. In exchange for 2,296,835 MSV limited partnership units, Motient issued to Telcom's stockholders 8,187,804 shares of its common stock in a private placement.

Concurrently with this merger, Motient (through MVH) also purchased an aggregate of 373.7 shares of common stock of Spectrum Space Equity Investors IV, Inc. and two other related entities, representing approximately 66.3% of the outstanding common stock of each of such entities, and an aggregate of 221.2 shares of common stock of Columbia Space Partners, Inc. and two other related entities, representing approximately 27.8% of the outstanding common stock of such entities. In total, Motient issued to the Spectrum Entities and Columbia Entities a total of 4,516,978 shares of Motient common stock in a private placement in exchange for indirect ownership of 1,267,098 MSV units and a corresponding number of shares of TerreStar and MSV's general partner.

At the consummation of these transactions, Motient's direct and indirect ownership of MSV was approximately 49%.

The valuation of our investment in MSV is an ongoing assessment that is, by its nature, judgmental given that MSV is not traded on a public market and is in the process of developing certain next generation technologies, which depend on authorizations by the FCC and other regulatory bodies. While the financial statements currently assume that there is value in our investment in MSV, there is the inherent risk that this assessment will change in the future and we will have to write down the value of this investment.

For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.

Deferred Taxes

We have generated significant net operating losses for tax purposes as of December 31, 2003. We have had our ability to utilize these losses limited on two occasions as a result of transactions that caused a change of control in accordance with the Internal Revenue Service Code Section 382. Additionally, since we have not yet generated taxable income, we believe that our ability to use any remaining net operating losses has been greatly reduced; therefore, we have provided a full valuation allowance for any benefit that would have been available as a result of our net operating losses. See Note 2, "Significant Accounting Policies - Deferred Taxes," of notes to the consolidated financial statements for further details.

Revenue Recognition

We generate revenue principally through equipment sales and airtime service agreements. In 2000, we adopted SAB No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. In certain circumstances, SAB No. 101 requires us to defer the recognition of revenue and costs related to equipment sold as part of a service agreement.

In December 2003, the Staff of the SEC issued SAB No. 104, "Revenue Recognition", which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements and to rescind the SEC's "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers", or FAQ, issued with SAB No. 101. Selected portions of the FAQ have been incorporated into SAB No. 104. The adoption of SAB No. 104 will not have a material impact on our revenue recognition policies.

Revenue is recognized as follows:


Service revenue: Revenues from the Company's wireless services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectibility is probable. Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company defers any revenue and costs associated with activation of a subscriber on the Company's network over an estimated customer life of two years.

We package airtime usage on our network that involves a wide variety of volume packaging, for example, anything from a 35 kilobytes per month plan up to unlimited kilobyte usage per month, with various gradations in between. Discounts may be applied when comparing one customer to another, and such service discounts are recorded as a reduction of revenue when granted. The Company does not offer incentives generally as part of its service offerings, however, if offered they would be recorded as a reduction of revenue ratably over a contract period.

Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company defers any revenue and costs associated with activation of a subscriber on the Company's network over an estimated customer life of two years.

To date, the majority of our business has been transacted with telecommunications, field services, natural resources, professional service and transportation companies located throughout the United States. We grant credit based on an evaluation of the customer's financial condition, generally without requiring collateral or deposits. We establish a valuation allowance for doubtful accounts receivable for bad debt and other credit adjustments. Valuation allowances for revenue credits are established through a charge to revenue, while valuation allowances for bad debts are established through a charge to general and administrative expenses. We assess the adequacy of these reserves quarterly, evaluating factors such as the length of time individual receivables are past due, historical collection experience, the economic environment and changes in credit worthiness of our customers. As of December 31, 2003 and December 31, 2002, we had a valuation allowance of approximately 16.6% and 9.7% of our accounts receivable, respectively. We believe that our established valuation allowance was adequate as of December 31, 2003 and 2002. If circumstances related to specific customers change or economic conditions worsen such that our past collection experience and assessments of the economic environment are no longer relevant, our estimate of the recoverability of our trade receivables could be further reduced.

Equipment and service sales: We sell equipment to resellers who market our terrestrial product and airtime service to the public. We also sell our product directly to end-users. Revenue from the sale of the equipment as well as the cost of the equipment, are initially deferred and are recognized over a period corresponding to our estimate of customer life of two years. Equipment costs are deferred only to the extent of deferred revenue.

Long-lived Assets

On January 1, 2002, we adopted the provisions of SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead will be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. As of January 1, 2002, we had approximately $5.0 million of recorded goodwill. However, as part of our adoption of "fresh-start" accounting, our recorded goodwill was reduced to zero.

We account for our frequencies as finite-lived intangibles and amortize them over a 20-year estimated life. As described in Note 5 of notes to consolidated financial statements, we are monitoring a pending FCC rulemaking proposal that may affect our 800 MHz spectrum, and we may change our accounting policy for FCC frequencies in the future as new information is available.

On January 1, 2002, we also adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". The statement requires that all long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured on a net realizable value basis and will not include amounts for future operating losses. The statement also broadens the reporting requirements for discontinued operations to include disposal transactions of all components of an entity (rather than segments of a business). Components of an entity include operations and cash flows that can be clearly distinguished from the rest of the entity that will be eliminated from the ongoing operations of the entity in a disposal transaction. Subsequent to the period covered by this report, we engaged a financial advisor to value certain of our assets as of December 31, 2002, among other things, to test for potential impairment of certain of our long-lived assets under SFAS No. 144. This testing included valuations of software and customer-related intangibles. Based on these tests, no recording of impairment charges was required. However, we subsequently engaged this financial advisor to reevaluate the value of our customer-related intangibles as of September 30, 2003 due primarily to the decline in revenue from UPS in this time period. This valuation resulted in an impairment of the customer-related intangibles of $5.5 million in the third quarter of 2003. The adoption of SFAS No. 144 had no other material impact on our financial statements.

Recent Accounting Standards

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. Previous accounting guidance was provided by EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 replaces EITF No. 94-3. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. We adopted SFAS No. 146 as of January 1, 2003, and this adoption had no material impact on our consolidated financial statements.

In November 2002, the EITF reached consensus on EITF No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". This consensus requires that revenue arrangements with multiple deliverables be divided into separate units of accounting if the deliverables in the arrangement meet specific criteria. In addition, arrangement consideration must be allocated among the separate units of accounting based on their relative fair values, with certain limitations. The sale of our equipment with related services constitutes a revenue arrangement with multiple deliverables. We will be required to adopt the provisions of this consensus for revenue arrangements entered into after June 30, 2003, and we have decided to apply it on a prospective basis. We do not have any revenue arrangements that would have a material impact on our financial statements with respect to EITF No. 00-21.

In November 2002, the FASB issued FASB Interpretation, or FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. However, a liability does not have to be recognized for a parent's guarantee of its subsidiary's debt to a third party or a subsidiary's guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 irrespective of the guarantor's fiscal year end. The disclosure requirements of FIN No. 45 are effective for financial statements with annual periods ending after December 15, 2002. Motient does not have any guarantees that would require disclosure under FIN No. 45.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- An Interpretation of ARB No. 51", which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 provides guidance related to identifying variable interest entities (previously known generally as special purpose entities, or SPEs) and determining whether such entities should be consolidated. FIN No. 46 must be applied immediately to variable interest entities created or interests in variable interest entities obtained, after January 31, 2003. For those variable interest entities created or interests in variable interest entities obtained on or before January 31, 2003, the guidance in FIN No. 46 must be applied in the first fiscal year or interim period beginning after June 15, 2003. FIN No. 46 did not have a material impact on our results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies the characteristics of an obligation of the issuer. This standard is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We have determined that we do not have any financial instruments that are impacted by SFAS No. 150.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On April 17, 2003, we dismissed PricewaterhouseCoopers LLP, or PwC, as our independent accountants, effective upon the completion of services related to the audit of our consolidated financial statements for the period May 1, 2002 to December 31, 2002.


Later, on March 2, 2004, we dismissed PricewaterhouseCoopers as our independent auditors. The audit committee of our board of directors approved the dismissal of PricewaterhouseCoopers. PricewaterhouseCoopers was previously appointed to audit our consolidated financial statements for the period May 1, 2002 to December 31, 2002, and, by its terms, such engagement was to terminate upon the completion of services related to such audit. PricewaterhouseCoopers has not reported on our consolidated financial statements for such period or for any other fiscal period. On March 2, 2004, the audit committee engaged Ehrenkrantz Sterling & Co. LLC as Motient's independent auditors to audit our consolidated financial statements for the period May 1, 2002 to December 31, 2002 and for the fiscal year ended December 31, 2003.

On June 1, 2004, Ehrenkrantz Sterling & Co. LLC, merged with the firm of Friedman Alpren & Green LLP. The new entity, Friedman LLP has been retained by Motient and the audit committee of Motient's board of directors approved this decision on June 4, 2004.


Over the course of PwC's engagement, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report, except that we disagreed with PwC on the following accounting and auditing matters related to certain 2000 and 2001 transactions:

     - Allocation of initial proceeds we received from MSV, an equity investee, upon the formation of MSV in June 2000. The initial proceeds were allocated to deferred revenue under a research and development agreement, a deposit on the expected future purchase of certain of our assets and a payment for the right of certain investors in MSV to convert their ownership in MSV into shares of our common stock, to which we refer to as the investor conversion right;

     - The subsequent accounting for the portion of the proceeds allocated to the deposit on certain of our assets and to the investor conversion right;

     - Recording, in the fourth quarter of 2001, of previously unrecognized losses associated with our investment in MSV;

     - Recording of an increase in the value of our investment in MSV under Staff Accounting Bulletin No. 51, Accounting for Sales of Stock of a Subsidiary, upon MSV's acquisition of assets from a third party company in November 2001 in exchange for cash, a note and equity in MSV;

     - Recognition of gain on the sale of certain assets from us to MSV in November 2001;

     - Allocation of proceeds from the sale of our transportation business to Aether Systems in November 2000 and the impact on gain recognition;

     - Amortization period for the deferred revenue related to the sale of a perpetual license to Aether Systems in November 2000; and

     - Recognition of costs associated with certain stock options granted to our employees who subsequently transferred to Aether Systems upon the sale of our transportation business in November 2000.


Each of the matters about which we initially disagreed with PwC were ultimately resolved to the satisfaction of PwC. These matters were reviewed by the Audit Committee of our Board of Directors, and the Audit Committee discussed these matters with PwC. Management believes that its controls and procedures were effective as of December 31, 2003, as a result of these efforts over the course of 2003.

Over the course of PwC's engagement, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except that PwC informed us generally over the course of their audit of our consolidated financial statements for the period May 1, 2002 to December 31, 2002 of the following matters that neither they nor management, believed, separately or in aggregate, represented any material weaknesses in our internal controls. These reportable conditions were materially remedied by December 31, 2003, and Friedman did not identify any reportable conditions to management or the audit committee of the board of directors as a result of the audit for the year ended December 31, 2003.


     - Timely reconciliations of certain accounts between the general ledger and subsidiary ledger, in particular accounts receivable and fixed assets, were not performed;

     - Reviews of accounts and adjustments by supervisory personnel on monthly cut-off dates, in particular fixed asset clearing accounts, accounts receivable reserve and inventory reserve calculations, were not performed;

     - Proper cut-off of accounts at balance sheet dates related to accounts payable, accrued expenses and inventories was not achieved; and

     - No formal policy existed to analyze impairment of long-lived assets on a recurring basis.

To address such matters, PwC recommended that we undertake a review of our monthly close-out process, including a detailed review of the financial statements, comparing budget to actual and current period to prior period to determine any unusual items. PwC also recommended that we prepare an accounting policy and procedures manual for all significant transactions to include procedures for revenue recognition, inventory allowances, accounts receivable allowance, and accruals, among other policies.

In response to these comments, we have taken the following actions:


     - In June 2003, we initiated a process of revising, updating and improving our month-end closing process and created a checklist containing appropriate closing procedures. We believe that our month-end closing processes and procedures were effective as of September 2003.

     - Beginning in July 2003, we increased our efforts to perform monthly account reconciliations on all balance sheet accounts in a timely fashion, which have been taking place on all accounts since September 2003.

     - Beginning in July 2003, on a monthly basis the corporate controller began reviewing balance sheet account reconciliations. No material issues have since been identified as part of these reconciliations.

     - As of July 2003, Motient reviews all long lived asset values on both a quarterly and annual basis.

     - In July 2003, we implemented and distributed a written credit and collections policy, which includes reserve calculations and write-off requirements. Reserve calculation and writeoff requirements have been performed on a timely basis since September 2003.

     - As of July 2003, all accounts receivable sub-ledgers are reconciled to the general ledger monthly, and on a monthly basis inventory reports are produced, sub-ledgers are reconciled to the general ledger and the reserve account is analyzed. No material issues have since been identified as part of these reconciliations.

     - Since September 2003, the fixed assets clearing account is no longer being used, and all asset additions are reviewed by the corporate controller to determine proper capitalization and balance sheet classification. No material issues have since been identified as part of these reviews.

     - As of July 2003, all monthly income statement accounts are analyzed by the corporate controller prior to release of the financial statements. No material issues have since been identified as part of this analysis.


     - We have prepared an accounting policy and procedures manual to include procedures for all significant policies, business practices, and routine and non-routine procedures performed by each functional area.


     - Over the course of the third quarter of 2003, we updated our procedures for the preparation of a monthly financial reporting package to include management's discussion and analysis of results of operations, financial statements, cash and investments reporting and month-to-month variances. Under these procedures, since September 2003, departmental results of operations are also prepared and provided to appropriate department managers on a monthly basis.


In addition to the above, since April 2003, we have reevaluated our staffing levels, reorganized the finance and accounting organization and replaced ten accounting personnel with more experienced accounting personnel, including, among others, a new chief financial officer, chief accounting officer and corporate controller, a manager of revenue assurance and a manager of financial services.

Our current auditors, Friedman LLP, successors-in-interest to Ehrenkrantz Sterling & Co. LLC, agree that the matters described above constitute significant deficiencies and have communicated this view to our audit committee.

We have authorized PwC to respond fully to the inquiries of Friedman LLP (our new independent accountants -- see below) concerning the subject matter of each of the items about which we and PwC initially disagreed.

In both April 2003 and March 2004, we requested that PwC furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. Copies of such letters, dated April 22, 2003 and March 8, 2004, are filed as exhibits 16.1 and 16.2, respectively, to this registration statement.

New Independent Accountants

We engaged Ehrenkrantz Sterling & Co. LLC as our independent accountants on April 17, 2003 to (i) re-audit our consolidated financial statements for the fiscal year ended December 31, 2000, the fiscal year ended December 31, 2001 and
(ii) audit our consolidated financial statements for the interim period from January 1, 2002 to April 30, 2002, and the fiscal year ended on December 31, 2003. Later, on March 2, 2004, we engaged Ehrenkrantz to audit our consolidated financial statements for the period May 1, 2002 to December 31, 2002.

During the two most recent fiscal years and through December 1, 2004, neither we nor anyone acting on our behalf consulted Ehrenkrantz on the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that Ehrenkrantz concluded was an important factor we considered in reaching a decision as to the accounting, auditing or financial reporting issue. During the two most recent fiscal years and through December 1, 2004, we did not consult with Ehrenkrantz regarding any matter that was the subject of a disagreement with PwC, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or with regard to any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On June 1, 2004, Ehrenkrantz Sterling & Co. LLC, merged with the firm of Friedman Alpren & Green LLP. The new entity, Friedman LLP has been retained by Motient and the Audit Committee of Motient's Board of Directors approved this decision on June 4, 2004.

For the period since Ehrenkrantz's appointment through December 1, 2004, there have been no disagreements with Ehrenkrantz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ehrenkrantz would have caused them to make reference thereto in their report.

For the period since Ehrenkrantz's appointment through December 1, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), that are not otherwise disclosed above.

Motient has requested that Friedman LLP, as successor-in-interest to Ehrenkrantz, furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Friedman's letter, dated June 7, 2004, was filed as Exhibit 16.1 to the registration statement on Form S-1 filed with the SEC on July 6, 2004.

During the two most recent fiscal years and through June 4, 2004, Motient did not consult with Friedman Alpren & Green LLP regarding any matter that was the subject of a "disagreement" with Ehrenkrantz, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or with regard to any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as such consultations as may have been made with former employees of Ehrenkrantz who are now employees of Friedman LLP.

Quantitative and Qualitative Disclosures about Market Risk

Prior to our reorganization, we were exposed to the impact of interest rate changes related to our credit facilities and we managed interest rate risk through the use of fixed rate debt. As of December 1, 2004, we are not exposed to the impact of interest rate changes. We do not use derivative financial instruments to manage our interest rate risk. We invest our cash in short-term commercial paper, investment-grade corporate and government obligations and money market funds.

Effective May 1, 2002, Motient's senior notes and accrued interest thereon were eliminated in exchange for new common stock of the company. As of December 1, 2004, Motient has no remaining debt obligations.

BUSINESS


Overview

We are a nationwide provider of two-way, wireless mobile data services and wireless Internet services. Owning and operating a wireless radio data network that provides wireless mobile data service to customers across the United States, we primarily generate revenue from the sale of airtime on our network and from the sale of communications devices, which are manufactured by other companies. Our customers use our network and our wireless applications for wireless email messaging and wireless data communications services. This enables businesses, mobile workers and consumers to wirelessly transfer electronic information and messages and to wirelessly access corporate databases and the Internet. Our network is designed to offer a broad array of wireless data services, such as:

     o two-way mobile Internet services, including our own eLinkSM wireless email service and our BlackBerry(TM) by Motient wireless email service, each providing personal consumers and corporate customers with wireless access to a broad range of email and information services;

     o wireless data systems used by companies involved in data transmission and processing, used to connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility; and

     o mobile data and mobile management systems used by transportation and other companies to wirelessly coordinate remote, mobile assets and personnel.

In addition to selling wireless services that use our own network, we are also a reseller of airtime on the Cingular and Sprint wireless networks. We have reseller agreements with these companies that allow us to sell and promote wireless applications and solutions to our customers using these networks, which are more modern and have greater capacity than our own, while still maintaining a direct relationship with the customer, since "back office" functions like customer support, application design and implementation, and billing, among other support services, are handled by Motient.

These arrangements allow us to provide integrated seamless solutions to our customers using a variety of networks. In December 2004, we launched a new set of products and services designed to provide these seamless solutions to our customers called iMotient Solutions(TM). iMotient allows Motient's customers to use these multiple networks via a single connection to Motient's back-office systems, providing a single alternative for application and software development, device management and our own billing across multiple networks, including but not limited to GPRS, 1XRTT, and DataTac network. Once connected to iMotient, customers will receive our proprietary applications and services that reduce airtime usage, improve performance and reduce costs.

Our eLink service is a two-way wireless email device and electronic organizer that uses our DataTac network. It allows users to remotely and wirelessly access their email, and allows users to synchronize the calendar and organizer functions of their desktop computer with a handheld device such as a RIM 850 or 857 Wireless Handheld, a small, data-only wireless handheld device. Although Research In Motion, Ltd., or RIM, has discontinued making these models, Motient continues to purchase limited quantities of RIM 857 devices, and Motient has implemented an "equivalent to new" program pursuant to which we purchase and refurbish used RIM 857 devices. We expect that there will be sufficient returned RIM 857 and 850s to satisfy demand for the foreseeable future. Even if there is a sufficient supply of these devices, however, our rights to use and sell the devices, as well as RIM's BlackBerryTM software, may be limited or made prohibitively expensive as a result of a pending patent infringement lawsuit brought against Research In Motion. Sales of these devices, however, have declined recently, and we anticipate few sales of these devices in the future. Motient cannot use newer RIM devices on our network.

As of January 28, 2004, Motient's terrestrial wireless two-way data network covers a geographic area populated by more than 195 million people and is comprised of over 1,200 base stations that provide service to 412 of the nation's largest cities and towns, including all primary metropolitan statistical areas. Subscriber units, which may be mobile or stationary, receive and transmit wireless data messages to and from these terrestrial base stations via radio frequencies. Terrestrial messages are then routed to their destination via data switches that Motient owns, which connect to the public data network. Motient's network is a wireless packet-switched network based on technologies developed prior to newer networks built around CDMA or GSM technologies, and, unlike those networks, cannot accommodate wireless telephony. Motient is in the process of rationalizing its network to remove unprofitable base stations that may impact this coverage.

As of December 31, 2003 and September 30, 2004, there were approximately 204,000 user devices and 170,000 user devices registered, respectively, and 115,000 user devices and 83,000 user devices, respectively, with active usage on Motient's network. Registered devices represent devices that our customers and resellers have registered for use on our network. These devices may be kept in inventory by our customers for future use, in which case they are not generally revenue producing. We count a device as active when it is removed from inventory by the customer and transmits data traffic.


History

Motient was formed in 1988 under the name "American Mobile Satellite Corporation" to construct, launch and operate a mobile satellite services system to provide a full range of mobile voice and data services via satellite to land, air and sea-based customers subject to local regulation. During 1995, Motient successfully launched its first satellite and initiated commercial voice service. In late 1996, Motient expanded its mobile data business through the acquisition of Rockwell International Corporation's dual mode mobile messaging and global positioning and monitoring service for commercial trucking fleets.

In March 1998, Motient acquired Motient Communications, formerly ARDIS Company, from Motorola and combined the ARDIS terrestrial-based business with Motient's satellite-based business to offer a broad range of integrated end-to-end wireless solutions through two network configurations, either a "satellite-only" service network or a "multi-mode" terrestrial and satellite service network.

Following operation of a joint network for three years, Motient decided to base its business primarily on the terrestrial network and make the satellite available to a joint venture. Motient's satellite and related assets and business were sold on November 26, 2001 to MSV. For more information regarding this sale, please see the discussion under the caption "Mobile Satellite Ventures" below.

In connection with Motient's acquisition of Motient Communications from Motorola in March 1998, Motient's subsidiary, Motient Holdings Inc., issued $335.0 million of 12.25% senior notes due 2008.

Prior to 2002, Motient's working capital and operational financing historically was derived primarily from internally generated funds and from borrowings under two bank loan facilities, a $100.0 million term loan facility and a $100.0 million revolving credit facility. Borrowings under the bank facility were guaranteed by Hughes Electronics Corporation, Singapore Telecommunications Ltd. and Baron Capital Partners L.P. The indebtedness under the bank facility was also guaranteed by Motient and certain of its subsidiaries and was secured by certain assets of Motient. Motient also was required to reimburse the bank guarantors for any payments made by the bank guarantors pursuant to their guarantees.

XM Radio

As of December 31, 2000, we had an equity interest of approximately 33.1% (or 21.3% on a fully diluted basis) in XM Satellite Radio Holdings Inc., a public company that launched its satellite radio service at the end of 2001, and we controlled XM Radio through our board of director membership and common stock voting rights. In January 2001, pursuant to FCC approval to cease control of XM Radio, the number of directors that we appointed to XM Radio's board of directors was reduced to less than 50% of XM Radio's directors, and we converted a portion of our super-voting Class B common stock of XM Radio to Class A common stock. As a result, we ceased to control XM Radio, and as of January 1, 2001, we accounted for our investment in XM Radio pursuant to the equity method of accounting. During 2001, we disposed of all of our remaining shares of XM Radio and ceased to hold any interest in XM Radio as of November 19, 2001.

Sale of Transportation Business


In November 2000, Motient sold assets relating to its retail transportation business to Aether Systems for approximately $45 million. This consisted of $30 million for the assets, of which $10 million was held in an escrow account which was subsequently released in the fourth quarter of 2001 upon the satisfaction of certain conditions, and $15 million for a perpetual license to use and modify any intellectual property owned by or licensed by Motient in connection with the retail transportation business. Aether Systems acquired all of the assets used or useful in the retail transportation business, and assumed the related liabilities. Aether Systems also purchased the existing inventory in the business. In the fourth quarter of 2000, Motient recognized a gain of $6.6 million, which represented the difference between the net book value of the assets sold and the $20 million cash portion of the purchase price for the assets received at closing. Motient recognized an additional $8.3 million gain in the fourth quarter of 2001 when the additional $10 million of proceeds were released from escrow. The $1.7 million difference between the proceeds received and the gain recognized is a result of pricing modifications that were made at the time of the release of the escrow related to network capacity agreements. Motient deferred recognition of the $15 million perpetual license payment over a four year period, which represents the life of the network airtime agreement that Motient entered into with Aether Systems at the time of the closing of the asset sale.


Concurrently with the closing of the asset sale, we and Aether Systems entered into two long-term, prepaid network airtime agreements with a total value of $20 million, of which $5 million was paid at closing, pursuant to which Aether Systems agreed to purchase airtime on our satellite and terrestrial networks. All prepayments under these agreements have been exhausted. Aether Systems also became an authorized reseller of our eLink and BlackBerry TM by Motient wireless email service offerings.


Mobile Satellite Ventures

Business

Mobile Satellite Ventures LP is a provider of mobile satellite-based communications services. MSV currently has two satellites, which allow customers access to satellite-based wireless data, voice, fax and dispatch radio services almost anywhere in North and Central America, northern South America, the Caribbean, Hawaii and in various coastal waters.

MSV is also developing a next-generation system, a hybrid satellite/terrestrial wireless network over North America that will utilize new satellites working with MSV's patented "ancillary terrestrial component" technology. MSV will be able to deploy terrestrial two-way radio network technology in thousands of locations across the United States, allowing subscribers to integrate satellite-based communications services with more traditional land-based wireless communications services. MSV is headquartered in Reston, VA, with an office in Ottawa, ON, Canada.

MSV is structured as a limited partnership, of which Motient is one of the limited partners. Motient holds a proportionate ownership interest in the corporate general partner. Motient has certain rights to appoint directors to the sole general partner of the limited partnership, but does not have any direct or indirect operating control over MSV. As of February 9, 2005, we have a 49% direct and indirect interest in MSV.

History

On June 29, 2000, we formed a joint venture subsidiary, MSV, with certain other parties, in which we owned 80% of the membership interests. Through November 2001, MSV used our satellite network to conduct research and development activities. The remaining 20% interests in MSV were owned by three investors unrelated to Motient. However, the minority investors had the right to participate in certain business decisions that were made in the normal course of MSV's business. Therefore, in accordance with Emerging Issues Task Force Issue No 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights", our investment in MSV has been recorded for all periods presented in the consolidated financial statements included in this annual report pursuant to the equity method of accounting.

On November 26, 2001, Motient sold the assets comprising its satellite communications business to MSV. In consideration for its satellite business assets, Motient received the following:

     o    a $24.0 million cash payment in June 2000;

     o a $41.0 million cash payment paid at closing on November 26, 2001, net of $4.0 million retained by MSV related to our sublease of real estate from MSV; and

     o    a five-year, $15.0 million note.

In this transaction, TMI, a Canadian satellite services provider, also contributed its satellite communications business assets to MSV. In addition, Motient purchased a $2.5 million convertible note issued by MSV as part of this transaction, and certain other investors, including a subsidiary of Rare Medium, purchased a total of $52.5 million of MSV convertible notes. On August 12, 2002, we purchased an additional $957,000 of MSV convertible notes. At December 31, 2002 and 2003, on a fully diluted basis, Motient owned approximately 25.5% and 29.5%, respectively, of the equity of MSV, assuming certain other investors fully exercise their option to make additional investments in MSV as a result of the FCC's ATC approval process described more fully below.

On August 21, 2003, two investors in MSV (excluding Motient) invested an additional $3.7 million in MSV in exchange for Class A preferred units of limited partnership interests in MSV. MSV used the proceeds from this investment to repay other indebtedness that is senior in its right of repayment to Motient's promissory note. Under the terms of the amended and restated investment agreement, these investors also had the option of investing an additional $17.6 million in MSV by December 31, 2003; however, if, prior to this time, the FCC had not issued a decision addressing MSV's petition for reconsideration with respect to the ATC Order, the option was automatically extended to March 31, 2004.

On April 2, 2004, the above-mentioned additional $17.6 million investment was consummated. Of the total $17.6 million in proceeds, $5.0 million was used to repay certain outstanding indebtedness of MSV, including $2.0 million of accrued interest under the $15.0 million promissory note issued to Motient by MSV. The remainder of the proceeds from this investment will be used for general corporate purposes by MSV. Motient was required to use 25% of the $2 million it received in this transaction, or $500,000, to make prepayments under its existing notes owed to Rare Medium Group, Inc. and Credit Suisse First Boston. As of the closing of the initial investment on April 2, 2004, Motient's percentage ownership of MSV was approximately 29.5% (assuming conversion of all outstanding convertible notes).

On November 12, 2004, we purchased approximately 5.4 million MSV limited partnership units, and a corresponding number of shares in MSV's general partner, Mobile Satellite Ventures GP Inc. ("MSV GP"). As consideration, we provided MSV with $125 million in cash, cancelled the outstanding $15 million principal note (and all accrued interest thereon) issued by MSV, converted our $3.5 million of convertible notes issued by MSV, and cancelled the accrued interest on such convertible notes. In connection with our investment, the other limited partners of MSV exchanged their outstanding notes (but not generally the accrued interest thereon), and one limited partner contributed an additional $20 million of cash, for limited partnership units and a corresponding number of MSV GP shares. Such investments and conversions increased Motient's ownership of MSV from 29.5% (assuming conversion of all outstanding convertible notes) to 38.6%.

On February 9, 2005, Motient entered into a merger agreement with Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. and simultaneously consummated the transactions contemplated thereby, pursuant to which Telcom merged with and into MVH Holdings Inc., a direct and wholly-owned subsidiary of Motient, in a tax free reorganization in which MVH is the surviving company. In exchange for 2,296,835 MSV limited partnership units, Motient issued to Telcom's stockholders 8,187,804 shares of its common stock in a private placement.

Concurrently with this merger, Motient (through MVH) also purchased an aggregate of 373.7 shares of common stock of Spectrum Space Equity Investors IV, Inc. and two other related entities, representing approximately 66.3% of the outstanding common stock of each of such entities, and an aggregate of 221.2 shares of common stock of Columbia Space Partners, Inc. and two other related entities, representing approximately 27.8% of the outstanding common stock of such entities. In total, Motient issued to the Spectrum Entities and Columbia Entities a total of 4,516,978 shares of Motient common stock in a private placement in exchange for indirect ownership of 1,267,098 MSV units and a corresponding number of shares of TerreStar and MSV's general partner.

At the consummation of these transactions, Motient's direct and indirect ownership of MSV was approximately 49%.

Motient does not control MSV and accounts for its investment under the equity method.

MSV's Next-Generation Communications System: The ATC Approval Process

In February 2003, the FCC adopted an order governing ancillary terrestrial component, or ATC, technology, giving mobile satellite operators broad authority to use their assigned spectrum to operate an ATC. ATC technology allows a wireless provider to use satellite communications technology in conjunction with more traditional land-based wireless communications technologies, allowing a user to utilize a signal from both satellite and terrestrial locations, depending on a variety of technical and cost concerns. ATC can enhance satellite availability, efficiency and economic viability by terrestrially reusing at least some of the frequencies that are allocated to the satellite systems.

Without ATC, it may be challenging for mobile satellite systems to reliably serve densely populated areas, because the satellite's signal may be blocked by high rise structures and may not penetrate into buildings. As a result, the satellite spectrum may be underutilized or unused in such areas. The use of ATC retransmission can reduce or eliminate this problem.

The ATC Order established a set of preconditions and technical limits for ATC operations, as well as an application process for ATC approval of the specific system incorporating the ATCs that the licensee intends to use. On November 18, 2003, MSV filed an application with the FCC to expand the use of its L-band spectrum and construct its next-generation hybrid network with ATC. On November 8, 2004, the FCC issued an order granting MSV the first ATC license ever granted by the FCC. The FCC also approved several of MSV's waiver requests, allowing MSV to further enhance its service and coverage, but it specifically deferred its ruling on other MSV waiver requests. The order sets forth various limitations and conditions necessary to the use of ATC by MSV, but there can be no assurances that such conditions will be satisfied by MSV, or that such limitations will not be unnecessarily burdensome to MSV.

MSV's Spectrum Assets

MSV has more than 25 MHz of L-band spectrum that is authorized for use in every market in North America. The L-band spectrum is positioned within the range of frequencies used by terrestrial wireless providers in North America.

In addition to its L-band spectrum, MSV has certain rights to receive nationwide spectrum in the S-band (2.1 GHz range) from its affiliate, TMI Communications and Company, Limited Partnership, or TMI, as a result of the FCC's reinstatement of TMI's S-band authorization on June 29, 2004. This reinstatement of TMI's S-band authorization is subject to certain conditions. The S-band authorization requires the satisfaction of certain satellite construction and other milestones. Additionally, the amount of S-band spectrum that can be utilized by any one operator is contingent upon the number of remaining authorized operators in the band as determined by their respective ability to meet construction and other milestones. There can be no assurances that such conditions and milestones will be satisfied.

For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.


Motient's Chapter 11 Filing

Events Leading to Chapter 11 Filing

During 2001, Motient undertook a variety of transactions to address its liquidity needs.

In mid-2001, Motient borrowed an aggregate of $50.0 million from Rare Medium. Motient's obligation to repay this loan was secured by its aggregate pledge of five million shares of Class A common stock of XM Radio then held by Motient.

In May 2001, Motient signed a definitive merger agreement with Rare Medium through which Motient would have acquired 100% of the ownership of Rare Medium, using a combination of convertible preferred stock of Motient and nine million shares of Class A common stock of XM Radio then held by Motient.

In September 2001, Motient laid off approximately 25% of its workforce and canceled certain of its product initiatives, in order to preserve cash.

In October 2001, Motient and Rare Medium terminated their merger agreement. One of the principal reasons Motient pursued the Rare Medium merger was to gain access to cash held by Rare Medium. As a result of the termination of the Rare Medium merger, Motient did not receive the anticipated cash from that transaction that would have allowed it to fund certain debt and interest payment obligations. On October 12, 2001, Motient repaid approximately $26.1 million of principal and accrued interest owed to Rare Medium by delivering to Rare Medium five million shares of stock of XM Radio.

On October 1, 2001, Motient announced that it would not make the $20.5 million semi-annual interest payment due on its 12.25% senior notes due 2008 issued by Motient Holdings. On November 26, 2001, the trustee declared all amounts owed under the senior notes immediately due and payable.


In November 2001, the agent for the bank lenders under Motient's bank financing declared all loans immediately due and payable, due to the existence of several events of default. The bank lenders sought payment in full from the guarantors for the accelerated loan obligations, and the guarantors repaid all such loans on November 14, 2001 in the amount of approximately $97.6 million. As a result, Motient had a reimbursement obligation to the guarantors in the amount of $97.6 million, which included accrued interest and fees.


On November 19, 2001, Motient sold 500,000 shares of XM Radio common stock owned by it for aggregate proceeds of $4.8 million. Motient used such proceeds to reduce the amount of its reimbursement obligation to the guarantors of its bank financing by this amount. Also on November 19, 2001, Motient delivered all of the remaining 9,257,262 shares of XM Radio common stock owned by it to the guarantors of its bank financing in full satisfaction of the entire remaining amount of Motient's reimbursement obligations to the bank guarantors.

Pursuit of Restructuring Plan Under Protection of Bankruptcy Code -Conversion of Outstanding Debt

In late 2001, Motient determined that the continued viability of its business required restructuring its highly leveraged capital structure. In October 2001, Motient retained CSFB as financial advisors to assist it in restructuring its debt.

In January 2002, Motient and an informal committee of its senior noteholders reached an agreement in principle with respect to the primary terms of a Plan of Reorganization of Motient and its principal subsidiaries. Accordingly, on January 10, 2002, Motient and certain of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Virginia. The Bankruptcy Court confirmed the Plan of Reorganization on April 26, 2002, and the Plan became effective on May 1, 2002.

Upon effectiveness of the Plan, the ownership of Motient changed significantly, with creditors becoming the new owners of substantially all of the equity of Motient. Under the Plan, holders of the senior notes exchanged the principal amount of their notes and all accrued interest thereon for shares of our common stock. In addition, certain of our trade creditors received shares of our common stock in settlement of their claims. All then outstanding shares of our pre-reorganization common stock and all unexercised options and warrants were cancelled. Holders of our pre-reorganization common stock received warrants to purchase an aggregate of approximately 1,496,512 shares of common stock. These warrants never vested and therefore they expired on May 1, 2004. Also pursuant to our Plan of Reorganization, we issued to Evercore Partners LP, financial advisor to the creditors' committee in our reorganization, a warrant to purchase up to 343,450 shares of common stock, at an exercise price of $3.95 per share. The warrant has a term of five years.

Upon effectiveness of the Plan, our certificate of incorporation and bylaws were amended and restated. Our restated certificate of incorporation authorizes Motient to issue up to 100 million shares of common stock and up to 5 million shares of preferred stock.

On the effective date of our Plan of Reorganization, a new board of directors of Motient consisting of seven members was established. Effective May 1, 2002, we adopted "fresh-start" accounting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". We determined that the selection of May 1, 2002 versus April 26, 2002 for the "fresh-start" date was more convenient for financial statement reporting purposes and that the results for the period from April 26, 2002 to May 1, 2002 were immaterial to our consolidated financial statements. Under "fresh-start" accounting, a new entity has been deemed created for financial reporting purposes.

Further details regarding the Plan of Reorganization are contained in our disclosure statement with respect to the Plan of Reorganization, which was filed as Exhibit 99.2 to our current report on Form 8-K dated March 4, 2002.

Effects of Chapter 11 Filing

As a result of our Chapter 11 bankruptcy filing, we saw a slower adoption rate for our services during the first quarter of 2002. In a large customer deployment, the upfront cost of the hardware can be significant. Because the hardware generally is usable only on Motient's network, certain customers delayed adoption while we were in Chapter 11. In an effort to accelerate adoption of our services, we did, in selected instances in the first quarter of 2002, offer certain incentives for adoption of our services that were outside of our customary contract terms, such as extended payment terms or temporary hardware rental. None of these offers were accepted; therefore, there was no impact to our financial statements.

Additionally, certain of our trade creditors required either deposits for future services or shortened payment terms; however, none of these deposits or changes in payment terms were material, and none of our key suppliers have ceased to do business with us as a result of our reorganization.

For more information regarding certain effects of the Chapter 11 filing on Motient's business and results of operations, please read "Management's Discussion and Analysis of Financial Condition and Results of Operations" above.

Motient's Business Strategy

Motient's objective is to use its enterprise data experience to continue to penetrate the large markets for mobile data communications services and solutions and wireless telemetry applications while keeping costs under control. To meet these objectives, we intend to:

Focus Growth Efforts on iMotient Solutions Service Platform. In December 2004, we launched a new set of products and services designed to provide these seamless solutions to our customers called iMotient Solutions (TM). iMotient allows Motient's customers to use multiple networks via a single connection to Motient's back-office systems, providing a one-source alternative for development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT, and DataTac. Once connected to iMotient, customers will receive proprietary applications and services that reduce airtime usage, improve performance and reduce costs. As part of the iMotient Solutions platform, in addition to selling wireless services that use our own network, we are also a reseller of airtime on the Cingular and Sprint wireless networks. These reseller agreements allow us to sell and promote applications and solutions to enterprise accounts on networks with greater capacity than our own, while still maintaining a direct relationship with the customer, since "back office" functions like customer support, application design and implementation and billing, among other support services are handled by Motient.

Focus Growth Efforts on Network Efficient Applications. Certain applications have key attributes that make them an efficient use of the Motient network. Applications such as wireless point-of-sale and transportation and dispatching applications (found in industries such as transportation, trucking and credit card processing) typically have small bandwidth requirements and can be designed to utilize the network on a 24 hours per day, 7 days per week basis, thus smoothing loading requirements and optimally using our existing capacity. We believe that these kinds of applications are poised for significant growth and that this growth can be accommodated efficiently on the existing Motient network, and we have signed agreements with several resellers that specialize in these kinds of applications. This growth could also allow for some excess capacity to be removed from our network in the future, which would reduce our operating costs.

Leverage Motient's Expertise in Selling and Provisioning Complete Data Solutions for Business Customers. A key strategic asset of Motient is its experienced sales, customer care and technical support team. This team is qualified to sell complete data solutions, rather than simply devices and network airtime, that may include network services that utilize more than Motient's core terrestrial network, such as customer support and business services.

Develop New Wireless Applications to Increase Demand and Revenue Per Subscriber. Motient intends to exploit the market potential of its wireless network by working with other companies to develop additional innovative wireless applications. As market acceptance and demand for wireless email grows, Motient believes users will demand an increasing variety of Internet-based content and services. Motient currently offers content-based services for use with its eLink service provided by GoAmerica, Novarra, Inc., Notify Inc. and Neomar, Inc.

Leverage Distribution Resources of Strategic Resellers. To penetrate target markets without significant direct sales and marketing expenses, Motient has signed a number of strategic alliances with various industry leaders. Motient intends to leverage the relationships, marketing and distribution resources and large existing customer bases of these resellers to reach significantly more potential customers than Motient would be able to address on its own. Motient has a roster of resellers and resale contracts with third parties, including SkyTel Communications, Inc., Metrocall Wireless, Inc., Geologic Solutions (formerly Aether Systems, which purchased our transportation assets in November
2000), Research In Motion, Ltd. and Earthlink, Inc., among others. In the market for small to medium-sized wireless email business users, Motient has signed a sales agent agreement with CDW Computer Centers, Inc., allowing resale of Motient services by CDW. Motient has also entered into agreements with a number of device manufacturers, resellers and software vendors to develop and offer a variety of specialized applications, including heating, ventilation and air conditioning, commonly known as HVAC, system monitoring, energy meter reading, office and vending machine automation and wireless point-of-sale applications such as credit card processing. Motient plans to continue to seek new strategic distribution channels that will enable it to more fully penetrate its existing markets and access potential new markets. In addition, Motient intends to exploit cross-selling opportunities using some of its existing large corporate customers in the future.


Effectively Manage the Anticipated Migration of our Mobile Internet Segment Customers. Due to the emergence of high-bandwidth competitive data networks, and with additional voice service capabilities, as well as limitations on the number of available mobile internet user devices, primarily as a result of Research In Motion's decision in 2003 to discontinue the RIM 857 product line, we are implementing initiatives to manage the migration of these customers to next-generation network solutions. These initiatives include supporting customer migration efforts by referring these customer relationships to T-Mobile through our sub-dealer agreement with RACO. This allows us to continue to support our customers' needs, while also generating revenue from these customers. This migration of customers could also allow for some excess capacity to be removed from our network, which would reduce our operating costs.

Work With Vendors to Develop Less Expensive and More Functional User Devices to Address Competition and Increase Demand for its Services. Motient plans to continue to work with vendors to develop new generations of user devices and applications that combine improved functionality and convenience at a lower price. Motient plans to continue to incorporate inexpensive, off the shelf software or free software in its services. Motient believes that lower price points will help accelerate the acceptance and adoption of its services in its traditional markets and will also enable Motient to better penetrate its targeted new wireless markets. By working with suppliers and by making strategic software and hardware investments, Motient has lowered the total cost of ownership of its products. At the same time, Motient has improved the functionality of its devices and made them smaller and more convenient.


Take Advantage of Motient's Professional Service and Back-Office Capabilities to Potential Generate New Revenue Opportunities. Motient has deployed comprehensive and customized data communications solutions for businesses for over a decade. These data communications solutions have often required specialized billing, data switching requirements and inventory and reporting requirements, among other tailored back-office capabilities. With our new iMotient platform, these professional services and back-office capabilities can be tailored to satisfy existing and new customers on Motient's network or alternative networks. Motient believes that these professional services and back-office capabilities can be positioned as network or carrier agnostic and thus provide customers potentially expansive network capabilities and service at the lowest cost.

Rationalize Cost Structure & Improve Network Utilization. Motient plans to rationalize its network infrastructure by focusing on market segments that are most appropriate for its technology. We intend to focus on the markets identified above because we believe that this will enable us to grow our revenues while also reducing the operating cost of our network, because these markets are less demanding on our network.


Motient's Wireless Service Offerings

General
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Motient sells wireless devices, airtime and applications. Our wireless data applications include wireless email, wireless Internet and Intranet access, wireless faxing, paging and peer-to-peer communications, wireless asset tracking and dispatching, and wireless point-of-sale and data monitoring applications. Motient supports over 13 types of devices from more than 10 different manufacturers for use on our network. These devices include Research In Motion handheld devices, ruggedized laptops, handheld digital assistants and wireless modems for personal computers, or PCs. Motient has also developed proprietary software and has engaged a variety of other software firms to develop other "middleware," to assist its customers' development efforts in connecting their applications to our network. Also, a number of off-the-shelf software packages enable popular email software applications on Motient's network.

Motient also has agreements with Sprint and Cingular to resell airtime subscriptions and communications devices for use on their next generation high-speed networks. In doing so, Motient believes we will be able to enhance our sales performance by offering enterprise customers a full array of technology solutions that meet their needs, independent of the network.


iMotient Solutions
------------------


In December 2004, we announced the creation of iMotient Solutions (TM) and that we are a reseller of airtime on the Cingular and Sprint wireless networks. These reseller agreements allow us to sell and promote wireless applications and solutions to customers using networks that are more modern, and therefore have greater capacity, than our own DataTac network, while still maintaining a direct relationship with the customer, since "back office" functions like customer support, application design and implementation and billing, among other things, are handled by Motient.

The iMotient Solutions (TM) set of products and services allows Motient's customers to use these multiple networks via a single connection to Motient's back-office systems, providing a one-source alternative for software and application development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT, and DataTac networks. Once connected to iMotient, customers will receive our proprietary applications and services that reduce airtime usage, improve performance and reduce costs.

Mobile Internet
---------------


Motient offers a variety of wireless email solutions for its network, including its own eLink wireless e-mail applications, as well as Research In Motion's, or RIM's, BlackBerry(TM) wireless solution for use on its own network.

Motient's eLink and BlackBerry (TM) for use on Motient's DataTac network is generally used on wireless handheld devices manufactured by Research In Motion, including the RIM 850 and RIM 857 wireless handhelds. Production of the RIM 850 and RIM 857 wireless handhelds has been discontinued by Research in Motion, as they cannot offer many of the features, like voice capability, that the newer RIM devices can. For these reasons, we do not anticipate significant future sales of eLink devices.

In addition, Motient can offer its customers an opportunity to utilize T-Mobile's GPRS network for their wireless email solutions via its sub-dealer Agreement with RACO, Inc., a T-Mobile master dealer. T-Mobile's network can support newer devices from RIM that are voice capable, among other things.

Field Service Applications
--------------------------

In the field service market, long-standing customers such as IBM, use Motient's wireless network, wireless applications and professional support services and back-office capabilities to enable their mobile field service technicians to stay connected. For these and other field service customers, Motient also provides critical professional support service and back-office functionality tailored to our customers' respective communications requirements, such as specialized billing, data switching, inventory tracking, customer support and reporting. The iMotient Solutions (TM) set of products and services will allow Motient to expand sales in this market segment by using the coverage and capacity of multiple networks.

Transportation and Shipping
---------------------------

In the transportation and shipping market, customers take advantage of Motient's nationwide network, data switching and routing capabilities and professional support services and back-office capabilities to provide effective communications solutions to transportation and shipping fleets and other similar mobile customers. For these and other transportation and shipping customers, Motient also provides critical professional support service and back-office functions tailored to our customers' respective communications requirements, such as specialized billing, data switching, inventory tracking, customer support and reporting.


The iMotient Solutions (TM) set of products and services will allow Motient to expand sales in this market segment by using the coverage and capacity of multiple networks.


Telemetry
---------

Telemetry involves the transmission of generally small amounts of data from a remote device to a master collection or monitoring point. The data may be stored in a mobile device and then transmitted when necessary or cost-effective.

Motient has signed agreements with a variety of resellers, device manufacturers and software vendors in this market. We have also signed agreements with several application service providers such as U.S. Wireless Data, Inc. and U.S. Technologies to develop and offer a variety of customer-driven telemetry applications.


Applications include HVAC system monitoring, wireless point-of-sale systems, energy monitoring, vending and office machine automation and security/alarm monitoring. We believe that our expansive wireless network and telemetry experience will allow us to provide cost-effective and comprehensive solutions for these communication requirements. The iMotient Solutions (TM) set of products and services will allow Motient to sales in this market segment by using the coverage and capacity of multiple networks.

Pricing of Services


Motient's customers are generally charged a monthly access fee or minimum usage fee. Unless on a flat rate plan, users also pay for usage depending on the number of kilobytes of data transmitted. Motient's pricing plans offer a wide variety of volume packaging and discounts, consistent with customer demand and market conditions, from flat-rate plans to per message or per kilobyte plans. Generally, Motient reflects the addition of a subscriber unit upon the registration of a unit on its network. In certain cases, primarily as it relates to strategic resellers, a percentage of these subscriber units do not become revenue producing for up to several months from initial registration on the network.


Motient's Customers

As of December 31, 2003, there were approximately 204,000 user devices registered on Motient's network, and an established customer base of large corporations in the following market categories:

                                                                  Percentage of
Market Categories                                                  Total Units
-----------------                                                  -----------
Transportation and package delivery                                    23%
Field service                                                           9
Telemetry and point of sale                                             16
Wireless internet or email                                              52
                                                                       ----
Total                                                                  100%
                                                                       ====

For the year ended December 31, 2003, five customers accounted for approximately 47% of Motient's service revenue, with two of those customers, UPS and SkyTel, each accounting for more than 11%. The loss of one or more of these customers, or any event, occurrence or development, which adversely affects Motient's relationship with one or more of these customers, could harm Motient's business. The contracts with these customers are generally multi-year contracts, and the services provided pursuant to such contracts are generally customized applications developed to work solely on Motient's network.


UPS, Motient's second largest customer for the year ended December 31, 2003 and eighth largest customer for the three months ended December 31, 2003, substantially completed its migration to next generation network technology in the first six months of 2003, and its monthly airtime usage of Motient's network declined significantly. Consequently, the revenue and cash flows generated by UPS declined significantly. While Motient expects that UPS will remain a customer for the foreseeable future, there are no minimum purchase requirements under Motient's contract with UPS and the contract may be terminated by UPS on 30 days' notice. As of September 30, 2004, UPS had approximately 3,006 user devices actively passing traffic units on Motient's network.

In addition, due to a separate arrangement entered into in 2002 under which UPS prepaid for network airtime to be used by it in 2004, we do not expect that UPS will be required to make any cash payments to us in 2004 and 2005 for service to be provided in 2004 and 2005. As of September 30, 2004, UPS has not been required to make any cash payments to us in 2004 for service provided in 2004, and the value of our remaining airtime service obligations to UPS in respect of the prepayment was approximately $4.1 million as of September 30, 2004. If UPS terminates its contract with Motient, any remaining prepayment would be required to be repaid.

Marketing and Distribution

Motient markets its wireless services through strategic distribution resellers and its direct sales force.

Strategic Alliances and Resellers


To penetrate new wireless data markets which Motient believes have significant growth potential, it has signed contracts for a variety of strategic alliances, including with industry leaders. Motient intends to use the marketing and distribution resources and large existing customer bases of these resellers to address significantly more potential customers than Motient would be able to address on its own. Motient has agreements with a roster of industry-leading resellers for the sale of its wireless email services, including SkyTel, Metrocall, Geologic Solutions, Research In Motion and Earthlink. Other alliances include:

     o In the market for small to medium-sized business users, Motient has signed a reseller agreement with CDW Computer Centers;

     o Motient has teamed with Wynd Communications, Inc. to provide wireless services for the hearing impaired; and

     o In the telemetry market, Motient has contracts with a number of device manufacturers, resellers and software vendors to develop and offer a variety of wireless data applications. Transaction Network Services is a key partner in the wireless credit card processing and point-of-sale segment, and USA Technologies, Inc. is developing applications using Motient's network for use on wireless vending machines.


Motient is continuing to seek additional strategic distribution channels to help Motient move forward with its plan to more fully penetrate its existing markets and access potential new markets on an incremental basis.


Furthermore, Motient has broadened its product line by entering into agreements with Sprint and Cingular to include their next generation high-speed data services in Motient's product offerings. By doing so, Motient believes that it will be able to market itself as a "one-stop shop" for a full array of technology and product offerings, not just those products operating on the Motient network.


Direct Sales Force

Motient has a direct sales force that is experienced in selling its various wireless services. Prior to making a buying decision, a majority of Motient's potential customers exercise a due diligence process where competitive alternatives are evaluated. Motient's employees often assist in developing justification studies, application design support, hardware testing, planning and training. In the wireless email area, Motient's internal sales force has been key to its ability to convey customer feedback to its product management team, enabling Motient to identify and develop new product and service features.

Motient's Network

Motient's wireless network is one of the largest two-way terrestrial data networks in the United States, providing service to over 400 of the nation's largest cities and towns, including virtually all primary metropolitan statistical areas. The network provides a wide range of mobile data services. Users of Motient's network access it through subscriber units that may be portable, mobile or stationary devices.


Subscriber units receive and transmit wireless data messages to and from terrestrial radio transmitters/receivers, known as base stations, which are located on various leased antenna sites across the United States. Terrestrial messages are then routed to their destination via leased communications circuits and data switches that Motient owns, which connect to the public data network.


Motient's terrestrial network delivers superior in-building penetration, completion rates and response times compared to other wireless data networks through the use of a patented single frequency reuse technology developed by Motorola. Single frequency reuse technology enables multiple base stations in a given area to use the same frequency. As a result, a message sent by a subscriber can be received by a number of base stations. This technology contrasts with more commonly used multiple frequency reuse systems, which provide for only one transmission path for a given message at a particular frequency. In comparison with multiple frequency reuse systems, Motient's technology provides superior in-building penetration and response times and enables it to incrementally deploy additional capacity as required, instead of in larger increments as required by most wireless networks.


We are currently removing unneeded capacity across the network by deconstructing under-utilized and un-profitable base stations. We are taking these actions in a coordinated effort to reduce network operating costs while also focusing on minimizing the potential impact to our customers communications and coverage requirements. In some cases, the base stations being deconstructed were originally constructed specifically to serve customers with nationwide requirements that are no longer customers of Motient. In certain instances, the geographic area that our network serves may be reduced by this process and customer communications may be impacted. We have discussed these changes to our network with many of our customers to assist them in evaluating the potential impact, if any, to their respective communications requirements. The full extent and effect of the changes to our network have yet to be determined. For further information regarding cost reduction actions, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview and Introduction -- Cost Reduction Actions."


In conjunction with our base station rationalization initiatives discussed above, Motient is in the process of converting its telecommunications infrastructure technology to frame relay technology. As of September 30, 2004, this project was approximately 80% complete. In the fourth quarter of 2004, we retired certain network equipment associated with this conversion. We expect to realize significant telecommunications cost reductions in 2005 as a result of this conversion.

On July 29, 2003, our wholly-owned subsidiary, Motient Communications, entered into an asset purchase agreement with Nextel, under which Motient Communications sold to Nextel certain of its SMR licenses issued by the FCC for $3.4 million. The closing of this transaction occurred on November 7, 2003. On December 9, 2003, Motient Communications entered into a second asset purchase agreement, under which Motient Communications will sell additional licenses to Nextel for $2.75 million resulting in a $1.5 million loss which was recorded in December, 2003. In February, 2004, we closed the sale of licenses covering approximately $2.2 million of the purchase price, and we closed the sale of approximately one-half of the remaining licenses in April 2004. The transfer of the other half of the remaining licenses has been challenged at the FCC by a third-party. While we believe, based on the advice of counsel, that the FCC will ultimately rule in our favor, we cannot assure you that we will prevail, and, in any event, the timing of any final resolution is uncertain. None of these licenses are necessary for our future network requirements. We have and expect to continue to use the proceeds of the sales to fund our working capital requirements and for general corporate purposes. The lenders under our term credit agreement consented to the sale of these licenses.

Equipment and Supplier Relationships


Motient has contracts with a variety of vendors to supply devices designed to meet the requirements of specific end-user applications. Motient continues to pursue enhancements to these devices that will result in additional desirable features and reduced cost of ownership. Although many of the components of its products are available from a number of different suppliers, Motient relies on a relatively small number of key suppliers. The devices used with Motient's services generally are subject to various product certification requirements and regulatory approvals before they are delivered for use by its customers.



On June 26, 2003, Research In Motion, Limited, or RIM, provided us with a written End of Life Notification for the RIM 857 wireless handheld device. This means that RIM will no longer produce this model of handheld device. RIM no longer manufactures the RIM 850. The last date for accepting orders for the RIM 857 was September 30, 2003, and the last date for shipment of devices was January 2, 2004. Sales of RIM 850 and 857 devices have declined significantly in 2004 due to competition and these supply constraints and Motient anticipates very little, if any, sales of these devices in the future. During the years ended December 31, 2002 and 2003, a majority of Motient's equipment revenues were attributable to sales of the RIM 857 device, and Motient estimates that approximately 35% and 52%, respectively, of its monthly recurring service revenues were derived from wireless messaging that use RIM 857 devices in December 2002 and December 2003, respectively. No newer Research in Motion devices can be used on our network.


There are currently over 13 types of subscriber units available from approximately 10 manufacturers that can operate on Motient's terrestrial network. Examples of portable subscriber units include ruggedized laptop computers, small external modems, handheld or palmtop "assistants" and pen-based "tablets." Motient is also working with other device manufacturers and software developers to bring its network services to other existing popular PDA and wireless email platforms.


AT&T Corp. provides network telecommunications services, including a nationwide wireline data network, and leased sites which house regional switching equipment for Motient's terrestrial network. Motient also has a relationship with AT&T as Motient's vendor for switched inbound and outbound public switched telephone network services, which connect Motient's network to the public telecommunications network.


The terrestrial network, and certain of its competitive strengths such as deep in-building penetration, is based upon single frequency reuse technology. Motorola holds the patent for the single frequency reuse technology. Motient has entered into several agreements with Motorola historically under which Motorola provided certain continued support for the terrestrial network infrastructure, and ongoing maintenance and service of the terrestrial network base stations. We currently have certain debt obligations outstanding to Motorola. We do not currently have any service agreement with Motorola.

Competition

The wireless communications industry is highly competitive and is characterized by constant technological innovation. Motient competes by providing broad geographic coverage, deep in-building penetration, demonstrated reliability and experience in designing and implementing software and other wireless applications for enterprise customers. These features distinguish Motient from the competition. Motient's wireless solutions are used by businesses that need critical customer and operational information in a mobile environment. Motient offers multiple business lines and competes with a variety of service providers, from small startups to Fortune 500 companies. Motient's competitors include service providers in several markets--dedicated mobile data, PCS and cellular, narrowband PCS/enhanced paging and emerging technology platforms.

Employees

On December 31, 2003 and 2004, Motient had 168 employees and 95 employees, respectively. None of Motient's employees is represented by a labor union. Motient considers its relations with its employees to be good.

Regulation

The terrestrial two-way wireless data network used in Motient's wireless business is regulated to varying degrees at the federal, state and local levels. Various legislative and regulatory proposals under consideration from time to time by Congress and the FCC have in the past materially affected and may in the future materially affect the telecommunications industry in general, and Motient's wireless business in particular. The following is a summary of significant laws, regulations and policies affecting the operation of Motient's wireless business. In addition, many aspects of regulation at the federal, state and local level currently are subject to judicial review or are the subject of administrative or legislative proposals to modify, repeal, or adopt new laws and administrative regulations and policies. Neither the outcome of these proceedings nor their impact on Motient's operations can be predicted at this time.

The ownership and operation of Motient's terrestrial network is subject to the rules and regulations of the FCC, which acts under authority established by the Communications Act of 1934, as amended, and related federal laws. Among other things, the FCC allocates portions of the radio frequency spectrum to certain services and grants licenses to and regulates individual entities using that spectrum. Motient operates pursuant to various licenses granted by the FCC.

Motient is a commercial mobile radio service provider and therefore is regulated as a common carrier. Motient must offer service at just and reasonable rates on a first-come, first-served basis, without any unjust or unreasonable discrimination, and Motient is subject to the FCC's complaint processes. The FCC has decided not to apply or to withhold its right, at this time, to apply numerous common carrier provisions of the Communications Act to commercial mobile radio service providers. In particular, Motient is not subject to traditional public utility rate-of-return regulation, and is not required to file tariffs with the FCC.

The FCC's universal service fund supports the provision of affordable telecommunications to high-cost areas and the provision of advanced telecommunications services to schools, libraries, and rural health care providers. Under the FCC's current rules, end-user revenues derived from the sale of information and other non-telecommunication services and certain wholesale revenues derived from the sale of telecommunications services are not subject to universal service fund obligations. Based on the nature of its business, Motient is currently not required to contribute to the universal service fund. Current rules also do not require that Motient impute to its contribution base retail revenues derived when it uses its own transmission facilities to provide a service that includes both information service and telecommunications components. There can be no assurances that the FCC will retain the exclusions described herein or its current policy regarding the scope of a carrier's contribution base. Motient may also be required to contribute to state universal service programs. The requirement to make these state universal service payments, the amount of which in some cases may be subject to change and is not yet determined, may have a material adverse impact on the conduct of Motient's business.

Motient is subject to the Communications Assistance for Law Enforcement Act, or CALEA. Under CALEA, Motient must ensure that law enforcement agencies can intercept certain communications transmitted over its network. Motient must also ensure that law enforcement agencies are able to access certain call-identifying information relating to communications over Motient's network. The deadline for complying with the CALEA requirements and any rules subsequently promulgated was June 30, 2002. Based on discussions with Federal law enforcement agencies regarding the applicability of CALEA's provisions to Motient, we do not believe that our network, which uses packet data technology, is subject to the requirements of CALEA. At the suggestion of Federal law enforcement agencies, we have developed an alternative methodology for intercepting certain communications over our network for the purposes of law enforcement surveillance. We believe this alternative methodology has substantially the same functionality as the standards provided in CALEA. It is possible that our alternative methodology may ultimately be found not to comply with CALEA's requirements, or that our interpretation that CALEA does not apply to our network may ultimately be found to be incorrect.


In addition, CALEA establishes a federal fund to compensate telecommunications carriers for all reasonable costs directly associated with modifications performed by carriers in connection with equipment, facilities and services installed or deployed on or before January 1, 1995. For equipment, facilities and services deployed after January 1, 1995, the CALEA fund is intended to compensate carriers for any reasonable costs associated with modifications required to make compliance "reasonably achievable." It is possible that all necessary modifications will not qualify for this compensation and that the available funds will not be sufficient to reimburse Motient. Therefore, the requirement to comply with CALEA could have a material adverse effect on the conduct of Motient's business.


Motient's FCC licenses are granted for a term of 10 years, and are renewable. For Motient's non-market-based licenses, or non-auction licenses, renewal is granted in the ordinary course. Motient no longer holds any auction licenses. All such licenses were sold in November 2003 to Nextel Communications and its affiliates.


As a matter of general regulation by the FCC, Motient is subject to, among other things, payment of regulatory fees and restrictions on the level of radio frequency emissions of Motient's systems' mobile terminals and base stations. Any of these regulations may have an adverse impact on the conduct of Motient's business.

Motient's FCC licenses are subject to restrictions in the Communications Act that (i) some FCC licenses may not be held by a corporation of which more than 20% of its capital stock is directly owned of record or voted by non-U.S. citizens or entities or their representatives and (ii) no such FCC license may be held by a corporation controlled by another corporation, referred to as indirect ownership, if more than 25% of the controlling corporation's capital stock is owned of record or voted by non-U.S. citizens or entities or their representatives, if the FCC finds that the public interest is served by the refusal or revocation of such license. However, with the implementation of the Basic Telecommunications Agreement, negotiated under the auspices of the World Trade Organization and to which the United States is a party, the FCC will presume that indirect ownership interests in our FCC licenses in excess of 25% by non-U.S. citizens or entities will be permissible to the extent that the ownership interests are from World Trade Organization-member countries. If the 25% foreign ownership limit is exceeded, the FCC could take a range of potential actions that could harm Motient's business.

Motient's terrestrial network consists of base stations licensed in the 800 MHz business radio and specialized mobile radio services. The terrestrial network is interconnected with the public switched telephone network.

The FCC's licensing regime in effect when the majority of authorizations used in the terrestrial network were issued provided for individual, site-specific licenses. The FCC has since modified the licensing process applicable to specialized mobile radio licenses in the band. Specialized mobile radio licenses are now issued by auction in wide-area, multi-channel blocks. The geographic area and number of channels within a block vary depending on whether the frequencies are in the so-called "upper 200" specialized mobile radio channels, the "general category," or the "lower 80." In addition, wide-area auction winners in the upper 200 have the right to relocate incumbent licensees to other "comparable" spectrum. Auction winners in the general category and lower 80 do not have these same relocation rights and must afford protection to incumbent stations. Incumbent stations may not, however, expand their service areas.

Wide-area auction winners have substantial flexibility to install any number of base stations including, in the case of the general category and lower 80 channels, base stations that operate on the same channels as incumbent licensees. Motient was an incumbent in the upper 200 and remains an incumbent on certain general category channels. Although the FCC requires general category and lower 80 geographic licensees to protect incumbents from interference, there is some concern that such interference may occur and that practical application of the interference-protection rules may be uncertain.

Motient believes that it has licenses for a sufficient number of channels to meet its current capacity needs on the terrestrial network. To the extent that additional capacity is required, Motient may participate in other upcoming auctions or acquire channels from other licensees.

Motient operates the terrestrial network under a number of waivers involving the FCC's technical rules, including rules on station identification, for-profit use of excess capacity, system loading and multiple station ownership. Several of these waivers were first obtained individually by IBM and Motorola, which operated separate wireless data systems until forming the ARDIS joint venture in 1990. The FCC incorporated a number of these waivers into its regulations when it implemented Congress's statutory provision creating the commercial mobile radio service classification. As of March 3, 1999, Motient completed its planned construction of base stations for which extended implementation was granted by the FCC in 1996.

On March 14, 2002, the FCC adopted a notice of proposed rulemaking exploring options and alternatives for improving the spectrum environment for public safety operations in the 800 MHz band. This notice of proposed rulemaking was issued by the FCC after a "white paper" proposal was submitted to the FCC by Nextel in November 2001 addressing largely the same issues. In its white paper, Nextel proposed that some of its wireless spectrum in the 700 MHz band, lower 800 MHz band, and 900 MHz band be exchanged for spectrum in the upper 800 MHz band and in the 2.1 GHz band. Nextel's proposal addressed the problem of interference to public safety agencies by creating blocks of contiguous spectrum to be shared by public safety agencies. Since the notice of proposed rulemaking was issued, Motient has been actively participating with other affected licensees, including Nextel, to reach agreement on a voluntary plan to re-allocate spectrum to alleviate interference to public safety agencies. On December 24, 2002, a group of affected licensees, including Motient, Nextel and several other licensees, submitted a detailed proposal (commonly known as the Consensus Plan) to the FCC for accomplishing the re-allocation of spectrum over a period of several years. These parties have also been negotiating a mechanism by which Nextel would agree to reimburse costs, up to $850.0 million, incurred by affected licensees in relocating to different parts of the spectrum band pursuant to the rebanding plan.

In mid-April 2003, the FCC's OET sent a letter to several manufacturers requesting additional practical, technical and procedural solutions or information that may have yet to be considered. Upon reviewing the filed comments, OET has indicated that other technical solutions were possible and were being reviewed by the FCC.

Seeking to resolve interference to public safety users, on July 8, 2004, the FCC approved adoption of a reconfiguration plan for the 800 MHz spectrum band. Under the plan, Nextel is allowed to occupy spectrum in the 1.9 GHz band in exchange for, among other things, relocating and retuning public safety licensees in the 800 MHz band. Motient has spectrum in both the lower-800 MHz band and upper-800 MHz band, and on April 8, 2004, filed a request with the FCC asking that the FCC relocate its lower-800MHz band frequencies into the upper -800MHz band as part of the 800 MHz reconfiguration plan. On August 6, 2004, the FCC released the text of its July 8, 2004 order. The text of the order did not grant Motient's request, but neither did it explicitly deny it. On December 2, 2004, Motient filed comments with the FCC seeking to clarify and implement Motient's original request of April 8, 2004. On December 22, 2004, the FCC clarified that Motient would generally be allowed, subject to certain conditions, to move its 800 MHz frequencies to the upper-800 MHz band. Motient cannot assure that its operations will be not affected by the adoption or implementation of this order or any subsequent addenda.

Accounting and Auditing Matters

In March 2003, we obtained the concurrence of the staff of the SEC with respect to our conclusions regarding the appropriate accounting relating to the formation of and certain transactions with MSV in 2000 and 2001 and the sale of some of our transportation assets to Aether Systems in 2000. The staff of the SEC did not object to some aspects of our prior accounting with respect to the MSV and Aether Systems transactions, but did object to other aspects of our prior accounting for these transactions. For a description of the material differences between our original accounting treatment with respect to these transactions and the revised accounting treatment that we concluded is appropriate as a result of this process, please see our current report on Form 8-K dated March 14, 2003 and Note 2, "Significant Accounting Policies - Restatement of Financial Statements," of notes to the consolidated financial statements.

On April 17, 2003, we dismissed PricewaterhouseCoopers as our independent auditors, effective upon the completion of services related to the audit of our consolidated financial statements for the period May 1, 2002 to December 31, 2002. On April 25, 2003, our board of directors approved the engagement of Ehrenkrantz Sterling & Co. LLC as our independent auditors to (i) re-audit our consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 and (ii) audit our consolidated financial statements for the period from January 1, 2002 to April 30, 2002 and the fiscal year that ended on December 31, 2003.

On March 2, 2004, we dismissed PricewaterhouseCoopers as our independent auditors. The audit committee of our board of directors approved the dismissal of PricewaterhouseCoopers. PricewaterhouseCoopers was previously appointed to audit our consolidated financial statements for the period May 1, 2002 to December 31, 2002, and, by its terms, such engagement was to terminate upon the completion of services related to such audit.

PricewaterhouseCoopers has not reported on our consolidated financial statements for such period or for any other fiscal period. On March 2, 2004, the audit committee engaged Ehrenkrantz Sterling & Co. LLC as Motient's independent auditors to audit our consolidated financial statements for the period May 1, 2002 to December 31, 2002 and for the fiscal year ended December 31, 2003.

On June 1, 2004, Ehrenkrantz Sterling & Co. LLC, merged with the firm of Friedman Alpren & Green LLP. The new entity, Friedman LLP has been retained by Motient and the Audit Committee of Motient's Board of Directors approved this decision on June 4, 2004.

Properties

Motient leases approximately 86,000 square feet for headquarters office space and an operations center in Lincolnshire, IL, the lease for which expires December 31, 2010. On April 1, 2003, Motient subleased approximately 8,500 square feet to a third party under a sublease agreement that expires on December 31, 2005.


Motient also leases site space for over 1,200 base stations and antennae across the country for the terrestrial network under one-to five-year lease contracts with varied renewal provisions.


Motient believes that its existing facilities are adequate to meet its needs for the foreseeable future.

Legal Proceedings


Our rights to use and sell the BlackBerryTM software and Research In Motion's handheld devices may be limited or made prohibitively expensive as a result of a patent infringement lawsuit brought against Research In Motion by NTP Inc. (NTP v. Research In Motion, Civ. Action No. 3:01CV767 (E.D. Va.)). In that action, a jury concluded that certain of RIM's BlackBerryTM products infringe patents held by NTP covering the use of wireless radio frequency information in email communications. On August 5, 2003, the judge in the case ruled against Research In Motion, awarding NTP $53.7 million in damages and enjoining Research In Motion from making, using, or selling the products, but stayed the injunction pending appeal by Research In Motion. On December 14, 2004, the appeals court found that Research In Motion had violated several patents, but also found fault with certain instructions given to the jury. Consequently, the appeals court vacated the injunction and remanded the case to the trial court for further proceedings. As a purchaser and reseller of those products, we could be adversely affected by the final outcome of this litigation.


On April 15, 2004, Motient filed a claim under the rules of the American Arbitration Association in Fairfax County, VA, against Wireless Matrix Corporation, a reseller of Motient's services, for the non-payment of certain amounts due and owing under the "take-or-pay" agreement between Motient and Wireless Matrix. Under this agreement, Wireless Matrix agreed to purchase certain minimum amounts of air-time on the Motient network. In February 2004 Wireless Matrix informed Motient that it was terminating its agreement with Motient. Motient did not believe that Wireless Matrix had any valid basis to do so, and consequently filed the above mentioned claim seeking over $2.6 million in damages, which amount represents Wireless Matrix's total prospective commitment under the agreement. On May 10, 2004, Motient received notice of a counter-claim by Wireless Matrix of approximately $1 million, representing such amounts as Wireless Matrix claimed to have paid in excess of services rendered under the agreement. In June 2004, Motient reached a favorable out of court settlement, in which Wireless Matrix will paid Motient $1.1 million.

From time to time, Motient is involved in legal proceedings in the ordinary course of its business operations. Although there can be no assurance as to the outcome or effect of any legal proceedings to which Motient is a party, Motient does not believe, based on currently available information, that the ultimate liabilities, if any, arising from any such legal proceedings not otherwise disclosed would have a material adverse impact on its business, financial condition, results of operations or cash flows.

                                   MANAGEMENT

         The following table sets forth certain information about our executive officers, directors and key employees.

Name                                 Title                                              Age         Began Service
----                                 -----                                              ---         -------------
Christopher W. Downie                Executive Vice President, Chief Operating          35          2003
                                     Officer and Treasurer
Dennis W. Matheson                   Senior Vice President and Chief                    44          1993
                                     Technology Officer
Robert L. Macklin                    General Counsel and Secretary                      30          2003
Myrna J. Newman                      Controller and Chief Accounting Officer            48          2003
Steven G. Singer                     Director, Chairman                                 43          2002
Gerald S. Kittner                    Director                                           52          2002
Peter D. Aquino                      Director                                           43          2003
Jonelle St. John                     Director                                           50          2000
James D. Dondero                     Director                                           42          2002
Raymond L. Steele                    Director                                           69          2004

Christopher W. Downie, 35. Mr. Downie was appointed executive vice president, chief operating officer and treasurer in May 2004. From March 2004 to May 2004, Mr. Downie was appointed to the position of executive vice president, chief financial officer and treasurer, and designated our principal executive officer. From April 2003 to March 2004, he served as vice president, chief financial officer and treasurer. From May 2002 to April 2003, Mr. Downie worked as a consultant for CTA, a communications consulting firm. While with CTA, Mr. Downie was primarily engaged on Motient-related and other telecom-related matters. From February 2000 to May 2002, Mr. Downie served as a senior vice president and chief financial officer of BroadStreet Communications, Inc. From August 1993 to February 2000, Mr. Downie was a vice president in the Investment Banking Division of Daniels & Associates, LP, an investment bank focused on communications. From 1991 to 1993, Mr. Downie served as a financial analyst at Bear, Stearns & Co. Inc.

Dennis W. Matheson, 44. Mr. Matheson has been Motient's senior vice president and chief technology officer since March 2000. From 1993 to March 2000, Mr. Matheson held other technical positions within Motient, most recently as vice president of engineering and advanced technology. Before joining Motient, Mr. Matheson was senior manager of systems architecture for Bell Northern Research, a subsidiary of Nortel Networks Corporation (formerly known as Northern Telecom Limited). Prior to that, he held various positions with Northern Telecom and Bell Northern Research within the design and product management organizations and held various engineering positions with Texas Instruments Incorporated.

Mr. Matheson was an executive officer of Motient at the time it filed for Chapter 11 protection. Information regarding Motient's filing under Chapter 11 of the Bankruptcy Code is provided in "Business - Motient's Chapter 11 Filing," and is incorporated herein by reference.

Robert Macklin, 30. Mr. Macklin has served as Motient's general counsel and secretary since May 2004. From September 2003 to May 2004, Mr. Macklin served as Motient's associate general counsel and secretary. From May 2001 to September 2003, he was in-house counsel to Herman Dodge & Son, Inc., a national housewares manufacturer and distributor. Prior to May 2001, he was an associate in the corporate department of Skadden, Aprs, Slate, Meagher & Flom (Illinois).

Myrna J. Newman, 48. Ms. Newman has served as Motient's controller, chief accounting officer and principal financial officer since May 2004. From April 2003 to May 2004, she served as controller and chief accounting officer. From 2001 to 2003, she was vice president of finance for Heads and Threads International LLC, a subsidiary of Allegheny Corporation and distributor of fasteners. Prior to that, from 1995 to 2001, she was the controller of Heads and Threads.

Steven G. Singer, 43. Mr. Singer has been a Motient director since May 2002 and chairman of the board since June 2003. Since November 2000, Mr. Singer has served as chairman and chief executive officer of American Banknote Corporation, a public company providing documents of value (such as currency, checks, passports, and credit cards) and related services. Since 1994, Mr. Singer has also been chairman and chief executive officer of Pure 1 Systems, a privately held drinking water treatment company. From 1994 to 2000, Mr. Singer was executive vice president and chief operating officer of Romulus Holdings, Inc., a family-owned investment fund. Mr. Singer also currently serves as the non-executive chairman of Globix Corporation, a public company.

Gerald S. Kittner, 52. Mr. Kittner has been a Motient director since May 2002. Since October 2001, Mr. Kittner has been an advisor and consultant for CTA. From 1996 to 1999, Mr. Kittner was a senior vice president for legislative and regulatory affairs with CAI Wireless Systems. When CAI Wireless Systems was acquired by WorldCom, Inc. (then MCI) in 1999, Mr. Kittner remained with WorldCom as a senior vice president for approximately one year. From 1996 to 2000, Mr. Kittner served on the board of directors of the Wireless Communications Association, and was a member of its executive and government affairs committees. Previously, Mr. Kittner was a partner with the law firm Arter & Hadden and worked with a variety of telecommunications clients.

Mr. Kittner was involved with CAI Wireless Systems, Inc. when it filed for protection under Chapter 11 of the Bankruptcy Code in 1998. During all relevant time periods relating to the Chapter 11 proceeding captioned In re CAI Wireless Systems, Inc., Debtor, Chapter 11 Case No. 98-1766 (JJF) and In re Philadelphia Choice Television, Inc., Debtor, Chapter 11 Case No. 98-1765 (JJF), commenced in the United States Bankruptcy Court for the District of Delaware on July 30, 1998, Mr. Kittner was a senior vice president of CAI Wireless Systems. CAI Wireless Systems and Philadelphia Choice Television consummated their joint plan of reorganization and emerged from bankruptcy on October 14, 1998.

Peter D. Aquino, 43. Mr. Aquino has been a Motient director since June 2003. Mr. Aquino was a senior managing director of CTA from February 2002 through the fall of 2004. From July 1995 to January 1998, Mr. Aquino was a partner of Wave International, Inc., a telecommunications investment firm. From January 1998 to February 2002, Mr. Aquino was the chief operating officer of, and a board advisor to, Veninfotel, LLC, one of Wave International's private telecom holdings in Venezuela. From 1983 to 1995, Mr. Aquino held various positions in finance, regulatory and corporate development at Bell Atlantic Corporation (now Verizon). Mr. Aquino is a director of Neon Communications, Inc., a private company.

Jonelle St. John, 50. Ms. St. John has been a Motient director since November 2000. Ms. St. John was the chief financial officer of MCI WorldCom International in London from 1998 through 2000 following her positions as the treasurer of MCI Communications Corporation from 1993 to 1998. Prior to working with WorldCom, Ms. St. John was the vice president and treasurer and the vice president and controller of Telecom*USA, which she joined in 1985. Before 1985, Ms. St. John held various positions at Arthur Andersen LLP.

Ms. St. John was a director of Motient at the time it filed for Chapter 11 protection. Information regarding Motient's filing under Chapter 11 of the Bankruptcy Code is provided in "Business - Motient's Chapter 11 Filing," and is incorporated herein by reference.

James D. Dondero, 42. Mr. Dondero has been a Motient director since July 2002. Mr. Dondero has been president of Highland Capital Management, L.P. since 1993. Mr. Dondero is also a director of Audio Visual Services Corp., Genesis Health Ventures, Inc. and American Banknote Corporation, all of which are public companies.

Raymond L. Steele, 69. Mr. Steele was elected to the board of directors in May 2004. Mr. Steele has been a director of Globix since June 2003, and is also a member of the board of directors of Dualstar Technologies Corporation and American Banknote Corporation. From August 1997 until October 2000, Mr. Steele served as a board member of Video Services Corp. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993), Executive Advisor at the Nickert Group (from 1989 through 1990), and Vice President, Trust Officer and Chief Investment Officer of the Provident Bank (from 1984 through
1988).

Board Compensation

Each non-employee member of the board of directors is entitled to receive $2,000 per month, and each member of the audit committee (currently Ms. St. John, Mr. Aquino, Mr. Kittner and Mr. Steele) and the compensation and stock option committee (currently Mr. Singer, Mr. Kittner and Mr. Dondero) are entitled to receive an additional $500 and $250 per month, respectively. Through August 30, 2004, each non-employee member of the board of directors had been entitled to receive an additional $1,000 for each board or committee meeting that is in excess of four meetings per year. In September 2004, each board member received a grant of 1,800 to 4,100 shares of restricted stock and such per-meeting fees were eliminated. Further, each non-employee member of our board is eligible to receive grants of stock options under our 2002 stock option plan. No options have been granted to non-employee directors.

Executive Compensation.
-----------------------

The following tables set forth (a) the compensation paid or accrued by Motient to Motient's chief executive officer and its six other most highly compensated executive officers receiving over $100,000 per year in 2003, all of whom are referred to herein as the "named executive officers" for services rendered during the fiscal years ended December 31, 2001, 2002, and 2003 and (b) certain information relating to options granted to such individuals.


                           Summary Compensation Table
                                                                                                                  All Other
                                              Annual Compensation              Long-Term Compensation           Compensation
                                        ---------------------------------------------------------------------------------------
                                                                                               Restricted         Securities
             Name and                                                       Other Annual          Stock           Underlying
          Principal Position            Year     Salary       Bonus         Compensation(1)      Awards(2) $     Options/SARs(3)
          ------------------            ----     ------       -----        ---------------      -----------     ---------------
Christopher W. Downie                   2003    $129,688            $0            $88               $0             40,000
Executive Vice President, Chief
Operating Officer and Treasurer (4)

Walter V. Purnell, Jr. (5)              2003    $272,813            $0           $774               $0            160,000
Former President and                    2002    $280,763       $50,000           $774               $0            500,000
Chief Executive Officer                 2001    $286,953       $83,000           $774          $46,508            100,000

Dennis W. Matheson                      2003    $181,067            $0           $168               $0             40,000
Senior Vice President                   2002    $177,923       $25,000           $476               $0            120,000
and Chief Technology Officer            2001    $182,355       $51,940           $158          $15,609             40,000

Daniel Croft(6)                         2003    $168,420            $0           $229               $0             50,000
Former Senior Vice President,           2002    $173,184       $20,000        $40,146               $0            120,000
Business Development                    2001    $177,145       $14,892        $19,319           $5,850             15,000

Michael Fabbri(6)                       2003    $171,658            $0        $24,446               $0             40,000
Former Senior Vice                      2002    $176,515       $30,000        $29,539               $0            120,000
President, Sales                        2001    $184,220       $22,423        $41,175           $9,604             40,000

Robert L. Macklin (7)                   2003    $32,392             $0            $14               $0             25,000
General Counsel and Secretary

Myrna J. Newman (8)                     2003    $80,985             $0            $87               $0             15,000
Controller and principal
financial officer

(1)Includes group term life insurance premiums. For Mr.
Croft, also includes commissions in 2001, 2002 and 2003 in the amounts of $19,086, $39,913 and $0, respectively. For Mr. Fabbri, also includes commissions in 2001, 2002 and 2003 in the amounts of $40,942, $29,062 and $24,290, respectively.

(2) In September 2001, Motient completed an option exchange program in which holders of previously-granted options, including the named executive officers, were entitled to exchange such options for a number of shares of restricted stock equal to 75% of the number of shares covered by the exchanged options. The amounts shown in this column for 2001 represent such restricted stock awarded in September 2001. Under Motient's Plan of Reorganization, all shares of restricted stock were cancelled as of May 1, 2002, the effective date of the Plan. On that date, holders of restricted stock received warrants to purchase 0.02613 shares of common stock at a price of $0.01 per share for each vested share of restricted stock held. Holders did not receive anything in exchange for their canceled unvested shares. The warrants expired May 1, 2004, and were never exercisable. The shares of restricted stock issued in the exchange program were to vest according to the vesting schedule of the options that were exchanged, except that no shares of restricted stock vested before May 1, 2002. These shares of restricted stock were to have vested as follows:

            Name                    Total Number of Shares                          Vesting Schedule
            ----                    ----------------------                          ----------------
Walter V. Purnell, Jr.                      357,750                   182,750     shares on March 25, 2002
                                                                       25,000     shares on January 25, 2003
                                                                       12,500     shares on January 27, 2003
                                                                       25,000     shares on January 25, 2004
                                                                      112,500     shares on January 27, 2007

Dennis W. Matheson                          120,073                    72,573     shares on March 25, 2002
                                                                       10,000     shares on January 25, 2003
                                                                        2,500     shares on January 27, 2003
                                                                        2,500     shares on March 23, 2003
                                                                       10,000     shares on January 25, 2004
                                                                       22,500     shares on January 27, 2007

Daniel Croft                                45,000                     33,750     shares on March 25, 2002
                                                                        3,750     shares on January 25, 2003
                                                                        3,750     shares on January 27, 2003
                                                                        3,750     shares on January 25, 2004

Michael Fabbri                              73,875                     46,375     shares on March 25, 2002
                                                                       10,000     shares on January 25, 2003
                                                                        7,500     shares on January 27, 2003
                                                                       10,000     shares on January 25, 2004

As of December 31, 2001, the dollar value of restricted stock held by each of Messrs. Purnell, Matheson, Croft, and Fabbri was $150,255, $50,431, $18,900 and $31,028 respectively, and the total number of shares of restricted stock held by each of Messrs. Purnell, Matheson, Croft and Fabbri was 357,750, 120,073, 45,000 and 73,875, respectively.

(3) For 2000 and 2001, the numbers reflect grants of options to purchase shares of common stock under Motient's former stock award plan, which was terminated in conjunction with Motient's Plan of Reorganization in 2002. Under Motient's Plan of Reorganization, all unexercised options outstanding as of May 1, 2002 were cancelled on May 1, 2002, the effective date of the Plan. For 2002 and 2003, the numbers reflect grants of options to purchase shares of common stock under Motient's 2002 stock option plan. Motient has not granted stock appreciation rights, or SARs.

(4) Mr. Downie's employment began in April 2003.

(5) Mr. Purnell's employment terminated in March 2004.

(6) Mr. Croft's and Mr. Fabbri's employment terminated in February 2004.

(7) Mr. Macklin's employment began in September 2003.

(8) Ms. Newman's employment began in April 2003.

The following table sets forth each grant of stock options made during fiscal year 2003 to each of the named executive officers.

                      Option/SAR Grants in Last Fiscal Year

                                                   Individual Grants
                             ---------------------------------------------------------------  Potential Realizable
                                                                                             Value at Assumed Annual
                               Number of        % of Total                                    Rates of Stock Price
                               Securities     Options/SARs                                      Appreciation for
                               Underlying      Granted to    Exercise or                          Option Term(1)
                              Options/SARs     Employees/    Base Price                           -------------
                  Name          Granted       Fiscal Year     ($/Share)     Expiration Date       5%          10%
                  ----          -------       -----------     ---------     ---------------       ---------------
Christopher W. Downie (5)        40,000               8%         $5.15        7/15/2013        $130,000     $329,000
Walter V. Purnell, Jr.          160,000              31%         $5.15        7/15/2013        $519,000   $1,314,000
Dennis W. Matheson               40,000               8%         $5.15        7/15/2013        $130,000     $329,000
Daniel Croft(4)                  50,000              10%         $5.15        7/15/2013        $162,000     $411,000
Michael Fabbri(4)                40,000               8%         $5.15        7/15/2013        $130,000     $329,000
Robert Macklin                   25,000               5%         $5.65        9/14/2013         $89,000     $225,000
Myrna Newman                     15,000               3%         $3.00        4/20/2013         $29,000      $72,000


(1) The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent certain assumed rates of appreciation in the value of our common stock. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange commission and do not represent our estimate or projection of the future price of our common stock. The potential realizable value is calculated based on the ten year term of the option at its time of grant. It is calculated based on the assumption that our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. The amounts reflected in the table may not necessarily be achieved.


(2) One-half of these options become exercisable in three annual installments, vesting at the rate of 33-1/3% per year for three years. The other one-half of these options become exercisable only upon the attainment of specified operating and performance targets for the year ending December 31, 2004.

(4) Mr. Croft's and Mr. Fabbri's vested options will terminate on February 18, 2006.

(5) Mr. Downie's options vested with his designation as principal executive officer in April 2004. In July of 2004, Mr. Downie was granted an additional 100,000 options at an exercise price of $5.15.

(6) In December 2004, Mr. Macklin was granted an additional 10,000 options with an exercise price of $8.57.

The following table sets forth, for each of the named executive officers, the value of unexercised options at fiscal year-end.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                             Option/SAR Values (1)

                                                                        Number of Securities    Value of Unexercised
                                                                             Underlying             in-the-Money
                                                                       Unexercised Options at      Options/SARs at
                                    Shares                                 Fiscal Year-End       Fiscal Year-End($)
                                 Acquired on                                Exercisable/            Exercisable/
             Name                Exercise (#)    Value-Realized ($)         Unexercisable           Unexercisable
             ----                ------------    ------------------         -------------           -------------
Christopher W. Downie                 --                 --                   0/40,000                   0/0
Walter V. Purnell, Jr.                --                 --                493,316/660,000               0/0
Dennis W. Matheson                    --                 --                40,000/120,000                0/0
Daniel Croft                          --                 --                40,000/130,000                0/0
Michael Fabbri                        --                 --                40,000/120,000                0/0
Robert Macklin                        --                 --                   0/25,000                   0/0
Myrna Newman                          --                 --                   0/15,000                   0/0

(1)      Motient has not granted SARs.

(2) Upon the termination of Messers. Croft and Fabbri as part of its February 2004 reduction in force, Motient accelerated outstanding options to purchase an aggregate of 100,000 shares of our common stock at $3.00 per share and 22,500 shares at $5.15 per share (split approximately equally between Messrs. Croft and Fabbri). All remaining outstanding options held by Messrs. Croft and Fabbri were cancelled.

Change of Control Agreements

Pursuant to the plan of reorganization, Motient entered into a change of control agreement, effective May 1, 2002, with each of Messrs. Matheson, Fabbri, and Croft and six other vice presidents of Motient. Under the agreements, each officer is eligible to receive one year of their annual base salary (excluding cash bonus) in the event that both (x) a "change in control" or an anticipated "change in control," as defined in the change of control agreement, has occurred and (y) the employee is terminated or his or her compensation or responsibilities are reduced. The events constituting a "change of control" generally involve the acquisition of greater than 50% of the voting securities of Motient, as well as certain other transactions or events with a similar effect. In July 2002, Mr. Purnell's change of control agreement was superseded by the executive retention agreement described below. As part of their termination from Motient in February 2004, Messrs. Fabbri and Croft were provided severance pay and certain outstanding options were accelerated as settlement of their change of control agreements.

Executive Retention Agreement for Mr. Purnell

On July 16, 2002, we entered into an executive retention agreement with Mr. Purnell, which was amended in connection with the termination of Mr. Purnell's employment in March 2004. Pursuant to the terms of the amended agreement, we will pay Mr. Purnell a severance payment equal to one-half of his base salary through September 2005. Additionally, we agreed to make a lump sum severance payment to Mr. Purnell in September 2005 equal to the other half of his base salary through such period. Mr. Purnell is entitled to receive certain medical benefits until September 2005. As part of these severance arrangements, Mr. Purnell entered into a waiver and release agreement and a non-compete agreement.

2002 Stock Option Plan

Our 2002 stock option plan was adopted by the board of directors on May 31, 2002 and received stockholder approval on July 11, 2002. A total of 2,993,024 shares of common stock have been reserved for issuance under the 2002 stock option plan. Under the 2002 stock option plan, we are authorized to grant options to purchase shares of common stock intended to qualify as incentive stock options, as defined under section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to any employees, outside directors, consultants, advisors and individual service providers whose participation in the 2002 stock option plan is determined by our compensation and stock option committee to be in our best interests. The term of each stock option is fixed by the board of directors or the compensation committee, and each stock option is exercisable within ten years of the original grant date. Generally, an option is not transferable by the recipient except by will or the laws of descent and distribution. Some change of control transactions, such as a sale of Motient, may cause awards granted under the 2002 stock option plan to vest. As of December 31, 2003, options to purchase 1,757,513 shares of our common stock were outstanding. In March 2003, the board of directors approved a reduction in the exercise price of all of our then-outstanding stock options from $5.00 per share to $3.00 per share.

2004 Restricted Stock Plan

In August 2004, the Company adopted a restricted stock plan, and subsequently registered the shares to be issued under such plan on a registration statement on Form S-8. Pursuant to this plan, the Company may issue up to 1,000,000 shares of restricted common stock to employees or directors. In September 2004, the Company issued an aggregate of 15,400 shares of restricted stock to its directors as partial compensation for their service on the board of directors. Such shares will vest six months after issue, or upon a change of control of the Company.

Compensation and Stock Option Committee Interlocks and Insider Participation

In 2003, the compensation and stock option committee of Motient's board of directors consisted of Messrs. Singer, Kittner and Dondero. During this time, none of these individuals were executive officers of Motient.

Mr. Kittner is an advisor and consultant for CTA. During 2002, Motient and/or certain of its subsidiaries were party to certain contracts and/or transactions with CTA. All of these contracts and transactions were approved by Motient's board of directors, and Motient believes that the contracts and transactions were made on terms substantially as favorable to Motient as could have been obtained from unaffiliated third parties. The following is a description of such contracts and transactions. In addition, this section describes the relationship between Steven Singer and one of the lenders under our credit facility. For additional information concerning these relationships, see "Certain Relationships and Related Transactions."

In May 2002, we entered into a consulting agreement with CTA under which CTA provided consulting services to us. CTA is a consulting and private advisory firm specializing in the technology and telecommunications sectors. Our agreement with CTA had an initial term of three months ending August 15, 2002, and was extended by mutual agreement for several additional terms of two or three months each. For the first three months of the agreement, CTA was paid a flat fee of $60,000 per month, and for the period August 2002 to May 2003, the monthly fee was $55,000. We also agreed to reimburse CTA for CTA's out-of-pocket expenses incurred in connection with rendering services during the term of the agreement. Jared E. Abbruzzese, a director until September 20, 2003, is the principal of CTA.

Beginning in May 2003, the monthly fee was reduced to $39,000. This agreement was modified on January 30, 2004.

In November 2003, CTA was engaged to provide valuation of Motient's equity interest in MSV as of December 31, 2002. CTA was paid $150,000 for this valuation.

On January 30, 2004, Motient engaged CTA to act as chief restructuring entity. As consideration for this work, we agreed to pay to CTA a monthly fee of $60,000. The new agreement modifies the consulting arrangement discussed above.

CTA had previously acted as the spectrum and technology advisor to the official committee of unsecured creditors in connection with our Chapter 11 case. CTA received a total of $475,000 in fees for such advice and was reimbursed a total of $4,896 for expenses in connection with the rendering of such advice.

Except for the warrants and options offered and provided to CTA and certain of its affiliates described below, neither CTA, nor any of its principals or affiliates is a stockholder of Motient, nor does it hold any debt of Motient (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under our existing agreement with CTA). CTA has informed us that in connection with the conduct of its business in the ordinary course, (i) it routinely advises clients in and appears in restructuring cases involving telecommunications companies throughout the country, and (ii) certain of our stockholders and bondholders and/or certain of their respective affiliates or principals, may be considered to be (A) current clients of CTA in matters unrelated to Motient; (B) former clients of CTA in matters unrelated to Motient; and (C) separate affiliates of clients who are (or were) represented by CTA in matters unrelated to Motient.

In July 2002, our board of directors approved the offer and sale to CTA (or affiliates thereof) of a warrant (or warrants) for 500,000 shares of our common stock, for an aggregate purchase price of $25,000. The warrant (or warrants) has an exercise price of $3.00 per share and a term of five years. These warrants were valued at $1.5 million and were recorded as a consultant compensation expense in December of 2002. Certain affiliates of CTA purchased the warrants in December 2002.

In April and July 2004, as part of our private placements of common stock, certain CTA affiliates were provided warrants for 400,000 and 340,000 shares, respectively, of our common stock at an exercise price of $5.50 and $8.57, respectively, per share. In December 2004, certain CTA affiliates were provided options to purchase 125,000 shares of our common stock at a price of $8.57 per share.

In addition, on January 27, 2003, our wholly-owned subsidiary, Motient Communications, closed a term credit agreement with a group of lenders, including several of our existing stockholders. The lenders include Gary Singer, directly or through one or more entities. Gary Singer is the brother of Steven
G. Singer, one of our directors serving on the compensation and stock option committee. Steven Singer has, and continues to recuse himself from all discussions of the credit agreement and has abstained from voting on all matters regarding the credit agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section describes arrangements with CTA, an entity in which (i) Jared E. Abbruzzese, a director until June 20, 2003, is the chairman, (ii) Gerald S. Kittner, a Motient director, is an advisor and consultant, (iii) Christopher W. Downie, Motient's executive vice president, chief operating officer and treasurer, was formerly affiliated with CTA as an independent consultant and
(iv) Peter Aquino, a Motient director, was formerly a senior managing director. Additionally, this section describes related party transactions concerning our credit facility and our April, July and November 2004 private placements of common stock.

Communication Technology Advisors LLC

In May 2002, we entered into a consulting agreement with CTA under which CTA provided consulting services to us. CTA is a consulting and private advisory firm specializing in the technology and telecommunications sectors. Our agreement with CTA had an initial term of three months ending August 15, 2002, and was extended by mutual agreement for several additional terms of two or three months each. For the first three months of the agreement, CTA was paid a flat fee of $60,000 per month, and for the period August 2002 to May 2003, the monthly fee was $55,000. We also agreed to reimburse CTA for CTA's out-of-pocket expenses incurred in connection with rendering services during the term of the agreement.

Beginning in May 2003, the monthly fee was reduced to $39,000. This agreement was modified on January 30, 2004.

In November 2003, CTA was engaged to provide valuation of Motient's equity interest in MSV as of December 31, 2002. CTA was paid $150,000 for this valuation.

On January 30, 2004, we engaged CTA to act as chief restructuring entity. As consideration for this work, Motient agreed to pay to CTA a monthly fee of $60,000. The new agreement amends the consulting arrangement discussed above. In April 2004, Motient paid CTA $440,000 for all past deferred fees.

CTA had previously acted as the spectrum and technology advisor to the official committee of unsecured creditors in connection with our Chapter 11 case. CTA received a total of $475,000 in fees for such advice and was reimbursed a total of $4,896 for expenses in connection with the rendering of such advice.

Except for the warrants and options offered to CTA described below, and certain warrants received by certain CTA affiliates in connection with the April 7, 2004 private placement of our common stock, neither CTA, nor any of its principals or affiliates is a stockholder of Motient, nor does CTA hold any debt of Motient (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under our existing agreement with CTA). CTA has informed us that in connection with the conduct of its business in the ordinary course, (i) it routinely advises clients in and appears in restructuring cases involving telecommunications companies throughout the country, and (ii) certain of our stockholders and bondholders and/or certain of their respective affiliates or principals, may be considered to be (A) current clients of CTA in matters unrelated to Motient; (B) former clients of CTA in matters unrelated to Motient; and (C) separate affiliates of clients who are (or were) represented by CTA in matters unrelated to Motient.

In July 2002, our board of directors approved the offer and sale to CTA (or affiliates thereof) of a warrant (or warrants) for 500,000 shares of our common stock, for an aggregate purchase price of $25,000. The warrant (or warrants) has an exercise price of $3.00 per share and a term of five years. These warrants were valued at $1.5 million and were recorded as a consultant compensation expense in December of 2002. Certain affiliates of CTA purchased the warrants in December 2002. Christopher W. Downie received a warrant for 100,000 of the 500,000 shares.

In April 2004, as part of our private placements of common stock, certain CTA affiliates were provided warrant for 400,000 and 340,000 shares, respectively, of our common stock at an exercise price of $5.50 and $8.57, respectively, per share. In December 2004, certain CTA affiliates were provided options to purchase 125,000 shares of our common stock at a price of $8.57 per share.

Mr. Abbruzzese, Mr. Kittner and Mr. Aquino did not participate in the deliberations or vote of the Board with respect to the foregoing matters while serving as a member of the Board.

Term Credit Facility

On January 27, 2003, our wholly-owned subsidiary, Motient Communications, closed a $12.5 million term credit agreement with a group of lenders, including several of our existing stockholders. The lenders include the following entities or their affiliates: M&E Advisors, L.L.C, Bay Harbour Partners, York Capital, and Lampe Conway & Co. York Capital is affiliated with James G. Dinan and JGD Management Corp. Bay Harbour Management, JGD Management Corp. and James G. Dinan each hold 5% or more of our common stock. The lenders also include Gary Singer, directly or through one or more entities. Gary Singer is the brother of Steven
G. Singer, one of our directors. The facility terminated on December 31, 2004, and all amounts due and owing pursuant to the facility have been repaid. We do not anticipate that it borrowing availability will be extended again.

Private Placements of Common Stock

Certain of our directors and holders of more than 5% of our common stock participated in the April 7, July 1, and November 12, 2004 private placements of our common stock. PDA Group, LLC, a wholly-owned entity of Peter D. Aquino, one of our directors, was assigned by Tejas Securities, our placement agent, warrants to purchase 56,250 shares of our common stock at a price of $5.50 per share. James D. Dondero, a director and beneficial owner of more than 5% of our common stock, purchased an aggregate of 2,420,688 shares of our common stock in such private placements. In addition, he also received warrants to purchase 350,058 shares of our common stock at a price of $8.57 per share all of which will vest if and only if we do not meet certain deadlines with respect to the registration of the common stock sold in the private placement.

PRINCIPAL STOCKHOLDERS

Stock Ownership Of Certain Beneficial Owners and Management and Related Stockholder Matters.
-----------------------------------------------------------------------


The following table and the accompanying notes set forth certain information, as of February 9, 2005 (or any other date that is indicated) concerning the beneficial ownership of Motient's common stock by (i) each person who is known by Motient to own beneficially more than five percent of Motient's common stock,
(ii) each director, (iii) each executive officer named in the summary compensation table and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person listed in the table has informed Motient that such person has sole voting and investment power with respect to such person's shares of common stock and record and beneficial ownership with respect to such person's shares of common stock.

                                                                     Number of Shares        % of Class
Name of Beneficial Owner                                                    (1)                  (1)
------------------------                                                    ---                  ---
Highland Capital Management, L.P. (2)
13445 Noel Road
Suite 3300
Dallas, TX  75240                                                       6,042,702               9.3%

Paul Tudor Jones, II (3)
c/o Tudor Investment Corporation
1275 King St.                                                           4,378,944               6.8%
Greenwich, CT 06831

George W.  Haywood (4)
c/o Cronin & Vris, LLP
380 Madison Avenue
24th Floor                                                              5,804,500               9.0%
New York, NY 10017

James G.  Dinan (5)
York Capital Management & affiliates
350 Park Avenue
4th Floor                                                               3,687,627               5.7%
New York, NY 10022

Dr. Rajendra Singh(6)                                                   8,801,888              13.6%
c/o Telcom Ventures, L.L.C.
201 N. Union St., Suite 360
Alexandria, VA 22314


Directors and Executive Officers
Dennis W. Matheson                                                              0                  *
Christopher W. Downie (9)                                                 201,160                  *
Robert Macklin (8)                                                         14,786                  *
Myrna Newman                                                                    0                  *
Peter D. Aquino (10)                                                       64,300                  *
Gerald S. Kittner (11)                                                     11,800                  *
Steven G. Singer  (11)                                                     24,100                  *
Jonelle St. John (11)                                                      14,100                  *
Raymond L. Steele (11)                                                     11,800                  *
James D. Dondero (2)                                                    6,042,702              11.8%

All directors and named executive officers as a group (13
persons)                                                                6,384,748              12.5%

* Less than 1% of the outstanding shares.

(1) The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting or investment power within 60 days. As used in this report, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

(2) Indirect ownership consists of shares of Common Stock held by a filing group consisting of Highland Capital Management, L.P. ("Highland Capital"); Strand Advisors, Inc. ("Strand"); Highland Crusader Offshore Partners, L.P. ("Crusader"); Prospect Street High Income Portfolio, Inc. ("PHY"); Prospect Shares Income Shares, Inc. ("CNN"); Highland Legacy Limited ("Legacy"); PAMCO Cayman, Limited ("PAMCO"); Highland Equity Focus Fund, L.P. ("Equity Focus"); Highland Equity Fund, L.P. ("Equity Fund") and James D. Dondero. Highland Capital is the general partner of Crusader, Equity Fund and Equity Focus, and the investment advisor for PHY, CNN, Legacy and PAMCO. Strand is the general partner of Highland Capital. Mr. Dondero is the President of Highland Capital and the President and a director of Strand. Highland Capital, Strand and Mr. Dondero expressly disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein.

(3) The shares of Common Stock reported herein as beneficially owned are owned directly by Tudor Proprietary Trading, L.L.C., The Altar Rock Fund, L.P., The Raptor Global Portfolio, Ltd. and The Tudor BVI Global Portfolio Ltd. . Because Tudor Investment Corporation is the sole general partner of Altar Rock and provides investment advisory services to Raptor Portfolio and BVI Portfolio, Tudor Investment Corporation may be deemed beneficially to own the shares of Common Stock owned by each. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, because Mr. Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, Mr. Jones may be deemed beneficially to own the shares of Common Stock deemed beneficially owned by Tudor Investment Corporation and Tudor Proprietary Trading. Mr. Jones expressly disclaims such beneficial ownership. Share ownership is based on information provided to us on November 24, 2004. No further public information relating to these holdings has been released since such date.

(4) Does not include 130,000 shares owned by Mr. Haywood's spouse and children. Share ownership is based on information provided to us on December 15, 2004.

(5) James G. Dinan beneficially owns the 2,276,445 shares of our common stock, which includes shares owned by various funds and accounts over which Mr. Dinan has discretionary investment authority. Mr. Dinan is the senior managing member and holder of a controlling interest in Dinan Management, L.L.C., York Select Domestic Holdings, LLC, York Select Offshore Holdings, LLC, York Offshore Holdings L.L.C. and York Distressed Domestic Holdings, LLC. Mr. Dinan is also a director and holder of a controlling interest in York Offshore Holdings, Limited. York Offshore Holdings is the investment manager of York Investment. Dinan Management is the general partner of York Capital Management. York Select Domestic Holdings is the general partner of York Select. York Select Offshore Holdings is the investment manager of York Select Unit Trust. York Distressed Domestic Holdings is the investment manager of York Distressed Opportunities Fund. York Offshore Holdings is the investment manager of York Offshore Investors. Mr. Dinan is the president and sole stockholder of JGD Management Corp., which manages the other funds and accounts that hold our common stock over which Mr. Dinan has discretionary investment authority. Share ownership is based on information provided to us on November 19, 2004. No further public information relating to these holdings has been filed since such date.

(6) 307,042 of the shares listed are shares underlying warrants to purchase common stock which may never vest. Includes 2,046,951 shares and 153,521 shares underlying warrants to purchase common stock that are held by Dr. Singh's wife, Neera Singh. Includes 4,093,902 shares of Motient common stock and 307,042 shares underlying warrants held by two irrevocable educational trusts established for the benefit of Dr. Singh's children. Mrs. Singh is one of the co-trustees of each trust. Dr. and Mrs. Singh disclaim any beneficial ownership of such shares to the extent allowable by law.

(7) Gilder, Gagnon, Howe & Corporation LLC is a broker/dealer which holds 1,848,602 in customer accounts over which partners and/or employees have discretionary authority to dispose of or direct the disposition of shares, 130,421 shares held in accounts owned by the partners of the company and their families, and 40,025 shares held in the account of the profit-sharing plan of the company.

(8)  Comprised of shares underlying stock options that have vested.

(9) Comprised of shares underlying options and a warrant that are fully vested and exercisable.

(10) Comprised of shares underlying stock options and a warrant that are fully vested and exercisable, as well as restricted stock not yet vested.

(11) Comprised of shares underlying stock options that are fully vested and exercisable, as well as restricted stock not yet vested.

                              SELLING STOCKHOLDERS


The following table and accompanying notes set forth certain information regarding the selling stockholders as of January 1, 2005 unless otherwise indicated. Under this prospectus, the selling stockholders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors in interest may offer and sell from time to time an aggregate of 28,960,418 shares of common stock. In this prospectus, we refer to these holders collectively as the selling stockholders. The shares are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time. See "Plan of Distribution." The selling stockholders may offer all, some or none of the common stock listed below.


The table below sets forth the names of the selling stockholders and the number of shares owned, directly and beneficially, by such stockholders as of January 1, 2005 unless otherwise indicated. The number of shares of common stock outstanding on February 9, 2005 was 64,768,286. Except as otherwise indicated, each person listed in the table has informed Motient that such person has (1) voting and investment power with respect to such person's shares of common stock and (2) record and beneficial ownership with respect to such person's shares of common stock.


If all of the shares are sold pursuant to this prospectus, then the selling stockholders will sell 28,960,418 shares of our common stock, or 35.7% of Motient's common stock outstanding as of February 9, 2005. Share ownership does not include warrants to purchase additional shares of Motient common stock, issued in the November 12, 2004 or February 9, 2005 private placements, which have not yet vested and may never vest. Such warrants will vest if and only if we fail to meet certain conditions regarding the registration of the shares sold in these private placements.

                                                  Shares Beneficially Owned                     Shares Beneficially Owned
                                                       Prior to Offering                              After Offering
                                                       -----------------                              --------------

                                                                                         Shares
Name of Beneficial Owner                                  Number        Percentage       Offered        Number      Percentage
------------------------                                  ------        ----------       -------        ------      ----------
Greywolf Capital II LP (1)                                  676,400        1.0%           200,000      476,400            *
Greywolf Capital Overseas Fund (1)                        1,341,600        2.1%           800,000      541,600            *
LC Capital Master Fund, Ltd. (2)                          2,521,076        3.9%         1,166,861    1,354,215          2.1%
Millennium Partners, L.P. (3)                               583,430          *            583,430         0               *
RNR II, LP                                                  257,500          *            257,500         0               *
Catalyst Credit Opportunity Fund (4)                         27,568          *              4,800       22,768            *
Catalyst Credit Opportunity Fund Offshore (4)                84,898          *             14,800       70,098            *
DCM Limited. (4)                                              2,534          *                400        2,134            *
Highland Crusader Offshore Partners, L.P. (5)             2,919,289        4.5%           466,744    2,452,545          3.8%
Highland Equity Fund, L.P. (5)                              108,344          *             58,344       50,000            *
Highland Equity Focus Fund, L.P. (5)                      1,300,145        2.0%           875,145      425,000            *
Kurt J. Rechner & Melani Rechner (6)                         28,340          *              5,835       22,505            *
Kurt J. Rechner 401(k) (6)                                    5,835          *              5,835         0               *
Kurt J. Rechner IRA Rollover (6)                             11,670          *             11,670         0               *
Morris D. Weiss, IRA Rollover (6)                            11,670          *             11,670         0               *
Morris D. Weiss & Lauren C. Ravkind (6)                      67,340          *             11,670       55,670            *
John J. Gorman 401(k) Plan & Trust (7)                    1,040,058        1.6%           350,058      690,000          1.1%
York Investment Limited (8)                               1,418,724        2.2%           863,510      555,214            *
York Capital Management, L.P. (8)                           374,937          *            213,396      161,541            *
York Select Unit Trust (8)                                  253,684          *            168,157       85,527            *
York Select, L.P. (8)                                       365,743          *            246,176      119,567            *
York Global Value Partners, L.P. (8)                        342,425          *            252,425       90,000            *
York Credit Opportunities Fund, L.P. (8)                    369,356          *            150,000      219,356            *
York/Green Capital Partners, L.P. (8)                       180,000          *             90,000       90,000            *
Ahab Partners, L.P. (9)                                     147,025          *            147,025         0               *
Ahab International, Ltd. (9)                                203,034          *            203,034         0               *
George W. Haywood (10)                                    5,804,500         9.0%        1,785,000    4,019,500          6.2%

Tracer Capital Offshore Fund Ltd. (11)                      148,580          *             78,535       70,045            *
Tracer Capital Partners QP L.P. (11)                        172,112          *             90,718       81,394            *
Tracer Capital Partners L.P. (11)                            10,965          *              5,776        5,189            *
The Raptor Global Portfolio Ltd. (12)                     3,248,275        5.0%           698,364    2,549,911          3.9%
The Tudor BVI Global Portfolio Ltd. (13)                    713,726        1.1%           148,756      564,970            *
The Altar Rock Fund L.P. (14)                                34,975          *              6,907       28,068            *
Tudor Proprietary Trading, L.L.C. (15)                      381,968          *             79,462      302,506            *
Rockbay Capital Fund, LLC                                    19,691          *             12,646       7,045             *
Rockbay Capital Institutional Fund, LLC                     262,638          *            169,422       93,216            *
Rockbay Capital Offshore Fund, Ltd.                         626,102          *            401,363      224,739            *
Glenview Capital Partner, L.P. (16)                         76,1000          *             52,130       23,970            *
Glenview Institutional Partners, L.P. (16)                  226,300          *            174,000       52,300            *
Glenview Capital Master Fund, Ltd. (16)                     519,000          *            353,900      165,100            *
GCM Little Arbor Master Fund, Ltd. (16)                      20,400          *              3,400       17,000            *
OZ Master Fund, Ltd. (17)                                 2,050,947        3.2%         1,138,232      912,715          1.4%
OZ Mac 13 Ltd. (17)                                          31,309          *             18,504       12,805            *
Fleet Maritime, Inc. (17)                                    30,976          *             10,125       20,851            *
Singer Children's Management Trust (18)                     535,000          *            400,000      135,000            *
CY Offshore Fund, Ltd. (19)                                 263,938          *            263,938         0               *
CS Offshore Fund, Ltd. (19)                                 131,969          *            131,969         0               *
Edward W. Rose, III (20)                                    263,938          *            263,938         0               *
Cardinal Partners 2000, L.P. (20)                           118,329          *            118,329         0               *
Cardinal Partners, L.P. (20)                                124,749          *            124,749         0               *
George Kaiser Family Foundation                             263,938          *            263,938         0               *
Xerion Partners II Master Fund Limited (21)                 350,058          *            350,058         0               *
Ore Hill Partners (22)                                      408,401          *            408,401         0               *
John Waterfall (23)                                       2,926,000        4.5%           116,686    2,809,314          4.3%
Edwin Morgens (23)                                        2,726,000        4.2%           116,686    2,609,314          4.0%
MWV Employee Retirement Group Trust                          35,006          *             35,006         0               *
Strome Hedgecap Ltd. (24)                                   257,500          *            257,500         0               *
Loeb Partners Corporation (25)                              181,686          *            116,686       65,000            *
CanPartners Investments IV, LLC                             577,500          *            140,000      437,500            *
Harbert Distressed Investment Master Fund, LTD (26)         427,655          *            427,655         0               *
Alpha Sub Fund VI LLC                                         9,845          *              9,845         0               *
Roger C. Altman (27)                                         20,416          *             20,416         0               *
Austin M. Beutner (27)                                       22,339          *             22,339         0               *
Anthony Grillo (27)                                         135,308          *            118,208       17,100            *
William O. Hiltz (27)                                         9,905          *              9,905         0               *
Neeraj Mital (27)                                             8,658          *              8,658         0               *
David G. Offensend (27)                                      12,718          *             12,718         0               *
Michael J. Price (27)                                        41,059          *             41,059         0               *
John P. Fitzsimons (27)                                      20,000          *             20,000         0               *
Mitchell A. Harwood (27)                                     34,012          *             34,012         0               *
Craig T. Moore (27)                                          34,012          *             34,012         0               *
Eugene Lee (27)                                               2,000          *              2,000         0               *
M. Sharon Lewellen (27)                                       1,200          *              1,200         0               *
Dr. Rajendra Singh (28)                                   8,187,804       12.6%         2,046,951    6,140,853          9.5%
Neera Singh (28)                                          8,187,804       12.6%         2,046,951    6,140,853          9.5%
The Hersh Raj Singh Education Trust (28)                  2,046,951        3.2%         2,046,951         0               *
The Samir Raj Singh Education Trust (28)                  2,046,951        3.2%         2,046,951         0               *
Columbia Capital Equity Partners III (QP), L.P. (29)      1,459,621        2.3%         1,459,621         0               *
Columbia Capital Equity Partners III (Cayman), L.P. (29)    801,555        1.2%           801,555         0               *
Columbia Capital Equity Partners III (AI), L.P. (29)         80,634          *             80,634         0               *
Columbia Capital Investors III, LLC (29)                    360,145          *            360,145         0               *
Columbia Capital Employee Investors III, LLC (29)             5,028          *              5,028         0               *
Spectrum Equity Investors IV, L.P.                        1,778,325         2.7%        1,778,325         0               *
Spectrum Equity Investors Parallel IV, L.P.                  10,495          *             10,495         0               *
Spectrum IV Investment Managers' Fund, L.P.                  21,175          *             21,175         0               *


----------

* Less than 1% of the outstanding shares.

     (1) Greywolf Advisors LLC exercises voting and investment control over all the shares offered by Greywolf Capital Partners II LP and Greywolf Capital Overseas Fund. Accordingly, Greywolf Advisors LLC may be deemed to beneficially own all shares held by Greywolf Capital Partners II LP and Greywolf Capital Overseas Fund.

     (2) LC Capital Master Fund, Ltd. was a lender under our term credit agreement.

     (3) Millennium Management, L.L.C., a Delaware limited liability company, is the managing general partner of Millennium Partners, L.P., a Cayman Islands exempted company, and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. Israel A. Englander is the sole managing member of Millennium Management, L.L.C. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium management, L.L.C. The foregoing should not be construed as an admission by either of Millennium Management, L.L.C or Mr. Englander as to beneficial ownership of the shares owned by Millennium Partners. Millennium Partners, L.P. was a lender under our term credit agreement.

     (4) Catalyst Investment Management exercises voting and investment control over all shares offered by Catalyst Credit Opportunity Fund Offshore, Catalyst Credit Opportunity Fund and DCM Limited. Consequently, Catalyst Investment Management may be deemed to be the beneficial owner the shares of Motient common stock offered by such entities.

     (5) Highland Capital Management, L.P., which is owned by James D. Dondero, a member of Motient's board of directors, exercises voting and investment control over the common stock offered hereby. Mr. Dondero disclaims beneficial ownership of these securities except to the extent of their pecuniary interest. Highland Capital Management, L.P. was an indirect lender under our term credit agreement and is the general partner of the selling stockholders.

     (6) Kurt Rechner and Morris Weiss are employees of Tejas Securities Group, Inc., which acted as placement agent for our April, July and November 2004 private placements of common stock. The Morris Weiss, IRA is the individual retirement account for Morris Weiss. Kurt Rechner, Rollover IRA and Kurt Rechner 401(k) are individual retirement accounts for Kurt Rechner. Melanie Rechner is the wife of Kurt Rechner. Lauren C. Ravkind is the wife of Morris Weiss. Morris Weiss and Kurt Rechner may be considered affiliates of a broker-dealer. They have confirmed to us that the securities were acquired in the ordinary course of business and that there are no agreements or understandings with any other person to dispose of the securities. The share ownership of Morris D. Weiss and Lauren C. Ravkind includes 6,000 shares owned by their children and 35,000 shares owned pursuant to two warrants.

     (7) John Gorman is the chairman of the board of directors of Westech Capital, which owns Tejas Securities Group, Inc., a registered broker-dealer, which acted as placement agent for our April, July and November 2004 private placements of common stock. Therefore, Mr. Gorman is an affiliate of a broker-dealer. Mr. Gorman has confirmed to us that the securities were acquired in the ordinary course of business and that there are no agreements or understandings with any other person to dispose of the securities.

     (8) York Capital Management L.P., York Distressed Opportunities Fund, L.P., York Investment Limited were lenders under our term credit agreement.

     (9) Jonathan Gallen exercises investment and voting control over all shares offered hereby. Accordingly, he may be deemed to beneficially own 350,059 shares of Motient common stock prior to the offering contemplated hereby.

     (10) Mr. Haywood's ownership includes 130,000 shares of Motient common stock owned by his children and spouse.

     (11) Riley McCormack is the Managing Member of the Investment Manager of each of Tracer Capital Partners L.P., Tracer Capital Partners QP L.P. and Tracer Capital Offshore Fund Ltd.. As such, he may be deemed to be the beneficial owner of all shares owned by such entities.

     (12) Tudor Investment Corporation is the investment advisor of The Raptor Global Portfolio Ltd. Because Paul Tudor Jones II is the controlling shareholder of Tudor Investment Corporation, he may be deemed to be the beneficial owner of shares beneficially owned by The Raptor Global Portfolio Ltd. Mr. Jones disclaims such beneficial ownership.

     (13) Tudor Investment Corporation is the investment advisor of The Tudor BVI Global Portfolio Ltd. Because Paul Tudor Jones II is the controlling shareholder of Tudor Investment Corporation, he may be deemed to be the beneficial owner of shares beneficially owned by The Tudor BVI Global Portfolio Ltd. Mr. Jones disclaims such beneficial ownership.

     (14) Tudor Investment Corporation is the general partner of The Altar Rock Fund L.P. Because Paul Tudor Jones II is the controlling shareholder of Tudor Investment Corporation, he may be deemed to be the beneficial owner of shares beneficially owned by The Altar Rock Fund L.P. Mr. Jones disclaims such beneficial ownership.

     (15) Paul Tudor Jones II is the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C. and, as a result, may be deemed to be the beneficial owner of shares beneficially owned by Tudor Proprietary Trading, L.L.C. Mr. Jones disclaims such beneficial ownership.

     (16) Larry Robbins is the President and CEO of Glenview Capital Management, LLC, the Investment Manager of each of Glenview Capital Partner, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd. and GCM Little Arbor Master Fund, Ltd.. As such, he may be deemed to exercise voting and investment control over the shares held by such entities..

     (17) Daniel S. Och is the Senior Managing Member of OZ Management, L.L.C., the investment manager of each of OZ Master Fund, Ltd., OZ Mac 13 Ltd. and Fleet Maritime, Inc. As such, Mr. Och may be deemed to exercise voting and investment control over the shares held by such entities.

     (18) Singer Children's Management Trust is a trust established for the benefit of the children of Gary and Karen Singer. Karen Singer is the wife of Gary Singer (investment advisor of M&E Advisors, LLC, a lender under our term credit agreement), the brother of Steven Singer, the chairman of our board of directors. Gary and Karen Singer disclaim any beneficial ownership of securities owned by the trust. Karen Singer beneficially owns, for her own account, warrants to purchase 602,500 shares of common stock, which are not included herein.

     (19) James Traweek, Jr. exercises voting and investment control over the shares of Motient common stock owned by CY Offshore Fund, Ltd. and CS Offshore Fund, Ltd. He therefore may be deemed to be the beneficial owner of such shares.

     (20) Edward W. Rose III exercises voting and investment control over the shares of Motient common stock owned by Cardinal Partners 2000, L.P. and Cardinal Partners, L.P. He therefore may be deemed to be the beneficial owner of such shares in addition to the shares he holds for his own account.

     (21) Daniel J. Arbess controls Xerion Partners Equity LLC ("XPE"), which is the investment manager of Xerion Partners II Master Fund Limited ("XP-II") and has voting and investment discretion over securities held by XP-II. XPE and Mr. Arbess thus may be deemed to be beneficial owners of the shares identified in the table as being beneficially owned by XP-II. XPE and Mr. Arbess disclaim beneficial ownership of the shares held by XP-II.

     (22) Frederick Wahl and Ben Nickoll exercise voting and investment control over the shares owned by Ore Hill Partners. They therefore may be deemed to be the beneficial owner of such shares.

     (23) John C. Waterfall is the president and treasurer of Morgens, Waterfall, Vintiadis & Co., Inc. and beneficially owns 2,926,000 shares of common stock, which includes 416,686 shares of common stock for his own account and 10,000 shares of common stock held in trust for his children. Morgens, Waterfall, Vintiadis & Co. beneficially owns 2,500,000 shares of common stock. Edwin Morgens, the vice president and secretary of Morgens, Waterfall, Vintiadis & Co. beneficially owns 2,716,000 shares of our common stock, which includes 216,686 shares of common stock for his own account. Share ownership is based generally on a Form 3 and a Schedule 13G/A filed with the SEC on March 10, 2004, a Form 4 filed on July 19, 2004.

     (24) Strome Investment Management is the investment advisor to the selling stockholder, and has common ownership with Strome Securities, a registered broker-dealer. As such, it may be deemed to be the beneficial owner of all shares owned by such entities. Mark Strome exercises voting and investment control over such securities. The selling stockholder has not notified us that the securities were acquired other than in the ordinary course of business, or that there are any agreements or understandings with any other person to dispose of the securities.

     (25) Gideon King and Robert Grubin each exercise voting and investment control over the shares of Motient common stock owned by the selling stockholder. They therefore may be deemed to be the beneficial owners of such shares.

     (26) The selling stockholder may be deemed to be an affiliate of HMC Investments, Inc., a registered broker-dealer. The selling stockholder is selling these shares for its own account, and has assured Motient that there are no agreements with any other person to dispose of the securities.

     (27) The selling stockholder may be deemed to be an affiliate of Evercore Group Inc., a registered broker dealer. The selling stockholder is selling these shares for his or her own account, and has assured Motient that there are no agreements with any other person to dispose of the securities.

     (28) Dr. Singh and Neera Singh may each be deemed to be the beneficial owner of an aggregate of 4,093,902 shares of Motient common stock held by the The Hersh Raj Singh Education Trust and The Samir Raj Singh Education Trust, each an irrevocable trust of which Neera Singh is one of the co-trustees. They disclaim beneficial ownership of such shares to the extent allowable by law.

     (29) The general partner of Columbia Capital Equity Partners III (QP), L.P. and Columbia Capital Equity Partners III (AI), L.P. is Columbia Capital Equity Partners III, L.P. ("Columbia III"). The general partner of Columbia Capital Equity Partners III (CAYMAN), L.P. is Columbia Capital Equity Partners (Cayman) III, Ltd. Columbia III is the sole shareholder of Columbia Capital Equity Partners (Cayman) III, Ltd. The general partner of Columbia III is Columbia Capital III, L.L.C. which is also the manager of Columbia Capital Investors III, LLC and Columbia Capital Employee Investors III, L.L.C.

          James B. Fleming, Jr., Harry F. Hopper III and R. Philip Herget, III control Columbia Capital III, L.L.C. As a result, Messrs. Fleming, Hopper and Herget exercise voting and investment control over all of the shares offered by Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Equity Partners III (CAYMAN), L.P., Columbia Capital Investors III, LLC and Columbia Capital Employee Investors III, L.L.C., and may be deemed to have beneficial ownership over those shares. Messrs. Fleming, Hopper and Herget disclaim beneficial ownership of all of these shares, to the extent allowable by law.

                       DESCRIPTION OF MOTIENT'S SECURITIES

Since May 1, 2002, the effective date of our plan of reorganization, we have been governed by our Restated Certificate of Incorporation, which provides for one hundred five million (105,000,000) shares of authorized capital stock, consisting of one hundred million (100,000,000) shares of common stock, par value $.01 per share, and five million (5,000,000) shares of preferred stock, par value $.01 per share. In accordance with Section 1123(a)(6) of the Bankruptcy Code, our Restated Certificate of Incorporation prohibits the issuance of any shares of non-voting securities. The following summary description of our capital stock is qualified in its entirety by reference to our Restated Certificate of Incorporation and Amended and Restated Bylaws, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

We may issue up to one hundred million (100,000,000) shares of common stock. As of February 9, 2005, 64,768,286 shares of common stock were outstanding. The common stock has the following terms:

     o The outstanding shares of our common stock are fully paid and non-assessable.

     o Holders of common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.

     o After satisfaction of the dividend rights of holders of any outstanding preferred stock, holders of common stock will be entitled to any dividend declared by the board of directors out of funds legally available for this purpose. However, it is not anticipated that any cash dividends will be paid on the common stock for the foreseeable future.

     o Upon a liquidation, dissolution or winding up of Motient, holders of common stock will have the right to a ratable portion of assets remaining after payment of liabilities and any payments due to holders of outstanding preferred stock;

     o    The holders of common stock have no preemptive rights; and

     o The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

We may issue up to five million (5,000,000) shares of preferred stock in one or more series. Our board of directors may issue such preferred stock, and designate the terms thereof (including with respect to voting rights, dividends, liquidation preferences and conversion rights), without the need for stockholder approval. There are no shares of preferred stock outstanding, and there are no agreements or understandings for the designation of any series of preferred stock or the issuance of shares thereunder. The existence of authorized but unissued preferred stock may enable our board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Foreign Ownership Restrictions

Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting this ownership. Additionally, the FCC's rules may under some conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

Limitation of Liability and Indemnification

Under Section 145 of the Delaware General Corporation Law, or DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Our Restated Certificate of Incorporation provides that no director of Motient shall be personally liable for breach of fiduciary duty as a director. Any repeal or modification of such provision shall not adversely affect any right or protection, or any limitation of the liability of, a director of Motient existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. Both our Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that further provide for the indemnification of directors and officers in accordance with and to the fullest extent permitted by the DGCL.

Additionally, Motient has entered into indemnification agreements with certain of its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law. The indemnification agreements may require Motient, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of Motient and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A., 250 Royal St., Canton, MA 02021.

                         SHARES ELIGIBLE FOR FUTURE SALE


Sales of substantial amounts of our common stock in the public market could adversely affect our common stock's prevailing market price, assuming an established trading market for our common stock develops. As of February 9, 2005, we had outstanding 64,768,836 shares of our common stock. Approximately 35,807,868 of these shares are freely tradable without restriction or further registration under the Securities Act, if they are held by persons other than "affiliates" of Motient, as defined under the Securities Act. We believe that 15,186,636 shares of our common stock are held, or will be held, by holders who may be affiliates. In addition, we have issued approximately 28,960,418 shares of restricted common stock, which are not registered and may not be traded by any holder of such stock absent an exemption from the Securities Act until registered. All of the shares offered for sale pursuant to this prospectus may be sold pursuant to this prospectus under the Securities Act, and will thereafter be freely tradable so long as they are not held by affiliates or underwriters. If the selling stockholders sell a large number of shares into the public market at one time, such sales could have an adverse effect on the market price of the common stock. We are not aware of any shares held by affiliates not being offered for sale under this prospectus. If any such shares exist, these shares may be sold under Rule 144 promulgated under the Securities Act of 1933. Rule 144 permits sales by a holder within any three-month period of a number of shares that does not exceed the greater of: (1) 1% of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to those sales. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about Motient must be available.

Also, we have issued certain parties warrants to purchase an aggregate of up to 8,808,087 shares of our common stock. The table below sets forth certain relevant terms of these warrants.

--------------------------------------------------------------------------------------------------------------------
Issued to:                                      Number of Shares           Exercise Price       Term
--------------------------------------------------------------------------------------------------------------------
Lenders under our term credit agreement -             1,812,500               $1.06             5 year term, issued
January 2003 issuance                                                                           January 2003
--------------------------------------------------------------------------------------------------------------------
Lenders under our term credit agreement -               580,000               $4.88             None
March 2004 issuance
--------------------------------------------------------------------------------------------------------------------
Certain Affiliates of CTA                               250,000               $3.00             5 year term, issued
                                                                                                December 2002
--------------------------------------------------------------------------------------------------------------------
Certain Affiliates of CTA                                56,250               $5.50             10 year term, issued
                                                                                                April 2004
--------------------------------------------------------------------------------------------------------------------
Further Lane Asset Management                           200,000               $5.10             5 year term, issued
                                                                                                July 2003
--------------------------------------------------------------------------------------------------------------------
Certain Affiliates of Tejas Securities, Inc.            600,000               $5.50             10 year term, issued
                                                                                                April 2004
--------------------------------------------------------------------------------------------------------------------
Certain Affiliates of Tejas Securities, Inc.            510,000               $8.57             10 year term, issued
                                                                                                July 2004
--------------------------------------------------------------------------------------------------------------------
Evercore Investments, LLC                                 8,077               $3.95             5 year term, issued
                                                                                                May 2002
--------------------------------------------------------------------------------------------------------------------
Purchasers of our common stock in the                 3,838,402               $8.57             5 year term, issued
November 12, 2004 private placement (1)                                                         November 2004
--------------------------------------------------------------------------------------------------------------------
Purchasers of our common stock in the                   952,858              $22.50             5 year term, issued
February 9, 2005 private placement (1)                                                          February 2005
--------------------------------------------------------------------------------------------------------------------
Total:                                                8,808,087 (2)
--------------------------------------------------------------------------------------------------------------------

     (1) The warrants issued to the purchasers of our common stock in the November 12, 2004 and February 9, 2005 private placements have not yet vested and may never vest. Such warrants will vest if and only if we fail to meet certain conditions regarding the registration of the shares sold in the private placements. The first such condition was the filing of this registration statement. The remaining conditions involve the timing of the effectiveness of this registration statement. None of the shares underlying these warrants are being registered pursuant to this registration statement, and are not included in the total.

     (2) We have reserved 2,993,024 shares of common stock for issuance under our 2002 stock option plan. Such shares are not being registered pursuant to this registration statement.

                              PLAN OF DISTRIBUTION

Motient has registered the shares offered by this prospectus on behalf of the selling stockholders, and will not receive any proceeds from the sale of the shares by the selling stockholders, although we will receive proceeds from the exercise of our various outstanding warrants to the extent they are exercised. These shares may be sold or distributed from time to time by the selling stockholders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors in interest, all of whom we collectively refer to in this prospectus as "selling stockholders." The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices or in competitively bid transactions, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

     o in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

     o    in transactions involving cross or block trades;

     o in transactions "at the market" to or through market makers in the common stock or into an existing market for the common stock;

     o in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

     o through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

     o    in privately negotiated transactions;

     o    in transactions to cover short sales;

     o    in underwritten transactions; or

     o    in a combination of any of the foregoing transactions.

The selling stockholders also may sell all or a portion of their shares in open market transactions in accordance with Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.

From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

A selling stockholder may sell short the common stock. The selling stockholder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

A selling stockholder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares of whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation.

Motient has advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With some exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

Under Motient's registration rights agreement with certain of the selling stockholders, Motient is required to bear the expenses relating to this offering, excluding any underwriting discounts and fees, brokerage and sales commissions, and stock transfer taxes relating to the sale or disposition of the shares.

Motient has agreed to indemnify certain of the selling stockholders and their respective controlling persons against some liabilities, including some liabilities under the Securities Act.

It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

This offering by any selling stockholder will terminate on the date on which the selling stockholder has sold all of such selling stockholder's shares.

                                  LEGAL MATTERS

For the purposes of this offering, Robert Macklin, the general counsel of Motient has given his opinion as to the validity of the shares of common stock offered by the selling stockholders. As of January 31, 2005, Mr. Macklin held options to purchase 35,619 shares of common stock.

                                     EXPERTS

The consolidated financial statements and schedules of Motient Corporation and subsidiaries as of December 31, 2002 and 2003, and for each of the three years in the period ended December 31, 2003, included in this prospectus, have been audited by Ehrenkrantz Sterling & Co., LLC, with respect to 2001 and 2002, and Friedman LLP, successor-in-interest to Ehrenkrantz Sterling & Co., LLC, with respect to 2003, an independent registered public accounting firm, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The financial statements and schedules referred to above have been included in this prospectus in reliance upon the authority of those firms as experts in giving said reports.

The consolidated financial statements of Mobile Satellite Ventures LP at December 31, 2002 and 2003, and for each of the three years in the period ended December 31, 2003, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission, or SEC, to register the shares as required by the federal securities laws. This prospectus, which constitutes a part of that registration statement on Form S-1, omits certain information concerning us and our common stock contained in the registration statement. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Accordingly, you should reference the registration statement and its exhibits for further information with respect to us and the shares offered under this prospectus.

We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Our Exchange Act file number for our SEC filings is 0-23044. You may read and copy any document we file with the SEC at the following SEC public reference room:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including Motient, who file electronically with the SEC. The address of that site is http://www.sec.gov.

You should rely only on the information or representations provided in this prospectus and the registration statement. We have not authorized anyone to provide you with different information. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                          INDEX TO FINANCIAL STATEMENTS

                      MOTIENT CORPORATION AND SUBSIDIARIES



Independent Auditors' Report.......................................................................................        F-1

Nine Months Ended September 30, 2004 and 2003 and 2003 Year-End Consolidated Statements of Operations .............        F-2

Nine Months Ended September 30, 2004 and 2003 Year-End Consolidated Balance Sheets ................................        F-3

Nine Months Ended September 30, 2004 and 2003 and 2003 Year-End Consolidated
Statements of Changes in Stockholders' Equity (Deficit)............................................................        F-4

Nine Months Ended September 30, 2004 and 2003 and 2003 Year-End Consolidated Statements of Cash Flows .............        F-5

Notes to Consolidated Financial Statements.........................................................................        F-6


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Motient Corporation:

We have audited the accompanying consolidated balance sheets of Motient Corporation (a Delaware Corporation) and Subsidiaries (together the "Company") as of December 31, 2003 and 2002 (Successor Company), and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2003 (Successor Company), the eight months ended December 31, 2002 (Successor Company), the four months ended April 30, 2002 (Predecessor Company) and the year ended December 31, 2001 (Predecessor Company). Our audits also included the financial statement schedule listed in the index at Item 15(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Motient Corporation and Subsidiaries as of December 31, 2003 and 2002 (Successor Company) and the results of their operations and their cash flows for the year ended December 31, 2003 (Successor Company), the eight months ended December 31, 2002 (Successor Company), the four months ended April 30, 2002 (Predecessor Company) and the year ended December 31, 2001 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Friedman LLP
----------------

Livingston, New Jersey
July 2, 2004

                       Motient Corporation and Subsidiaries
                      Consolidated Statements of Operations
      For the Nine Months Ended September 30, 2004 and 2003, the Year Ended
  December 31, 2003, the Eight Months Ended December 31, 2002, the Four Months
            Ended April 30, 2002 and the Year Ended December 31, 2001
                      (in thousands, except per share data)

                                                                    Successor Company                         Predecessor Company
                                                                    -----------------                         -------------------
                                                 Nine Months     Nine Months                Eight Months  Four Months   (Restated)
                                                    Ended          Ended       Year Ended       Ended        Ended      Year Ended
                                                 September 30,  September 30,  December 31, December 31,   April 30,    December 31,
                                                     2004           2003          2003          2002         2002          2001
                                                     ----           ----          ----          ----         ----          ----
                                                 (Unaudited)     (Unaudited)
REVENUES

    Services and related revenues                 $  27,446     $  38,209      $  49,275    $  35,501    $  16,809      $  68,063
    Sales of equipment                                3,846         3,204          5,210        1,116        5,564         22,202
                                                  ---------     ---------      ---------    ---------    ---------      ---------
        Total revenues                               31,292        41,413         54,485       36,617       22,373         90,265
                                                  =========     =========      =========    =========    =========      =========
COSTS AND EXPENSES

    Cost of services and operations (including
    stock-based compensation of $211 for the
    year ended December 31, 2003; and $2,028
    and $426 for the nine months ended
    September 30, 2004 and 2003, respectively
    exclusive of depreciation and amortization
    below)                                           29,532        39,999         51,393       38,141       21,909         73,064
    Cost of equipment sold (exclusive of
    depreciation and amortization)                    3,705         3,607          5,942        2,226        5,980         34,116
    Sales and advertising (including
    stock-based compensation of $151 for the
    year ended December 31, 2003 and $804 and
    $304 for the nine months ended September
    30, 2004 and 2003, respectively                   2,058         3,782          4,552        4,825        4,287         22,618
    General and administrative (including
    stock-based compensation of $241 for the
    year ended December 31, 2003 and $1,131
    and $487 for the nine months ended
    September 30, 2004 and 2003, respectively)        6,902        10,393         11,299        9,691        4,130         20,543
    Restructuring charges                             6,264            --             --           25          584          4,739
    Depreciation and amortization                    12,071        16,312         21,466       15,509        6,913         32,408
    Loss or impairment of assets                         --         5,535          5,535           --           --             --
                                                  ---------     ---------      ---------    ---------    ---------      ---------
    Total Costs and Expenses                         60,532        79,628        100,187       70,417       43,803        187,488
                                                  =========     =========      =========    =========    =========      =========

        Operating loss                              (29,240)      (38,215)       (45,702)     (33,800)     (21,430)       (97,223)

    Interest and other income (expense)                 265           819            662          (89)         145          1,128
    Interest expense                                 (3,595)       (4,592)        (6,365)      (1,910)      (1,850)       (61,675)
    Other income from Aether/MSV                      1,957         1,956          2,203        1,017        1,125             --
    Write-off of deferred financing fees             (8,052)           --             --           --           --             --
    Gain (loss) on disposal of assets                     2            51         (3,037)      (2,116)        (591)            67
    Loss on impairment of asset                          --            --             --           --           --         23,201
    Gain on sale of transportation and
    satellite assets                                     --            --             --          385          372             --
    Gain on Rare Medium Note call option                 --            --             --           --           --          1,511
    Rare Medium merger costs                             --            --             --           --           --         (4,054)
    XM Radio equity investment impairment
    charge                                               --            --             --           --           --        (81,467)
    Gain on debt and capital lease retirement
    (unaudited)                                         802            --             --           --           --             --
    Equity in losses of XM Radio and MSV             (8,617)       (7,768)        (9,883)     (22,273)      (1,909)       (48,488)
                                                  ---------     ---------      ---------    ---------    ---------      ---------
    Loss before reorganization items                (46,478)      (47,749)       (62,122)     (58,786)     (24,138)      (267,000)

    Reorganization items:
    Costs associated with debt restructuring             --            --             --         (772)     (22,324)        (1,254)
    Gain (loss) on extinguishment of debt                --            --             --           --      183,725         (1,243)
    Gain on fair market adjustment of
    assets/liabilities                                   --            --             --           --       94,715             --
                                                  ---------     ---------      ---------    ---------    ---------      ---------
    (Loss) income before income taxes               (46,478)      (47,749)       (62,122)     (59,558)     231,978       (269,497)

    Income tax provision                                 --            --             --           --           --             --
                                                  ---------     ---------      ---------    ---------    ---------      ---------
    Net (loss) income                             $ (46,478)    $ (47,749)     $ (62,122)   $ (59,558)   $ 231,978      $(269,497)
                                                  =========     =========      =========    =========    =========      =========

    Net (loss) income - basic and diluted         $   (1.59)    $   (1.90)     $   (2.47)   $   (2.37)   $    3.98      $   (5.27)
                                                  =========     =========      =========    =========    =========      =========
    Weighted-Average Common Shares
    Outstanding - basic and diluted                  29,323        25,128         25,145       25,097       58,251         51,136

             The accompanying notes are an integral part of these consolidated financial statements.

                      Motient Corporation and Subsidiaries
                           Consolidated Balance Sheets
              as of September 30, 2004, December 31, 2003 and 2002
                 (in thousands, except share and per share data)

                                                                                      Successor      Successor       Successor
                                                                                       Company        Company         Company
                                                                                       -------        -------         -------

                                                                                      September       December        December
                                                                                      30, 2004        31, 2003        31, 2002
                                                                                      ---------       --------        --------
                                                                                     (unaudited)
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                          $  16,742      $   3,618      $   5,840
    Accounts receivable-trade, net of allowance for
    doubtful accounts of $298, $759 and $1,003 at September 30,
    2004, December 31, 2003 and 2002, respectively                                         2,076          3,804          9,339
    Inventory                                                                                 96            240          1,077
    Due from Mobile Satellite Ventures LP, net                                               100             93            234
    Assets held for sale                                                                     271          2,734             --
    Deferred equipment costs                                                               1,453          3,765          2,755
    Other current assets                                                                   1,220          5,091          6,796
    Restricted cash and short-term investments                                                --            504            604
                                                                                       ---------      ---------      ---------
        Total current assets                                                              21,958         19,849         26,645

RESTRICTED INVESTMENTS                                                                        51          1,091
PROPERTY AND EQUIPMENT, net                                                               21,822         31,381         46,405
FCC LICENSES AND OTHER INTANGIBLES, net                                                   69,809         74,021         94,921
INVESTMENT IN AND NOTES RECEIVABLE FROM MSV                                               11,993         22,610         32,493
DEFERRED CHARGES AND OTHER ASSETS                                                          4,519          8,076          1,757
                                                                                       ---------      ---------      ---------
        Total assets                                                                   $ 130,152      $ 157,028      $ 202,221
                                                                                       =========      =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                              $   8,765      $  12,365      $  13,040
    Deferred equipment revenue                                                             1,512          3,795          2,861
    Deferred revenue and other current liabilities                                         5,018         11,005          5,308
    Obligations under capital leases, current                                                 --          1,454          3,031
    Vendor financing commitment, current                                                      --          2,413          1,020
                                                                                       ---------      ---------      ---------
        Total current liabilities                                                         15,295         31,032         25,260
                                                                                       ---------      ---------      ---------
LONG-TERM LIABILITIES:
    Notes payable, including accrued interest thereon                                         --         22,885         20,943
    Term Credit Facility                                                                      --          4,914             --
    Capital lease obligations, net of current portion                                         --          1,642          3,219
    Vendor financing commitment, net of current portion                                       --          2,401          4,927
    Other long-term liabilities                                                              251          1,347          4,824
                                                                                       ---------      ---------      ---------
        Total long-term liabilities                                                          251         33,189         33,913
                                                                                       ---------      ---------      ---------
        Total liabilities                                                                 15,546         64,221         59,173
                                                                                       ---------      ---------      ---------

COMMITMENTS AND CONTINGENCIES                                                                 --             --             --

STOCKHOLDERS' EQUITY:
Preferred Stock; par value $0.01; authorized 5,000,000 shares and no shares outstanding at September 30, 2004, December 31,
2003 and 2002                                                                                 --             --             --
Common Stock; voting, par value $0.01; authorized 100,000,000 shares; 34,529,958, 25,196,840 and 25,097,256 shares issued and outstanding at September 30, 2004, December 31, 2003 and 2002,
respectively                                                                                 345            252            251
Additional paid-in capital                                                               256,541        198,743        197,814
Common stock purchase warrants                                                            25,878         15,492          4,541
Accumulated deficit                                                                     (168,158)      (121,680)       (59,558)
                                                                                       ---------      ---------      ---------
STOCKHOLDERS' EQUITY                                                                     114,606         92,807        143,048
                                                                                       ---------      ---------      ---------
Total liabilities, and stockholders' equity                                            $ 130,152      $ 157,028      $ 202,221
                                                                                       =========      =========      =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      Motient Corporation and Subsidiaries
      Consolidated Statements of Changes In Stockholders' Equity (Deficit)
 For the Nine Months Ended September 30, 2004, the Year Ended December 31, 2003, the Eight Months Ended December 31, 2002, the Four Months Ended April 30, 2002
                 and the Year Ended December 31, 2001 (Restated)


                                                    Common Stock                             Common
                                                    ------------   Additional   Deferred     Stock   Unamortized
                                                             Par    Paid-in      Stock      Purchase Guarantee  Accumulated
                                                   Shares   Value   Capital   Compensation  Warrants Warrants     Deficit     Total
                                                   ------   -----   -------   ------------  -------- --------     -------     -----
Predecessor Company
-------------------
BALANCE, December 31, 2000                      $49,539,222  $495  $984,532     $(1,327)  $92,249   $(11,504) $(1,043,861)  $20,584
  Common Stock issued under the 401(k) Savings
  & Stock Purchase Plan                           3,006,756    30     1,475          --        --         --           --     1,505
  Common Stock issued for exercise of stock
  options and award of bonus stock                    2,015    --         1          --        --         --           --         1
  Common Stock issued for exercise of Stock
  Purchase Warrants                                  38,228    --       845          --      (845)        --           --        --
  Capital Gain in connection with sale of
  stock by MSV                                           --    --    12,883          --        --         --           --    12,883
  Change in deferred compensation on non-cash
  compensation                                           --    --       539       1,048        --         --           --     1,587
  Cancellation of restricted stock                  (88,200)   --      (264)        264        --         --           --        --
  Reduction of Guarantee Warrants for
  extinguishment of debt                                 --    --        --          --        --      8,837           --     8,837
  Compensatory stock options issued to
  employees                                              --    --       138          --        --         --           --       138
  Amortization of Guarantee Warrants                     --    --        --          --        --      4,993           --     4,993
  Loss in connection with sale of stock by XM
  Radio                                                  --    --   (12,180)         --        --         --           --   (12,180)
  Guarantee Warrants revaluation                         --    --        --          --     2,326     (2,326)          --        --
  Issuance of Restricted Stock                    3,219,236    32       386        (418)       --         --           --        --
  Net Loss                                               --    --        --          --        --         --     (269,497) (269,497)
                                                -----------  ----  --------     -------   -------   --------  -----------  --------
BALANCE, December 31, 2001                       55,717,257   557   988,355        (433)   93,730         --   (1,313,358) (231,149)
  Common Stock issued under the 401(k) Savings
  & Stock Purchase Plan                           2,718,041    27       176          --        --         --           --       203
  Change in deferred compensation on non-cash
  compensation                                           --    --        --          97        --         --           --        97
  Net Income - Predecessor Company                       --    --        --          --        --         --      231,978   231,978
                                                -----------  ----  --------     -------   -------   --------  -----------  --------
  Balance before fresh-start-Predecessor
  Company                                        58,435,298  $584  $988,531       $(336)  $93,730       $ --  $(1,081,380)   $1,129
                                                ===========  ====  ========     =======   =======      =====  ===========   =======

Successor Company
-----------------
  Issuance of New Equity through bankruptcy      25,097,256  $251  $197,814        $ --      $ --       $ --         $ --  $198,065
  Issuance of Common Stock Warrants                      --    --        --          --     3,077         --           --     3,077
                                                 ---------- -----     -----       -----     -----      -----        -----    ------
BALANCE, April 30, 2002                          25,097,256   251   197,814          --     3,077         --           --   201,142
  Issuance of Common Stock Warrants                      --    --        --          --     1,464         --           --     1,464
  Net Loss                                               --    --        --          --        --         --      (59,558)  (59,558)
                                                -----------  ----  --------     -------  --------   --------   ----------   -------
BALANCE, December 31, 2002                       25,097,256   251   197,814          --     4,541         --      (59,558)  143,048
  Common Stock issued under the 401(k) Savings
  & Stock Purchase Plan                              84,172     1       280          --        --         --           --       281
  Common Stock issued for exercise of stock
  options                                            15,412    --        46          --        --         --           --        46
  Issuance of Common Stock Warrants                      --    --        --          --    10,951         --           --    10,951
  Change in deferred  compensation  on non-cash
  compensation                                           --    --       603          --        --         --           --       603
  Net loss                                               --    --        --          --        --         --      (62,122)  (62,122)
                                                -----------  ----  --------     -------  --------   --------   ----------   -------
BALANCE, December 31, 2003                       25,196,840  $252  $198,743        $ --   $15,492       $ --    $(121,680)  $92,807
  Issuance of Common Stock                        8,886,310    88    52,448          --        --         --           --    52,536
  Common Stock issued under the 401(k)  Savings
  & Stock Purchase Plan                              34,056     1       150          --        --         --           --       151
  Common  Stock  issued for  exercise  of stock
  options                                           412,752     4     1,235          --        --         --           --     1,239
  Issuance of Common Stock Warrants                      --    --        --          --    10,386         --           --    10,386
  Change in deferred  compensation  on non-cash
  compensation                                           --    --     3,965          --        --         --           --     3,965
  Net loss                                               --    --        --          --        --         --      (46,478)  (46,478)
BALANCE, September 30, 2004 (unaudited)          34,529,958  $345  $256,541        $ --   $25,878       $ --    $(168,158) $114,606
                                                ===========  ====  ========     =======   =======   ========  ===========  ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      Motient Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
             For the Nine Months Ended September 30, 2004 and 2003,
 For the Year Ended December 31, 2003, the Eight Months Ended December 31, 2002,
    the Four Months Ended April 30, 2002 and the Year Ended December 31, 2001
                                 (in thousands)

                                                    Successor Company                                   Predecessor Company
                                                    -----------------                                   -------------------

                                          Nine Months    Nine Months    Year       Eight Months    Four Months     (Restated)
                                             Ended          Ended       Ended          Ended          Ended        Year Ended
                                           September      September   December 31,  December 31,    April 30,     December 31,
                                            30, 2004      30, 2003       2003          2002           2002            2001
                                            --------      --------       ----          ----           ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                         $ (46,478)     $ (47,749)  $ (62,122)     $ (59,558)      $ 231,978      $(269,497)
Adjustments to reconcile net (loss)
income to net cash (used in) provided
by operating activities:
    Amortization of Guarantee Warrants
    and debt related costs                       --             --          --             --           5,629         11,499
    Depreciation and amortization            12,071         16,312      21,466         15,509           6,913         32,408
    Provision for inventory
    write-downs                                  --             --          --             --              --          7,891
    Equity in loss of XM Radio and MSV        8,617          7,768       9,883         22,319           1,909         48,488
    (Gain) loss on disposal of assets            --            479       3,037          2,116             591            (67)
    Restructuring charges, fixed
    asset disposals                           2,798             --          --             --              --             --
    Impairment loss on XM Radio
    common stock held for sale                   --             --          --             --              --         81,467
    Gain on Rare Medium Note call
    option                                       --             --          --             --              --         (1,511)
    Gain on sale of transportation
    assets                                       --             --          --           (385)           (372)       (23,201)
    (Gain) loss on extinguishment of
    debt                                         --             --          --             --        (183,725)         1,243
    Gain on debt restructuring                 (802)          (405)       (573)            --              --             --
    Issuance of warrants                         --            927         927             --              --             --
    Fresh-Start valuation and other
    non-cash adjustments                         --             --          --             --         (94,715)            --
    Write-off of deferred financing
    fees                                      8,052             --          --             --              --             --
    Non cash amortization of
    deferred financing costs                  2,026          1,531       3,292             --              --             --
    Non cash stock compensation               3,990          1,216         603             --              --          1,150
    Impairment of other intangibles
    (unaudited)                                  --          5,535       5,535             --              --             --
    Changes in assets and liabilities,
    net of acquisitions and
    dispositions:
    Inventory                                   144            551         837          2,765          (2,167)        (1,118)
    Accounts receivable -- trade              1,728          4,403       5,535            782           1,370            462
    Other current assets                      6,867          2,482         (80)         4,263          15,833         10,764
    Accounts payable and accrued
    expenses                                 (3,449)           805        (255)          (217)          7,619        (10,327)
    Accrued interest                         (3,080)         1,602       2,510          1,193           1,320         20,810
    Deferred trade payables                      --             --          --             --              --         (2,212)
    Deferred revenue and other deferred
    items                                    (7,062)           368       2,285          2,305          (6,729)        (7,097)
                                          ---------      ---------   ---------      ---------       ---------      ---------
    Net cash (used in) operating
    activities                              (14,578)        (4,175)     (7,120)        (8,908)        (14,546)       (98,848)
                                          ---------      ---------   ---------      ---------       ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of assets                 --             --       6,116            616              --             --
    Proceeds from sale of property and
    equipment                                     2             --          --             --              --             --
    Proceeds from sale of satellite
    assets to MSV                                --             --          --             --              --         42,500
    Proceeds from sale of
    transportation assets                        --             --          --            385             372         10,000
    Proceeds from MSV note                    2,000             --          --             --              --             --
    Proceeds (purchase) of restricted
    investments                               1,544           (202)       (991)          (604)             --         11,307
    Proceeds from the sale of XM Radio
    common stock                                 --             --          --             --              --         38,289
    Receipt of Senior Note Interest
    from escrow                                  --             --          --             --              --         20,503
    Investment in MSV                            --             --          --           (957)             --             --
    Additions to property and equipment      (1,101)            --        (232)          (613)           (494)       (13,751)
                                          ---------      ---------   ---------      ---------       ---------      ---------
    Net cash (used in) provided by
    investing activities                      2,445           (202)      4,893         (1,173)           (122)       108,848
                                          ---------      ---------   ---------      ---------       ---------      ---------

                     Motient Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
             For the Nine Months Ended September 30, 2004 and 2003,
 For the Year Ended December 31, 2003, the Eight Months Ended December 31, 2002,
    the Four Months Ended April 30, 2002 and the Year Ended December 31, 2001
                                 (in thousands)

                                  (Continued)



CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Rare Medium note               --             --          --             --              --         50,000
    Principal payments under capital
    leases                                   (2,419)        (2,116)     (2,986)        (1,425)         (1,273)        (3,582)
    Principal payments under vendor
    financing                                (2,582)          (657)     (1,020)            --              --         (5,176)
    Repayment from Term Loan                 (6,785)            --          --             --              --        (25,500)
    Proceeds from Term Credit Facility        1,500          4,500       4,500             --              --             --
    Repayment of notes                      (19,750)            --          --             --              --             --
    Proceeds from Bank Financing                 --             --          --             --              --          6,000
    Proceeds from issuance of stock          55,480             --          --             --              17            354
    Proceeds from issuance of employee
    stock options                             1,235            190          47             --              --             --
    Stock issuance costs and other
    charges                                  (1,422)            --          --             --              --             --
    Debt issuance costs and other
    charges                                      --           (537)       (536)          (117)             --         (1,229)
                                          ---------      ---------   ---------      ---------       ---------      ---------
Net cash provided by (used in)
    financing activities                     25,257          1,380           5         (1,542)         (1,256)        20,867
                                          ---------      ---------   ---------      ---------       ---------      ---------
Net (decrease) increase in cash and
    cash equivalents                         13,124         (2,997)     (2,222)       (11,623)        (15,924)        30,867
                                          ---------      ---------   ---------      ---------       ---------      ---------
CASH AND CASH EQUIVALENTS, beginning of
    period                                    3,618          5,840       5,840         17,463          33,387        227,423
    Less XM Radio cash included in 2000
    consolidated cash total                      --             --          --             --              --        224,903
                                          ---------      ---------   ---------      ---------       ---------      ---------
CASH AND CASH EQUIVALENTS, end of period  $  16,742      $   2,843   $   3,618      $   5,840       $  17,463      $  33,387
                                          =========      =========   =========      =========       =========      =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

1.  ORGANIZATION

Motient Corporation (with its subsidiaries, "Motient" or the "Company") provides two-way mobile communications services principally to business-to-business customers and enterprises. Motient serves a variety of markets including mobile professionals, telemetry, transportation and field service. Motient provides its eLinkSM brand two-way wireless email services to customers accessing email through corporate servers, Internet Service Providers, Mail Service Provider accounts and paging network service providers. Motient also offers BlackBerry TM by Motient, a wireless email solution developed by Research In Motion Ltd. ("RIM") and licensed to operate on Motient's network. BlackBerry TM by Motient is designed for large corporate accounts operating in a Microsoft Exchange or Lotus Notes environment. The Company considers the two-way mobile communications service described in this paragraph to be its core wireless business.

Motient presently has six wholly-owned subsidiaries and a 29.5% interest in Mobile Satellite Ventures LP (MSV). For further details regarding Motient's interest in MSV, please see "Recent Developments - Mobile Satellite Ventures LP". Motient Communications Inc. owns the assets comprising Motient's core wireless business, except for Motient's Federal Communications Commission, or FCC, licenses, which are held in a separate subsidiary, Motient License Inc. Motient License was formed on March 16, 2004, as part of Motient's amendment of its credit facility, and is a special purpose wholly-owned subsidiary of Motient Communications that holds all of the FCC licenses formerly held by Motient Communications. A pledge of the stock of Motient License, along with other assets of Motient Communications, secures borrowings under the term credit facility. There are currently no borrowing outstanding under the term credit facility. (Unaudited) For further details regarding the formation of Motient License, please see Note 16 ("Subsequent Events"). Our other four subsidiaries hold no material operating assets other than the stock of other subsidiaries and Motient's interests in MSV. On a consolidated basis, we refer to Motient Corporation and its six wholly-owned subsidiaries as "Motient."

Motient is devoting its efforts to expanding its core wireless business, while also focusing on cost-cutting efforts. These efforts involve substantial risk. Future operating results will be subject to significant business, economic, regulatory, technical and competitive uncertainties and contingencies. Depending on their extent and timing, these factors, individually or in the aggregate, could have an adverse effect on the Company's financial condition and future results of operations. In recent periods, certain factors have placed significant pressures on Motient's financial condition and liquidity position. These factors also have restrained Motient's ability to accelerate revenue growth at the pace required to enable it to generate cash in excess of its operating expenses. These factors include competition from other wireless data suppliers and other wireless communications providers with greater resources, cash constraints have limited Motient's ability to generate greater demand, unanticipated technological and development delays and general economic factors. Motient's results in recent periods, including the period covered by this report, have also been hindered by the downturn in the economy and capital markets. These factors contributed to the Company's decision in January 2002 to file a voluntary petition for reorganization under Chapter 11 of the United States Federal Bankruptcy Code. Motient's Plan of Reorganization was confirmed on April 26, 2002 and became effective on May 1, 2002. Please see Note 2 ("Significant Accounting Policies -- Motient's Chapter 11 Filing and Plan of Reorganization and "Fresh-start" Accounting") below.

For a discussion of certain significant recent developments and trends in Motient's business after the end of the period covered by this report, please see Note 16 ("Subsequent Events"). As discussed in more detail in Note 2 ("Significant Accounting Policies"), the 2002 comparative financial statements provided herein have been restated and have been audited by the Company's former independent registered public accounting firm, Ehrenkrantz Sterling & Co. LLC, predecessor-in-interest to Friedman LLP.

The financial results for the year ended December 31, 2001 and the financial results for the period January 1, 2002 to April 30, 2002 are herein referred to as Predecessor Company results and the financial results for the period May 1, 2002 to December 31, 2002, the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited) included herein are referred to as Successor Company results. Due to the effects of the "fresh-start" accounting, results for the periods defined above are not comparable to periods beginning after May 1, 2002. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

XM Radio

XM Satellite Radio Holdings Inc. ("XM Radio"), a public company that launched its satellite radio service at the end of 2001, was incorporated on December 15, 1992 for the purpose of procuring a digital audio radio service license. As of December 31, 2000, Motient had an equity interest of approximately 33.1% (or 21.3% on a fully diluted basis) in XM Satellite Radio Holdings Inc. ("XM Radio"), and Motient controlled XM Radio through its board of director membership and common stock voting rights. In January 2001, pursuant to FCC approval authorizing Motient to relinquish control of XM Radio, the number of directors appointed by the Company to XM Radio's Board of Directors was reduced to less than 50% of XM Radio directors, and the Company converted a portion of its super-voting Class B Common Stock of XM Radio to Class A Common Stock. As a result, the Company ceased to control XM Radio.

Throughout 2001, Motient disposed of its equity interest in XM Radio, and as of November 19, 2001, Motient did not hold any interest in XM Radio. For the period from January 1, 2001 through November 19, 2001, the Company accounted for its investment in XM Radio pursuant to the equity method of accounting.

Mobile Satellite Ventures LP

On June 29, 2000, the Company formed a joint venture subsidiary, Mobile Satellite Ventures LP (formerly known as Mobile Satellite Ventures LLC) ("MSV"), in which it owned, until November 26, 2001, 80% of the membership interests, in order to conduct research and development activities. In June 2000, the other 20% interest in MSV was purchased by three investors unrelated to Motient. The minority investors had certain participating rights which provided for their participation in certain business decisions that were made in the normal course of business; therefore, in accordance with EITF No 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights", the Company's investment in MSV has been recorded for all periods presented in the consolidated financial statements pursuant to the equity method of accounting. On November 26, 2002, Motient's interest in MSV was reduced to approximately 48%. As of December 31, 2003 and March 31, 2004, Motient held a 29.5% interest in MSV on a fully-diluted basis. Please see Note 13 ("Business Acquisitions and Dispositions - MSV"). For additional information regarding MSV, please see the financial statements of MSV beginning on page M-0. (Unaudited)

Network Offerings: T-Mobile/Verizon Wireless

On March 1, 2003, Motient entered into a national premier dealer agreement with T-Mobile USA, and, on May 21, 2003, Motient entered into an authorized agency agreement with Verizon Wireless. These agreements allowed Motient to sell each of T-Mobile's third generation global system for GSM/GPRS network subscriptions and Verizon's third generation CDMA/1XRTT network subscriptions nationwide. Motient was paid for each subscriber put onto either network. Each agreement allowed Motient to actively sell and promote wireless email and wireless Internet applications to enterprise accounts on networks with greater capacity and speed, and that are voice capable. Please see Note 16 ("Subsequent Events") for information regarding the termination of these agreements. (Unaudited)

Effects of the Chapter 11 Filing and Emergence

As a result of the Company's Chapter 11 bankruptcy filing, the Company saw a slower adoption rate for its services during the first quarter of 2002. In a large customer deployment, the upfront cost of the hardware can be significant. Because the hardware generally is usable only on Motient's network, certain customers delayed adoption while Motient was in Chapter 11.

Additionally, certain of the Company's trade creditors required either deposits for future services or shortened payment terms; however, none of these deposits or changes in payment terms were material, and none of the Company's key suppliers has ceased to do business with the Company as a result of its reorganization.

Since emerging from bankruptcy protection in May 2002, the Company has undertaken a number of actions to reduce its operating expenses and cash burn rate. The Company's liquidity constraints have been exacerbated by weak revenue growth since emerging from bankruptcy protection, due to a number of factors including the weak economy generally and the weak telecommunications and wireless sector specifically, the financial difficulty of several of its key resellers, on whom it relies for a majority of its new revenue growth, and its continued limited liquidity which has hindered efforts at demand generation.

Management and Board Changes

On January 17, 2003, David Engvall resigned as senior vice president, general counsel and secretary.

On March 18, 2003, Brandon Stranzl resigned from the Board of Directors.

On April 17, 2003, the board of directors elected Christopher W. Downie to the position of Vice President, Chief Financial Officer and Treasurer. Mr. Downie had previously been a consultant with CTA, working on Motient matters, since May 2002.

On June 20, 2003, Jared Abbruzzese resigned his position as Chairman of the Board. Steven Singer was elected Chairman of the Board and a new director, Peter Aquino, was elected to the Board. Mr. Aquino was a senior managing director for CTA.

For additional information on management and board changes for periods after this report, please see Note 16, "Subsequent Events".

Change in Accountants

On May 31, 2002, the Company dismissed Arthur Anderson as its independent auditors. On July 10, 2002, the Company engaged PricewaterhouseCoopers as its independent auditors.

On April 17, 2003, the Company dismissed PricewaterhouseCoopers as its independent auditors, effective upon the completion of services related to the audit of the Company's consolidated financial statements for the period May 1, 2002 to December 31, 2002. On March 2, 2004, Motient dismissed
PricewaterhouseCoopers as its independent auditors effective immediately. The audit committee of the Company's board approved the dismissal.

On April 25, 2003, the Company's Board approved the engagement of Ehrenkrantz Sterling & Co. LLC as its independent registered public accounting firm to (i) re-audit the Company's consolidated financial statements for the fiscal year ended December 31, 2000 and the fiscal year ended December 31, 2001, and (ii) audit the Company's consolidated financial statements for the interim period from January 1, 2002 to April 30, 2002, and the fiscal year that ended on December 31, 2003.

For additional information on changes in accountants for periods after this report, please see Note 16, ("Subsequent Events").

Cost Reduction Actions

Predecessor Company Reductions in Workforce. On September 26, 2001, the Company announced a plan to restructure its business. As part of this restructuring, the Company laid off 25% of its workforce, or 50, 22 and 13 employees in the Company's operations, sales and marketing and general and administrative functions, respectively, and cancelled certain of its product initiatives. The Company recorded a restructuring charge in 2001 of $4.74 million. This charge represents $1.6 million of costs directly associated with employee severance packages, $3.0 million of costs associated with product initiative cancellations and $0.1 million of costs associated with capital assets that were no longer in service. Of the $4.7 million charge, approximately $1.7 million represented cash outlays made over the last quarter of 2001 and the first quarter of 2002. The balance represents the write down of assets previously acquired. As of December 31, 2001, the Company had a remaining operational restructuring liability of approximately $0.6 million, which was fully utilized in 2002.

Successor Company Reductions in Workforce. The Company undertook reductions in its workforce in July 2002, September 2002, March 2003 and February 2004. These actions eliminated approximately 29% (95 employees), 13% (26 employees), 10% (19 employees) and 32.5% (54 employees), respectively, of its then-remaining workforce. In the aggregate, the Company has reduced its work force by approximately 68% since July 2002 and reduced employee and related expenditures by approximately $1.5 million per month.

Network Rationalization. The Company is in the process of analyzing its wireless data network in a coordinated effort to reduce network operating costs. One aspect of this rationalization encompasses reducing unneeded capacity across the network by deconstructing under-utilized and unprofitable base stations. In certain instances, the geographic area that the network serves may be reduced by this process. The full extent of the changes to network coverage have yet to be determined.

Frame Relay and Tandem Equipment Retirement. In conjunction with our base station rationalization initiatives discussed above, Motient is in the process of converting its telecommunications infrastructure technology to frame relay technology. As of September 30, 2004, this project was approximately 80% complete. In the fourth quarter of 2004, we retired certain network equipment associated with this conversion. We expect to realize significant telecommunications cost reductions in 2005 as a result of this conversion. (Unaudited)

Closure of Reston, VA Facility. On July 15, 2003, the Company substantially completed the transfer of its headquarters from Reston, VA to Lincolnshire, IL, where it already had a facility. This action reduced the Company's monthly operating expenses by a net amount of approximately $65,000 per month, or $780,000 per year.

Refinancing of Vendor Obligations. During the fourth quarter of 2002 and the first quarter of 2003, the Company renegotiated several of its key vendor and customer arrangements in order to reduce recurring expenses and improve its liquidity position. In some cases, the Company was able to negotiate a flat rate reduction for continuing services provided to it by its vendors or a deferral of payable amounts, and in other cases the Company renegotiated the scope of services provided in exchange for reduced rates or received pre-payments for future services. The Company continues to aggressively pursue further vendor cost reductions where opportunities arise.

In the case of financing arrangements, the Company negotiated, among other things, a deferral of approximately $2.6 million of accounts payable that was owed for services provided for which the Company issued a promissory note for such amount, with the note to be paid off ratably over a two-year period beginning in January 2004. The Company also restructured certain of its vendor and capital lease obligations to significantly reduce the monthly amortization requirements of these facilities on an on-going basis. As part of such negotiations, the Company agreed to fund a letter of credit in twelve monthly installments during 2003, in the aggregate amount of $1.125 million, to secure certain payment obligations. This letter of credit will be released to Motient in fifteen monthly installments beginning in July 2004, assuming no defaults have occurred or are occurring. In March, 2004, Motient further restructured its vendor financing facility and an outstanding promissory note to the same vendor by extending the repayment schedule, thereby reducing the combined monthly amortization requirements under these facilities. In June 2004, the Company negotiated settlements of its obligations, promissory notes and capital lease, and terminated these obligations and leases. On July 15, 2004, the Company paid all principal and interest due and owing on its notes payable to Rare Medium and CSFB, in the aggregate amount of $23.5 million. (Unaudited) Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations"--Liquidity and Capital Resources - Summary of Liquidity and Financing" for further details on these facilities. For more information on these events, please see Note 16, ("Subsequent Events").

UPS Revenue

On December 1, 2002, Motient entered into a letter agreement with UPS under which UPS agreed to make a series of eight prepayments to Motient totaling $5 million for future services Motient is obligated to provide after January 1, 2004. In addition to any other rights it has under its network services agreement with Motient, the letter agreement does not contain any minimum purchase requirement and provides that UPS may terminate the network services agreement, in whole or in part, by providing 30 days' notice to Motient at which point any remaining prepayment would be required to be returned. As of July 31, 2003, all eight prepayments had been made. The $5 million prepayment is credited against airtime services provided to UPS beginning January 1, 2004, until the prepayment is fully credited.

UPS, the Company's largest customer as of December 31, 2002, has substantially completed its migration to next generation network technology as of July 2003, and its monthly airtime usage of the Company's network has declined significantly in the last six months of 2003. UPS was our second largest customer for the twelve months ended December 31, 2003 and our eighth largest customer for the three months ended December 31, 2003. While the Company expects that UPS will remain a customer for the foreseeable future, the bulk of UPS' units have migrated to another network. As of December 31, 2003, UPS had approximately 7,120 active units on Motient's network.

Until June 2003, UPS had voluntarily maintained its historical level of payments to mitigate the near-term revenue and cash flow impact of its recent and anticipated continued reduced network usage. However, beginning in July 2003, the revenues and cash flow from UPS declined significantly. Also, due to the arrangement entered into in 2002 under which UPS prepaid for network airtime to be used by it in 2004, the Company does not expect that UPS will be required to make any cash payments to the Company in 2004 for service to be provided in 2004. Pursuant to such agreement, and, as of May 31, 2004, UPS has not been required to make any cash payments to the Company in 2004, and the value of the Company's remaining airtime service obligations to UPS in respect of the prepayment was approximately $4.3 million. The Company is planning a number of initiatives to offset the loss of revenue and cash flow from UPS, including the following:

o further reductions in the Company's employee and network infrastructure costs;
o actions to grow new revenue from the Company's carrier relationships with Verizon Wireless and T-Mobile, under which the Company will be selling voice and data services on such carrier's next generation wireless networks as a master agent;
o actions to grow revenue from the Company's various telemetry applications and initiatives; and
o enhancements to the Company's liquidity which are expected to involve the sale of unneeded frequency assets, such as the sales of certain Specialized Mobile Radio ("SMR") licenses to Nextel.

Despite these initiatives, Motient continues to be cash flow negative, and there can be no assurances that we will ever be cash flow positive.

Liquidity and Financing Requirements

The Company's future financial performance will depend on its ability to continue to reduce and manage operating expenses, as well as its ability to grow revenue. The Company's future financial performance could be negatively affected by unforeseen factors and unplanned expenses.

The Company expects to continue to require significant additional funds before it begins to generate cash in excess of its operating expenses, and does not expect to generate cash from operations in excess of its operating costs until the fourth quarter of 2005, at the earliest. Also, even if the Company begins to generate cash in excess of its operating expenses, it expects to continue to require significant additional funds to meet remaining interest obligations, capital expenditures and other non-operating cash expenses.

In March 2004, the Company amended its term credit facility. As of June 25, 2004, the Company had borrowed $6.8 million under this term credit facility, all of which has been repaid and may not be reborrowed. On December 31, 2004, the Company's amended term credit facility expired. (Unaudited) All amounts borrowed under the facility have been repaid. (Unaudited) The Company continues to pursue all potential funding alternatives. Among the alternatives for raising additional funds are the issuances of debt or equity securities, other borrowings under secured or unsecured loan arrangements and sales of assets. There can be no assurance that additional funds will be available to the Company on acceptable terms or in a timely manner. In April 2004, the Company sold 4,215,910 shares of its common stock for aggregate consideration of $23.2 million in a private placement. In July 2004, the Company sold an additional 3,500,000 shares of its common stock for aggregate consideration of $30.0 million. In November 2004, the Company sold an additional 15,353,609 shares of its common stock for aggregate consideration of $131.6 million. (Unaudited) For additional information on these events, please see Note 16 ("Subsequent Events").

The Company's projected cash requirements are based on certain assumptions about its business model and projected growth rate, including, specifically, assumed rates of growth in subscriber activations service revenue. While the Company believes these assumptions are reasonable, these growth rates continue to be difficult to predict and there is no assurance that the actual results that are experienced will meet the assumptions included in the Company's business model and projections. If the future results of operations are significantly less favorable than currently anticipated, the Company's cash requirements will be more than projected, and it may require additional financing in amounts that will be material. The type, timing and terms of financing that the Company obtains will be dependent upon its cash needs, the availability of financing sources and the prevailing conditions in the financial markets. The Company cannot guarantee that additional financing sources will be available at any given time or available on favorable terms.

2.  SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On a consolidated basis, we refer to Motient Corporation and its six wholly-owned subsidiaries as "Motient." All intercompany transactions have been eliminated in consolidation.

For the period from January 1, 2001, through November 19, 2001, the Company's investment in XM Radio was recorded pursuant to the equity method of accounting. For the year ended December 31, 2001, XM Radio recorded $0.5 million of revenue, incurred $282.1 million of operating expenses and had a net loss attributable to common stockholders of $307.5 million.

As noted above (please see Note 1, "Organization"), the results of MSV have been accounted for pursuant to the equity method of accounting.

Motient's Chapter 11 Filing and Plan of Reorganization and "Fresh-Start" Accounting

On October 1, 2001, the Company announced that it would not make a $20.5 million semi-annual interest payment due on the Senior Notes on such date. On November 26, 2001, the Senior Notes trustee declared all amounts owed under the senior notes immediately due and payable. Following these events, the Company determined that the continued viability of its business required restructuring its highly leveraged capital structure. In October 2001, the Company retained Credit Suisse First Boston ("CSFB") as its financial advisor to assist in the restructuring the Company's debt. Shortly thereafter, the Company and CSFB began meeting with the principal creditor constituencies.

On January 10, 2002, the Company filed for protection under Chapter 11 of the Bankruptcy Code. The Company's Amended Joint Plan of Reorganization was filed with the United States Bankruptcy Court for the Eastern District of Virginia on February 28, 2002. The cases were jointly administered under the case name "In Re Motient Corporation, et. al.," Case No. 02-80125. The Company's Plan of Reorganization was confirmed on April 26, 2002 and the Company's emergence from bankruptcy became effective on May 1, 2002 (the "Effective Date"). The Company adopted "fresh-start" accounting as of May 1, 2002 in accordance with procedures specified by AICPA Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." The Company determined that its selection of May 1, 2002 versus April 26, 2002 for the "fresh-start" date was more convenient for financial reporting purposes and that the results for the period from April 26, 2002 to May 1, 2002 were immaterial to the consolidated financial statements. All results for periods prior to the Effective Date are referred to as those of the "Predecessor Company" and all results for periods including and subsequent to the Effective Date are referred to as those of the "Successor Company".

In accordance with SOP No. 90-7, the reorganized value of the Company was allocated to the Company's assets based on procedures specified by SFAS No. 141, "Business Combinations". Each liability existing at the plan confirmation date, other than deferred taxes, was stated at the present value of the amounts to be paid at appropriate market rates. It was determined that the Company's reorganization value computed immediately before the Effective Date was $234 million. Subsequent to the determination of this value, the Company determined that the reorganization value ascribed to MSV did not reflect certain preference rights on liquidation available to certain equity holders in MSV. Therefore, the reorganization value of MSV was reduced by $13 million and the Company's reorganization value was reduced to $221 million. The Company adopted "fresh-start" accounting because holders of existing voting shares immediately before filing and confirmation of the plan received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its postpetition liabilities and allowed claims, as shown below:

    Postpetition current liabilities                             $49.9 million
    Liabilities deferred pursuant to Chapter 11 Proceedings      401.1 million
                                                                --------------
    Total postpetition liabilities and allowed claims            451.0 million
    Reorganization value                                        (221.0 million)
                                                                --------------
    Excess of liabilities over reorganization value            $(230.0 million)
                                                               ===============

The reorganization value of Motient was determined by considering of several factors and by reliance on various valuation methods. For the valuation of the core wireless business, consideration was given to discounted cash flows and price/earnings and other applicable ratios, a liquidation value analysis, comparable company trading multiples and comparable acquisition multiple analysis. The factors considered by Motient included the following:

     o Forecasted operating cash flow results which gave effect to the estimated impact of limitations on the use of available net operating loss carryovers and other tax attributes resulting from the Plan of Reorganization and other events,

     o The discounted residual value at the end of the forecast period based on the capitalized cash flows for the last year of that period,

     o    Market share and position,

     o    Competition and general economic considerations,

     o    Projected sales growth, and

     o    Working capital requirements.

For the valuation of the Company's investment in MSV, consideration was given to the valuation of MSV's equity reflected by recent arms-length investments in MSV, subsequently adjusted as discussed above.

After consideration of the Company's debt capacity, and after extensive negotiations among parties in interest, it was agreed that Motient's reorganization capital structure should be as follows:

        Notes payable to Rare Medium and CSFB       $19.8 million
        Shareholders' Equity                        201.2 million
                                                    -------------
                                                   $221.0 million
                                                   ==============

The Company allocated the $221.0 million reorganization value among its net assets based upon its current estimates of the fair value of its assets. In the case of current assets, with the exception of inventory, the Company concluded that their carrying values approximated fair values. The values of the Company's frequencies and its investment in and note receivable from MSV were based on independent analyses presented to the bankruptcy court and subsequently adjusted as discussed above. The value of the Company's fixed assets was based upon a valuation of the Company's software and estimates of replacement cost for network and other equipment, for which the Company believes that its recent purchases represent a valid data point. The value of the Company's other intangible assets was based on third party valuations as of May 1, 2002.

In February 2003, the Company engaged a financial advisory firm to prepare a valuation of software and customer intangibles. Software and customer intangibles were not taken into consideration when the original fresh-start balance sheet was determined at May 1, 2002. The changes for the software and customer contracts are reflected below and in the financial statements and notes herein.

The effect of the plan of reorganization and application of "fresh-start" accounting on the Predecessor Company's balance sheet as of April 30, 2002, is as follows:

                                                                     Debt
                                                                   Discharge
                                                Preconfirmation      and                                    Reorganized
                                                  Predecessor      Exchange             Fresh Start          Successor
(in thousands)                                     Company(j)      of Stock             Adjustments           Company
                                                   ----------      --------             -----------           -------
Assets:
Current assets
  Cash                                               $17,463                                                  $17,463
  Receivables                                         10,121                                                   10,121
  Inventory                                            8,194                              $(4,352)              3,842
  Deferred equipment costs                            11,766                              (11,766)    (e)          --
  Other current assets                                11,443                                                   11,443
                                                      ------                               ------              ------
     Total current assets                             58,987                              (16,118)             42,869
Property and equipment                                58,031                              (1,553)     (i)      56,478
FCC Licenses and other intangibles                    45,610                               56,866     (f)(i)  102,476
Goodwill                                               4,981                               (4,981)    (i)          --
Investment in and notes receivable from MSV           27,262                               26,593     (f)      53,855
Other long-term assets                                 2,864                               (1,141)    (e)       1,723
                                                       -----                              -------               -----
    Total Assets                                    $197,735                              $59,666            $257,401
                                                    ========                              =======            ========

Liabilities & Stockholders' (Deficit) Equity
Liabilities Not Subject to Compromise:
Current liabilities:
   Current maturities of capital leases               $4,096                                                   $4,096
   Accounts payable - trade                            1,625                                                    1,625
   Vendor financing                                      655                                                      655
   Accrued expenses                                   15,727                                                   15,727
   Deferred revenue                                   23,284                              (18,913)    (g)(e)    4,371
                                                      ------                              -------               -----
                                                      45,387                              (18,913)             26,474
  Long term liabilities:
    Vendor financing                                   2,661                                                    2,661
    Capital lease obligation                           3,579                                                    3,579
    Deferred revenue                                  19,931                              (16,136)    (e)(g)    3,795

Liabilities Subject to Compromise:
   Prepetition liabilities                             8,785         (8,785)    (a)                                --
   Senior note, including accrued interest
   thereon                                           367,673       (367,673)    (b)                                --
   Rare Medium Note, including accrued
   interest thereon                                   27,030        (27,030)    (c)                                --
                                                    --------        -------                                    ------
                                                     403,488       (403,488)                                       --
Rare Medium and CSFB Notes                                --         19,750                                    19,750
                                                    --------       --------               -------              ------
   Total liabilities                                 475,046       (383,738)              (35,049)             56,259

Stockholders' (deficit) equity:
    Common stock - old                                   584           (584)    (h)                                --
    Common stock - new                                                  251     (d)                               251
    Additional paid-in capital                       988,531       (988,531)                                  197,814
                                                                    197,814     (d)(h)
    Common stock purchase
    warrants - old                                    93,730        (93,730)    (h)
    Common stock purchase
    warrants - new                                                    3,077     (d)                             3,077

    Deferred stock compensation                        (336)            336     (h)                                --

    Retained (deficit) earnings                  (1,359,820)      1,359,820                94,715                  --
                                                 -----------       (183,725)               ------              ------
                                                                    (94,715)    (d)(h)
                                                                    183,725     (h)
                                                                  ---------

Stockholders' Equity (Deficit)                     (277,311)        383,738                94,715             201,142
                                                   ---------        -------                ------             -------
Total Liabilities & Stockholders' Equity
(Deficit)                                           $197,735          $  --               $59,666            $257,401
                                                    ========          =====               =======            ========



   (a)  Represents the cancellation of the following liabilities:
        i.   Amounts due to Boeing                                    $1,533
        ii.  Amounts due to CSFB                                       2,000
        iii. Amounts due to JP Morgan Chase                            1,550
        iv.  Amounts due to Evercore Partners LP ("Evercore")          1,948
        v.   Amounts due to the FCC                                    1,003
        vi.  Other amounts                                               751
                                                                      ------
                                                                      $8,785

        Liabilities were cancelled in exchange for the following:
        a.   97,256 shares of new Motient common stock,
        b.   a note to CSFB in the amount of $750 and
        c. a warrant to Evercore Partners to purchase 343,450 shares of new Motient common stock, and
        d.   a note to Rare Medium in the amount of $19,000.

   (b) Represents the cancellation of the senior notes in the amount of $367,673, including interest threron, in exchange for 25,000,000 shares of new Motient common stock. Certain of the Company's other creditors received an aggregate of 97,256 shares of the Company's common stock in settlement for amounts owed to them.

   (c) Represents the cancellation of $27,030 of notes due to Rare Medium, including accrued interest thereon, in exchange for a new note in the amount of $19,000. The Company also issued CSFB a note in the principal amount of $750 for certain investment banking services.

   (d)  Represents the issuance of the following:
        i.   25,097,256 shares of new Motient common stock.
        ii. warrants to the holders of pre-reorganization common stock to purchase an aggregate of approximately 1,496,512 shares of common stock, with such warrants being valued at approximately $1,100.
        iii. a warrant to purchase up to 343,450 share of common stock to Evercore, valued at approximately $1,900. The retained earnings adjustment includes the gain on the discharge of debt of $183,725.

   (e) Represents the write off of deferred equipment costs of $12,907 and deferred equipment revenue of $12,907 since there is no obligation to provide future service post-"fresh start".

   (f) To reflect the step-up in assets in accordance with the reorganization value and valuations performed.

   (g) Represents the write off of the deferred gain associated with the Company's sale of its satellite assets to MSV in November 2001 and the write-off of the unamortized balance of the $15,000 perpetual license sold to Aether in November 2000, both of which total approximately $22,142, since there is no obligation to provide future service post-"fresh start".

   (h) To record the cancellation of the Company's pre-reorganization equity and to reverse the gain on extinguishment of debt of $183,725 and the gain on fair market adjustment of $94,715.

   (i) To record the valuation and resulting increase of customer intangibles of approximately $11,501 and frequencies of $45,365. The reduction of $4,981 is due to a write-off of goodwill. The reduction of property and equipment relates to a subsequent reduction in the carrying value of certain software from $4,942 to $3,389, reduction to inventory from $8,194 to $3,842 to its net realizable value.

   (j) The balances do not match the balances in the Company's Plan of Reorganization due to subsequent re-audit adjustments.

Under the Plan of Reorganization, all then-outstanding shares of the Company's pre-reorganization common stock and all unexercised options and warrants to purchase the Company's pre-reorganization common stock were cancelled. The holders of $335 million in senior notes exchanged their notes for 25,000,000 shares of the Company's new common stock. Certain of the Company's other creditors received an aggregate of 97,256 shares of the Company's new common stock in settlement for amounts owed to them. These shares were issued following completion of the bankruptcy claims process; however, the value of these shares has been recorded in the financial statements as if they had been issued on the effective date of the reorganization. Holders of the Company's pre-reorganization common stock received warrants to purchase an aggregate of approximately 1,496,512 shares of common stock. The warrants expired May 1, 2004, or two years after the Effective Date. The warrants were exerciseable to purchase shares of Motient common stock at a price of $.01 per share only if and when the average closing price of Motient's common stock over a period of ninety consecutive trading days was equal to or greater than $15.44 per share. Motient's common stock did not trade at this level from May 1, 2002 to May 1, 2004. All warrants issued to the holders of the Company's pre-reorganization common stock, including those shares held by the Company's 401(k) savings plan, have been recorded in the financial statements as if they had been issued on the effective date of the reorganization. Also, in July 2002, Motient issued to Evercore, financial advisor to the creditors' committee in Motient's reorganization, a warrant to purchase up to 343,450 shares of common stock, at an exercise price of $3.95 per share. The warrant was dated May 1, 2002, and has a term of five years. If the average closing price of Motient's common stock for thirty consecutive trading days is equal to or greater than $20.00, Motient may require Evercore to exercise the warrant, provided the common stock is then trading in an established public market. The value of this warrant has been recorded in the financial statements as if it had been issued on May 1, 2002.

Cash (used) provided by reorganization items were as follows:

                                                                                Predecessor
                                                   Successor Company              Company
                                                   -----------------              -------
                                                               Eight Months     Four Months
                                           Year Ended            Ended             Ended
                                          December 31,        December 31,        April 30,
                                             2003                2002               2002
                                             ----                ----               ----
              (in thousands)

              Professional Fees              $--              $(3,434)           $(5,892)
              Interest Income                 --                   --                145
                                              --                   --                ---
                                             $--              $(3,434)           $(5,747)
                                             ===              ========           ========

Further details regarding the plan are contained in Motient's Disclosure Statement with respect to the plan, which was filed as Exhibit 99.2 to the Company's current report on Form 8-K dated March 4, 2002.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's most significant estimates relate to the valuation of its net assets and assets in "fresh-start" accounting, the valuation on its investment in MSV, the valuation of inventory, the allowance for doubtful accounts receivable, the valuation of deferred tax assets and the realizability of long-lived assets.

Cash Equivalents

The Company considers highly liquid investments with original or remaining maturities at the time of purchase of three months or less to be cash equivalents.

Short-term Investments

The Company considers highly liquid investments with original or remaining maturities at the time of purchase of between three months and a year to be short-term investments.

Restricted Investments

At December 31, 2003, the Company had $1.6 million of restricted investments. At December 31, 2002, the Company had $0.6 million of restricted investments. The securities included in restricted investments were classified as held-to-maturity under the provision of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company classified restricted investment amounts which would mature within one year as current assets in the accompanying balance sheet. The Company accounted for these investments at their amortized cost.

Inventory

Inventory, which consists primarily of communication devices and accessories, such as power supplies and documentation kits, is stated at the lower of cost or market. Cost is determined using the weighted average cost method. The Company periodically assesses the market value of its inventory, based on sales trends and forecasts and technological changes and records a charge to current period income when such factors indicate that a reduction to net realizable value is appropriate. The Company considers both inventory on hand and inventory which it has committed to purchase, if any. The Company recorded inventory write-downs to cost of equipment sold to reduce inventory amounts to its net realizable value, in the amount of $0.2 million in 2003 and $4.4 million in 2002.

Other Current Assets

Other current assets consist of the following:

                                                Successor Company
                                                -----------------

                                                   December 31,
                                              2003            2002
                                              ----            ----
                                                  (in thousands)

     Prepaid site rent                       $3,416          $4,175
     Prepaid maintenance                        271             289
     Prepaid expenses - other                   806           1,802
     Deposits                                    10              55
     Non-trade receivables and other            588             475
                                                ---             ---
                                              $5,091          $6,796
                                              ======          ======

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of the fair value of certain financial instruments. The carrying amount for cash and cash equivalents, short-term investments, accounts receivable, non-trade receivables included in other assets, accounts payable and accrued expenses, and deferred revenues approximates their fair values. For debt issues that are not quoted on an exchange, interest rates currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value. The fair value of the Company's equity investment in MSV was determined by an independent third-party valuation performed in November 2003 as part of Company's preparation of its December 31, 2002 financial statements. This same valuation methodology was utilized to value the Company's equity interest in MSV as of December 31, 2003. The fair value of the notes receivable from MSV approximates its carrying value as of December 31, 2003.


                                                         As of December 31, 2003        As of December 31, 2002
                                                            Successor Company              Successor Company
                                                            -----------------              -----------------
                                                       Carrying                       Carrying
                                                        Amount        Fair Value       Amount       Fair Value
                                                        ------        ----------       ------       ----------
    (in thousands)
     Assets:
     Restricted investments                               $1,595         $1,595           $604           $604
     Investment in and notes receivable from MSV          22,610         31,294         32,493         32,493

     Liabilities:
     Rare Medium Note                                    $22,016        $22,016        $20,148        $20,148
     CSFB Note                                               869            869            795            795
     Term Credit Facility                                  4,914          4,914             --             --
     Vendor financing commitment                           4,814          4,814          6,096          6,096
     Capital leases                                       $3,096         $3,096         $6,250         $6,250

Concentrations of Credit Risk and Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, short term investments, and accounts receivable. The Company periodically invests its cash balances in temporary or overnight investments. The Company's short term investments included debt securities such as commercial paper, time deposits, certificates of deposit, bankers acceptances, and marketable direct obligations of the United States Treasury.

To date, the majority of the Company's business has been transacted with telecommunications, field services, natural resources, professional service and transportation companies located throughout the United States. The Company grants credit based on an evaluation of the customer's financial condition, generally without requiring collateral or deposits. Exposure to losses on trade accounts receivable, for both service and for equipment sales, is principally dependent on each customer's financial condition.

Motient's rights to use and sell the BlackBerryTM software and RIM's handheld devices may be limited or made prohibitively expensive as a result of a patent infringement lawsuit brought against RIM by NTP Inc. As a purchaser of those products, Motient could be adversely affected by the outcome of that litigation. Please see Note 14, "Legal and Regulatory Matters"

For the year ended December 31, 2003, five customers accounted for approximately 47% of the Company's service revenue, with two of those customers, SkyTel and UPS, each accounting for more than 11% of the Company's service revenue. As of December 31, 2003, no single customer accounted for more than 6% of the Company's net accounts receivable.

For the four months ended April 30, 2002 and the eight months ended December 31, 2002, SkyTel and UPS accounted for approximately 11% and 16%, respectively, and 15% and 18%, respectively of the Company's service revenue. As of December 31, 2002, SkyTel represented approximately 14% of the Company's net receivables, all of which was current.

For the year ended December 31, 2001, revenue from the MSV research and development efforts accounted for approximately 9% of the Company's service revenue. Excluding revenue earned from MSV, six other customers accounted for approximately 41% of the Company's service revenue, with one customer individually accounting for more than 10% of such revenue.

The revenue attributable to such customers varies with the level of network airtime usage consumed by such customers, and none of the service contracts with such customers requires that the customers use any specified quantity of network airtime, nor do such contracts specify any minimum level of revenue. There can be no assurance that the revenue generated from these customers will continue in future periods.

Software Development Costs

During 1998, the Company adopted SOP No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." As of December 31, 2003 and 2002, net capitalized internal use software costs were $1.3 million and $4.0 million, respectively, are included in property and equipment in the accompanying consolidated balance sheets and are amortized over three years.

Deferred Charges and Other Assets

Deferred charges and other assets consist of the following:

                                                 Successor Company
                                                    December 31,
                                                    ------------
                                                 2003          2002
                                                 ----          ----
                                                    (in thousands)
     Deferred equipment costs                      $709       $1,640
     Term credit facility financing fees          7,367           --
     Other long term assets                          --          117
                                                    ---          ---
                                                 $8,076       $1,757
                                                 ======       ======

Financing costs are amortized over the term of the related facility using the straight-line method, which approximates the effective interest method.

Deferred Revenue and other Current Liabilities

Deferred Revenue and other current liabilities consist of the following:

                                                   Successor Company
                                                   -----------------
                                                      December 31,
                                                 2003             2002
                                                 ----             ----
                                                     (in thousands)

Deferred Revenue - UPS                          $4,678             $--
Deferred Revenue - Aether                        3,447           1,947
Deferred Revenue - RIM                           1,397           3,163
Deferred Registration fees                         175              90
Deposits - other                                   693              10
Deferred Revenue - other                           615              98
                                               -------          ------
                                               $11,005          $5,308
                                               =======          ======


Other Long-Term Liabilities

Other long-term liabilities consist of the following:

                                                         Successor Company
                                                           December 31,
                                                           ------------
                                                        2003          2002
                                                        ----          ----
                                                           (in thousands)
     Deferred revenue, Aether, RIM, MSV and other        $622        $3,115
     Deferred equipment revenue                           725         1,709
                                                          ---         -----
                                                       $1,347        $4,824
                                                       ======        ======

Revenue Recognition

The Company generates revenue through equipment sales, airtime service agreements and consulting services. In 2000, the Company adopted SAB No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. In certain circumstances, SAB No. 101 requires the Company to defer the recognition of revenue and costs related to equipment sold as part of a service agreement.

In December 2003, the Staff of the SEC issued SAB No. 104, "Revenue Recognition", which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements and to rescind the SEC's "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" ("FAQ") issued with SAB No. 101. Selected portions of the FAQ have been incorporated into SAB No. 104. The adoption of SAB No. 104 will not have a material impact on the Company's revenue recognition policies.

Revenue is recognized as follows:


Service revenue: Revenues from the Company's wireless services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectibility is probable. Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company defers any revenue and costs associated with activation of a subscriber on the Company's network over an estimated customer life of two years.

The Company packages airtime usage on its network that involves a wide variety of volume packaging, anything from a 35 kilobytes per month plan up to unlimited kilobyte usage per month, with various gradations in between. Discounts may be applied when comparing one customer to another, and such service discounts are recorded as a reduction of revenue when granted. The Company does not offer incentives generally as part of its service offerings, however, if offered they would be recorded as a reduction of revenue ratably over a contract period. (Unaudited).

Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company defers any revenue and costs associated with activation of a subscriber on the Company's network over an estimated customer life of two years. (Unaudited)


To date, the majority of the Company's business has been transacted with telecommunications, field services, natural resources, professional service and transportation companies located throughout the United States. The Company grants credit based on an evaluation of the customer's financial condition, generally without requiring collateral or deposits. The Company establishes a valuation allowance for doubtful accounts receivable for bad debt and other credit adjustments. Valuation allowances for revenue credits are established through a charge to revenue, while valuation allowances for bad debts are established through a charge to general and administrative expenses. The Company assesses the adequacy of these reserves quarterly, evaluating factors such as the length of time individual receivables are past due, historical collection experience, the economic environment and changes in credit worthiness of the Company's customers. If circumstances related to specific customers change or economic conditions worsen such that the Company's past collection experience and assessments of the economic environment are no longer relevant, the Company's estimate of the recoverability of its trade receivables could be further reduced.

Equipment and service sales: The Company sells equipment to resellers who market its terrestrial product and airtime service to the public. The Company also sells its product directly to end-users. Revenue from the sale of the equipment, as well as the cost of the equipment, are initially deferred and are recognized over a period corresponding to the Company's estimate of customer life of two years. Equipment costs are deferred only to the extent of deferred revenue.

As of December 31, 2003 and 2002, the Company had capitalized a total of $4.5 million and $4.4 million of deferred equipment revenue, respectively, and had deferred equipment costs of $4.3 million and $4.4 million, respectively.

Advertising Costs


Advertising costs are charged to operations as incurred and totaled $6.6 million in 2003, $4.3 million for the eight months ended December 31, 2002 and $2.5 million for the four months ended April 30, 2002 and $10.0 million in 2001. In 2001, a portion of the advertising costs associated with certain of the Company's Internet promotions, were prepaid in the form of warrants to acquire common stock issued by the Company, valued at $4.8 million. The warrants were expensed as the associated page views were delivered. The Company recognized advertising expense associated with the warrants issued for this Internet promotion in the amount of $1.4 million in 2001. In September 2001, the Company cancelled the Internet promotion, and the $2.9 million of remaining prepaid advertising was written off.


Stock-Based Compensation

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees" for recognizing stock-based compensation expense for financial statement purposes. For companies that choose to continue applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The Company accounts for stock based compensation to consultants in accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and SFAS No. 123.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No.123", which provides optional transition guidance for those companies electing to voluntarily adopt the accounting provisions of SFAS No. 123. In addition, SFAS No. 148 mandates certain new disclosures that are incremental to those required by SFAS No. 123. The Company continued to account for stock-based compensation in accordance with APB No. 25.

The following table illustrates the effect on income (loss) attributable to common stockholders and earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                                                                 Predecessor
                                                                         Successor Company                         Company
                                                                         -----------------                         -------

                                                         Nine            Nine          Twelve        Eight         Four
                                                        Months          Months         Months        Months        Months
                                                         Ended           Ended         Ended         Ended         Ended
                                                      September 30,   September 30,  December 31,  December 31,  April 30,
                                                         2004            2003          2003          2002          2002
                                                         ----            ----          ----          ----          ----
                                                      (unaudited)     (unaudited)
                                                      -----------     -----------
Net loss, as reported                                 $ (46,478)      $ (47,749)    $ (62,122)   $ (59,558)      $ 231,978
Add: Stock-based employee compensation expense
included in net income, net of related tax effects        3,963           1,217           603           --             --
Deduct: Total stock-based employee compensation
expense determined under fair value based method
for all awards, net of tax related effects               (2,218)         (2,343)       (2,488)        (567)           (57)
                                                      ---------       ---------     ---------    ---------      ---------
Pro forma net loss                                      (44,733)        (48,875)    $ (64,007)   $ (60,125)     $ 231,921

Weighted average common shares outstanding               29,323          25,128        25,145       25,097         58,251
Earnings per share:
  Basic and diluted---as reported                     $   (1.59)      $   (1.90)    $   (2.47)   $   (2.37)     $    3.98
  Basic and diluted---pro-forma                       $   (1.53)      $   (1.95)    $   (2.55)   $   (2.40)     $    3.98

Under SFAS No. 123 the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                                           Predecessor
                                                     Successor Company                       Company
                                                     -----------------                     -----------

                                                         Twelve Months     Eight Months    Four Months
                                                             Ended            Ended           Ended
                                    Nine Months Ended     December 31,     December 31,     April 30,
                                   September 30, 2004         2003             2002           2002
                                   ------------------         ----             ----           ----
                                      (unaudited)
                                      -----------
Expected life (in years)                        8                10              10             10
Risk-free interest rate               0.88%-1.46%       0.88%-0.93%           1.71%          1.71%
Volatility                              146%-258%         148%-162%            173%           197%
Dividend yield                               0.0%              0.0%            0.0%           0.0%

Options to purchase 1,631,025 shares, 1,757,513 shares, and 633,719 (unaudited) of the Company's common stock were outstanding at December 31, 2002, December 31, 2003 and September 30, 2004, respectively, under the Company's 2002 Stock Option Plan. Options to purchase 2,683,626 shares of the Predecessor Company's stock were outstanding at April 30, 2002. These options were cancelled as part of the Company's reorganization.

In March 2003, the Company's board of directors approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share. The repricing requires that all options be accounted for in accordance with variable plan accounting, under which the value of these options are measured at their intrinsic value and any change in that value is charged to the income statement each quarter based on the difference (if any) between the intrinsic value and the then-current market value of the common stock. The other options are accounted for as a fixed plan and in accordance with intrinsic value accounting, which requires that the excess of the market price of stock over the exercise price of the options, if any, at the time that both the exercise price and the number of options are known be recorded as deferred compensation and amortized over the option vesting period. For the three and twelve months ended December 31, 2003, the Company recorded a mark-to-market adjustment of $(0.6) million and $0.6 million respectively relating to these re-priced options.

In July 2003, the compensation and stock option committee of the Company's board of directors, acting pursuant to the Company's 2002 stock option plan, granted 26 employees and officers options to purchase an aggregate of 470,000 shares of the Company's common stock at a price of $5.15 per share. In September 2003, one additional employee received a grant for 25,000 shares of the Company's common stock at a price of $5.65 per share. One-half of each option grant vests with the passage of time and the continued employment of the recipient, in three equal increments, on the first, second and third anniversary of the date of grant. The other half of each grant will either vest or be rescinded based on the performance of the Company in 2004. If vested and not exercised, the options will expire on the 10th anniversary of the date of grant. In August 2004, one employee received a grant for 100,000 shares of the Company's common stock at a price of $5.15 per share. (Unaudited) In December 2004, the directors, one employee and one consultant received options to purchase an aggregate of 195,000 shares of the Company's common stock at a price of $8.57 per share. (Unaudited) These options were immediately exercisable. (Unaudited)

Assessment of Asset Impairment

The Company follows the provisions of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or their fair value less costs to sell. On January 1, 2002, the Company also adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". The statement requires that all long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured on a net realizable value basis and will not include amounts for future operating losses. The statement also broadens the reporting requirements for discontinued operations to include disposal transactions of all components of an entity (rather than segments of a business). Components of an entity include operations and cash flows that can be clearly distinguished from the rest of the entity that will be eliminated from the ongoing operations of the entity in a disposal transaction. Subsequent to the period covered by this report, we engaged a financial advisor to value certain of our assets as of December 31, 2002, among other things, to test for potential impairment of certain of our long-lived assets under SFAS No. 144. This testing included valuations of software and customer-related intangibles. Based on these tests, no recording of impairment charges was required. However, we subsequently engaged this financial advisor to reevaluate the value of our customer-related intangibles as of September 30, 2003 due primarily to the decline in revenue from UPS in this time period. This valuation resulted in an impairment of the customer-related intangibles of $5.5 million in the third quarter of 2003. The adoption of SFAS No. 144 had no other material impact on our financial statements.

Deferred Taxes

The Company accounts for income taxes under the liability method as required in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax laws and rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under this method, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation reserve is established for deferred tax assets if the realization of such benefits cannot be sufficiently assured.

Property and Equipment

Property and equipment are recorded at cost for the Predecessor Company and adjusted for impairment, and includes "fresh-start" adjustments for the Successor Company and depreciated over their useful life using the straight-line method. All identifiable assets recognized in accordance with "fresh-start" accounting were recorded at the effective date based upon independent appraisal. Assets recorded as capital leases are amortized over the shorter of their useful lives or the term of the lease. The estimated useful lives of office furniture and equipment vary from two to ten years, and the network equipment is depreciated over seven years. The Company has also capitalized certain costs to develop and implement its computerized billing system. These costs are included in property and equipment and are depreciated over three years. Repairs and maintenance do not significantly increase the utility or useful life of an asset and are expensed as incurred.

Segment Disclosures

In accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", the Company has one operating segment: its core wireless business. Since January 1, 2001, the Company had one operating segment: its core wireless business. The Company provides its core wireless business to the continental United States, Alaska, Hawaii and Puerto Rico. The following summarizes the Company's core wireless business revenue by major market categories:


                                           Successor Company                     Predecessor Company
                                           -----------------                     -------------------

                               (unaudited)                                                    (Restated)
                               Nine Months       Year        Eight Months    Four Months         Year
                                 Ended           Ended          Ended           Ended           Ended
Summary of Revenue            September 30,   December 31,    December 31,     April 30,      December 31,
------------------               2004            2003            2002            2002            2001
(in millions)                    ----            ----            ----            ----            ----

Wireless Internet               $15.7          $27.8          $15.5            $5.6            $11.4
Field Services                    4.7            9.9           10.5             5.6             19.4
Transportation                    2.7            7.9            7.4             4.1             15.9
Telemetry                         1.8            2.3            1.8             0.8              2.6
All other                         2.6            1.4            0.3             0.7             18.8
                                  ---            ---            ---             ---             ----
Service Revenue                 $27.5           49.3           35.5            16.8             68.1
Equipment Revenue                 3.8            5.2            1.1             5.6             22.2
                                  ---            ---            ---             ---             ----
    Total                       $31.3          $54.5          $36.6           $22.4            $90.3
                                =====          =====          =====           =====            =====

The Company does not measure ultimate income or loss or track its assets by these market categories.

(Loss) Per Share

Basic and diluted (loss) income per common share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Options and warrants to purchase shares of common stock were not included in the computation of loss per share as the effect would be antidilutive for the years ended December 31, 2003 and 2001 and for the four and eight months ended April 30, 2002 and December 31, 2002, respectively. As a result, the basic and diluted earnings per share amounts for all periods presented are the same. As of September 30, 2004 and 2003, there were warrants to acquire 6,063,450 and 5,664,962, respectively, shares of common stock and options outstanding for 633,719 and 1,787,900, respectively, shares that were not included in this calculation because of their antidilutive effect. (Unaudited) As of December 31, 2003, there were warrants to acquire approximately 5,664,962 shares of common stock and 1,757,513 options outstanding that were not included in this calculation because of their antidilutive effect. As of December 31, 2002, there were warrants to acquire approximately 2,339,962 shares of common stock and 1,631,025 options outstanding that were not included in this calculation because of their antidilutive effect. For the four months ended April 30, 2002, no options or warrants had exercise prices in excess of the fair market value of the Company's common stock and thus were not factored into the per share calculation. As of December 31, 2001 there were options outstanding for approximately 393,353 shares of common stock that were not included in this calculation because of their antidilutive effect.

Derivatives

In April and July 2001, the Company sold notes to Rare Medium totaling $50 million. The notes were collateralized by up to 5,000,000 of the Company's XM Radio shares, and, until maturity, which was extended until October 12, 2001, Rare Medium had the option to exchange the notes for a number of XM Radio shares equivalent to the principal of the note plus any accrued interest thereon (see
Note 8, "Debt and Capital Leases"). The Company determined the embedded call options in the notes, which permitted Rare Medium to convert the borrowings into shares of XM Radio, were derivatives which were accounted for in accordance with SFAS No. 133 and accordingly recorded a gain in the amount of $1.5 million in 2001 related to the Rare Medium note call options. On October 12, 2001, the embedded call options in the Rare Medium notes expired unexercised. The Rare Medium note was cancelled and replaced by a new Rare Medium note in the amount of $19.0 million as part of the Company's reorganization.

In connection with the bank financing in March 1998, the Company entered into an interest rate swap agreement, with an implied annual rate of 6.51%. The swap agreement reduced the impact of interest rate increases on then-existing term loan facility. The Company paid a fixed fee of approximately $17.9 million for the swap agreement. In return, the counter-party was obligated to pay a variable rate equal to LIBOR plus 50 basis points, paid on a quarterly basis directly to the respective banks on behalf of the Company, on a notional amount of $100 million until the termination date of March 31, 2001. In connection with the pay down of a portion of the term loan facility during 1999, the Company reduced the notional amount of its swap agreement from $100 million to $41 million and realized net proceeds of approximately $6 million due to early termination of a portion of the swap agreement. The interest rate swap agreement expired in March 2001.

Investment in MSV and Notes Receivable from MSV

As a result of the application of "fresh-start" accounting, restatements and the subsequent modifications described below, the notes and investment in MSV were valued at fair value and the Company recorded an asset in the amount of approximately $53.9 million representing the estimated fair value of our investment in and note receivable from MSV. Included in this investment is the historical cost basis of the Company's common equity ownership of approximately 48% as of May 1, 2002, or approximately $19.3 million. In accordance with the equity method of accounting, we recorded our approximate 48% share of MSV losses against this basis.

Approximately $6.2 million of the value attributed to the equity interest in MSV is the excess of fair value over cost basis and is amortized over the estimated lives of the underlying MSV assets that gave rise to the basis difference. The Company is amortizing the excess basis in accordance with the pro-rata allocation of various components of MSV's intangible assets as determined by MSV through recent independent valuations. Such assets consist of FCC licenses, intellectual property and customer contracts, which are being amortized over a weighted-average life of approximately 12 years.

Additionally, Motient has recorded the $15.0 million note receivable from MSV, plus accrued interest thereon at its fair value, estimated to be approximately $13.0 million at "fresh start", after giving affect to discounted future cash flows at market interest rates. This note matures in November 2006 and is subject to certain conditions and priorities with respect to payment of other indebtedness.

In November 2003, Motient engaged CTA to perform a valuation of its equity interests in MSV as of December 31, 2002. Concurrent with CTA's valuation, Motient reduced the book value of its equity interest in MSV from $53.9 million (inclusive of Motient's $2.5 million convertible notes from MSV) to $40.9 million as of May 1, 2002 to reflect certain preference rights on liquidation of certain classes of equity holders in MSV.

Also, as a result of CTA's valuation of MSV, Motient determined that the value of its equity interest in MSV was impaired as of December 31, 2002. This impairment was deemed to have occurred in the fourth quarter of 2002 and the Company reduced the value of its equity interest in MSV by $15.4 million as of December 31, 2002. It was determined that no further impairment was required as of December 31, 2003.

The valuation of Motient's investment in MSV and its note receivable from MSV are ongoing assessments that are, by their nature, judgmental given that MSV is not traded on a public market and is in the process of developing certain next generation technologies, which depend on approval by the FCC. There is the inherent future risk that due to the uncertainties described above, Motient may have to write down the value of this investment and note. For information regarding recent developments involving MSV, please see Note 16 ("Subsequent Events").

For the year ended December 31, 2003, MSV had revenues of $27.1 million, operating expenses of $46.5 million and a net loss of $28 million. For the eight-month period ended December 31, 2002, MSV had revenues of $15.8 million, operating expenses of $36.4 million and a net loss of $17.0 million. For the four-month period ended April 30, 2002, MSV had revenues of $9.1 million, operating expenses of $9.3 million and a net loss of $9.2 million. For the year ended December 31, 2003, the Company's equity in losses of MSV were $9.7 million. For the eight-month period ended December 31, 2002, the Company's equity in losses of MSV were $6.9 million, and for the four-month period ended April 30, 2002, the Company's equity in losses of MSV were $1.9 million. Results for MSV for these periods and for the years ended December 31, 2003, 2002 and 2001 are outlined below.

                                                                    Eight Months     Four Months
                                                  Year Ended           Ended            Ended         Year Ended
                                                  December 31,       December 31,     April 30,      December 31,
                                                     2003               2002            2002            2001
                                                     ----               ----            ----            ----
                                                 (Unaudited)        (Unaudited)      (Unaudited)    (Unaudited)
                                                                          (in thousands)

Revenue                                                  $27,124           $15,766          $9,088           $2,095
Income (loss) from operations                           (19,332)          (20,622)           (175)         (16,156)
Net Loss                                                (28,000)          (16,964)         (9,203)         (16,525)

Current Assets                                            10,678            12,383          14,292           14,335
Non-current assets                                       120,141           131,912         142,081          148,328
Current liabilities                                       10,372            10,555          14,801           11,999
Non-current liabilities                                 $121,431          $110,474        $101,348         $101,238


For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.

Recent Accounting Pronouncements

In February, 2002, EITF No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)", was issued to provide guidance on whether consideration paid by a vendor to a reseller should be recorded as expenses or against revenues. The Company has reviewed EITF 01-09 and believes that all such consideration is properly recorded by the Company as operating expenses. The Company adopted the provisions of this consensus on January 1, 2002, and it had no material impact on the Company's consolidated financial statements.

In November 2002, the EITF reached consensus on EITF No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". This consensus requires that revenue arrangements with multiple deliverables be divided into separate units of accounting if the deliverables in the arrangement meet specific criteria. In addition, arrangement consideration must be allocated among the separate units of accounting based on their relative fair values, with certain limitations. The sale of the Company's equipment with related services constitutes a revenue arrangement with multiple deliverables. The Company will be required to adopt the provisions of this consensus for revenue arrangements entered into after June 30, 2003, and the Company has decided to apply it on a prospective basis. Motient did not have any revenue arrangements that would have a material impact on its financial statements with respect to EITF No. 00-21.

In November 2002, the FASB issued FASB Interpretation, or FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. However, a liability does not have to be recognized for a parent's guarantee of its subsidiary's debt to a third party or a subsidiary's guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 irrespective of the guarantor's fiscal year end. The disclosure requirements of FIN No. 45 are effective for financial statements with annual periods ending after December 15, 2002. Motient does not have any guarantees that would require disclosure under FIN No. 45.

In January 2003, the FASB issued FASB Interpretation No. 46 or FIN No. 46, "Consolidation of Variable Interest Entities -- An Interpretation of ARB No. 51", which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 provides guidance related to identifying variable interest entities (previously known generally as special purpose entities, or SPEs) and determining whether such entities should be consolidated. FIN No. 46 must be applied immediately to variable interest entities created or interests in variable interest entities obtained after January 31, 2003. For those variable interest entities created or interests in variable interest entities obtained on or before January 31, 2003, the guidance in FIN No. 46 must be applied in the first fiscal year or interim period beginning after June 15, 2003. The Company has reviewed the implications that adoption of FIN No. 46 would have on its financial position and results of operations and it did not have a material impact.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies the characteristics of an obligation of the issuer. This standard is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that it does not have any financial instruments that are impacted by SFAS No. 150.

Restatement of Financial Statements

Subsequent to the issuance of the Company's financial statements for the quarter ended March 31, 2002 and year ended December 31, 2001, the Company became aware that certain accounting involving the effects of several complex transactions from these years, including the formation of and transactions with a joint venture, MSV, in 2000 and 2001 and the sale of certain of our transportation assets to Aether in 2000, required revision. These transactions were described in more detail in Note 13 ("Business Acquisitions and Dispositions") of notes to consolidated financial statements in each of Motient's annual reports on Form 10-K for the fiscal years ended December 31, 2000 and 2001. In addition, as a result of the Company's re-audit of the years ended December 31, 2001 and 2000 performed by the Company's former independent accounting firm, Ehrenkrantz Sterling & Co. LLC, certain accounting adjustments were proposed and accepted by the Company. A description of these adjustments is provided below.

Summary of Adjustments to Prior Period Financial Statements with respect to MSV and Aether Transactions

The following is a brief description of the material differences between our original accounting treatment with respect to the MSV and Aether transactions and the revised accounting treatment that Motient has concluded was appropriate and has been reflected in the accompanying financial statements for the respective periods.

Allocation of initial proceeds from MSV formation transactions in June 2000. In the June 2000 transaction with MSV, Motient Services received $44 million from MSV. This amount represented payments due under a research and development agreement, a deposit on the purchase of certain of Motient's assets at a future date, and payment for a right for certain of the investors in MSV to convert their ownership in MSV into shares of common stock of Motient. Since the combined fair value of the three components exceeded $44 million, based on valuations of each component, Motient initially allocated the $44 million of proceeds first to the fair value of the research and development agreement and then the remaining value to the asset deposit and investor conversion option based on their relative fair values. Upon review, Motient revised its initial accounting treatment and allocated the $44 million of proceeds first to the investor conversion option based on its fair value, and the remainder to the research and development agreement and asset deposit based on their relative fair values. The effect of this reallocation increased shareholders' equity at the time of the initial recording by $12 million, as well as reduced subsequent service revenue by $4 million in 2001, as a result of the lower recorded value allocated to the research and development agreement. All remaining unamortized balances were written off as part of the gain on the sale of the satellite assets.

Recording of suspended losses associated with MSV in fourth quarter of 2001. In November 2001, when the asset sale described in Note 13 was consummated, Motient and MSV amended the asset purchase agreement, with Motient agreeing to take a $15 million note as part of the consideration for the sale of the assets to MSV. Additionally, at the time of this transaction, Motient purchased a $2.5 million convertible note issued by MSV. As Motient had no prior basis in its investment in MSV, Motient had not recorded any prior equity method losses associated with its investment in MSV. When Motient agreed to take the $15 million note as partial consideration for the assets sold to MSV, Motient recorded its share of the MSV losses that had not been previously recognized by Motient ($17.5 million), having the effect of completely writing off the notes receivable in 2001.

Upon review, Motient determined that it should not have recorded any suspended losses of MSV, since those losses should have been absorbed by certain of the senior equity holders in MSV. As a result, Motient concluded that it should not have written off its portion ($17.5 million) of the prior MSV losses against the value of both notes in 2001.

Recording of increase in Motient's investment in MSV in November 2001. Also in the November 2001 transaction, MSV acquired assets from another company, TMI, in exchange for cash, a note and equity in MSV. Motient initially considered whether or not a step-up in the value of its investment in MSV was appropriate for the value allocated to TMI for its equity interest, and determined that a step-up was not appropriate. Upon review, Motient determined that it should have recognized a step-up in value of the MSV investment of $12.9 million under Staff Accounting Bulletin No. 51, "Accounting for Sales of Stock of a Subsidiary" ("SAB 51"), with an offsetting gain recorded directly to shareholders' equity.

Recognition of gain on sale of assets to MSV in November 2001. Upon the completion of the November 2001 transactions, Motient determined that 80% of its gain from the sale of the assets should be deferred, since that was Motient's equity ownership percentage in MSV at the time the assets were sold to MSV. Upon review, Motient has determined that it was appropriate to apply Motient's ownership percentage at the completion of all of the related transactions that occurred on the same day as the asset sale transaction, since the transactions were dependent upon one another and effectively closed simultaneously. Accordingly, Motient should have deferred approximately 48% of the gain (Motient's equity ownership percentage in MSV following the completion of such transactions) as opposed to 80%. This change resulted in an increased gain on the sale of MSV of $7.9 million in 2001.

Allocation of proceeds from the sale of the transportation business to Aether in November 2000. Motient received approximately $45 million for the sale of its retail transportation business assets and assumption of its liabilities to Aether. This consisted of $30 million for the assets, of which $10 million was held in an escrow account that was subsequently released in the fourth quarter of 2001 upon the satisfaction of certain conditions, and $15 million for a perpetual license to use and modify any intellectual property owned or licensed by Motient in connection with the retail transportation business. In the fourth quarter of 2000, Motient recognized a gain of $8.9 million, which represented the difference between the net book value of the assets sold and the $20 million cash portion of the purchase price for the assets received at closing. Motient recognized an additional $8.3 million gain in the fourth quarter of 2001 when the additional $10 million of proceeds were released from escrow. The $1.7 million difference between the proceeds received and the gain recognized is a result of pricing modifications that were made at the time of the release of the escrow plus certain compensation paid to former employees of the transportation business as a result of certain performance criteria having been met.

Motient deferred the $15 million perpetual license payment, which was then amortized into revenue over a five-year period, the estimated life of the customer contracts sold to Aether at the time of the transaction. Upon review, Motient determined that the $15 million in deferred revenue should be recognized over a four year period, which represents the life of a network airtime agreement that Motient entered into with Aether at the time of the closing of the asset sale. The decrease in the amortization period resulted in increased revenue of $63,000 and $750,000 in 2000 and 2001, respectively.

Recognition of costs associated with certain options granted to Motient employees who were subsequently transferred to Aether upon consummation of the sale of Motient's transportation business to Aether in November 2000. Motient valued the vested options based on their fair value at the date of the consummation of the asset sale and recorded that value against the gain on the sale of the assets to Aether. Upon review, Motient has determined to value these vested options as a repricing under the intrinsic value method, with any charge recorded as an operating expense. In addition, for each subsequent quarter for which the unvested options continued to vest, Motient had valued these options on a fair value basis and recorded any adjustment in value as an operating expense. Upon review, Motient has determined that any adjustments in value should have been reflected as an increase or reduction of the gain on the sale of the assets to Aether. The revised accounting resulted in an increase in expenses of $1.0 million in 2001.

Recognition of difference between strike price and fair market value at measurement date for options issued to ARDIS employees. Motient has restated its consolidated financial statements to recognize compensation expense related to the issuance of stock options with an exercise price below fair market value. The revised accounting resulted in a decrease in net income and a corresponding increase in additional paid in capital of $0.01 million for the year ended December 31, 2001.

Recognition of adoption of SAB 101,"Revenue Recognition in Financial Statements". Motient has restated its consolidated financial statements as of January 1, 2000, based on guidance provided in Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", as amended ("SAB101"). Motient's adoption of SAB101 resulted in a change of accounting for certain product shipments and activation fees. The cumulative effect of the change to retained earnings as of January 1, 2000 was $4.6 million. The cumulative effect was recognized as income in 2001 as the amounts were amortized into revenue and ultimately recognized as additional gain on the sale of the Company's satellite, transportation and certain other assets.

Accrual of advertising expense in December 2000. Motient has restated its consolidated financial statements in 2000 to recognize an additional $1.1 million in advertising expense previously recognized in 2001.

Recognition of costs associated with inventory write-downs. Motient has restated its consolidated financial statements in 2000 to recognize an additional $1 million in Cost of Goods Sold for inventory write-downs previously recognized in 2001. In addition, Motient has restated its consolidated financial statements for the three-months ended March 31, 2002 to recognize an additional $0.4 million in Cost of Goods Sold for inventory write-downs not previously recorded.

Summary of Impact of the Restatement

The revised accounting treatment described above required that certain adjustments be made to the income statements and balance sheets for the years ended December 31, 2001 and the quarter ended March 31, 2002. The effect of these adjustments is illustrated in the table below. Certain of the adjustments are based on assumptions that we have made about the fair value of certain assets.

                                            Quarter Ended         Year Ended
                                              March 31,           December 31,
                                                2002                 2001
                                                ----                 ----
(in thousands)
Statement of operations data
----------------------------
Net Revenue, as previously reported            $16,495              $93,293
   Adjustments                                     188               (3,028)
                                                   ---              -------
As restated                                    $16,683              $90,265
                                               =======              =======

Net Operating Loss, as previously reported    $(15,970)            $(94,996)
   Adjustments                                     208               (2,227)
                                                   ---              -------
As restated                                   $(15,762)            $(97,223)
                                              =========            =========

Net Loss, as previously reported              $(32,885)           $(292,089)
   Adjustments                                  (2,544)              22,592
                                                -------              ------
As restated - inclusive of the cumulative
effect of $4,677                              $(35,429)           $(269,497)
                                              =========           ==========

Basic and Fully Diluted Loss Per Share of
Common Stock, as previously reported            $(0.56)              $(5.71)
   Adjustments                                   (0.05)                0.44
                                                 ------                 ----
As restated                                     $(0.61)              $(5.27)
                                                =======              =======

Balance sheet data
------------------
Total Assets, as previously reported          $177,628             $209,617
   Adjustments                                  27,654               30,848
                                                ------               ------
As restated                                   $205,282             $240,465
                                              ========             ========

Total Liabilities, as previously reported     $485,681             $485,086
   Adjustments                                 (14,122)             (13,472)
                                               --------             --------
As restated                                   $471,559             $471,614
                                              ========             ========

Stockholders' Equity, as previously
reported                                     $(308,053)           $(275,469)
   Adjustments                                  41,776               44,320
                                                ------               ------
As restated                                  $(266,277)           $(231,149)
                                             ==========           ==========

Total Liabilities & Stockholders' Equity,
as previously reported                        $177,628             $209,617
   Adjustments                                  27,654               30,848
                                                ------               ------
As restated                                   $205,282             $240,465
                                              ========             ========

3.  STOCKHOLDERS' (DEFICIT) EQUITY

As of December 31, 2003 and 2002, the Company has authorized 5,000,000 shares of preferred stock and 100,000,000 shares of common stock. For each share of common stock held, common stockholders are entitled to one vote on matters submitted to the stockholders.

The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors (the "Board"), without stockholder approval. The Board is authorized to determine the number of shares in each series and all designations, rights, preferences, and limitations on the shares in each series, including, but not limited to, determining whether dividends will be cumulative or non-cumulative.

As of December 31, 2003, the Company had reserved common stock for future issuance as detailed below.


   Shares issuable upon exercise of warrants         5,664,962
   2002 Stock Option Plan                            2,993,024
   Defined Contribution Plan                           115,828
                                                       -------
        Total                                        8,773,814
                                                     =========

XM Radio

During 2000 and 2001, XM Radio executed certain equity transactions that affected the Company's ownership percentage in XM Radio. As a result of these transactions, and in accordance with SAB 51, the Company recorded a decrease to its investment in XM Radio of $12.2 million in 2001, and an increase to its investment in XM Radio of $129.5 million in 2000. SAB 51 addresses the accounting for sales of stock by a subsidiary. Because XM Radio was a development stage company until November 12, 2001, SAB 51 required the difference in the carrying amount of the Company's investment in XM Radio and the net book value of XM Radio after the stock issuances be reflected in the financial statements of the Company as a capital transaction in the accompanying consolidated statements of stockholders' (deficit) equity. As of November 19, 2001, the Company did not hold any interest in XM Radio.

Mobile Satellite Ventures LP

During 2001, MSV executed certain equity transactions that affected the Company's ownership percentage in MSV. As a result of these transactions, and in accordance with SAB 51, the Company recorded an increase to its investment in MSV of $12.9 million in 2001, with an offsetting gain recorded directly to shareholders' equity.

Please see the audited financial statements of MSV beginning on page M-1 for further information regarding the financial condition of MSV. (Unaudited)

4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                    Successor Company
                                                    -----------------
                                                      December 31,
                                                  2003             2002
                                                  ----             ----
                                                      (in thousands)
     Network equipment                         $ 35,865          $ 47,384
     Office equipment and furniture               2,846             3,951
     Construction in progress                        --             1,409
                                               --------          --------
                                                 38,711            52,744
     Less accumulated depreciation and
     amortization                                (7,330)           (6,339)
                                               --------          --------
     Property and equipment, net               $ 31,381          $ 46,405
                                               ========          ========


Depreciation expense totaled $13,770 for the year ended December 31, 2003; $9,816 for the eight months ended December 31, 2002 and $5,924 for the four months ended April 30, 2002.

5.  FCC LICENSES AND OTHER INTANGIBLE ASSETS

FCC licenses and other intangible assets consist of the following:



                                              Successor Company
                                              -----------------
                                                December 31,
                                            2003            2002
                                            ----            ----
                                                (in thousands)
     FCC Licenses                         $  80,594        $  88,997
     Customer contracts                       1,893           11,501
                                          ---------        ---------
                                             82,487          100,498
     Less accumulated amortization           (8,466)          (5,577)
                                          ---------        ---------
     FCC licenses and other
     intangible assets, net               $  74,021        $  94,921
                                          =========        =========

Amortization totaled $7,696 for the year ended December 31, 2003; $5,693 for the eight months ended December 31, 2002 and $989 for the four months ended April 30, 2002.


Motient accounts for its frequencies as finite-lived intangibles and amortizes them over a 20-year estimated life. Motient's FCC licenses are granted for a term of 10 years, subject to renewal. Renewal of Motient's current licenses are granted in the ordinary course. Motient had amortized its goodwill on a straight-line basis over 20 years, however, this goodwill was eliminated as part of Motient's "fresh-start" accounting. As part of its "fresh-start" accounting, Motient valued its long-term customer contracts and amortizes these contracts over a four-year life. The fair value of customer related intangibles is based on analysis incorporating a discounted cash flow of the Company's primary customer contracts and other related considerations (unaudited).


Subsequent to the period covered by this report, we engaged a financial advisor to value certain of our customer-intangible assets as of December 31, 2002, among other things, to test for potential impairment of certain of our long-lived assets under SFAS No. 144. Based on these tests, no recording of impairment charges was required. However, we subsequently engaged this financial advisor to reevaluate the value of our customer-related intangibles as of September 30, 2003 due primarily to the decline in revenue from UPS in this time period. This valuation resulted in an impairment of the customer-related intangibles of $5.5 million in the third quarter of 2003. For information regarding recent developments related to the Company's FCC licenses, please see
Note 16 ("Subsequent Events")(Unaudited).

The table below outlines Motient's amortization requirements for the five year period from December 31, 2003.

                                               December 31,
                                2004      2005       2006       2007       2008     Thereafter
                                ----      ----       ----       ----       ----     ----------
     FCC Licenses             $4,819    $4,819     $4,819     $4,819     $4,819        $48,191
     Customer contracts          631       631        473        ---        ---            ---

6.  STOCK OPTIONS AND RESTRICTED STOCK


Prior to its reorganization, the Company had several active stock option plans. The Motient Corporation Award Plan (the "Award Plan") permitted the grant of non-statutory options and stock-based awards up to a total of 7.3 million shares of common stock. Under the Award Plan, the exercise price and vesting schedule for options was determined by the compensation and stock option committee of the Board, which was established to administer the Award Plan. Generally, options vested over a three year period and had an exercise price of not less than the fair market value of a share on the date the option was granted or have a term greater than ten years. In May 2000, the Company's stockholders approved certain amendments to the Award Plan, including permitting non-employee directors to be eligible for option grants under the Award Plan.

The Company also had a Stock Plan for Non-Employee Directors (the "Director Plan") which provided for the grant of the options up to a total of 100,000 shares of common stock. Effective March 25, 1999, Directors received an initial option to purchase 5,000 shares of common stock, with annual option grants to purchase 2,500 shares of common stock. In addition, the Board was allowed to grant discretionary options at such time and on such terms and conditions as it deemed appropriate. Options under the Director Plan were exercisable at a price equal to the fair market value of the stock on the date of grant and were fully vested and immediately exercisable on the date of grant. Each Director Plan option expired on the earlier of (i) ten years from the date of grant or (ii) seven months after the Director's termination.

In January 1998, the Board granted restricted stock to certain members of senior management. These grants included both a three year vesting schedule as well as specific corporate performance targets. The Company did not record any compensation expense associated with these shares during 1999 or 2000 however in January 2001, in recognition of employee services in entering into the second MSV transaction, the Board lifted the remaining restrictions, and the shares were released upon vesting. Accordingly, the Company recorded compensation expense in the amount of $1.4 million in 2001 associated with the vesting of these shares.

On September 25, 2001, the Company issued approximately 3.2 million shares of restricted stock to employees, with a price on the date of issuance of $0.13 per share, in exchange for approximately 4.3 million outstanding employee stock options, which were cancelled. With the exception of restricted stock issued to an employee terminated on September 26, 2001, which shares vested immediately based on the terminated employees' then-vested exchanged options, all other shares of restricted stock issued on September 25, 2001 were subject to a six month holding period, at which time the shares of restricted stock vested in accordance with the vesting schedule of the options for which the restricted stock was exchanged. The Company recorded a deferred compensation charge as of December 31, 2001 in the amount of $419,000 associated with the issuance of these shares. This compensation was charged expense over the employees' service period.

All of the above mentioned plans and the respective authorized and issued stock options were cancelled as part of the Company's reorganization on May 1, 2002.

In May 2002, the Company's Board approved the 2002 Stock Option Plan with 2,993,024 authorized shares of common stock, of which options to purchase 1,757,513 shares of the Company's common stock were outstanding at December 31, 2003. The plan was approved by the Company's stockholders on July 11, 2002. The 2002 options are subject to vesting in two parts - 50% of the shares vest in three equal parts on the first, second and third anniversary of the date of grant, and the other 50% vest in three equal parts, or are rescinded, based on a comparison of the Company's performance in 2002, 2003, and 2004 to certain objectives established by the compensation and stock option committee of the Board following the availability of the annual results. A portion of the options granted under the 2002 Stock Option Plan have a performance-based component. These options will be accounted for in accordance with variable plan accounting, which requires that the value of these options are measured at their intrinsic value and any change in that value be charged to the income statement upon the determination that the fulfillment of the performance criteria is probable. The other options were previously accounted for as a fixed plan and in accordance with intrinsic value accounting, which require that the excess of the market price of stock over the exercise price of the options, if any, at the time that both the exercise price and the number of options are known be recorded as deferred compensation and amortized over the option vesting period.

In March 2003, the Company's board of directors approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share. The re-pricing requires that all options be accounted for in accordance with variable plan accounting, which requires that the value of these options are measured at their intrinsic value and any change in that value be charged to the income statement each quarter based on the difference (if any) between the intrinsic value and the then-current market value of the common stock.

In July and September 2003, the compensation and stock option committee of the Company's Board, acting pursuant to the Company's 2002 stock option plan, granted 26 employees and officers options to purchase an aggregate of 470,000 shares of the Company's common stock at a price of $5.15 per share and 25,000 shares of the Company's common stock at a price of $5.65 per share. One-half of each option grant vests with the passage of time and the continued employment of the recipient, in three equal increments, on the first, second and third anniversary of the date of grant. The other half of each grant will either vest or be rescinded based on the performance of the Company in 2004. In August 2004, one employee received a grant for 100,000 shares of the Company's common stock at a price of $5.15 per share. (Unaudited) In December 2004, the directors, one employee and one consultant received options to purchase an aggregate of 195,000 shares of the Company's common stock at a price of $8.57 per share. (Unaudited) These options were immediately exercisable. (Unaudited) If vested and not exercised, the options will expire on the 10th anniversary of the date of grant.

Information regarding the Company's stock option plan is summarized below:

                                                              Restricted
                                                               Stock and
                                                                Options           Options Granted       Weighted Average
                                                               Available                and               Option Price
                                                               For Grant            Outstanding            Per Share
                                                               ---------            -----------            ---------
   Predecessor Company
   -------------------
   Balance, December 31, 2000                                  2,194,432             3,920,605              $11.65
      Options granted                                         (1,274,336)            1,274,336                5.88
      Restricted stock granted                                (3,219,236)                   --                  --
      Restricted stock cancelled                                  88,200                    --                  --
      Exercised                                                       --                (2,015)               0.68
      Forfeited                                                4,799,573            (4,799,573)              10.28
                                                               ---------           -----------
   Balance, December 31, 2001                                  2,588,633               393,353                9.65
      MTNT Restricted stock and options available for
      grant cancelled                                         (2,588,633)             (393,353)
                                                              -----------             ---------
   Balance, April 30, 2002 (Predecessor Company)                      --                    --                  --

   Successor Company
      Reorganized MNCP shares authorized for grant             2,993,024                    --                5.00(1)
      MNCP options granted                                    (2,244,250)            2,244,250                  --
      Exercised                                                       --                    --                5.00
      Forfeited                                                  613,225              (613,225)               5.00
                                                                -------              ---------
      Balance, December 31, 2002                               1,361,999             1,631,025
      Options granted                                           (495,000)              495,000                5.18
      Exercised                                                   15,412             (  15,412)               3.00
      Forfeited                                                  353,100              (353,100)               3.02
                                                                 -------             ---------
   Balance, December 31, 2003                                  1,235,511             1,757,513

     (1) In March 2003, our board of directors approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share.

Options exercisable at December 31:

                                                     Average
                                 Options         Exercise Price
                                 -------         --------------
                  2003           437,266            $3.00
                  2002                 0              N/A
                  2001           231,844           $10.08

Exercise prices for options outstanding as of December 31, 2003, were as follows:

                                          Options Outstanding                          Options Exercisable
                                          -------------------                          -------------------

                               Number            Weighted                            Number
                             Outstanding          Average          Weighted        Exercisable        Weighted
                                as of           Contractual        Average            as of           Average
Range of                    December 31,           Life            Exercise       December 31,        Exercise
Exercise Prices                 2003             Remaining          Price             2003             Price
---------------                 ----             ---------          -----             ----             -----
      $5.00(1)               1,265,513            9 years            $3.00            426,289          $3.00
      $5.15                    467,000           10 years            $5.15                ---          $5.15
      $5.65                     25,000           10 years            $5.65                ---          $5.65

          (1) In March 2003, our board of directors approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share.

7.  INCOME TAXES

The following is a summary of the Company's net deferred tax assets.

                                                                Successor Company
                                                                -----------------
                                                                   December 31,
                                                                2003          2002
                                                                ----          ----
                                                                 (in thousands)

   Net Operating Loss Carryforwards                           $165,933     $148,699
   Deferred Taxes Related to Temporary Differences:
   Tangible asset bases, lives and depreciation methods        (11,000)     (13,736)
         Other                                                  (8,515)     (13,518)
                                                               -------     --------
                  Total deferred tax asset, net                146,418      121,445
   Less valuation allowance                                   (146,418)    (121,445)
                                                             ---------    ---------
   Net deferred tax asset                                       $   --       $   --
                                                               =======       ======

Potential tax benefits, related to net operating losses and temporary differences, have been recorded as an asset, and a valuation allowance for the same amount has been established. The Company has paid no income taxes since inception.

As of December 31, 2003 and 2002, the Company had estimated net operating loss carryforwards ("NOLs") of $412 million and $370 million, respectively. In April 2002, due to the debt restructuring and reorganization, the Company has triggered a change of control, which has limited the availability and utilization of the NOLs. The Company's NOL's expire between 2004 and 2024.

8.  DEBT & CAPITAL LEASES

Debt and capital leases consists of the following:

                                                                   December 31,
                                                                2003          2002
                                                                ----          ----
                                                                   (in thousands)

Rare Medium note payable, including accrued interest           $22,016      $20,148
CSFB note payable, including accrued interest                      869          795
Term Credit Facility                                             4,914           --
Vendor financing, including accrued interest                     4,814        5,947
Capital leases                                                   3,096        6,250
                                                                 -----        -----
                                                                35,709       33,140
Less current maturities                                          3,867        4,051
                                                                 -----        -----
Long-term debt                                                 $31,842      $29,089
                                                               =======      =======

The following table reflects the maturity of our various obligations over the next five years:

                                                                                   Less then
                                                                      Total         1 year       1-4 years   After 5 years
                                                                      -----         ------       ---------   -------------
(in thousands)
Operating leases (1)                                                 $33,685        $12,170       $19,031         $2,484
Capital lease obligations, including interest thereon (1)              3,504          1,752         1,752            ---
Notes Payables (2)                                                    22,885            ---        22,885            ---
Term Credit Facility (3)                                               4,914            ---         4,914            ---
Vendor financing commitment and note payable (4)                       4,814          2,413         2,401            ---
                                                                       -----          -----         -----            ---
  Total Contractual Cash Obligations                                 $69,802        $16,335       $50,983         $2,484
                                                                     =======        =======       =======         ======


     (1) These commitments generally contain provisions that provide for an acceleration of rent upon a default by us, except that certain long-term real estate leases, categorized as Operating Leases, may not contain such provisions.

     (2) In addition to being accelerable upon default, notes payable to Rare Medium and CSFB, which comprise approximately $21 million of this amount, must be prepaid with 25% of the proceeds due from any repayment of the $15 million principal note issued to Motient by MSV. These notes were paid in full in July 2004. (Unaudited)

     (3) This facility was repaid in full in April 2004. (Unaudited)

     (4) All obligations pursuant to this commitment and note were settled and repaid in July 2004. (Unaudited)

Term Credit Facility

On January 27, 2003, the Company's wholly-owned subsidiary, Motient Communications, closed a $12.5 million term credit agreement with a group of lenders, including several of the Company's existing stockholders. The lenders include the following entities or their affiliates: M&E Advisors, L.L.C., Bay Harbour Partners, York Capital and Lampe Conway & Co. York Capital is affiliated with JGD Management Corp. and James G. Dinan. JGD Management Corp., James G. Dinan, James D. Dondero and Highland Capital Management each hold 5% or more of Motient's common stock. The lenders also include Gary Singer, directly or through one or more entities. Gary Singer is the brother of Steven G. Singer, one of our directors.

The table below shows, as of June 24, 2004 the number of shares of Motient common stock beneficially owned by the following parties to the term credit agreement, based solely on filings made by such parties with the SEC:


         Name of Beneficial Owner                  Number of Shares
         ------------------------                  ----------------
         James G. Dinan*                             2,276,445
         JGD Management Corp.*                       2,276,445
         Highland Capital Management**               4,424,559
         James Dondero**                             4,424,559

         *JGD Management Corp and James G. Dinan share beneficial ownership with respect to the 2,276,445 shares of our common stock. Mr. Dinan is the president and sole stockholder of JGD Management Corp, which manages the other funds and accounts that hold our common stock over which Mr. Dinan has discretionary investment authority.

         ** James D. Dondero, a member of our board of directors, is the President of Highland Capital Management, L.P., which, pursuant to an arrangement with M&E Advisors, L.L.C., has indirectly made a commitment under the credit facility.

Under the credit agreement, the lenders have made commitments to lend Motient Communications up to $12.5 million. The commitments are not revolving in nature and amounts repaid or prepaid may not be reborrowed. Borrowing availability under Motient's term credit facility terminated on December 31, 2003. On March 16, 2004, Motient Communications entered into an amendment to the credit facility which extended the borrowing availability period until December 31, 2004. As part of this amendment, Motient Communications provided the lenders with a pledge of all of the stock of a newly-formed special purpose subsidiary of Motient Communications, Motient License, which holds all of Motient's FCC licenses formerly held by Motient Communications.

Under this facility, the lenders have agreed to make loans to Motient Communications through December 31, 2004 upon Motient Communications' request no more often than once per month, in aggregate principal amounts not to exceed $1.5 million for any single loan, and subject to satisfaction of other conditions to borrowing, including certain financial and operating covenants, contained in the credit agreement. As of April 1, 2004, the Company had borrowed $6.0 million under this facility, all of which has since been repaid and may not be re-borrowed.

Each loan borrowed under the credit agreement has a term of three years. Loans carry interest at 12% per annum. Interest accrues, compounding annually, from the first day of each loan term, and all accrued interest is payable at each respective loan maturity, or, in the case of mandatory or voluntary prepayment, at the point at which the respective loan principal is repaid. Loans may be prepaid at any time without penalty.

The obligations of Motient Communications under the credit agreement are secured by a pledge of all the assets owned by Motient Communications that can be pledged as security (including, but not limited to Motient Communication's shares in Motient License). Motient Communications owns, directly or indirectly, all of the Company's assets relating to its terrestrial wireless communications business. In addition, Motient and its wholly-owned subsidiary, Motient Holdings Inc., have guaranteed Motient Communications' obligations under the credit agreement, and the Company has delivered a pledge of the stock of Motient Holdings Inc., Motient Communications, Motient Services and Motient License to the lenders. In addition, upon the repayment in full of the outstanding $19,750,000 in senior notes due 2005 issued by MVH Holdings Inc. to Rare Medium and CSFB in connection with the Company's approved Plan of Reorganization, the Company will pledge the stock of MVH Holdings Inc. to the lenders.

On January 27, 2003, in connection with the signing of the credit agreement, Motient issued warrants at closing to the lenders to purchase, in the aggregate, 3,125,000 shares of its common stock. The exercise price for these warrants is $1.06 per share. The warrants were immediately exercisable upon issuance and have a term of five years. The warrants were valued at $10 million using a Black-Scholes pricing model and have been recorded as a debt discount and are being amortized as additional interest expense over three years, the term of the related debt. Upon closing of the credit agreement, the Company paid closing and commitment fees to the lenders of $500,000. These fees have been recorded on the Company's balance sheet and are being amortized as additional interest expense over three years, the term of the related debt. Under the credit agreement, the Company must pay an annual commitment fee of 1.25% of the daily average of undrawn amounts of the aggregate commitments from the period from the closing date to December 31, 2003. In December 2003, the Company paid the lenders a commitment fee of approximately $113,000.

In each of April, June and August 2003 and March of 2004, the Company made draws under the credit agreement in the amount of $1.5 million for an aggregate amount of $6.0 million. The Company used such funds to fund general working capital requirements of operations.

For the monthly periods ended April 2003 through December 2003, the Company reported events of default under the terms of the credit facility to the lenders. These events of default related to non-compliance with covenants requiring minimum monthly revenue, earnings before interest, taxes and depreciation and amortization and free cash flow performance. In each period, the lenders waived these events of default. There can be no assurance that Motient will not have to report additional events of default or that the lenders will continue to provide waivers in such event. Ultimately, there can be no assurances that the liquidity provided by the credit facility will be sufficient to fund Motient's ongoing operations.

Borrowing availability under the facility terminated on December 31, 2004, and the Company does not plan to attempt to extend the borrowing availability again. (unaudited) All amounts due and owing under the facility were repaid prior to such termination (unaudited).

For further information about amendments to and repayments of amounts due and owing under this Credit Agreement, please see Note 16 ("Subsequent Events").

$335 Million Unit Offering

On March 31, 1998, Motient Holdings Inc., a wholly-owned subsidiary of Motient, issued $335 million of Units (the "Units") consisting of 12 1/4% Senior Notes due 2008 (the "Senior Notes"), and one warrant to purchase 3.75749 shares of common stock of the Company for each $1,000 principal amount of Senior Notes (the "Warrants") at an exercise price of $12.51 per share. The Warrants were valued at $8.5 million and were recorded as a debt discount. A portion of the net proceeds of the sale of the Units were used to finance the Motient Communications acquisition in 1998. In connection with the Senior Notes, Motient Holdings Inc. purchased approximately $112.3 million of restricted investments that were restricted for the payment of the first six interest payments on the Senior Notes. Interest payments are due semi-annually, in arrears, beginning October 1, 1998. As a result of the automatic application of certain adjustment provisions following the issuance of 7.0 million shares of common stock in a public offering in 1999, the exercise price of the warrants associated with the Senior Notes was reduced to $12.28 per share, the number of shares per warrant was increased to 3.83 shares for each $1,000 principal amount of Senior Notes, and the aggregate number of shares issuable upon exercise of such warrants was increased by 24,294. The additional Senior Note warrants and re-pricing were valued at $440,000. This was recorded as additional debt discount in the third quarter of 1999. The Senior Notes were jointly and severally guaranteed on a full and unconditional basis by Motient Corporation and all of its subsidiaries.

The Company failed to make a semi-annual interest payment due October 1, 2001, which failure constituted an event of default under the Senior Notes. As a result of the Company's failure to make the required semi-annual interest payment, the missed interest payment accrued interest at the annual rate of 13.25%. As a result of this event of default, the Company classified the Senior Notes as current liabilities in the Consolidated Balance Sheet as of December 31, 2001.

As discussed above (please see Note 2, "Significant Accounting Policies"), as part of the Company's Plan of Reorganization, the Senior Notes, including accrued interest thereon, and related warrants were exchanged in full for new equity of the reorganized Company.

Rare Medium Notes

In 2001, Motient issued two notes to Rare Medium in the aggregate principal amount of $50 million, at 12.5% annual interest. These notes were collateralized by five million of the Company's XM Radio shares. On October 12, 2001, in accordance with the terms of the notes, the Company exchanged $26.2 million of the Rare Medium notes, representing $23.8 million in principal and $2.4 million of accrued interest, for five million of its XM Radio shares. The $26.9 million of principal and accrued interest remaining outstanding at December 31, 2001 was unsecured.

As a result of the delivery of the shares of XM Radio common stock described above (see Note 13, "Business Acquisitions and Dispositions"), the maturity of the Rare Medium notes was accelerated to November 19, 2001. As of December 31, 2001, the Rare Medium notes were in default; and, therefore, the Company classified the Rare Medium notes as current liabilities in the Consolidated Balance Sheet as of December 31, 2001.

Under the Company's Plan of Reorganization, the Rare Medium notes were cancelled and replaced by a new note in the principal amount of $19.0 million. The new note was issued by a new subsidiary of Motient Corporation that owns 100% of Motient Ventures Holding Inc., which owns all of the Company's interests in MSV. The new note had a term of three years and carried interest at 9%. The note allowed the Company to elect to accrue interest and add it to the principal, instead of paying interest in cash. The note requires that it be prepaid using 25% of the proceeds of any repayment of the $15 million note receivable from MSV. In July 2004, the Company repaid all accrued principal and interest on this note, in the amount of $22.6 million. (Unaudited) In April 2004, the Company made certain payments on the Rare Medium note. Please see "Subsequent Events-Development Relating to MSV."

CSFB Note

Under the Company's Plan of Reorganization, the Company issued a note to CSFB, in satisfaction of certain claims by CSFB against Motient, in the principal amount of $750,000. The new note was issued by a new subsidiary of Motient Corporation that owns 100% of Motient Ventures Holding Inc., which owns all of the Company's interests in MSV. The new note had a term of three years and carried interest at 9%. The note allowed the Company to elect to accrue interest and add it to the principal, instead of paying interest in cash. The note requires that it be prepaid using 25% of the proceeds of any repayment of the $15 million note receivable from MSV. In July 2004, the Company repaid all accrued principal and interest on this note, in the amount of $0.9 million. (Unaudited) In April 2004, the Company made certain payments on the Rare Medium note. Please see "Subsequent Events-Development Relating to MSV."

Bank Financing

In March 1998, the Company entered into a $200 million bank financing (the "Bank Financing") consisting of two facilities: (i) the revolving credit facility ("Revolving Credit Facility"), a $100 million unsecured five-year reducing revolving credit facility maturing March 31, 2003, and (ii) the term loan facility ("Term Loan Facility"), a $100 million five-year, term loan facility with up to three additional one-year extensions subject to the lenders' approval. In 1999, the Term Loan Facility was reduced to $41 million. In 2000, the Term Loan Facility was reduced to $40 million, and the Revolving Credit Facility was reduced to $71.3 million. During 2001, the Bank Financing was completely extinguished.

The Term Loan Facility

The Term Loan Facility bore an interest rate, generally, of 100 basis points above London Interbank Offered Rate ("LIBOR"). The Term Loan Agreement did not include any scheduled amortization until maturity, but did contain certain provisions for prepayment based on certain proceeds received by the Company, unless otherwise waived by the banks and the Bank Facility Guarantors (as defined below). During 2001, the Term Loan Facility was completely extinguished.

The Revolving Credit Facility

The Revolving Credit Facility bore an interest rate, generally, of 100 basis points above LIBOR and was unsecured, with a negative pledge on the assets of Motient Holdings and its subsidiaries and ranked pari passu with the Senior Notes. Certain proceeds received by Motient Holdings were required to repay and reduce the Revolving Credit Facility, unless otherwise waived by the banks and the Bank Facility Guarantors (as defined below). During 2001, the Revolving Credit Facility was completely extinguished.

The Guarantees

In connection with the Bank Financing, Hughes Electronics Corporation, Singapore Telecommunications, Ltd. and Baron Capital Partners, L.P. (collectively, the "Bank Facility Guarantors"), extended separate guarantees of the obligations of each of Motient Holdings and the Company to the banks, which on a several basis aggregated to $200 million. In their agreement with each of Motient Holdings and the Company (the "Guarantee Issuance Agreement"), the Bank Facility Guarantors agreed to make their guarantees available for the Bank Financing. In exchange for the additional risks undertaken by the Bank Facility Guarantors in connection with the Bank Financing, the Company agreed to compensate the Bank Facility Guarantors, principally in the form of one million additional warrants and re-pricing of 5.5 million warrants previously issued in connection with the original Bank Facility (together, the "Guarantee Warrants"). The Guarantee Warrants were issued with an exercise price of $12.51 and were valued at approximately $17.7 million. The amounts initially assigned to the Guarantee Warrants and subsequent repricings are recorded as Common Stock Purchase

Warrants and Unamortized Guarantee Warrants in the accompanying consolidated balance sheets. The amount assigned to Unamortized Guarantee Warrants was amortized to interest expense over the life of the related debt. On March 29, 1999, the Bank Facility Guarantors agreed to eliminate certain covenants contained in the Guarantee Issuance Agreement relating to earnings before interest, depreciation, amortization and taxes and service revenue. In exchange for this elimination of covenants, the Company agreed to re-price their Guarantee Warrants, effective April 1,1999, from $12.51 to $7.50. The value of the re-pricing was approximately $1.5 million.

As a result of the automatic application of certain adjustment provisions following the issuance of the 7.0 million shares in the August 1999 public offering, the exercise price of the Guarantee Warrants was reduced to $7.3571 per share and the Guarantee Warrants became exercisable for an additional 126,250 shares. The additional Guarantee Warrants and re-pricing were valued at $2.4 million. Additionally, in June 2000, the Bank Facility Guarantors agreed to partially reduce the debt repayment requirements associated with the MSV transaction. In exchange, the Company further reduced the price of the Guarantee Warrants to $6.25, which was valued at $1.4 million. In 2001, the Bank Facility Guarantors agreed to waive certain repayment obligations under the Bank Financing. In exchange for these waivers, the Company re-priced the warrants held by certain of the Bank Facility Guarantors from $6.25 to $1.31 per share, and issued new warrants to one Bank Facility Guarantor with an exercise price of $1.31 per share. The value of the re-pricing and warrant issuance was $2.3 million.

Further, in connection with the Guarantee Issuance Agreement, the Company had agreed to reimburse the Bank Facility Guarantors in the event that the Guarantors were required to make payment under the Bank Financing guarantees, and, in connection with this reimbursement commitment it provided the Bank Facility Guarantors a junior security interest with respect to the assets of the Company, principally its stockholdings in XM Radio and Motient Holdings.

Debt Extinguishments

In 1999, the Company raised $116 million, net of underwriting discounts and expenses, through the issuance of 7.0 million shares of common stock in a public offering. Of the net proceeds, Motient used $59 million to pay down a portion of the Term Loan Facility. In 2000, the Company paid down and permanently reduced the Term Loan Facility by an additional $1 million with proceeds from stock and warrant exercises, and the Revolving Credit Facility was permanently reduced by $22.8 million with a portion of the proceeds of the MSV and Aether transactions. In 2001, the Company sold 2.0 million shares of XM Radio stock and used $8.5 million of the proceeds to permanently reduce the Term Loan Facility. Additionally, $12.25 million of proceeds from the Rare Medium note were used to pay down and permanently reduce the Term Loan Facility.

On November 6, 2001, the agent for the bank lenders under the Bank Financing declared all loans under the Bank Financing immediately due and payable, due to the existence of several events of default under the Bank Financing. On the same date, the bank lenders sought payment in full from the Bank Financing Guarantors for the accelerated loan obligations. The Bank Facility Guarantors repaid all such loans on November 14, 2001 in the amount of approximately $97.6 million. As a result, the Company had a reimbursement obligation to the Bank Guarantors in the amount of $97.6 million, which included accrued interest and fees.

On November 19, 2001, the Company sold 500,000 shares of its XM Radio common stock through a broker for $9.50 per share, for aggregate proceeds of $4.75 million. The net proceeds from this sale were paid to the Bank Facility Guarantors, thereby reducing the amount of the Company's reimbursement obligation to the Bank Facility Guarantors by such amount. Also on November 19, 2001, the Company delivered all of its remaining 9,257,262 shares of XM Radio common stock to the Bank Facility Guarantors in full satisfaction of the entire remaining amount of its reimbursement obligations to the Bank Facility Guarantors. Upon delivery of these shares, the Bank Facility Guarantors released the Company from all of its remaining obligations to the Bank Facility Guarantors under the Bank Financing and the related guarantees and reimbursement and security agreements. The Company delivered 7,108,184 shares to Hughes Electronics Corporation, 964,640 shares to Singapore Telecommunications, Ltd., and 1,184,438 shares to Baron Capital Partners, L.P.

As a result of the permanent reductions of the Term Facility and the Revolving Credit Facility, the Company recorded a loss on extinguishment of debt of approximately $1.2 million in 2001 and $3.0 million in 2000, which reflects the write-down, on a pro-rata basis, of unamortized guarantee warrants and deferred financing fees associated with the placement of the Bank Financing.

Interest Rate Swap Agreement

In connection with the Bank Financing in March 1998, the Company entered into an interest rate swap agreement, with an implied annual rate of 6.51%. The swap agreement reduced the impact of interest rate increases on the Term Loan Facility. The Company paid a fixed fee of approximately $17.9 million for the swap agreement. In return, the counter-party was obligated to pay a variable rate equal to LIBOR plus 50 basis points, paid on a quarterly basis directly to the respective banks on behalf of the Company, on a notional amount of $100 million until the termination date of March 31, 2001. In connection with the pay down of a portion of the Term Loan Facility during 1999, the Company reduced the notional amount of its swap agreement from $100 million to $41 million and realized net proceeds of approximately $6 million due to early termination of a portion of the swap agreement. The interest rate swap agreement expired in March 2001.

Motorola Vendor Financing

In June 1998, Motorola had entered into an agreement with the Company to provide up to $15 million of vendor financing, to finance up to 75% of the purchase price of network base stations. Loans under this facility bear interest at a rate equal to LIBOR plus 7.0% and are guaranteed by the Company and each subsidiary of Motient Holdings. The terms of the facility require that amounts borrowed be secured by the equipment purchased therewith. Advances made during a quarter constitute a loan, which is then amortized on a quarterly basis over three years. As of December 31, 2003, $4.8 million was outstanding, including accrued interest, under this facility at an interest rate of 5.4%. As of December 31, 2002, $5.9 million was outstanding, including accrued interest, under this facility at an interest rate of 9%. No additional amounts are available for borrowing under this facility. In January 2003 and subsequently in March 2004, the Company restructured this liability. In June 2004, the Company negotiated a settlement of the entire amounts of these obligations. Please see
Note 16, ("Subsequent Events") for additional information.


Hewlett-Packard Capital Lease

The Company has a capital lease for network equipment with Hewlett-Packard, now Compaq Corporation. The lease has an effective interest rate of 12.2%. This capital lease was in default for non-payment at December 31, 2002, however, in January 2003, this agreement was restructured to provide for a modified payment schedule. In June 2004, the Company negotiated a settlement of the entire amounts under this lease. Please see Note 16, ("Subsequent Events") for additional information.

Assets Pledged and Secured

Prior to the Company's reorganization in May 2002, all wholly-owned subsidiaries of the Company were subject to financing agreements that limited the amount of cash dividends and loans that could be advanced to the Company. At December 31, 2001, all of the subsidiaries' net assets were restricted under these agreements. At December 31, 2003 and 2002, the Company was subject to financing agreements with Rare Medium, CSFB, Motorola and Hewlett-Packard that continued to limit the amount of cash dividends and loans that could be advanced to the Company. The Company's term credit facility that also restricts the Company's ability to pay cash dividends and receive additional loans that could be advanced to the Company. These restrictions will have an impact on Motient's ability to pay dividends. Please see Note 16, "Subsequent Events" for additional information on payment and settlement of certain of those obligations.

Restricted net assets of the Company's subsidiaries were approximately $35.7 million and $33.1 million at December 31, 2003 and December 31, 2002 respectively.

Covenants

The Company's historical and current debt agreements contain various restrictions, covenants, defaults, and requirements customarily found in such financing agreements. Among other restrictions, these provisions include limitations on cash dividends, restrictions on transactions between Motient and its subsidiaries, restrictions on capital acquisitions, material adverse change clauses, and maintenance of specified insurance policies. Please see Note 16, "Subsequent Events" for additional information on payment and settlement of certain of these obligations.

9.  RELATED PARTIES

The following table represents a summary of all related party transactions.

                                                                                                  Predecessor          Predecessor
                                                 Successor Company       Successor Company          Company              Company
                                                 -----------------       -----------------          -------              -------
                                                                                                   Four Months          (Restated)
                                                     Year Ended          Eight Months Ended           Ended             Year Ended
                                                 December 31, 2003       December 31, 2002        April 30, 2002           2001
                                                 -----------------       -----------------        --------------           ----
Payments made to (from) related parties:
   Proceeds from the sale of assets to MSV                  $--                     $--                 $--             $(42,500)
   Operating expenses                                       258                      --                  49                  125
    Additional investment in MSV                             --                     957                  --                   --
   Funding of future sub-lease
       obligations to MSV                                    --                      --                 361                4,000
                                                       --------               ---------           ---------             --------
Net payments to (from) related parties                     $258                    $957                $410             $(38,375)
                                                       --------               ---------           ---------             --------
Due to (from) related parties:
   Operating expenses                                      $322                   $(234)               $618               $ (521)
   Note Receivable from MSV                             (18,781)                (18,732)            (12,345)             (15,000)
                                                       --------               ---------           ---------            ---------
Net amounts due (from) to related parties              $(18,459)              $ (18,966)          $ (11,727)            $(15,521)
                                                       --------               ---------           ---------            ---------

For the year ended December 31, 2003, the four months ended April 30, 2002, eight months ended December 31, 2002, and for the year ended December 31, 2001, the Company recorded revenue related to the MSV research and development agreement in the amount of $0, $0, $0 and $2.6 million, respectively.

Communication Technology Advisors LLC

In May 2002, the Company entered into a consulting agreement with Communication Technology Advisors LLC ("CTA") under which CTA provided consulting services to the Company. CTA's chairman, Jared E. Abbruzzese, was a director of the Company until June 20, 2003. Peter Aquino, elected to the Company's Board on June 20, 2003, was a senior managing director of CTA. Gerry S. Kittner, also a Motient director, is an advisor and consultant for CTA.

CTA is a consulting and private advisory firm specializing in the technology and telecommunications sectors. The Company's agreement with CTA had an initial term of three months ending August 15, 2002, and was extended by mutual agreement for several additional terms of two or three months each. For the first three months of the agreement, CTA was paid a flat fee of $60,000 per month, and for the period August 2002 to May 2003, the monthly fee was $55,000. Beginning in May 2003, the monthly fee was reduced to $39,000. The Company also agreed to reimburse CTA for CTA's out-of-pocket expenses incurred in connection with rendering services during the term of the agreement. This agreement was modified on January 30, 2004.

CTA had previously acted as the spectrum and technology advisor to the official committee of unsecured creditors in connection with the Company's Chapter 11 case. CTA received a total of $475,000 in fees for such advice and was reimbursed a total of $4,896 for expenses in connection with the rendering of such advice.

Except for the warrant offered to CTA described below and the warrants granted to certain members of CTA in connection with the private placement of the Company's common stock on April 7, 2004, neither CTA, nor any of its principals or affiliates is a stockholder of Motient, nor does it hold any debt of Motient (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under the Company's existing agreement with CTA). CTA has informed the Company that in connection with the conduct of its business in the ordinary course, (i) it routinely advises clients in and appears in restructuring cases involving telecommunications companies throughout the country, and (ii) certain of the Company's stockholders and bondholders and/or certain of their respective affiliates or principals, may be considered to be (a) current clients of CTA in matters unrelated to Motient; (b) former clients of CTA in matters unrelated to Motient; and (c) separate affiliates of clients who are (or were) represented by CTA in matters unrelated to Motient.

In July 2002, the Company's Board approved the offer and sale to CTA (or affiliates thereof) of a warrant (or warrants) for 500,000 shares of the Company's common stock, for an aggregate purchase price of $25,000. The warrant has an exercise price of $3.00 per share and a term of five years. These warrants were valued at $1.5 million and were recorded as a consultant compensation expense in December of 2002. Certain affiliates of CTA purchased the warrants in December 2002. Christopher W. Downie received a warrant for 100,000 of the 500,000 shares.

In November 2003, CTA was engaged to provide valuation of Motient's equity interest in MSV as of December 31, 2002. CTA was paid $150,000 for this valuation.

At December 31, 2003, CTA was owed $415,000.

On January 30, 2004, the Company engaged CTA to act as chief restructuring entity. The term of CTA's engagement is currently scheduled to end on August 1, 2004. As consideration for this work, Motient agreed to pay to CTA a monthly fee of $60,000, one-half of which will be paid monthly in cash and one-half of which will deferred. The new agreement amends the consulting arrangement discussed above. In April 2004, Motient paid CTA $440,000 for all past deferred fees.

In April 2004 and July 2004, certain members of CTA were granted warrants to purchase 400,000 shares and 340,000 shares, respectively, of common stock in conjunction with the private placements of the Company's common stock on April 7, 2004 and July 1, 2004. The warrants have an exercise price of $5.50 and $8.57 per share, respectively, and a term of five years. In December 2004, certain affiliates of CTA were granted options to purchase 125,000 shares of the Company's common stock at a price of $8.57 per share. (Unaudited) The options are immediately vested and have a term of 10 years. (Unaudited)

Mr. Abbruzzese, Mr. Kittner and Mr. Aquino did not participate in the deliberations or vote of the Board with respect to the foregoing matters while serving as a member of the Board.

10.  LEASES

Capital Leases

The Company leases certain office equipment and switching equipment under agreements accounted for as capital leases. Assets recorded as capital leases in the accompanying balance sheets include the following:

                                                        Successor Company
                                                   ---------------------------
                                                        2003          2002
                                                        ----          ----
                                                           (in thousands)

                Switch equipment                      $9,795        $9,795
                Office equipment                         ---         2,501
                Less accumulated depreciation         (5,280)       (5,669)
                                                      -------       -------
                   Total                               $4,515      $ 6,627
                                                       ======      =======

Subsequent to the end of the period covered by this report, the Company restructured certain of its existing lease obligations. Please see Note 16 ("Subsequent Events").

Operating Leases

The Company leases substantially all of its base station sites through operating leases. The majority of these leases provide for renewal options for various periods at their fair rental value at the time of renewal. In the normal course of business, the operating leases are generally renewed or replaced by other leases. Additionally, the Company leases certain facilities and equipment under arrangements accounted for as operating leases. Certain of these arrangements have renewal terms. Total rent expense, under all operating leases, approximated $15.2 million for the year ended December 31, 2003, $10.5 million for the eight months ended December 31, 2002, $5.6 million for the four months ended April 30, 2002, and $13.4 million in for the year ended December 31 2001.

At December 31, 2003, minimum future lease payments under noncancelable operating and capital leases are as follows:

                                                                      Operating         Capital
                                                                      ---------         -------
                                                                            (in thousands)
           2004                                                        $12,170           $1,752
           2005                                                          9,238            1,752
           2006                                                          6,089               --
           2007                                                          2,090               --
           2008 and thereafter                                           4,098               --
                                                                        ------               --
           Total                                                       $33,685            3,504
                                                                       -------            -----
           Less: Interest                                                                  (408)
                                                                                          -----
           Present value of minimum lease payments                                       $3,096
           Less: Current maturities, including those amounts
           deemed to be in default                                                       (1,454)
                                                                                         -------
           Non current capital lease obligation                                          $1,642
                                                                                         ------

11.  COMMITMENTS AND CONTINGENCIES

As of December 31, 2003, the Company had no contractual inventory commitments.

UPS, the Company's largest customer as of December 31, 2002, has substantially completed its migration to next generation network technology, and its monthly airtime usage of the Company's network has declined significantly. UPS was our second largest customer for the twelve months ended December 31, 2003 and our eighth largest customer for the three months ended December 31, 2003. There are no minimum purchase requirements under the Company's contract with UPS and the contract may be terminated by UPS on 30 days' notice at which point any remaining prepayment would be require to be repaid. While the Company expects that UPS will remain a customer for the foreseeable future, the bulk of UPS' units have migrated to another network. As of May 31, 2004, UPS had approximately 3,800 active units on Motient's network.

Until June 2003, UPS had voluntarily maintained its historical level of payments to mitigate the near-term revenue and cash flow impact of its recent and anticipated continued reduced network usage. However, beginning in July 2003, the revenues and cash flow from UPS declined significantly. Also, due to a separate arrangement entered into in 2002 under which UPS prepaid for network airtime to be used by it in 2004, the Company does not expect that UPS will be required to make any cash payments to the Company in 2004 for service to be provided in 2004. Pursuant to such agreement, and, as of April 30, 2004, UPS has not been required to make any cash payments to the Company in 2004, and the value of the Company's remaining airtime service obligations to UPS in respect of the prepayment was approximately $4.3 million. If UPS terminates the contract, we will be required to refund any unused portion of the prepayment to UPS.

As of December 31, 2003, we had the following outstanding cash contractual commitments:

                                                    Total      <1 year   1-3 years  3 - 5 years  More than 5 years
                                                    -----      -------   ---------  -----------  -----------------
                                                                          (in thousands)
Operating leases (1)                               $33,685     $12,170   $17,417     $1,614         $2,484
Capital lease obligations, including interest        3,504       1,752     1,752        ---            ---
thereon (1)
Notes Payable (2)                                   22,885         ---    22,885        ---            ---
Term Credit Facility (3)                             4,914         ---     4,914        ---            ---
Equipment financing commitment (4)                   4,814       2,413     2,401        ---            ---
                                                     -----       -----     -----        ---            ---
  Total Contractual Cash Obligations               $69,802     $16,335   $49,369     $1,614         $2,484
                                                   =======     =======   =======     ======         ======

(1) These commitments generally contain provisions that provide for an acceleration of rent upon a default by us, except that certain long-term real estate leases, categorized as Operating Leases, may not contain such provisions.

(2) In addition to being accelerable upon default, notes payable to Rare Medium and CSFB, which comprise approximately $21 million of this amount, must be prepaid with 25% of the proceeds due from any repayment of the $15 million principal note issued to Motient by MSV. These notes were paid in full in July 2004 (Unaudited).

(3) This facility was repaid in full in April 2004. (Unaudited)

(4) All obligations pursuant to this commitment and note were settled and repaid in July 2004. (Unaudited)

In May 2002, the FCC filed a proof of claim with the United States Bankruptcy Court, asserting a pre-petition claim in the approximate amount of $1.0 million in fees incurred as a result of our withdrawal from certain auctions. Under our court-approved Plan of Reorganization, subsequent to June 30, 2002 the FCC's claim was classified as an "other unsecured" claim, and the FCC was issued a pro-rata portion of 97,256 shares of common stock issued to creditors with allowed claims in such class. We recorded a $1.0 million expense in April 2002 for this claim.

At April 30, 2002, we had certain contingent and/or disputed obligations under our satellite construction contract entered into in 1995, which contained flight performance incentives payable by us to the contractor if the satellite performed according to the contract. Upon the implementation of the Plan of Reorganization, this contract was terminated, and in satisfaction of all amounts alleged to be owed by us under this contract, the contractor received a pro-rata portion of the 97,256 shares issued to creditors holding allowed unsecured claims. The shares were issued upon closure of the bankruptcy claims process.

12.  EMPLOYEE BENEFITS

Prior to the Company's reorganization, the Company had several active stock plans. All of these plans and the respective authorized and issued stock options were cancelled as part of the Company's reorganization on May 1, 2002.

Defined Contribution Plan

The Company sponsored a 401(k) defined contribution plan ("401(k) Savings Plan") in which all employees of Motient could participate. The 401(k) Savings Plan provided for (i) a Company match of employee contributions, in the form of common stock, at a rate of $1 for every $1 of an employee's contribution not to exceed 4% of an employee's eligible compensation, (ii) a discretionary annual employer non-elective contribution, (iii) the option to have plan benefits distributed in the form of installment payments, and (iv) the reallocation of forfeitures, if any, to active participants. In 2001, effective January 2002, the Company amended its 401(k) Savings Plan to make the matching contributions discretionary, as well as to allow the match to be made in either cash or shares of common stock, at the Company's sole discretion. The Company's matching expense was $0.36 million for 2003, $0 for 2002 and $1.1 million for 2001. During 2001, the Company authorized an additional 5,025,000 shares for the 401(k) Savings Plan, and authorized an additional 268,000 shares in January 2002. As part of Company's plan of reorganization, all of the outstanding shares of the Company's common stock were cancelled. During 2002, the Company authorized 200,000 shares for the 401(K) Savings Plan.

Employee Stock Purchase Plan

The Company had an Employee Stock Purchase Plan ("Stock Purchase Plan") to allow eligible employees to purchase shares of the Company's common stock at 85% of the lower of market value on the first and last business day of the six-month option period. An aggregate of 217,331 shares of common stock were issued under the Stock Purchase Plan in 2001.

Effective January 2002, the Company discontinued the Stock Purchase Plan.

2002 Stock Option Plan

The Company's 2002 stock option plan was adopted by the Board on May 31, 2002 and received stockholder approval on July 11, 2002. A total of 2,993,024 shares of common stock have been reserved for issuance under the 2002 stock option plan. Under the 2002 stock option plan, the Company is authorized to grant options to purchase shares of common stock intended to qualify as incentive stock options, as defined under section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to any employees, outside directors, consultants, advisors and individual service providers whose participation in the 2002 stock option plan is determined by the Company's compensation and stock option committee to be in the Company's best interests. The term of each stock option is fixed by the Board or the compensation and stock option committee, and each stock option is exercisable within ten years of the original grant date. Some change of control transactions involving the Company, such as a sale of Motient, may cause awards granted under the 2002 stock option plan to vest. Generally, an option is not transferable by the recipient except by will or the laws of descent and distribution. As of December 31, 2003, options to purchase 2,993,024 shares of common stock had been authorized under the 2002 stock option plan at a price of $5.00 per share, of which options to purchase 1,757,513 shares of the Company's common stock were outstanding at December 31, 2003. In March 2003, the Board approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share.

A portion of the options granted under the plan will either vest or be rescinded based on Motient's performance. These options are accounted for in accordance with variable plan accounting, which requires that the value of these options be measured at their intrinsic value and any change in that value be charged to the income statement upon the determination that the fulfillment of the Company performance criteria is probable. The other options are accounted for as a fixed plan and in accordance with intrinsic value accounting, which requires that the excess of the market price of stock over the exercise price of the options, if any, at the time that both the exercise price and the number of options are known be recorded as deferred compensation and amortized over the option vesting period. As of the date of grant, the option price per share was in excess of the market price; therefore, these options are not deemed to have any value and no expense has been recorded to date.

The 2002 options are subject to vesting in two parts - 50% of the shares vest in three equal parts on the first, second and third anniversary of the date of grant, and the other 50% vest in three equal parts, or are rescinded, based on a comparison of the Company's performance in 2002, 2003, and 2004 to certain objectives established by the compensation and stock option committee of the Board following the availability of the annual results. In May 2004, the compensation committee of the Company's Board made a determination to vest a portion of the 2003 performance options.

In July and September 2003, the compensation and stock option committee of the Company's Board, acting pursuant to the Company's 2002 stock option plan, granted 26 employees and officers options to purchase an aggregate of 470,000 shares of the Company's common stock at a price of $5.15 per share and 25,000 shares of the Company's common stock at a price of $5.65 per share. One-half of each option grant vests with the passage of time and the continued employment of the recipient, in three equal increments, on the first, second and third anniversary of the date of grant. The other half of each grant will either vest or be rescinded based on the performance of the Company in 2004. In August 2004, the Company granted one employee options to purchase 100,000 shares of stock at $5.65 per share. (Unaudited) In December 2004, the directors, one employee and one consultant received options to purchase an aggregate of 195,000 shares of the Company's common stock at a price of $8.57 per share. (Unaudited) These options are exercisable immediately. (Unaudited) If vested and not exercised, the options will expire on the 10th anniversary of the date of grant.

For additional information regarding the establishment of new employee benefit plans, please see Section 16 ("Subsequent Events"). (Unaudited)

13.  BUSINESS ACQUISITIONS AND DISPOSITIONS

Sale of Retail Transportation Business to Aether

In November 2000, Motient sold assets relating to its retail transportation business to Aether Systems, Inc. ("Aether") and received approximately $45 million. This consisted of $30 million for the assets, of which $10 million was held in an escrow account which was subsequently released in the fourth quarter of 2001 upon the satisfaction of certain conditions, and $15 million for a perpetual license to use and modify any intellectual property owned by or licensed by Motient in connection with the retail transportation business.

Motient recognized an $8.3 million gain in the fourth quarter of 2001 when the additional $10 million of proceeds were released from escrow. The $1.7 million difference between the proceeds received and the gain recognized is a result of pricing modifications that were made at the time of the release of the escrow related to network capacity agreements. Motient amortized the $15 million perpetual license payment, as restated, over a four year period through the adoption of "fresh-start" accounting, which represented the life of the network airtime agreement that Motient entered into with Aether at the time of the closing of the asset sale.

Concurrent with the closing of the asset sale, the Company and Aether entered into two long-term, prepaid network airtime agreements valued at $20 million, of which $5 million was paid at closing, pursuant to which Aether agreed to purchase airtime on the Company's satellite and terrestrial networks. Aether also became an authorized reseller of the Company's eLink and BlackBerry TM by Motient wireless email service offerings.

MSV

On June 29, 2000, the Company formed a joint venture subsidiary, MSV, in which it owned until November 26, 2001, 80% of the membership interests in order to conduct research and development activities. The remaining 20% interests in MSV were owned by three investors unrelated to Motient. The other investors paid $50 million to MSV (in the aggregate), in exchange for their 20% interest. Motient Services Inc. ("Motient Services") owned the Company's satellite and related assets.

Of the $50 million payment received by MSV, $6.0 million was retained by MSV to fund certain research and development activities, $24 million was paid to Motient Services as a deposit on the purchase of the satellite assets, and $20 million was also paid to Motient Services for the use of the satellite and frequency under a research and development agreement.

On November 26, 2001, Motient sold the assets comprising its satellite communications business to MSV, as part of a transaction in which certain other parties joined MSV, including TMI, a Canadian satellite services provider. In consideration for its satellite business assets, Motient Services received the following: (i) a $24 million cash payment in June 2000, (ii) a $41 million cash payment paid at closing on November 26, 2001, net of $4 million retained by MSV to fund the Company's future sublease obligations to MSV for rent and utilities through August 2003 and (iii) a five-year $15 million note. In this transaction, TMI also contributed its satellite communications business assets to MSV. In addition, Motient purchased a $2.5 million convertible note issued by MSV, and certain other investors, including a subsidiary of Rare Medium, purchased a total of $52.5 million of convertible notes. The Company realized a gain of approximately $29.8 million on the sale of its net assets; however, 48% of the gain, or $14.3 million, was deferred and amortized over five years through the adoption of "fresh-start" accounting.

MSV has also filed a separate application with the FCC with respect to MSV's plans for a new generation satellite system utilizing ancillary terrestrial base stations. For further information on the FCC approval process, see note 2 ("Significant Accounting Policies-Investment in MSV and Notes Receivable from MSV.) For further information on the FCC approval process, see Note 16 ("Subsequent Events").

In July 2002, MSV commenced a rights offering seeking total funding in the amount of $3.0 million. While the Company was not obligated to participate in the offering, the Company's board determined that it was in the Company's best interests to participate so that its interest in MSV would not be diluted. On August 12, 2002, the Company funded an additional $957,000 to MSV pursuant to this offering, and received a new convertible note in such amount. This rights offering did not impact the Company's ownership position in MSV.

As of December 31, 2002, the Company had an ownership percentage, on an undiluted basis, of approximately 48% of the common and preferred units of MSV, and approximately 55% of the common units. Assuming that all of MSV's outstanding convertible notes are converted into limited partnership units of MSV, as of December 31, 2002 Motient had a 33.3% partnership interest in MSV on an "as converted" basis giving effect to the conversion of all outstanding convertible notes of MSV, and 25.5% on a fully-diluted basis, assuming certain other investors exercise their right to make additional investment in MSV as a result of the FCC ancillary terrestrial components ("ATC") application process.

In February 2003, the FCC adopted the ATC Order, giving mobile satellite operators broad authority to use their assigned spectrum to operate an ATC. The ATC Order established a set of preconditions and technical limits for ATC operations, as well as an application process for ATC approval of the specific system incorporating the ATCs that the licensee intends to use. On November 18, 2003, MSV filed an application with the FCC to expand the use of its L-band assets and construct its next-generation hybrid network with ATC. As part of its next-generation system, MSV intends to use its L-band spectrum, which the FCC had previously limited to satellite-only services, for terrestrial wireless services in conjunction with mobile satellite services.

In addition, both proponents and opponents of ATC (including MSV) have filed for reconsideration of the ATC Order, and the opponents of ATC have filed an appeal with the U.S. Court of Appeals for the District of Columbia Circuit. Oppositions to the petitions for reconsideration were filed August 20, 2003; replies were filed September 2, 2003. The Court of Appeals has held the appeal in abeyance pending resolution of the reconsideration requests. For information regarding recent developments involving MSV, please see Note 16 ("Subsequent Events").

On August 21, 2003, two investors in MSV (excluding Motient) invested an additional $3.7 million in MSV in exchange for Class A preferred units of limited partnership interests in MSV. MSV used the proceeds from this investment to repay other indebtedness that is senior in its right of repayment to Motient's promissory note. Under the terms of the amended and restated investment agreement, these investors also have the option of investing an additional $17.6 million in MSV by December 31, 2003; however, if, prior to this time, the FCC does not issue a decision addressing MSV's petition for reconsideration with respect to the ATC Order (as hereinafter defined), the option will be automatically extended to March 31, 2004.

On April 2, 2004, two exiting investors in MSV invested $17.6 million in MSV in exchange for class A preferred units of limited partnership interests of MSV. In connection with this investment, MSV's amended and restated investment agreement was amended to provide that of the total $17.6 million in proceeds, $5.0 million was used to repay certain outstanding indebtedness of MSV, including $2.0 million of accrued interest under the $15.0 million promissory note issued to Motient by MSV. Motient was required to, and paid 25% of the $2.0 million it received in this transaction, or $500,000, to prepay its existing notes owed to Rare Medium Group and CSFB. The remainder of the proceeds from this investment were used for general corporate purposes by MSV. As of the closing of the additional investment on April 2, 2004, Motient's percentage ownership of MSV was approximately 29.5% on an "as converted" basis giving effect to the conversion of all outstanding convertible notes of MSV.

On May 17, 2004, MSV was awarded its first patent on a next generation satellite system technology containing an ancillary terrestrial component (ATC) innovation. MSV believes that patent will support its ability to deploy ATC in a way that minimizes interference to other satellite systems, and addresses ways to mitigate residual interference levels using interference-cancellation techniques.

Please see note 2, "Significant Accounting Policies- Investment in MSV and Notes Receivable from MSV" and note 16, "Subsequent Events-Developments Relating to MSV."

For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1. (Unaudited)

Sale of SMR Licenses to Nextel Communications, Inc.

On July 29, 2003, our wholly-owned subsidiary, Motient Communications, entered into an asset purchase agreement with Nextel, under which Motient Communications sold to Nextel certain of its SMR licenses issued by the FCC for $3.4 million. The closing of this transaction occurred on November 7, 2003. On December 9, 2003, Motient Communications entered into a second asset purchase agreement, under which Motient Communications will sell additional licenses to Nextel for $2.75 million resulting in a $1.5 million loss which was recorded in December, 2003. In February 2004, the Company closed the sale of licenses covering approximately $2.2 million of the purchase price, and in April 2004, the Company closed the sale of approximately one-half of the remaining licenses. The transfer of the other half of the remaining licenses has been challenged at the FCC by a third-party. While the Company believes, based on the advice of counsel, that the FCC will ultimately rule in its favor, the Company cannot be assured that it will prevail, and, in any event, the timing of any final resolution is uncertain. None of these licenses are necessary for Motient's future network requirements. Motient has and expects to continue to use the proceeds of the sales to fund its working capital requirements and for general corporate purposes. The lenders under Motient Communications' Term Credit Agreement consented to the sale of these licenses.

XM Radio

In January 2001, pursuant to FCC approval for Motient to cease to control XM Radio, the number of directors that the Company appointed to XM Radio's Board of Directors was reduced to less than 50% of XM Radio's directors, and the Company converted a portion of its super-voting Class B common stock of XM Radio to Class A common stock. As a result, the Company ceased to control XM Radio, and as of January 1, 2001, the Company accounted for its investment in XM Radio pursuant to the equity method of accounting.

In January and February 2001, the Company sold, in two separate transactions, two million shares of its XM Radio Class A common stock, at an average price of $16.77 per share, for total proceeds of $33.5 million. In October 2001, as noted above, the Company repaid $26.2 million of the Rare Medium notes in exchange for five million of its XM Radio shares. On November 19, 2001, the Company sold 500,000 shares of its XM Radio common stock through a broker for $9.50 per share, for aggregate proceeds of $4.75 million. Also on November 19, 2001, as a result of a series of transaction to cure defaults under its Bank Financing and to the Bank Facility Guarantors, the Company sold and/or delivered all of its of its remaining 9,257,262 shares of XM Radio common stock to the Bank Facility Guarantors in full satisfaction of the entire remaining amount of its reimbursement obligations to the Bank Facility Guarantors. The agent for the bank lenders under the Bank Financing declared all loans under the Bank Financing immediately due and payable, due to the existence of several events of default under the Bank Financing. On the same date, the bank lenders sought payment in full from the Bank Financing Guarantors for the accelerated loan obligations. For the year ended December 31, 2001, the Company recorded proceeds of approximately $38.3 million from the sale in 2001 of two million shares of its XM Radio stock. For the year ended December 31, 2001, the Company recorded equity in losses of XM Radio of $48.5 million. As of November 19, 2001, the Company ceased to have any interest in XM Radio.

In anticipation of the exchange of the XM Radio shares for debt, the Company recorded an impairment loss of $81.5 million in 2001. This loss represents the write down of the Company's investment in XM Radio to the fair value on the date of the exchange. Upon the actual exchange of shares, the Company recognized a net extraordinary gain of $10.0 million, which represented the difference between the fair market value of the XM Radio stock as compared to the value of the debt cancelled in exchange for the shares. For the twelve months ended December 31, 2001, the Company recorded equity in losses of XM Radio of $48.5 million.

Merger Agreement with Rare Medium Group, Inc.

On May 14, 2001, the Company signed a definitive merger agreement with Rare Medium pursuant to which the Company would acquire Rare Medium. On October 1, 2001, the Company and Rare Medium announced their mutual termination of the merger. The Company recorded a charge of $4.1 million in 2001 representing costs incurred by the Company to pursue this transaction.

14.  LEGAL AND REGULATORY MATTERS

Legal

Motient filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on January 10, 2002. The Bankruptcy Court confirmed Motient's Plan of Reorganization on April 26, 2002, and Motient emerged from bankruptcy on May 1, 2002. For further details regarding this proceeding, please see Note 2 ("Significant Accounting Policies -- Motient's Chapter 11 Filing and Plan of Reorganization and "Fresh-Start" Accounting").

A former employee who was discharged as part of a reduction in force in July 2002 asserted a claim for a year's pay and attorney's fees under a Change of Control Agreement that the employee had with the Company. This claim was subject to binding arbitration. Although the Company believed that it had substantial defenses on the merits, on July 11, 2003, the Company was informed that the arbitrator ruled in the employee's favor. In August 2003, the Company made a $200,000 payment to this employee for the disputed pay and related benefits costs and legal fee reimbursement.

Motient's rights to use and sell the BlackBerryTM software and RIM's handheld devices may be limited or made prohibitively expensive as a result of a patent infringement lawsuit brought against RIM by NTP Inc. (NTP v. Research In Motion, Civ. Action No. 3:01CV767 (E.D. Va.)). In that action, a jury concluded that certain of RIM's BlackBerryTM products infringe on patents held by NTP covering the use of wireless radio frequency information in email communications. On August 5, 2003, the judge in the case ruled against RIM, awarding NTP $53.7 million in damages and enjoining RIM from making, using, or selling the products, but stayed the injunction pending appeal by RIM. The appeal has not yet been resolved. As a purchaser of those products, Motient could be adversely affected by the outcome of that litigation.

For further details regarding legal matters related to periods after this report, please see Note 16 ("Subsequent Events").

Regulatory

The terrestrial two-way wireless data network used in Motient's wireless business is regulated to varying degrees at the federal, state, and local levels. Various legislative and regulatory proposals under consideration from time to time by Congress and the FCC have in the past materially affected and may in the future materially affect the telecommunications industry in general, and Motient's wireless business in particular. The following is a summary of significant laws, regulations and policies affecting the operation of Motient's wireless business. In addition, many aspects of regulation at the federal, state and local level currently are subject to judicial review or are the subject of administrative or legislative proposals to modify, repeal, or adopt new laws and administrative regulations and policies. Neither the outcome of these proceedings nor their impact on Motient's operations can be predicted at this time.

The ownership and operation of Motient's terrestrial network is subject to the rules and regulations of the FCC, which acts under authority established by the Communications Act of 1934, as amended, and related federal laws. Among other things, the FCC allocates portions of the radio frequency spectrum to certain services and grants licenses to and regulates individual entities using that spectrum. Motient operates pursuant to various licenses granted by the FCC.

Motient is a commercial mobile radio service provider and therefore is regulated as a common carrier. Motient must offer service at just and reasonable rates on a first-come, first-served basis, without any unjust or unreasonable discrimination, and Motient is subject to the FCC's complaint processes. The FCC has forborne from applying numerous common carrier provisions of the Communications Act to commercial mobile radio service providers. In particular, Motient is not subject to traditional public utility rate-of-return regulation, and is not required to file tariffs with the FCC.

The FCC's universal service fund supports the provision of affordable telecommunications to high-cost areas, and the provision of advanced telecommunications services to schools, libraries, and rural health care providers. Under the FCC's current rules, end-user revenues derived from the sale of information and other non-telecommunication services and certain wholesale revenues derived from the sale of telecommunications services are not subject to universal service fund obligations. Based on the nature of its business, Motient is currently not required to contribute to the universal service fund. Current rules also do not require that Motient impute to its contribution base retail revenues derived when it uses its own transmission facilities to provide a service that includes both information service and telecommunications components. There can be no assurances that the FCC will retain the exclusions described herein or its current policy regarding the scope of a carrier's contribution base. Motient may also be required to contribute to state universal service programs. The requirement to make these state universal service payments, the amount of which in some cases may be subject to change and is not yet determined, may have a material adverse effect on the conduct of Motient's business.

Motient is subject to the Communications Assistance for Law Enforcement Act, or CALEA. Under CALEA, Motient must ensure that law enforcement agencies can intercept certain communications transmitted over its networks. Motient must also ensure that law enforcement agencies are able to access certain call-identifying information relating to communications over Motient's networks. The deadline for complying with the CALEA requirements and any rules subsequently promulgated was June 30, 2002. Based on discussions with Federal law enforcement agencies regarding the applicability of CALEA's provisions to the Company, the Company does not believe that its network, which uses packet data technology, is subject to the requirements of CALEA. At the suggestion of Federal law enforcement agencies, the Company has developed an alternative methodology for intercepting certain communications over its network for the purposes of law enforcement surveillance. The Company believes this alternative methodology has substantially the same functionality as the standards provided in CALEA. It is possible that the Company's alternative methodology may ultimately be found not to comply with CALEA's requirements, or the Company's interpretation that CALEA does not apply to its network may ultimately be found to be incorrect. Should these events occur, the requirement to comply with CALEA could have a material adverse effect on the conduct of the Company's business.

In addition, CALEA establishes a federal fund to compensate telecommunications carriers for all reasonable costs directly associated with modifications performed by carriers in connection with equipment, facilities, and services installed or deployed on or before January 1, 1995. For equipment, facilities, and services deployed after January 1, 1995, the CALEA fund is intended to compensate carriers for any reasonable costs associated with modifications required to make compliance "reasonably achievable." It is possible that all necessary modifications will not qualify for this compensation and that the available funds will not be sufficient to reimburse Motient. Therefore, the requirement to comply with CALEA could have a material adverse effect on the conduct of Motient's business.

Motient's FCC licenses are granted for a term of 10 years, subject to renewal. For Motient's non-market-based licenses, or non-auction licenses, renewal is granted in the ordinary course. Motient no longer holds any auction licenses. All such licenses were sold in November 2003 to Nextel Communications and its affiliates.

As a matter of general regulation by the FCC, Motient is subject to, among other things, payment of regulatory fees and restrictions on the level of radio frequency emissions of Motient's systems' mobile terminals and base stations. Any of these regulations may have an adverse impact on the conduct of Motient's business.

Motient's FCC licenses are subject to restrictions in the Communications Act that (i) certain FCC licenses may not be held by a corporation of which more than 20% of its capital stock is directly owned of record or voted by non-U.S. citizens or entities or their representatives and (ii) that no such FCC license may be held by a corporation controlled by another corporation, referred to as indirect ownership, if more than 25% of the controlling corporation's capital stock is owned of record or voted by non-U.S. citizens or entities or their representatives, if the FCC finds that the public interest is served by the refusal or revocation of such license. However, with the implementation of the Basic Telecommunications Agreement, negotiated under the auspices of the World Trade Organization and to which the United States is a party, the FCC will presume that indirect ownership interests in the Company's FCC licenses in excess of 25% by non-U.S. citizens or entities will be permissible to the extent that the ownership interests are from World Trade Organization-member countries. If the 25% foreign ownership limit is exceeded, the FCC could take a range of potential actions, which could harm Motient's business.

Motient's terrestrial network consists of base stations licensed in the 800 MHz business radio and specialized mobile radio services. The terrestrial network is interconnected with the public switched telephone network.

The FCC's licensing regime in effect when the majority of authorizations used in the terrestrial network were issued provided for individual, site-specific licenses. The FCC has since modified the licensing process applicable to specialized mobile radio licenses in the band. Specialized mobile radio licenses are now issued by auction in wide-area, multi-channel blocks. The geographic area and number of channels within a block vary depending on whether the frequencies are in the so-called "Upper 200" specialized mobile radio channels, the "General Category," or the "Lower 80." In addition, wide-area auction winners in the Upper 200 have the right to relocate incumbent licensees to other "comparable" spectrum. Auction winners in the General Category and Lower 80 do not have these same relocation rights and must afford protection to incumbent stations. Incumbent stations may not, however, expand their service areas.

Wide-area auction winners have substantial flexibility to install any number of base stations including, in the case of the General Category and Lower 80 channels, base stations that operate on the same channels as incumbent licensees. Motient was an incumbent in the Upper 200 and remains an incumbent on certain General Category channels. Although the FCC requires General Category and Lower 80 geographic licensees to protect incumbents from interference, there is some concern that such interference may occur and that practical application of the interference-protection rules may be uncertain.

Motient believes that it has licenses for a sufficient number of channels to meet its current capacity needs on the terrestrial network.

Motient operates the terrestrial network under a number of waivers involving the FCC's technical rules, including rules on station identification, for-profit use of excess capacity, system loading, and multiple station ownership. Several of these waivers were first obtained individually by IBM and Motorola, which operated separate wireless data systems until forming the ARDIS joint venture in 1990. The FCC incorporated a number of these waivers into its regulations when it implemented Congress's statutory provision creating the commercial mobile radio service classification. As of March 3, 1999, Motient completed its planned construction of base stations for which extended implementation was granted by the FCC in 1996.

On March 14, 2002, the FCC adopted a notice of proposed rulemaking exploring options and alternatives for improving the spectrum environment for public safety operations in the 800 MHz band. This notice of proposed rulemaking was issued by the FCC after a "white paper" proposal was submitted to the FCC by Nextel Communications Inc. in November 2001 addressing largely the same issues. In its white paper, Nextel proposed that certain of its wireless spectrum in the 700 MHz band, lower 800 MHz band, and 900 MHz band be exchanged for spectrum in the upper 800 MHz band and in the 2.1 GHz band. Nextel's proposal addressed the problem of interference to public safety agencies by creating blocks of contiguous spectrum to be shared by public safety agencies. Since the notice of proposed rulemaking was issued, Motient has been actively participating with other affected licensees, including Nextel, to reach agreement on a voluntary plan to re-allocate spectrum to alleviate interference to public safety agencies. On December 24, 2002, a group of affected licensees, including Motient, Nextel, and several other licensees, submitted a detailed proposal to the FCC for accomplishing the re-allocation of spectrum over a period of several years. These parties have also been negotiating a mechanism by which Nextel would agree to reimburse costs, up to $850 million, incurred by affected licensees in relocating to different parts of the spectrum band pursuant to the rebanding plan.

In mid-April 2003, the FCC's Office of Engineering and Technology ("OET") sent a letter to several manufacturers requesting additional practical, technical and procedural solutions or information that may have yet to be considered. Upon reviewing the filed comments, OET has indicated that other technical solutions were possible and were being reviewed by the FCC. To date, no action has been taken by the FCC. We cannot assure you that our operations will not be affected by this proceeding.

For further details regarding regulatory matters related to periods after this report, please see Note 16 ("Subsequent Events").

15.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                                   Successor Company                           Predecessor Company
                                                                   -----------------                           -------------------
                                               (unaudited)     (unaudited)
                                               Nine Months     Nine Months                   Eight Months   Four Months  (Restated)
                                                  Ended           Ended        Year Ended       Ended         Ended      Year Ended
                                              September 30,   September 30,   December 31,   December 31,   April 30,   December 31,
                                                   2004            2003           2003           2002         2002          2001
                                                   ----            ----           ----           ----         ----          ----
                                                                                (in thousands)
Cash payments for interest                       $4,648          $1,459           $572           $396         $427       $26,240
Cash payment for income taxes                        --              --             --             --           --            --
Noncash investing and financing activities:
Leased asset and related obligations                 --              --             --             --           --           632
Issuance of restricted stock                         --              --             --             --           --           419
Cancellation of restricted stock                     --              --             --             --           --          (264)
Additional deferred compensation on non-cash
compensation                                         --              --             --             --           97         1,587
Issuance and repricing of common stock
purchase warrants                                15,079          10,024         10,024          1,464           --         2,326
Capital (loss) gain in connection with the
sale of stock by XM Radio                            --              --             --             --           --       (12,180)
Capital gain in connection with the sale of
stock by MSV                                         --              --             --             --           --        12,883
Vendor financing for property in service             --              --             --             --           --            --
Vendor financing under maintenance agreement         --              --             --          2,631           --            --
Issuance of Common Stock under the Defined
Contribution Plan                                  $150            $190           $280            $--        $(203)       $1,151


16.  SUBSEQUENT EVENTS

Private Placements

On April 7, 2004, Motient sold 4,215,910 shares of its common stock at $5.50 per share for an aggregate purchase price of $23,187,505 to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., Highland Crusader Offshore Partners, L.P., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, M&E Advisors L.L.C., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Greywolf Capital II LP and Greywolf Capital Overseas Fund and LC Capital Master Fund. The sale of these shares was not registered under the Securities Act of 1933 and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or
Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires Motient to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of 1,053,978 shares of our common stock to the investors listed, at an exercise price of $5.50 per share. These warrants will vest if and only if Motient does not meet certain deadlines between July and November, 2004, with respect to certain requirements under the registration rights agreement. If the warrants vest, they may be exercised by the holders thereof at any time through June 30, 2009. Because Motient met certain conditions following the issuance of the warrants, they will never vest (unaudited).

In connection with this sale, Motient issued to Tejas Securities Group, Inc., its placement agent for the private placement, and certain CTA affiliates, warrants to purchase 600,000 and 400,000 shares, respectively, of its common stock. The exercise price of these warrants is $5.50 per share. The warrants are immediately exercisable upon issuance and have a term of five years. Motient also paid Tejas Securities Group, Inc. a placement fee of $350,000 at closing. The fair value of the warrants was estimated at $6.2 million using a Black-Scholes model. (Unaudited) The shares were offered and sold pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act.

Additional Private Placement

On July 1, 2004, Motient sold 3,500,000 shares of our common stock at a per share price of $8.57 for an aggregate purchase price of $30.0 million to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, York Global Value Partner, L.P., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Rockbay Capital Fund, LLC, Rockbay Capital Investment Fund, LLC, Rockbay Capital Offshore Fund, Ltd., Glenview Capital Partner, L.P.,



Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd., GCM Little Arbor Master Fund, Ltd., OZ Master Fund, Ltd., OZ Mac 13 Ltd., Fleet Maritime, Inc., John Waterfall, Edwin Morgens, Greywolf Capital II, L.P., Greywolf Capital Overseas Fund, Highland Equity Focus Fund, L.P., Singer Children's Management Trust, and Strome Hedgecap Limited. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or
Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires us to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of 525,000 shares of our common stock to the investors listed above, at an exercise price of $8.57 per share. These warrants will vest if and only if Motient does not meet certain registration deadlines beginning in November, 2004, with respect to certain requirements under the registration rights agreement. If the warrants vest, they may be exercised by the holders thereof at any time through June 30, 2009. Because Motient met certain conditions following the issuance of the warrants, they will never vest (unaudited).


In connection with this sale, Motient issued to certain affiliates of CTA and Tejas Securities Group, Inc., its placement agent for the private placement, warrants to purchase 340,000 and 510,000 shares, respectively, of its common stock. The exercise price of these warrants is $8.57 per share. The warrants are immediately exercisable upon issuance and have a term of five years. Motient also paid Tejas Securities Group, Inc. a placement fee of $850,000 at closing. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

On November 12, 2004, Motient sold 15,353,609 shares of its common stock at a per share price of $8.57. Motient received aggregate proceeds of $126,397,809, net of $5,182,620 in commissions paid to its placement agent, Tejas Securities Group, Inc. The approximately 60 purchasers included substantially all of the purchasers from the April and July 2004 private placements, as well multiple new investors. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement required us to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of approximately 3,838,401 shares of its common stock to the investors listed above, at an exercise price of $8.57 per share. These warrants will vest if and only if Motient does not meet certain deadlines between January and March 2005 with respect to certain requirements under the registration rights agreement. If the warrants vest, they may be exercised by the holders thereof at any time through November 11, 2009. (Unaudited)

Rights Offering (Unaudited)

On November 22, Motient announced that it will issue to each of its stockholders of record one right for each share of Motient common stock held as of the close of business on December 17, 2004. Each right will entitle any holder that did not participate in the April, July or November 2004 private placement to purchase 0.103 shares of its common stock at a price of $8.57 per share, with fractions rounded up to the next whole share. A maximum of 2.5 million shares may be sold in the Rights Offering, generating maximum aggregate proceeds of approximately $21.4 million.

The rights will be non-transferable and will expire if not exercised within the exercise period. The rights will not be exercisable until the registration statement covering the rights and the shares of underlying common stock is declared effective by the SEC, and the exercise period will expire 30 days after the rights become exercisable. Motient has not filed a registration statement relating to the rights offering, but intends to do so as soon as reasonably practicable. Motient expects to consummate this rights offering in early 2005.

The holders of the rights will not have over-subscription rights, and there will be no backstop to purchase unsubscribed shares. Purchasers that purchased shares in the November 12, 2004 private placement of its common stock, which include all purchasers in its April 2 and July 2004 private placements, have waived their right to participate in the rights offering.

Motient reserves the right to abandon this rights offering at any time prior to the effectiveness of the registration statement relating to the rights offering, and upon any such abandonment, any and all of the rights previously issued will be cancelled, will no longer be exercisable and will be of no further force or effect.

Term Credit Facility

On March 16, 2004, Motient entered into an amendment to its credit facility which extended the borrowing availability period until December 31, 2004. As part of this amendment, Motient provided the lenders with a pledge of all of the stock of a newly-formed special purpose subsidiary of Motient Communications, Inc., Motient License Inc. ("Motient License") which holds all of Motient's FCC licenses formerly held by Motient Communications. On March 16, 2004, in connection with the execution of the amendment to the credit agreement, the Company issued warrants to the lenders to purchase, in the aggregate, 2,000,000 shares of Motient's common stock. The number of warrants was reduced to an aggregate of 1,000,000 shares of common stock since, within 60 days after March 16, 2004, the Company obtained at least $7.5 million of additional debt or equity financing. The exercise price of the warrants is $4.88 per share.

The warrants were immediately exercisable upon issuance and have a term of five years. The warrants were valued at $6.7 million using a Black-Scholes pricing model and are being recorded as a debt discount and will be amortized as additional interest expense over three years, the term of the related debt.The warrants are also subject to a registration rights agreement. Under such agreement, Motient agreed to register the shares underlying the warrants upon the request of a majority of the warrantholders, or in conjunction with the registration of other common stock of the company. Motient will bear all the expenses of such registration. Motient registered the shares underlying the warrants in July 2004. (unaudited) The Company also paid a commitment fees to the lenders of $320,000 which accrued into the principal balance at closing. These fees will be recorded on Motient's balance sheet and will be amortized as additional interest expense over three years, the term of the related debt (unaudited).

On April 13, 2004, Motient repaid all principal amounts then owing under its term credit facility, including accrued interest thereon, in an amount of $6.7 million. The remaining availability under the credit facility of $5.8 million will be available for borrowing to the Company until December 31, 2004, subject to the lending conditions in the credit agreement. On December 31, 2004, borrowing availability under the facility terminated, and the Company does not anticipate that it will be extended again (unaudited).

Developments Relating to MSV

On April 2, 2004, two exiting investors in MSV invested $17.6 million in MSV in exchange for class A preferred units of limited partnership interests of MSV. In connection with this investment, MSV's amended and restated investment agreement was amended to provide that of the total $17.6 million in proceeds, $5.0 million was used to repay certain outstanding indebtedness of MSV, including $2.0 million of accrued interest under the $15.0 million promissory note issued to Motient by MSV. Motient was required to use 25% of the $2.0 million it received in this transaction, or $500,000, to prepay its existing notes owed to Rare Medium Group and CSFB. The remainder of the proceeds from this investment were used for general corporate purposes by MSV. As of the closing of the additional investment on April 2, 2004, Motient's percentage ownership of MSV was approximately 29.5% on an "as converted" basis giving effect to the conversion of all outstanding convertible notes of MSV.

In June 2004, MSV obtained certain rights to receive nationwide spectrum in the S-band (2.1 GHz range) from its affiliate, TMI Communications and Company, Limited Partnership, or TMI, as a result of the FCC's reinstatement of TMI's S-band authorization on June 29, 2004. This reinstatement of TMI's S-band authorization is subject to certain conditions. The S-band authorization requires the satisfaction of certain satellite construction and other milestones. There can be no assurances that such conditions and milestones will be satisfied.

On November 8, 2004, the FCC issued an order granting MSV an ancillary terrestrial component, or ATC, license, the first ATC license ever granted by the FCC. The FCC also approved several of MSV's waiver requests, allowing MSV to further enhance its service and coverage, but it specifically deferred its ruling on other MSV waiver requests. The order sets forth various limitations and conditions necessary to the use of ATC by MSV, but there can be no assurances that such conditions will be satisfied by MSV, or that such limitations will not be unnecessarily burdensome to MSV. Please review the full FCC order for additional important information regarding the authorizations and waivers granted to MSV, and the limitations and conditions set forth therein. The order may be found on the FCC's website, www.fcc.gov. (Unaudited)

On November 12, 2004, Motient purchased approximately 5.4 million MSV limited partnership units, and a corresponding number of shares in MSV's general partner, Mobile Satellite Ventures GP Inc. ("MSV GP"). As consideration, Motient provided MSV with $125 million in cash, converted its outstanding $15 million principal note (and all accrued interest thereon) issued by MSV, converted its $3.5 million of convertible notes issued by MSV, and converted the accrued interest on such convertible notes. In connection with Motient's investment, the other limited partners of MSV exchanged their outstanding notes (and the accrued interest thereon), and one limited partner contributed an additional $20 million in cash, for limited partnership units and a corresponding number of MSV GP shares. Such investments and conversions increased Motient's ownership of MSV from 29.5% (assuming conversion of all outstanding convertible notes) to 38.6%. Motient does not control MSV and continues to account for its investment under the equity method. (Unaudited)


On February 9, 2005, Motient entered into a merger agreement with Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. and simultaneously consummated the transactions contemplated thereby, pursuant to which Telcom merged with and into MVH Holdings Inc., a direct and wholly-owned subsidiary of Motient, in a tax free reorganization in which MVH is the surviving company. In exchange for 2,296,835 MSV limited partnership units, Motient issued to Telcom's stockholders 8,187,804 shares of its common stock in a private placement. (Unaudited)

Concurrently with this merger, Motient (through MVH) also purchased an aggregate of 373.7 shares of common stock of Spectrum Space Equity Investors IV, Inc. and two other related entities, representing approximately 66.3% of the outstanding common stock of each of such entities, and an aggregate of 221.2 shares of common stock of Columbia Space Partners, Inc. and two other related entities, representing approximately 27.8% of the outstanding common stock of such entities. In total, Motient issued to the Spectrum Entities and Columbia Entities a total of 4,516,978 shares of Motient common stock in a private placement in exchange for indirect ownership of 1,267,098 MSV units and a corresponding number of shares of TerreStar and MSV's general partner. (Unaudited)

In connection with the Stock Purchase Agreements, the parties entered into stockholders agreements relating to each of the Spectrum Entities and Columbia Entities, pursuant to which, among other things, the stockholders of such entities agreed to cause each such entity to vote the interests of MSV, MSV's general partner and TerreStar held by such entity in proportion to the ownership of such entity. However, despite any protections offered by such stockholders agreements, Motient can provide no assurances that its minority position in the Columbia entities will not unduly impact the value of its investment in such entities. (Unaudited)

At the consummation of these transactions, Motient's direct and indirect ownership of MSV was approximately 49%. (Unaudited)

In connection with the execution of these transactions, Motient also entered into a registration rights agreement with the stockholders of Telcom, Spectrum and Columbia, and Motient also issued warrants to Telcom, Columbia and Spectrum to purchase an aggregate of approximately 952,858 shares of Motient common stock. The Warrants have a term of five years and an exercise price equal to $22.50. Each Warrant shall become exercisable only if Motient does not meet certain deadlines with respect to the registration of the shares covered by the registration rights agreement. (Unaudited)

Motient's investment in MSV is governed by several agreements, including but not limited to the limited partnership agreement of MSV and the stockholder's agreement of MSV GP. The acquisition or disposition by MSV of its assets, the acquisition or disposition of any limited partner's interest in MSV, subsequent investment into MSV by any person, and any merger or other business combination of MSV, would be subject to the control restrictions contained in such documents. Such control restrictions include, but are not limited to, rights of first refusal, tag along rights and drag along rights. Many of these actions, among others, cannot occur without the consent of the majority of the ownership interests of MSV. In addition the limited partners of MSV entered into a voting agreement amongst themselves, which may restrict any signatories ability to give such consent absent the agreement of the majority of the signatories to such voting agreement. MSV plans to use the proceeds from this investment for general corporate purposes. (Unaudited)

For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1. (Unaudited)

Rare Medium and CSFB Notes

On July 15, 2004, the Company paid all principal and interest due and owing on its notes payable to Rare Medium and CSFB, in the aggregate amount of $23.5 million. (Unaudited)

Further Cost Reduction Actions

Please see Note 1, "Organization and Going Concern - - Cost Reduction Actions".

UPS Revenue

Please see Note 1, "Organization and Going Concern - - UPS Revenue".

Motorola Debt Obligation Renegotiation

In March 2004, Motient further restructured both the vendor financing facility and the promissory note to Motorola, primarily to extend the amortization periods for both the vendor financing facility and the promissory note. Motient will amortize the combined balances in the amount of $100,000 per month beginning in March 2004. Motient also agreed that interest would accrue on the vendor financing facility at LIBOR plus 4%. As part of this restructuring, Motient agreed to grant Motorola a second lien (junior to the lien held by the lenders under our term credit facility) on the stock of Motient License. This pledge secures Motient's obligations under both the vendor financing facility and the promissory note.

Management and Board Changes

On February 10, 2004, the Company and Walter V. Purnell, Jr. mutually agreed to end his employment as President and Chief Executive Officer of Motient and all of its wholly owned subsidiaries. Concurrently, Mr. Purnell resigned as a director of such entities and of MSV and all of its subsidiaries.

On February 18, 2004, Daniel Croft, Senior Vice President, Marketing and Business Development, and Michael Fabbri, Senior Vice President, Sales, were relieved of their duties as part of a reduction in force.

On March 18, 2004 the board of directors elected Christopher W. Downie to the position of executive vice president, chief financial officer and treasurer, and designated Mr. Downie as the Company's principal executive officer.

On May 6, 2004, the board of directors elected Raymond L. Steel to serve as a member of the board. Mr. Steele was also elected to the Company's audit committee.

On May 6, 2004 the board of directors elected Robert L. Macklin to the position of General Counsel and Secretary.

On May 24, 2004 the board of directors designated Myrna J. Newman, the Company's controller and chief accounting officer, as the principal financial officer of the Company.

Also on May 24, 2004, the board of directors elected Christopher W. Downie to the position of executive vice president, chief operating officer and treasurer. Mr. Downie remains the principal executive officer.

On June 15, 2004, the board of directors designated Jonelle St. John and Raymond
J. Steele as the board's financial experts.

Change in Accountants

On March 2, 2004, Motient dismissed PricewaterhouseCoopers as its independent auditors effective immediately. The audit committee of the Company's Board approved the dismissal of PricewaterhouseCoopers. PricewaterhouseCoopers was previously appointed to audit Motient's consolidated financial statements for the period May 1, 2002 to December 31, 2002, and, by its terms, such engagement was to terminate upon the completion of services related to such audit. PricewaterhouseCoopers has not reported on Motient's consolidated financial statements for such period or for any other fiscal period. On March 2, 2004, the audit committee engaged Ehrenkrantz Sterling & Co. LLC as Motient's independent auditors to replace PricewaterhouseCoopers to audit Motient's consolidated financial statements for the period May 1, 2002 to December 31, 2002.

On June 1, 2004, Ehrenkrantz Sterling & Co. LLC, merged with the firm of Friedman Alpren & Green LLP. The new entity, Friedman LLP has been retained by Motient and the Audit Committee of Motient's Board of Directors approved this decision on June 4, 2004.

For further details regarding the change in accountants, please see the Company's current report on Form 8K filed with the SEC on April 23, 2003 and the Company's amendment to its current report on Form 8-K/A filed with the SEC on April 23, 2003 and March 9, 2004.

CTA Arrangements

On January 30, 2004, the Company engaged CTA to act as chief restructuring entity. The term of CTA's engagement is currently scheduled to end on August 1, 2004. As consideration for this work, Motient agreed to pay to CTA a monthly fee of $60,000. The new agreement amended the existing consulting arrangement with CTA. In addition, since the initial engagement of CTA, the payment of certain monthly fees to CTA has been deferred. In April 2004, Motient paid CTA $440,000 for all past deferred fees. In December 2004, certain affiliates of CTA were granted options to purchase 125,000 shares of the Company's common stock at a price of $8.57 per share. (Unaudited) The options are immediately vested and have a term of 10 years. (Unaudited)

Termination of Motorola and Hewlett-Packard Agreements (Unaudited)

In June 2004, the Company negotiated settlements terminating its outstanding financing facilities with Motorola and its lease with Hewlett-Packard for certain network equipment. The full amount due and owing under these agreements was a combined $6.8 million. Motient paid or will pay a combined $3.9 million in cash and will issue a warrant to Motorola to purchase 200,000 shares of the Company's common stock at a price of $8.68, in full satisfaction of the outstanding balances. In the case of Hewlett-Packard, the Company took title to all of the leased equipment and software, and in the case of Motorola, there was no equipment or service that Motorola was obligated to provide. Additionally, Hewlett-Packard released to the Company its $1.1 million letter of credit.

Regulatory

It was reported that in March of 2004, the staff of the FCC circulated a draft order to the five FCC Commissioners recommending adoption of the plan for the reallocation of the 800 MHz spectrum commonly known as the "Consensus Plan". However, the staff apparently also recommended the rejection of Nextel's offer to pay $850 million to recover the costs of the re-allocation of the spectrum, as the staff apparently felt this amount to be insufficient to cover the costs of such re-allocation. On April 8, 2004, Motient filed a request with the FCC asking that the FCC relocate Motient into the so called "upper-800 MHz band" as part of the Consensus Plan.

The FCC did not adopt the order in April, and one month later, the Cellular Telecommunications & Internet Association, or CTIA, proposed a plan that would grant Nextel alternative spectrum in the less valuable 2.1 GHz band. Verizon Wireless has advanced CTIA's and a similar plan, and has pledged to bid $5 billion for the 1.9 GHz spectrum if those airwaves are auctioned. Nextel has vigorously opposed the CTIA and Verizon Wireless plans, insisting that it be allowed to relocate to the 1.9 GHz spectrum. News accounts have stated that some senior officials at the FCC would prefer to grant Nextel the 2.1 GHz spectrum because such a grant is less subject to a court challenge as an impermissible sale of spectrum outside of an auction. Some members of Congress have also expressed interest in the proceeding. Given the uncertain outcome of this proceeding, we cannot assure you that our operations will not be affected by it.

On August 6, 2004, the FCC released the text of its July 8, 2004 order. The text of the order did not grant Motient's request, but neither did it explicitly deny it. (Unaudited) On December 2, 2004, Motient filed comments with the FCC seeking to clarify and implement Motient's original request of April 8, 2004. (Unaudited) On December 22, 2004, the FCC clarified that Motient would generally be allowed, subject to certain conditions, to move its 800MHz frequencies to the upper-800 MHz band. (Unaudited) Motient cannot assure that its operations will be not affected by the adoption or implementation of this order or any subsequent addenda. (Unaudited)

Legal

On April 15, 2004, Motient filed a claim under the rules of the American Arbitration Association in Fairfax County, VA, against Wireless Matrix Corporation, a reseller of Motient's services, for the non-payment of certain amounts due and owing under the "take-or-pay" agreement between Motient and Wireless Matrix. Under this agreement, Wireless Matrix agreed to purchase certain minimum amounts of air-time on the Motient network. In February 2004 Wireless Matrix informed Motient that it was terminating its agreement with Motient. Motient did not believe that Wireless Matrix had any valid basis to do so, and consequently filed the above mentioned claim seeking over $2.6 million in damages, which amount represents Wireless Matrix's total prospective commitment under the agreement. On May 10, 2004, Motient received notice of a counter-claim by Wireless Matrix of approximately $1 million, representing such amounts as Wireless Matrix claimed to have paid in excess of services rendered under the agreement. In June 2004, Motient reached a favorable out of court agreement with Wireless Matrix in which Wireless Matrix paid Motient $1.1 million.

On December 14, 2004, an appeals court found that Research in Motion had violated several patents held by NTP, Inc., but also found fault with certain instructions given to the jury in the initial patent infringement suit it filed by NTP against Research In Motion. Consequently, the appeals court vacated the injunction preventing the sale by RIM of certain of its products granted to NTP by the lower court and remanded the case for further proceedings. (Unaudited)

2004 Restricted Stock Plan (Unaudited)

In August 2004, the Company adopted a restricted stock plan, and subsequently registered the shares to be issued under such plan on a registration statement on Form S-8. Pursuant to this plan, the Company may issue up to 1,000,000 shares of restricted common stock to employees or directors. In September 2004, the Company issued an aggregate of 15,400 shares of restricted stock to its directors as partial compensation for their service on the board of directors. Such shares will vest six months after issue, or upon a change of control of the Company.

Reseller Agreements (Unaudited)

In October and November 2004, respectively, the Company terminated its dealer agreements with Verizon and T-Mobile that allowed it to sell mobile internet devices for use on their wireless networks. Concurrently with the termination of the Company's agreement with T-Mobile, it signed a sub-dealer agreement with RACO, Inc., that will allow the Company to continue to sell mobile internet devices for use on T-Mobile's wireless network. Also in October and November 2004, respectively, the Company signed reseller agreements with AT&T Wireless Services Inc., (now Cingular) and Sprint Spectrum, LP, allowing the Company to sell and promote applications and solutions to enterprise accounts on their networks.

iMotient Solutions (Unaudited)

In December 2004, the Company launched a new set of products and services designed to integrate a suite of its own products and services into an integrated, network agnostic, product called iMotient Solutions. iMotient allows Motient's customers to use multiple networks via a single connection to Motient, providing a one-source alternative for development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT, and DataTac. Once connected to iMotient, customers will receive a suite of proprietary applications and services that Motient believes will reduce airtime usage, improve performance and reduce costs.

QUARTERLY FINANCIAL DATA

                (dollars in thousands, except for per share data)
                                   (unaudited)

                                             Successor Company
                                             -----------------
                                               2003-Quarters
                                               -------------
                                  3/31/03      6/30/03    9/30/03     12/31/03
                                  -------      -------    -------     --------
Revenues                          $14,370      $14,992     $12,051     $13,072
Operating expenses (1)             24,424       25,358      29,846      20,559
                                 --------     --------    --------    --------
Loss from operations              (10,054)     (10,366)    (17,795)     (7,487)
Net Income (loss)                $(12,394)    $(13,010)   $(22,345)   $(14,373)
Basic and Diluted Loss Per         $(0.49)      $(0.52)     $(0.89)     $(0.57)
Share of common stock
Weighted-average common shares     25,097       25,137      25,170      25,145
outstanding during the period
Market price per share (3)          $4.00        $2.00       $5.00       $5.45
   High
   Low                              $2.75        $5.75       $6.35       $3.95

                                    Predecessor Company through April 30, 2002 and
                                Successor Company from May 1, 2002 to December 31, 2002               Predecessor Company
                                -------------------------------------------------------               -------------------
                                                     2002-Quarters                                  2001-Quarters (restated)
                                                     -------------                                  ------------------------
                                         (Predecessor  (Successor
                                            Company)     Company)
                                            1 Month     2 Months
                             (Predecessor    Ended        Ended   (Successor  (Successor
                                 Company)  April 30,     June 30,   Company)    Company)
                                 3/31/02      2002        2002      9/30/02    12/31/02    3/31/01   6/30/01    9/30/01   12/31/01
                                 -------      ----        ----      -------    --------    -------   -------    -------   --------
Revenues                         $16,683    $5,690      $8,719      $13,297     $14,601    $22,565   $22,641    $23,547    $21,513
Operating expenses (1)            32,445    11,358      19,796       25,426      25,195     48,225    47,832     50,342     41,092
                                  ------    ------      ------       ------      ------     ------    ------     ------     ------
Loss from operations             (15,762)   (5,668)    (11,077)    ( 12,129)    (10,594)   (25,660)  (25,191)   (26,795)   (19,579)
Net Income (loss)               $(35,429) $267,408    $(13,010)    $(16,644)   $(29,904)   (54,948)  (65,317)   (49,636)   (99,597)
Basic and Diluted Loss Per        $(0.61)    $4.58      $(0.52)      $(0.66)     $(1.19)    $(1.11)   $(1.32)    $(0.99)    $(1.81)
Share of common stock
Weighted-average common           58,256    58,366      25,097       25,097      25,097     49,639    49,654     50,175     55,027
shares outstanding during
the period
Market price per share (3)         $0.45    $0.040       $5.90        $4.45       $3.40      $6.59     $2.05      $1.10      $0.60
   High
   Low                            $0.055    $0.080       $3.60        $0.40       $0.65      $1.25     $0.38      $0.09      $0.05


(1) Operating expenses include restructuring charges of approximately $25,000 in the second quarter of 2002, $4.7 million in the third quarter of 2001. Of the $4.7 million restructuring expense in 2001, $3.8 million was paid in 2001. Of the $0.6 million restructuring expense in 2002, $0.5 million was paid in 2002.

(2) Loss per share calculations for each of the quarters are based on the weighted average number of shares outstanding for each of the periods, and the sum of the quarters is not equal to the full year loss per share amount due to rounding.

(3) Until January 14, 2002, the Company's common stock was listed under the symbol MTNT on the Nasdaq Stock Market. The Company voluntarily delisted from the Nasdaq Stock Market on January 14, 2002 as a result of its Chapter 11 bankruptcy filing. The Company's common stock is currently traded under the symbol MNCP on the Pink Sheets. The quarterly high and low sales price represents the intra-day prices in the Nasdaq Stock Market for the Company's pre-reorganization common stock for the periods indicated for 2001 and the high and low bid prices for Motient pre- and post-reorganization common stock for the periods indicated. The quotations represent inter-dealer quotations, without retail markups, markdowns or commissions, and may not necessarily represent actual transactions. As of December 31, 2003, there were 11 stockholders of record of the Company's common stock.

Summary of Impact of the Restatement of Financial Statements

The revised accounting treatment described in Note 2 ("Significant Accounting Policies -- Restatement of Financial Statements") requires that certain adjustments be made to the income statements and balance sheets for the respective quarters of 2001 and the quarter ended March 31, 2002. The effect of these adjustments is illustrated in the table below. The adjustments reflected in the table below were reviewed by Motient's independent auditor, Ehrenkrantz Sterling & Co. LLC. Certain of the adjustments are based on assumptions that Motient has made about the fair value of certain assets.

                         Quarter Ended March 31, 2001   Quarter Ended June 30, 2001  Quarter Ended September 30,2001
                         ----------------------------   ---------------------------  -------------------------------
                                   (Unaudited)                    (Unaudited)                  (Unaudited)
                          As reported    As restated     As reported   As restated    As reported       As restated
                          -----------    -----------     -----------   -----------    -----------       -----------
(in thousands)
Net Revenue                   $23,407        $22,565         $23,657     $22,641          $24,447           $23,547
Loss from Operations          (25,217)       (25,660)        (25,224)    (25,191)         (25,933)          (26,795)
Net Loss                      (54,006)       (54,948)        (65,324)    (65,317)         (48,707)          (49,636)
Basic and Fully
Diluted EPS                    $(1.09)        $(1.11)         $(1.32)     $(1.32)          $(0.97)           $(0.99)
Total Assets                  536,608        536,772         485,682     486,694          448,542           449,474
Total Liabilities             588,579        580,840         599,931     593,032          610,106           604,055
Stockholders' Deficit         (51,971)       (44,068)       (114,249)   (106,338)        (161,564)         (154,582)
Total Liabilities &
Stockholders' Deficit        $536,608       $536,772        $485,682    $486,694         $448,542          $449,474

                         Quarter Ended December 31, 2001   Year Ended December 31, 2001   Quarter Ended March 31, 2001
                         -------------------------------   ----------------------------   ----------------------------
                                  (Unaudited)                       (Unaudited)                (Unaudited)
                          As reported     As restated       As reported    As restated     As reported    As restated
                          -----------     -----------       -----------    -----------     -----------    -----------
(in thousands)
Net Revenue                   $21,782         $21,513           $93,293        $90,265         $16,495        $16,683
Loss from Operations         (18,622)        (19,579)           (94,996)       (97,223)        (15,970)       (15,763)
Net Loss                    (124,052)        (99,597)          (292,089)      (269,497)        (32,885)       (35,430)
Basic and Fully
Diluted EPS                   $(2.25)         $(1.81)            $(5.71)        $(5.27)         $(0.56)        $(0.61)
Total Assets                  209,617         240,465           209,617        240,465         177,628        205,283
Total Liabilities             485,086         471,614           485,086        471,614         485,681        471,559
Stockholders' Deficit       (275,469)       (231,149)          (275,469)      (231,149)       (308,053)      (266,277)
Total Liabilities &
Stockholders' Deficit        $209,617        $240,465          $209,617       $240,465        $177,628       $205,283

                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS
          YEARS ENDED 2001(restated), FOUR MONTHS ENDED APRIL 30, 2002,
                    EIGHT MONTHS ENDED DECEMBER 31, 2002, and
                          YEAR ENDED DECEMBER 31, 2003


                                                             Charged
                                                Balance at   to Costs                    Balance at
                                                Beginning      and                         End of
Description                                     of Period    Expenses     Deductions       Period
-----------                                     ---------    --------     ----------       ------
Predecessor Company
-------------------
Year Ended December 31, 2001
       Allowance for doubtful accounts             $1,317      $1,375      $(1,728)          $964
Four Months Ended April 30, 2002
       Allowance for doubtful accounts               $964        $(52)       $(139)          $773
=================================================================================================
Successor Company
-----------------
Eight Months Ended December 31, 2002
       Allowance for doubtful accounts               $773        $994        $(764)        $1,003
Year Ended December 31, 2003
       Allowance for doubtful accounts             $1,003        $194        $(438)          $759


                                                             Charged
                                                Balance at   to Costs                    Balance at
                                                Beginning       and                        End of
Description                                     of Period    Expenses     Deductions       Period
-----------                                     ---------    --------     ----------       ------
Predecessor Company
-------------------
Year Ended December 31, 2001
       Allowance for Obsolescence                  $1,633      $7,891      $(2,451)        $7,073
Four Months Ended April 30, 2002
       Allowance for Obsolescence                  $7,073      $4,687        $(797)       $10,963
=================================================================================================
Successor Company
-----------------
Eight Months Ended December 31, 2002
       Allowance for Obsolescence                 $10,963        $287      $(1,699)        $9,551
Year Ended December 31, 2003
       Allowance for Obsolescence                  $9,551        $199      $(2,000)        $7,750


                  Mobile Satellite Ventures LP and Subsidiaries

                 Index to the Consolidated Financial Statements





                                    Contents

Report of Independent Auditors.............................................................................................. M-1

Audited Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 2002 and 2003 and September 30, 2004 (unaudited)............................. M-2
Consolidated Statements of Operations for the years ended December 31, 2001, 2002, and 2003 and the unaudited nine-month periods ended September 30, 2003 and 2004....................................................... M-3
Consolidated Statements of Partners' Equity (Deficit) for the years ended December 31, 2001, 2002, and 2003 and the unaudited nine-month period ended September 30, 2004............................................................. M-4
Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2002, and 2003 and the unaudited nine-month periods ended September 30, 2003 and 2004........................................................... M-5
Notes to Consolidated Financial Statements.................................................................................. M-6

                         Report of Independent Auditors

General Partner and Unit Holders
Mobile Satellite Ventures LP

We have audited the accompanying consolidated balance sheets of Mobile Satellite Ventures LP (a Delaware limited partnership) and subsidiaries (collectively, the Company) as of December 31, 2002 and 2003, and the related consolidated statements of operations, partners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Satellite Ventures LP and subsidiaries as of December 31, 2002 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP
-------------------------------
Ernst & Young LLP

April 23, 2004
McLean, Virginia

                  Mobile Satellite Ventures LP and Subsidiaries

                           Consolidated Balance Sheets


                                                                               December 31                  September 30
                                                                        2002                2003                2004
                                                                ------------------------------------------------------------
                                                                                                             (Unaudited)

Assets
Current assets:
   Cash and cash equivalents                                     $   5,781,674        $   3,981,624         $   8,133,174
   Restricted cash                                                     652,860               74,246                74,612
   Accounts receivable, net of allowance of
    $785,195, $71,687, and $74,612 as of
    December 31, 2002 and 2003 and
    September 30, 2004 (unaudited), respectively                     3,094,483            4,156,416             4,623,334
   Inventory                                                         2,118,583            1,406,604               772,152
   Prepaid expenses and other current assets                           735,384            1,058,942               631,265
                                                                 -------------        -------------         -------------
Total current assets                                                12,382,984           10,677,832            14,234,537

Property and equipment, net                                         28,767,458           23,598,573            17,925,524
Intangible assets, net                                              89,947,520           80,673,205            74,099,946
Goodwill                                                            11,261,943           15,784,572            16,028,761
Other assets                                                         1,935,553               84,779             1,584,779
                                                                 -------------        -------------         -------------
Total assets                                                     $ 144,295,458        $ 130,818,961         $ 123,873,547
                                                                 =============        =============         =============

Liabilities and partners' equity (deficit)
Current liabilities:
   Accounts payable and accrued expenses                         $   4,117,186        $   4,172,297         $   4,696,436
   Vendor note payable, current portion                                     --              127,211               201,228
   Deferred revenue, current portion                                 5,298,120            5,887,381             3,997,796
   Due to Motient--related party                                       656,202               74,246                74,612
   Other current liabilities                                           483,373              110,766                78,692
                                                                 -------------        -------------         -------------
Total current liabilities                                           10,554,881           10,371,901             9,048,764

Deferred revenue, net of current portion                            16,633,917           20,865,511            20,269,517
Accrued interest, net of current portion                             9,340,336           16,725,057            21,462,239
Vendor note payable, net of current portion                                 --              915,785               748,940
Notes payable to Investors                                          84,500,000           82,924,667            80,554,085
                                                                 -------------        -------------         -------------
Total liabilities                                                  121,029,134          131,802,921           132,083,545

Commitments and contingencies

Partners' equity (deficit):
   MSV general partner                                                      --                   --                    --
   MSV limited partners                                             23,259,457           (1,041,013)           (3,926,614)
   Deferred compensation                                                    --                   --            (3,824,403)
   Accumulated other comprehensive income (loss)                         6,867               57,053              (458,981)
                                                                 -------------        -------------         -------------
Total partners' equity (deficit)                                    23,266,324             (983,960)           (8,209,998)
                                                                 -------------        -------------         -------------
Total liabilities and partners' equity (deficit)                 $ 144,295,458        $ 130,818,961         $ 123,873,547
                                                                 =============        =============         =============

See accompanying notes.

                  Mobile Satellite Ventures LP and Subsidiaries

                      Consolidated Statements of Operations


                                                                                                  Nine-month period ended
                                                    Year ended December 31                             September 30
                                          2001               2002               2003             2003               2004
                                -------------------------------------------------------------------------------------------------
                                                                                                        (Unaudited)
Revenues:
   Services and related
    revenues                          $  2,062,660      $ 24,389,482      $ 25,536,096      $ 18,780,917      $ 20,077,748
   Equipment sales and other
    revenues                                32,266           464,833         1,588,294           936,155         1,800,367
                                      ------------      ------------      ------------      ------------      ------------
Total revenues                           2,094,926        24,854,315        27,124,390        19,717,072        21,878,115

Operating expenses:
   Satellite operations and
    cost of services                     7,254,606        10,532,376        10,604,156         7,959,908         7,827,011
   Satellite capacity
    purchased from MSV Canada              454,416         4,647,224         4,858,305         3,624,879         4,147,723
   Next-generation research
    and development
    expenditures                           271,134         1,621,886         2,119,303         1,544,810         2,178,586
   Legal, regulatory, and
    consulting                           2,902,897         3,652,636         4,966,044         3,776,726         6,147,534
   Sales and marketing                      53,915         2,416,050         1,973,381         1,477,180         3,332,241
   General and administrative              674,203         4,546,327         3,992,187         2,938,946         4,022,362
   Depreciation and
    amortization                         1,733,709        18,235,030        17,942,672        13,526,559        13,776,414
   Amortization of asset
    purchase deposit                     4,906,104                --                --                --                --
                                      ------------      ------------      ------------      ------------      ------------
Total operating expenses                18,250,984        45,651,529        46,456,048        34,849,008        41,431,871
                                      ------------      ------------      ------------      ------------      ------------

Loss from operations                   (16,156,058)      (20,797,214)      (19,331,658)      (15,131,936)      (19,553,756)

Other income (expense):
   Management fee from MSV Canada          321,631         3,100,847         3,199,974         2,407,982         2,629,906
   Equity in losses of MSV
    Canada                                 (64,871)         (373,738)       (1,030,119)         (626,593)         (250,505)
   Interest income                         146,815            55,538            40,355            28,459            73,453
   Interest expense                       (769,270)       (8,577,407)       (9,616,235)       (7,092,030)       (7,380,849)
   Write-off of investment in
    joint venture                               --                --        (2,000,000)       (2,000,000)               --
   Other (expense) income, net              (3,036)          424,490           737,213           269,141            13,472
                                      ------------      ------------      ------------      ------------      ------------
Net loss                              $(16,524,789)     $(26,167,484)     $(28,000,470)     $(22,144,977)     $(24,468,279)
                                      ============      ============      ============      ============      ============


See accompanying notes.

                  Mobile Satellite Ventures LP and Subsidiaries

              Consolidated Statements of Partners' Equity (Deficit)


                                          MSV LLC      MSV LLC Investor Units
                                       Common Units      Units and Warrants   General Partner       Limited Partners
                                    ---------------------------------------------------------------------------------
                                     Number of          Number of            Number of           Number of                Deferred
                                       Units    Amount    Units    Amount      Units    Amount     Units      Amount    Compensation
                                    ------------------------------------------------------------------------------------------------

Balance at December 31, 2000            80       $-        20   $23,106,111       -       $-           -  $        -  $         -
  Net loss from January 1,
   2001 to November 26, 2001             -        -         -   (13,926,522)      -        -           -           -            -

  Conversion from LLC to LP            (80)       -       (20)   (9,179,589)      -        -  10,000,000   9,179,589            -
  Issuance of MSV Common Units
   to TMI                                -        -         -             -       -        -   6,636,482  42,805,306            -
  Issuance of MSV Common Units
   to vendor                             -        -         -             -       -        -       6,250      40,313            -
  Net loss from November 27,
   2001 to December 31, 2001             -        -         -             -       -        -           -  (2,598,267)           -
                                    ------------------------------------------------------------------------------------------------
Balance at December 31, 2001             -        -         -             -       -        -  16,642,732  49,426,941            -
Total, December 31, 2001
  Net loss                               -        -         -             -       -        -           -                        -
                                                                                                         (26,167,484)
  Translation adjustment                 -        -         -             -       -        -           -          -             -
                                    ------------------------------------------------------------------------------------------------
Balance at December 31, 2002             -        -         -             -       -        -  16,642,732  23,259,457            -
Total, December 31, 2002

  Issuance of MSV Class A                -        -         -             -       -        -     573,951   3,700,000            -
   Preferred Units

  Net loss                               -        -         -             -       -        -           - (28,000,470)           -
  Change in market value of
   derivative instruments                -        -         -             -       -        -           -           -            -
  Translation adjustment                 -        -         -             -       -        -           -           -            -
                                    ------------------------------------------------------------------------------------------------
Balance at December 31, 2003             -        -         -             -       -        -  17,216,683  (1,041,013)           -
Total, December 31, 2003

  Issuance of MSV Class A
   Preferred Units (unaudited)           -        -         -             -       -        -   2,735,317  17,633,333            -
  Issuance of stock options
   (unaudited)                           -        -         -             -       -        -           -   3,949,345   (3,949,345)
  Net loss (unaudited)                   -        -         -             -       -        -           - (24,468,279)           -
  Amortization of deferred
   compensation (unaudited)              -        -         -             -       -        -           -           -      124,942
  Change in market value of
   derivative instruments
   (unaudited)                           -        -         -             -       -        -           -           -            -
  Translation adjustment
   (unaudited)                           -        -         -             -       -        -           -           -            -
                                    ------------------------------------------------------------------------------------------------
Balance at September 30, 2004
   (unaudited)                           -       $-         -   $         -       -       $-  19,952,000 $(3,926,614) $(3,824,403)
                                    ================================================================================================
Total, September 30, 2004
   (unaudited)



See accompanying notes.

                  Mobile Satellite Ventures LP and Subsidiaries

              Consolidated Statements of Partners' Equity (Deficit)
                                   (Continued)



                                                                                  Accumulated    Total
                                                                                    Other      Partners'
                                                                                 Comprehensive  Equity     Comprehensive
                                                                                    Income     (Deficit)        Loss
                                                                                -----------------------------------------

Balance at December 31, 2000                                                    $       -   $23,106,111
  Net loss from January 1,
   2001 to November 26, 2001                                                            -   (13,926,522)

  Conversion from LLC to LP                                                             -             -
  Issuance of MSV Common Units
   to TMI                                                                               -    42,805,306
  Issuance of MSV Common Units
   to vendor                                                                            -        40,313
  Net loss from November 27,
   2001 to December 31, 2001                                                            -    (2,598,267)     $(2,598,267)
                                                                                ----------------------------------------
Balance at December 31, 2001                                                            -    49,426,941
Total, December 31, 2001                                                                                     $(2,598,267)
                                                                                                           =============
  Net loss                                                                              -   (26,167,484)    $(26,167,484)
  Translation adjustment                                                            6,867         6,867            6,867
                                                                                ----------------------------------------
Balance at December 31, 2002                                                        6,867    23,266,324
Total, December 31, 2002                                                                                   $ (26,160,617)
                                                                                                           =============
  Issuance of MSV Class A                                                               -     3,700,000
   Preferred Units
  Net loss                                                                              -   (28,000,470)    $(28,000,470)
  Change in market value of
   derivative instruments                                                          81,712        81,712           81,712
  Translation adjustment                                                          (31,526)      (31,526)         (31,526)
                                                                                ----------------------------------------
Balance at December 31, 2003                                                       57,053      (983,960)
Total, December 31, 2003                                                                                   $ (27,950,284)
                                                                                                           =============
  Issuance of MSV Class A
   Preferred Units (unaudited)                                                          -    17,633,333
  Issuance of stock options
   (unaudited)                                                                          -             -                -
  Net loss (unaudited)                                                                  -   (24,468,279)    $(24,468,279)
  Amortization of deferred
   compensation (unaudited)                                                             -       124,942                -
  Change in market value of
   derivative instruments
   (unaudited)                                                                     39,563        39,563           39,563
  Translation adjustment
   (unaudited)                                                                   (555,597)     (555,597)        (555,597)
                                                                                ----------------------------------------
Balance at September 30, 2004
   (unaudited)                                                                  $(458,981)  $(8,209,998)
                                                                                =======================
Total, September 30, 2004
   (unaudited)                                                                                              $(24,984,313)
                                                                                                           =============


See accompanying notes.

                  Mobile Satellite Ventures LP and Subsidiaries

                      Consolidated Statements of Cash Flows

                                                                                                         Nine-month periods ended
                                                                  Year ended December 31                       September 30
                                                         2001            2002             2003           2003             2004
                                                     -------------------------------------------------------------------------------
                                                                                                              (Unaudited)
Operating activities
Net loss                                               $(16,524,789)  $(26,167,484)  $(28,000,470)  $(22,144,977)  $(24,468,279)
Adjustments to reconcile net loss to
   net cash used in operating activities:
   Depreciation and amortization                          1,733,709     18,235,030     17,942,672     13,526,559     13,776,414
   Amortization of prepaid satellite
   capacity and services                                  6,610,552             --             --             --             --
   Amortization of asset purchase deposit                 4,906,104             --             --             --             --
   Equity in losses of MSV Canada                            64,871        373,738      1,030,119        626,593        250,505
   Write-off of investment in joint venture                      --             --      2,000,000      2,000,000             --
   Amortization of deferred compensation                     40,313             --             --             --        124,942
   Changes in operating assets and liabilities:
     Accounts receivable                                   (720,536)       471,009     (1,061,933)      (187,997)      (436,318)
     Inventory                                               11,000        811,197        711,979        710,576        634,452
     Prepaid expenses and other current assets             (226,324)      (353,808)      (941,512)    (1,225,804)       257,769
     Accounts payable and accrued expenses                 (319,380)     1,076,582        290,671       (670,191)       375,573
     Other current liabilities                               (8,891)    (4,138,827)      (751,514)      (156,320)          (328)
     Accrued interest                                       768,482      8,571,854      7,384,721      4,965,223      4,737,182
     Deferred revenue                                     3,040,307        723,136      1,274,075     (1,582,472)    (2,871,932)
                                                       ------------   ------------   ------------   ------------   ------------
Net cash used in operating activities                      (624,582)      (397,573)      (121,192)    (4,138,810)    (7,620,020)

Investing activities
Purchase of Motient Satellite business,
   net of cash acquired                                 (43,200,000)    (2,200,000)    (2,200,000)            --             --
Purchase of TMI satellite business                       (7,500,000)            --             --             --             --
Motient and TMI transaction costs                          (996,765)            --             --             --             --
Purchase of property and equipment                         (105,416)      (840,328)    (1,316,512)      (798,897)    (1,344,289)
Purchase of option to form joint venture                         --     (1,000,000)    (1,000,000)            --             --
Purchase of intangible assets and other assets                   --             --             --             --     (2,000,000)
                                                       ------------   ------------   ------------   ------------   ------------
Net cash used in investing activities                   (51,802,181)    (4,040,328)    (4,516,512)      (798,897)    (3,344,289)

Financing activities
Proceeds from issuance of notes                          55,000,000      3,000,000             --             --             --
Proceeds from issuance of Class A Preferred Units                --             --      3,700,000      3,700,000     17,633,333
Principal payments on notes payable                              --             --     (1,575,333)    (1,575,333)    (2,455,868)
                                                       ------------   ------------   ------------   ------------   ------------
Net cash provided by financing                           55,000,000      3,000,000      2,124,667      2,124,667     15,177,465
   activities

Effect of exchange rates on cash and
   cash equivalents, including restricted cash                   --        235,076        134,373       (417,868)       (61,240)
                                                       ------------   ------------   ------------   ------------   ------------
Net increase (decrease) in cash and
   cash equivalents, including restricted cash            2,573,237     (1,202,825)    (2,378,664)    (3,230,908)     4,151,916
Cash and cash equivalents, including
   restricted cash, beginning of period                   5,064,122      7,637,359      6,434,534      6,434,534      4,055,870
                                                       ------------   ------------   ------------   ------------   ------------
Cash and cash equivalents, including
   restricted cash, end of period                      $  7,637,359   $  6,434,534   $  4,055,870   $  3,203,626   $  8,207,786
                                                       ============   ============   ============   ============   ============
Supplemental information:
Cash paid for interest                                 $         --   $      5,553   $  2,124,667   $  2,124,667   $  2,700,142
                                                       ============   ============   ============   ============   ============

Non-cash financing information
Equipment obtained through issuance of
   notes to vendor                                     $         --   $         --   $  1,042,996   $         --   $         --
                                                       ============   ============   ============   ============   ============

See accompanying notes.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


1. Organization and Business

Mobile Satellite Venture LP's predecessor company, Motient Satellite Ventures LLC, was organized as a limited liability company pursuant to the Delaware Limited Liability Company Act on June 16, 2000 by Motient Corporation (Motient). On December 19, 2000, Motient Satellite Ventures LLC changed its name to Mobile Satellite Ventures LLC. The Company commenced operations in June 2000 and was considered a development stage enterprise until November 26, 2001. On November 26, 2001, Mobile Satellite Ventures LLC (MSV LLC) was converted into a limited partnership, Mobile Satellite Ventures LP (MSV or the Company), subject to the laws of the state of Delaware. Concurrently, the Company acquired certain assets and liabilities of the Motient and TMI Communications LP (TMI) satellite businesses and issued $55.0 million of notes to certain existing and new investors in exchange for cash. In connection with its purchase of TMI's satellite business, the Company acquired a 20% equity interest in Mobile Satellite Ventures (Canada) Inc. (MSV Canada) and 33-1/3% equity interest in Mobile Satellite Ventures Holdings (Canada) Inc. (MSV Holdings).

The Company provides mobile satellite and communications services to individual and corporate customers in the United States and Canada via its own satellite and leased satellite capacity. The Company's operations are subject to significant risks and uncertainties including technological, competitive, financial, operational, and regulatory risks associated with the wireless communications business. Uncertainties also exist regarding the Company's ability to raise additional debt and equity financing and the ultimate profitability of the Company's proposed next-generation wireless system. The Company will require substantial additional capital resources to construct its next-generation wireless system.

The Company's current operating assumptions and projections, which reflect management's best estimate of future revenue and operating expenses, indicate that anticipated operating expenditures through 2005 can be met by cash flows from operations and available working capital; however, the Company's ability to meet its projections is subject to uncertainties, and there can be no assurance that the Company's current projections will be accurate. If the Company's cash requirements are more than projected, the Company may require additional financing. In addition, the Company entered into a satellite construction contract (see Note 9) during 2002 and assumed certain obligations under another system development contract in 2004 (see Note 3) that may require the Company to obtain additional funding to finance the required payments unless one or both of the contracts are either amended or terminated by the Company

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


1. Organization and Business (continued)

prior to certain payment due dates. The Company is not currently planning to terminate the contracts, and there can be no assurance that the Company will be able to enter into amendments that will defer payments in a manner consistent with the Company's next-generation business plans. The type, timing, and terms of financing, if required, selected by the Company will be dependent upon the Company's cash needs, the availability of financing sources, and the prevailing conditions in the financial markets. There can be no assurance that such financing will be available to the Company at any given time or available on favorable terms.

2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries prepared in accordance with accounting principles generally accepted in the United States. All significant intercompany accounts are eliminated upon consolidation.

Unaudited Interim Consolidated Financial Statements Basis of Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position and results of operations for the nine-month periods ended September 30, 2003 and 2004 have been recorded. Operating results for the nine-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the entire fiscal year or for any future period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Use of Estimates (continued)

affecting the consolidated financial statements include management's judgments regarding the allowance for doubtful accounts, reserves for inventory, future cash flows expected from long-lived assets, and accrued expenses for probable losses. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments such as money market accounts with an original maturity of three months or less.

Restricted Cash

In connection with the purchase of the Motient satellite business, the Company retained $4.0 million, which was restricted to pay Motient's rent obligation to the Company for the lease of office space in the Company's headquarters and to ensure the provision of certain services to the Company by Motient under a transition services agreement. During the year ended December 31, 2002, the agreement was amended, an additional $1,104,708 was released to Motient, and $336,060 was released to MSV. During the years ended December 31, 2002 and 2003, $955,533 and $530,742, respectively, was used to satisfy Motient's obligations under its sublease with the Company. During the years ended December 31, 2002 and 2003, $1,011,002 and $50,708, respectively, was remitted to Motient for services provided to MSV.

Inventory

Inventories consist of finished goods that are communication devices and are stated at the lower of cost or market, average cost method. The Company periodically assesses the market value of its inventory, based on sales trends and forecasts and technological changes, and records a charge to current period income when such factors indicate that a reduction in net realizable value is appropriate.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Prepaid Satellite Capacity and Services

During 2000, the Company prepaid for $14.6 million of satellite capacity and related services provided by Motient and expected to be used by the Company for certain research and development activities during the two-year period ending June 30, 2002. The prepaid satellite capacity and related services was being amortized over this two-year period. During the year ended December 31, 2001, the Company recorded $6,610,552 of amortization. On November 26, 2001, the unamortized balance of approximately $4.3 million was applied to the purchase price of the Motient satellite business (see Note 3).

Property and Equipment

Property and equipment acquired in business combinations are recorded at their estimated fair value on the date of acquisition. Purchases of property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives, ranging from three to five years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the remaining lease term.

Property and equipment consisted of the following:

                                                              December 31               September 30
                                                         2002            2003               2004
                                                         ----            ----               ----
                                                                                        (Unaudited)
Space and ground segments                          $ 36,791,020      $ 39,771,813       $ 40,053,417
System under construction                               500,000           850,000          2,082,247
Office equipment and furniture                          832,325           836,961            850,145
Leasehold improvements                                  300,000           300,000            300,000
                                                   ------------      ------------       ------------
                                                     38,423,345        41,758,774         43,285,809
Accumulated depreciation                             (9,655,887)      (18,160,201)       (25,360,285)
                                                   ------------      ------------       ------------
Property and equipment, net                        $ 28,767,458      $ 23,598,573       $ 17,925,524
                                                   ============      ============       ============

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets including property and equipment and intangible assets other than goodwill, whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine the recoverability of its long-lived assets, the Company evaluates the probability that future estimated undiscounted net cash flows will be less than the carrying amount of the assets. If such estimated cash flows are less than the carrying amount of the long-lived assets, then such assets are written down to their fair value. No impairment charges were recorded in the years ended December 31, 2001, 2002 or 2003. No impairment charges were recorded in the nine-month period ended September 30, 2004. The Company may reduce its estimates of anticipated cash flows and the remaining estimated useful lives of long-lived assets in the future. As a result, the carrying amount of long-lived assets may be reduced in the future.

Goodwill

The Company's goodwill arose from the November 2001 Motient and TMI acquisitions. Because these transactions were consummated after June 30, 2001, the Company applies the non-amortization provisions of SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill is not amortized into results of operations, but instead is reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill is determined to be more than its estimated fair value. The Company performs its annual impairment test on December 31, or when certain triggering events occur. No impairment charges were recorded in the years ended December 31, 2001, 2002 and 2003. No events have occurred during the nine-month period ended September 30, 2004 to trigger an additional impairment test.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains cash balances at financial institutions that may at times exceed federally insured limits. The Company maintains its cash and cash equivalents at high credit quality institutions, and as a result, management believes that credit risk related to its cash is not significant.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Concentrations of Credit Risk (continued)

The Company generally grants credit to customers on an unsecured basis. Risk on accounts receivable is reduced through ongoing evaluation of probability of collection of amounts owed to the Company. The Company records an allowance for doubtful accounts equal to the amount estimated to be potentially uncollectible.

The Company's significant customers, as measured by percentage of total revenues, were as follows:

                                For the year ended December 31               Nine-months ended September 30
                          2001               2002               2003             2003             2004
                          ----               ----               ----             ----             ----
                                                                                      (Unaudited)
Customer A                 14%                13%               12%               13%               *
Customer B                 13%                13%                *                 *                *
Customer C                  *                  *                11%               10%               *
Customer D                  *                  *                13%               13%              11%

The Company's significant customers, as measured by percentage of total accounts receivable, were as follows:

                                         December 31                        September 30
                          2001               2002               2003           2004
                          ----               ----               ----           ----
                                                                            (Unaudited)
Customer C                 14%                13%                *               *
Customer D                 26%                15%                *              15%
Customer E                  *                  *                14%              *
Customer F                  *                  *                12%              *

* Customer did not represent more than 10% for the period presented.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

                                                              December 31                September 30
                                                         2002             2003               2004
                                                         ----             ----               ----
                                                                                         (Unaudited)
Accounts payable                                     $  976,611         $  978,802        $1,176,856
Accrued expenses                                        965,492          1,117,369         1,234,257
Accrued compensation and benefits                     1,448,434          1,680,210         1,808,022
Accrued interest                                        161,314            283,749           316,286
Other                                                   565,335            112,167           161,015
                                                     ----------         ----------        ----------
Total accounts payable and accrued expenses          $4,117,186         $4,172,297        $4,696,436
                                                     ==========         ==========        ==========


Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosures regarding the fair value of certain financial instruments. The carrying amount of the Company's cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximates their fair value because of the short-term maturity of these instruments. The Company estimates the fair value of its notes payable using estimated market prices based upon the current interest rate environment and the remaining term to maturity. The Company believes the fair value of these liabilities approximates their carrying value.

Stock-Based Compensation

SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans using the fair value method. The Company has chosen to account for employee stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion (APB Opinion) No. 25, Accounting for Stock Issued to Employees, and its related interpretations.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

The following illustrates the effect on net loss if the Company had applied the fair value method of SFAS No. 123:

                                                                                                 Nine-months ended
                                                     December 31                                   September 30
                                     2001               2002               2003               2003              2004
                                     ----               ----               ----               ----              ----
                                                                                                   (Unaudited)
Net loss, as reported            $(16,524,789)      $(26,167,484)      $(28,000,470)      $(22,144,977)      $(24,468,279)

Add stock-based employee
  compensation included in
  reported net loss                        --                 --                 --                 --            124,942
Additional stock-based
  employee compensation
  expense determined under
  fair value method                   (22,219)          (621,148)        (1,080,385)          (837,764)        (1,183,249)
                                 ------------       ------------       ------------       ------------       ------------
Pro forma net loss               $(16,547,008)      $(26,788,632)      $(29,080,855)      $(22,982,741)      $(25,526,586)
                                 ============       ============       ============       ============       ============


In accordance with SFAS No. 123, the fair value of the options granted was estimated at the grant date using an option-pricing model with the following weighted-average assumptions: risk-free interest rates ranging from 4.5% to 3.5%, no dividends, expected life of the options of five years, no volatility.

Income Taxes

As a limited partnership, the Company is not subject to income tax directly. Rather, each unit holder is subject to income taxation based on the unit holder's portion of the Company's income or loss as defined in the limited partnership agreement.

Derivatives

The Company accounts for derivatives in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires the recognition of all derivatives as either assets or liabilities measured at fair value with changes in fair value of derivatives other than hedges reflected as current period income (loss) unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Derivatives (continued)

recorded temporarily in equity and then recognized in earnings along with the related effects of the hedged items. Any ineffective portion of hedges is reported in earnings as it occurs.

In the normal course of business the Company is exposed to the impact of fluctuations in the exchange rate with the Canadian dollar. The Company limits this risk by following an established foreign currency financial management policy. This policy provides for the use of forward and option contracts, which limit the effects of exchange rate fluctuations of the Canadian dollar on financial results. The Company does not use derivatives for trading or speculative purposes.

As of December 31, 2003, the Company hedged aggregate exposures of $2,800,000, by entering into forward exchange contracts requiring the purchase of the Canadian dollar and the sale of the U.S. dollar. In general, the forward exchange contracts have varying maturities up to, but not exceeding, one year with cash settlements made at maturity based upon rates agreed to at contract inception. These forward exchange contracts satisfy the hedge criteria of SFAS No. 133, and therefore, the Company realized a gain on these contracts of $81,712, for the year ended December 31, 2003, which is reflected as a component of accumulated other comprehensive income and as an asset within prepaid expenses and other current assets on the balance sheet in the accompanying consolidated financial statements. As of September 30, 2004 and for the nine-month period then ended, the Company had hedged aggregate exposures of approximately $890,000 and realized a gain on these contracts of $39,563, which is reflected as a component of accumulated other comprehensive income.

Revenue Recognition

The Company generates revenue primarily through the sale of wireless airtime service and equipment. The Company recognizes revenue when the services are performed or delivery has occurred, evidence of an arrangement exists, the fee is fixed and determinable, and collectibility is probable. The Company receives activation fees related to initial registration for retail customers. Revenue from activation fees is deferred and recognized ratably over the customer's contractual service period, generally one year.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Foreign Currency and International Operations

The functional currency of one of the Company's subsidiaries is the Canadian dollar. The financial statements of this subsidiary are translated to U.S. dollars using period-end rates for assets and liabilities, which is included as a component of accumulated other comprehensive income in the accompanying balance sheet. In addition, the Company realized foreign exchange transaction gains (losses), which are a component of other income in the accompanying statements of operations. For the years ended December 31, 2002 and 2003, realized foreign exchange transaction (losses) gains were $(266,507) and $444,753, respectively. For the nine-month periods ended September 30, 2003 and 2004, the realized foreign exchange transaction gains (losses) were $40,695 and $13,192, respectively.

Equity Method Investments

The Company accounts for its equity investments in MSV Canada and MSV Holdings pursuant to the equity method of accounting. The carrying value of these investments was $0 at each balance sheet date presented. Because the Company is obligated to provide working capital financial support to MSV Canada through a management agreement, the Company records losses related to such funding as equity in losses of MSV Canada in the accompanying consolidated statements of operations.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) in accordance with SFAS No. 130, Reporting Comprehensive Income, which establishes rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires foreign currency translation adjustments and the change in market value of effective derivative instruments to be included in other comprehensive income.

Reclassifications

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


2. Significant Accounting Policies (continued)

Recent Pronouncements

The Emerging Issues Task Force (EITF) issued EITF Issue 00-21, Revenue Arrangements with Multiple Deliverables (EITF 00-21). EITF 00-21 provides guidance on how to determine whether a revenue arrangement involving multiple deliverable items contains more than one unit of accounting and, if so, requires that revenue be allocated amongst the different units based on fair value. EITF 00-21 also requires that revenue on any item in a revenue arrangement with multiple deliverables not delivered completely must be deferred until delivery of the item is completed. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company implemented EITF 00-21 in 2003. Its implementation did not have a material impact on the Company's consolidated results of operations or financial position.

In January 2003, the FASB issued Financial Interpretation No. 46 (FIN), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, which requires the consolidation of an entity in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership or contractual or other financial interests in the entity. Currently, an entity is generally consolidated by an enterprise when the enterprise has a controlling financial interest in the entity through ownership of a majority voting interest in the entity. The Company is currently evaluating the impact of adoption of FIN 46, which will be required for the first annual period beginning after December 15, 2004.

3. Acquisitions

Acquisition of the Motient Satellite Business

During 2000, the Company paid $10.8 million to Motient representing an asset purchase deposit. The asset purchase deposit was being amortized over the two-year period during which the Company had the right to close on the purchase of the Motient satellite business. Pursuant to the Motient Asset Purchase Agreement, the unamortized asset purchase deposit balance of approximately $3.2 million was included as part of the purchase price of the Motient satellite business. During the year ended December 31, 2001, the Company recorded $4,906,104 of amortization related to the asset purchase deposit.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


3. Acquisitions (continued)

Motient Asset Purchase Agreement and Investment Agreement

Under the original terms of the Motient Asset Purchase Agreement, the Company obtained from Motient the right to purchase (Motient Asset Purchase Deposit) the Motient satellite business for an additional cash payment. In June 2000, certain investors (Investors) unrelated to Motient paid $50 million to the Company (in the aggregate) in exchange for a minority equity interest in the Company. Pursuant to the Investment Agreement, the Investors also acquired certain rights to convert, at their option, their initial investment in the Company into shares of Motient's common stock (Motient Conversion Right).

In connection with the original terms of the Motient Asset Purchase Agreement, the Company paid $29.4 million to Motient for the Motient Asset Purchase Deposit and the Motient Conversion Right. This amount was allocated between the Motient Asset Purchase Deposit ($10.8 million) and the Motient Conversion Right ($18.6 million) based on the relative fair value of each. Similarly, a portion ($18.6 million) of the proceeds of the sale of the minority equity interest in the Company was allocated to the written call option that permitted the investors to exercise the Motient Conversion Right. The remaining investment proceeds were allocated to the purchase of the equity interest.

The Company estimated the fair value of both the call option purchase from Motient on its common stock and the call option written to the Investors on the Motient common stock based on advice from an independent appraiser to be approximately $18.6 million using the Black-Scholes valuation model. The Company accounted for both the purchased and written call options on Motient common stock as derivatives pursuant to SFAS No. 133. During 2002 and 2001, Motient underwent a restructuring and reorganization that resulted in such options having no value. As a result, the fair value of both of these options at December 31, 2002 was $0, and the net change in fair value of these derivatives for the year then ended was $0.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


3. Acquisitions (continued)

TMI Asset Purchase

In January 2001, the Company entered into certain agreements (January 2001 Agreements) with Motient, the Investors, and TMI. The January 2001 Agreements provided for TMI to contribute the TMI satellite business to the Company in exchange for certain equity interests in the Company, $7.5 million in cash, and an $11.5 million five-year note. Pursuant to the January 2001 Agreements, a portion of the Company's payment to TMI was to be funded by a loan from Motient in the amount of $2.5 million, as evidenced by a note.

The January 2001 Agreements required that, upon closing, Motient contribute the Motient satellite business to the Company in exchange for a cash payment of $45.0 million and a $15.0 million five-year note. The January 2001 Agreements were amended in October 2001 (October 2001 Agreements). Pursuant to the October 2001 Agreements, the Company issued $50.0 million of convertible notes (Convertible Notes) to a New Investor, as well as $2.5 million of Convertible Notes to the Investors and $2.5 million of Convertible Notes to Motient.

2001 Acquisitions

On November 26, 2001, MSV completed the acquisition of certain satellite assets and related liabilities from Motient and TMI. The satellite businesses provide satellite voice and data communications services to customers in North America. These transactions were accounted for using the purchase method of accounting. The consolidated financial statements include the results of operations of the acquired Motient and TMI satellite businesses subsequent to November 26, 2001. At the time of the acquisitions, the Company allocated the purchase price to the assets acquired and liabilities assumed on the preliminary basis based on their respective estimated fair values. During 2002, the Company revised its purchase price allocation based upon changes in estimates related primarily to certain liabilities assumed in the acquisition.

In addition, under the terms of the agreement, the Company paid a total of $6.6 million through December 31, 2003 in contingent consideration to Motient for the provision of services to a customer under a contract assumed by the Company. These payments were accounted for as contingent consideration and were included in the determination of the purchase price when paid to Motient. The $2.2 million final payment made during 2003 served to increase recorded goodwill. As of December 31, 2003, there were no contingent purchase payments remaining.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


3. Acquisitions (continued)

2001 Acquisitions (continued)

The aggregate purchase price, including $6.6 million of contingent consideration paid through December 31, 2003, and allocation to the assets acquired and liabilities assumed based on their estimated fair values is as follows:

Cash paid                                                          $ 59,117,552
Transaction costs                                                     1,829,926
Notes payable issued                                                 26,500,000
Prepaid satellite capacity and asset purchase deposit                 7,539,752
MSV Common Units issued                                              42,805,306
Current and noncurrent liabilities assumed                           19,653,236
                                                                   ------------
                                                                   $157,445,772
                                                                   ============

Current assets acquired                                            $  6,385,051
Property and equipment                                               37,443,345
Intangible assets                                                   100,230,000
Goodwill                                                             13,387,376
                                                                   ------------
                                                                   $157,445,772
                                                                   ============

The increase in goodwill from December 31, 2002 to December 31, 2003 is a result of the fluctuation of the exchange rate between the U.S. and Canadian dollar and as a result of the $2.2 million contingent purchase price payment to Motient. The increase in goodwill from December 31, 2003 to September 30, 2004 is a result of the fluctuation of the exchange rate between the U.S. and Canadian dollar.

The Company's identifiable intangible assets for acquisitions consist of the following:

                                                               December 31               September 30
                                                         2002              2003              2004
                                                         ----              ----              ----
                                                                                          (Unaudited)
Customer contracts                                 $  17,886,694      $  18,092,565     $  18,114,789
Next-generation intellectual property                 82,350,000         82,350,000        82,350,000
Other intellectual property                                   --                 --           500,000
                                                   -------------      -------------     -------------
                                                     100,236,694        100,442,565       100,964,789
Accumulated amortization                             (10,289,174)       (19,769,360)      (26,864,843)
                                                   -------------      -------------     -------------
Intangible assets, net                             $  89,947,520      $  80,673,205     $  74,099,946
                                                   =============      =============     =============

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


3. Acquisitions (continued)

2001 Acquisitions (continued)

Customer contracts and the next-generation intellectual property are being amortized over 5 and 15 years, respectively. Management estimated the fair value of identified intangibles based on a third-party appraisal. During the years ended December 31, 2001, 2002, and 2003, the Company recorded approximately $888,000, $9,401,000, and $9,427,000, respectively, of amortization expense related to these intangible assets. For the nine-month periods ended September 30, 2003 and 2004, the Company recorded approximately $7,051,000 and $7,075,000, respectively, of amortization expense related to these intangible assets. The Company's next-generation intellectual property consists of a combination of licenses and contractual rights to various authorizations, applications, certain technology, and certain other rights, all of which resulted from the 2001 acquisitions.

Future amortization of intangible assets is as follows as of December 31, 2003:

               2004                     $ 9,427,357
               2005                       9,427,357
               2006                       7,400,753
               2007                       5,490,000
               2008                       5,490,000
               Thereafter                43,437,738
                                        -----------
                                        $80,673,205
                                        ===========

2004 Purchases

In July 2004 MSV purchased certain intangible assets including intellectual property and rights or rights to acquire spectrum access and rights or rights to acquire related assets from third parties. At the time of these transactions, MSV paid $2 million in cash of which $1.5 million is recorded in other assets and $500,000 is recorded in intangible assets in the accompanying consolidated balance sheet. Future payments under this agreement may range from $2.0 million to $6.5 million in total payments through 2007, contingent upon certain regulatory approvals, technology developments, operational milestones and in certain instances, MSV's sole discretion.

As part of these transactions, MSV also acquired rights related to a system development contract in exchange for MSV's assumption of payments through January 2005. As of September 30, 2004, payments on this contract totaled $750,000 with additional

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


3. Acquisitions (continued)

2004 Purchases (continued)

payments of $250,000 committed through January 2005. MSV may continue payments on this contract at its sole discretion following these initial payments. These payments have been capitalized as system under construction in property and equipment in the accompanying consolidated balance sheets.

4. Long-Term Debt

Notes Payable

On November 26, 2001, the Company issued $55.0 million of Convertible Notes and $26.5 million of Non-Convertible Notes, respectively (collectively, the Notes). The Notes mature on November 26, 2006 and bear interest at 10% per annum, compounded semi-annually and payable at maturity.

The Convertible Notes are convertible, at any time, into the Company's Class A Preferred Units (Preferred Units) equal to a number of Preferred Units determined by dividing the principal being converted by $6.45. The conversion price of $6.45 (Conversion Price) is subject to adjustment in certain circumstances. The terms of the Convertible Notes were amended during 2003 to automatically convert into Preferred Units upon the Company's payment in full of the principal and accrued interest on the Non-Convertible Notes and the accrued interest on the Convertible Notes.

In August 2002, the Company issued an additional $3.0 million of Convertible Notes. These notes were issued with terms identical to those of the Convertible Notes issued in November 2001. In August 2003, the Company repaid approximately $1.6 million of the principal and all of the accrued interest of approximately $2.1 million, on one of the Non-Convertible Notes, as required by the Interim Investment (Note 5).

In April 2004, the Company made payments totaling $5.0 million, approximately $2.4 million of principal and $2.6 million of interest, respectively, on the Non-Convertible Notes.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)



4. Long-Term Debt (continued)

Notes Payable (continued)

Long-term debt consists of the following:

                                                           December 31             September 30
                                                      2002           2003              2004
                                                      ----           ----              ----
                                                                                    (Unaudited)
Convertible Notes                                 $58,000,000      $58,000,000      $58,000,000
Non-Convertible Notes                              26,500,000       24,924,667       22,554,085
                                                  -----------      -----------      -----------
Notes payable                                     $84,500,000      $82,924,667      $80,554,085
                                                  ===========      ===========      ===========


Vendor Notes Payable

In February 2003, the Company entered into an agreement with a satellite communications provider that is a related party (the Vendor) for the construction and procurement of a ground station. The Vendor provided financing for this project totaling approximately $1.3 million at an interest rate of 9.5 percent.

Future payments on the Vendor note payable as of December 31, 2003 are as follows:

2004                                                 $   231,812
2005                                                     279,523
2006                                                     279,523
2007                                                     279,523
2008                                                     232,936
                                                     -----------
Total future payments                                  1,303,317
Less: interest                                          (260,321)
                                                     -----------
Principal portion                                      1,042,996
Less: current portion                                   (127,211)
                                                     -----------
Long-term portion of vendor note payable             $   915,785
                                                     ===========

5. Partners' Equity

Prior to November 26, 2001, pursuant to the First Amended and Restated Limited Liability Company Agreement (LLC Agreement) of the Company, the outstanding members' interests in the Company were either MSV LLC Common Units or MSV LLC Investor Units. All of the MSV LLC Common Units were owned by Motient. The MSV LLC Investor Units were purchased by the Investors.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


5. Partners' Equity (continued)

Effective November 26, 2001, pursuant to the Limited Partnership Agreement of the Company, the partners' interests in the Company were either MSV Common Units or MSV Class A Preferred Units. The Company's general partner, Mobile Satellite Ventures GP Inc., a Delaware corporation, has no economic interest in the Company and is owned by the Company's limited partners in proportion to their fully diluted interests in the Company.

The Class A Preferred Units and Common Units carry many of the same rights and privileges, except the Class A Preferred Units have preference over the Common Units in receiving proceeds resulting from a distribution of assets in certain circumstances. The general partner did not hold any units as of December 31, 2001, 2002, or 2003. As of December 31, 2001, 2002, and 2003, there were
14,642,732 Common Units held by limited partners. As of December 31, 2001, 2002, and 2003, limited partners held 2,000,000, 2,000,000, and 2,573,951, Class A
Preferred Units, respectively. As of September 30, 2004, there were no units held by the general partners, 14,642,732 Common Units held by limited partners and 5,309,268 Class A Preferred Units held by limited partners (see Note 10).

Allocation of Profits and Losses

Prior to November 26, 2001, profits for any fiscal year were allocated to the members, after giving effect to certain allocations, in the following order of priority:

o First, among the Investors in proportion to, and to the extent of, any prior allocations to the Investors of losses for all prior fiscal years

o Second, 100% to Motient until cumulative profits allocated to Motient for all fiscal years are equal to the cumulative losses previously allocated to Motient for all prior fiscal years

o Third, to each member in the proportion required such that the cumulative profits allocated to each member for all fiscal years are equal to the cumulative losses previously allocated to each such member for all prior years

o Thereafter, the balance, if any, among the members in accordance with their equity percentage interests

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


5. Partners' Equity (continued)

Allocation of Profits and Losses (continued)

Prior to November 26, 2001, losses for any fiscal year were allocated to the members, after giving effect to certain allocations, in the following order of priority:

o First, among the members in proportion to, and to the extent of, any prior allocations to the members of profits for all prior fiscal years

o Second, among the members in proportion to their respective unreturned subsequent capital contributions until the sum of the Investors' adjusted capital account balances is equal to their initial capital contributions

o Third, 100% to Motient until its adjusted capital account balance has been reduced to zero

o Thereafter, among the Investors in proportion to their respective adjusted capital account balances

Effective November 26, 2001, profits and losses are allocated to the partners in proportion to their economic interests. Losses allocated to any partner for any fiscal year will not exceed the maximum amount of losses that may be allocated to such partner without causing such partner to have an adjusted capital account deficit at the end of such fiscal year. Any losses in excess of this limitation shall be specially allocated solely to the other partners. Thereafter, subsequent profits shall be allocated to reverse any such losses specially allocated pursuant to the preceding sentence.

Distributions

Except for certain capital proceeds and upon liquidation, the Company shall make distributions as determined by the Board of Directors to the partners in proportion to their respective percentage interests.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


5. Partners' Equity (continued)

Distributions (continued)

Upon dissolution of the Company, a liquidating trustee shall be appointed by the Board, or under certain circumstances, the required investor majority, as defined, who shall immediately commence to wind up the Company's affairs. The proceeds of liquidation shall be distributed, in the following order:

o First, to creditors of the Company, including partners, in the order provided by law

o    Thereafter, to the partners in the same order as other distributions

Issuance of Class A Preferred Units

In August 2003, the Company amended the October 2001 Agreements and entered into the First Amended and Restated Investment Agreement (Amended Agreement) with the partners. Under the terms of the Amended Agreement, within 90 days of receipt of the final approval from the FCC (as defined), and provided that the approval occurred before March 31, 2004, the Investors would invest up to an additional $21.3 million in the Company in return for additional equity interests. The Amended Agreement extended this timeline and divided the investment originally contemplated in the October 2001 agreements into two tranches: an Interim Investment and a Subsequent Investment.

In August 2003, under the Interim Investment, the Company received $3.7 million in exchange for the issuance of 573,951 Class A Preferred Units at $6.45 per unit to the Investors in the amounts of their respective subscription and contributions. The Company used these funds to repay approximately $1.6 million of the principal and approximately $2.1 million of accrued interest on one of the Non-Convertible Notes (see Note 4).

In April 2004, the Company received $17.6 million of Subsequent Investment proceeds from the Investors in exchange for the issuance of 2,735,317 of Class A Preferred Units to the Investors and repaid approximately $2.4 million of the principal balance and approximately $2.6 million of accrued interest on Non-Convertible Notes (see Notes 4 and 10).

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


6. Unit Option Plans

MSV Option Plan

In December 2001, the Company adopted a unit option incentive plan (Unit Option Incentive Plan). Under the Unit Option Incentive Plan, the Company reserved for issuance and may grant up to 5,000,000 options to acquire units to employees and directors upon approval by the Board of Directors. Options to acquire units generally vest over a three-year period and the options to acquire units have a 10-year life.

During 2004 the Company granted options at less than the estimated fair market value of the related units on the option's grant date. As a result, the Company recorded $3,949,345 in deferred compensation during the nine-month period ended September 30, 2004. The deferred compensation is being amortized over the options' three-year vesting period. For the nine-month period ended September 30, 2004, the Company recognized stock compensation expense of $124,942.

The Company has promised to grant an additional 235,000 options during the year ended December 31, 2005 to certain executives of the Company of which 200,000 will have an exercise price of the lower of $6.45 or the price at which the most recent financing transaction has occurred, and 35,000 will have an exercise price of $6.45.

The following summarizes activity in the Unit Incentive Option Plan:

                                                                      Options to       Weighted-Average
                                                                     Acquire Units      Exercise Price
                                                                     -------------      --------------


Options outstanding at beginning of year, January 1, 2001                     --              $   --
   Granted                                                             1,318,500                6.45
                                                                      ----------              ------
Options outstanding at December 31, 2001                               1,318,500                6.45
   Granted                                                                89,000                6.45
                                                                      ----------              ------
Options outstanding at December 31, 2002                               1,407,500                6.45
   Granted                                                             1,588,000                6.45
   Canceled                                                             (107,332)               6.45
                                                                      ----------              ------
Options outstanding at December 31, 2003                               2,888,168                6.45
   Granted (Unaudited)                                                 1,407,250                6.45
   Canceled (Unaudited)                                                  (38,168)               6.45
                                                                      ----------              ------
Options outstanding at September 30, 2004 (Unaudited)                  4,257,250              $ 6.45
                                                                      ==========              ======

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


6. Unit Option Plans (continued)

MSV Option Plan (continued)

At December 31, 2002 and 2003, 439,500 and 468,435 options were exercisable, respectively. At December 31, 2002 and 2003, the weighted-average remaining contractual life for outstanding options was 8.6 years and 9.0 years, respectively. The weighted-average fair value of unit options granted during the years ended December 31, 2001, 2002 and 2003 was $1.30, $1.30, and $0.91 per
unit, respectively. As of September 30, 2004, 1,374,333 options were exercisable and the weighted-average remaining contractual life for outstanding options was
8.3 years. The weighted-average fair value of unit options granted during the nine-month periods ended September 30, 2003 and 2004 was $0.91 and $3.76 per unit, respectively.

TerreStar Option Plan

In July 2002, the Board of Directors of TerreStar approved the 2002 TerreStar Stock Incentive Plan. The plan terms are similar to the Unit Option Incentive Plan. Options to acquire shares generally vest over a 3-year period and the options to acquire units have a 10-year life. At December 31, 2002 and 2003, the weighted-average remaining contractual life for outstanding options was 9.5 and
8.6 years, respectively. As of September 30, 2004, 1,146,466 options were exercisable and the weighted-average remaining contractual life for outstanding options was 8.2 years. (see Note 10)

The following summarizes activity in the TerreStar Option Plan:

                                                                         Options to         Weighted-Average
                                                                          Acquire           Exercise Price per
                                                                           Shares                 Share
                                                                           ------                 -----
Options outstanding at January 1, 2002                                          --              $ 0.70
   Granted                                                               1,781,596                0.70
                                                                        ----------              ------

Options outstanding at December 31, 2002                                 1,781,596                0.70
   Granted                                                                 107,722                0.70
   Canceled                                                                (36,517)               0.70
                                                                        ----------              ------

Options outstanding at December 31, 2003                                 1,852,801                0.70
   Granted (Unaudited)                                                     473,978                0.70
   Canceled (Unaudited)                                                    (49,662)               0.70
                                                                        ----------              ------

Options outstanding at September 30, 2004 (Unaudited)                    2,277,117              $ 0.70
                                                                        ==========              ======

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


7. Related Party Transactions

During the years ended December 31, 2001, 2002, and 2003, the Company incurred $479,161, $1,441,673, and $150,966 of administrative expenses related primarily to services provided by Motient. During the nine-month periods ended September 30, 2003 and 2004, the Company incurred $125,709 and $1,180, respectively, of administrative expenses primarily to services provided by Motient. In addition, the Company provided facilities-related services to Motient of $133,729 during the year ended December 31, 2003.

The Company has an arrangement with MSV Canada, under which the Company provides management services to MSV Canada and purchases satellite capacity from MSV Canada. MSV Canada owns the satellite formerly owned by TMI. The Company earns the management fee under the management agreement by providing certain services to MSV Canada such as allowing access to its intellectual property; providing voice- and data-switching capabilities; providing backup, restoral, and emergency spectrum and satellite capacity and providing accounting, customer service, and billing services. The Company recognizes the related management fee income in the month in which the rights and services are provided.

The Company leases satellite capacity from MSV Canada pursuant to a lease agreement. The term of the lease extends for 25 years and may be terminated by the Company with one year's notice or by either party in certain circumstances. The amount of the lease payments is determined by the parties periodically based upon the amount of capacity usage by the Company and market rates. Payments due under the lease may be offset against amounts owed to the Company.

During the years ended December 31, 2001, 2002, and 2003, the Company incurred $78,000, $117,000, and $36,025, respectively, of consulting expenses for services provided by a company controlled by one of the Company's Investors, which is included in legal, regulatory, and consulting expenses in the accompanying consolidated statement of operations. During the nine-month periods ended September 30, 2003 and 2004, the Company incurred $0 and $58,316, respectively, for these services.

The Company leases office space from an affiliate of TMI (see Note 8). The Company has also entered into an agreement with this company to obtain telemetry, tracking, and control services. The agreement ends April 30, 2006, with automatic extension for three successive additional renewal periods of one year each. The agreement may be

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


7. Related Party Transactions (continued)

terminated at any time, provided that the Company makes a payment equal to the lesser of 12 months of service or the remaining service fee. Under the services agreement, the Company paid $28,443, $378,462, and $360,819, during the years ended December 31, 2001, 2002, and 2003, respectively. During the nine-month periods ended September 30, 2003 and 2004, the Company paid $217,053 and $312,167, respectively, for these services.

8. Commitments and Contingencies

Leases

As of December 31, 2003, the Company has noncancelable operating leases, expiring through August 2008. Rental expense, net of sublease income, for the years ended December 31, 2001, 2002, and 2003, was approximately $67,000, $1,800,000, and $1,100,000, respectively. During the nine-month periods ended September 30, 2003 and 2004, the Company's rental expense, net of sublease income was approximately $732,000 and $937,000, respectively.

Future minimum lease payments under noncancelable operating leases with initial terms of one year or more are as follows for the years ended December 31:

             2004                               $1,253,689
             2005                                1,250,789
             2006                                1,243,969
             2007                                1,243,969
             2008                                  898,309
                                                ----------
                                                $5,890,725
                                                ==========

The minimum lease payment for 2004 is net of expected sublease income of approximately $67,000. Office facility leases may provide for periodic escalations of rent, rent abatements during specified periods of the lease, and payment of pro rata portions of building operating expenses, as defined. The Company records rent expense for operating leases using the straight-line method over the term of the lease agreement.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


8. Commitments and Contingencies (continued)

Litigation and Claims

The Company is periodically a party to lawsuits and claims in the normal course of business. While the outcome of the lawsuits and claims against the Company cannot be predicted with certainty, management believes that the ultimate resolution of the matters will not have a material adverse effect on the financial position or results of operations of the Company.

Contingencies

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company records contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. As of December 31, 2003, the Company accrued $400,000 in accounts payable and accrued expenses in the accompanying consolidated balance sheet. This amount was paid during the nine months ended September 30, 2004.

Regulatory Matters

During 2001, Motient applied to the FCC to transfer licenses and authorizations related to its L-Band mobile satellite system (MSS) to MSV. Such transfer was approved in November 2001. In connection with this application, Motient sought FCC authority to launch and operate a next-generation MSS that will include the deployment of satellites and terrestrial base stations operating in the same frequencies as an integrated network. In February 2003, the FCC adopted general rules based on the Company's proposal to develop an integrated satellite-terrestrial system, subject to the requirement that the Company file an additional application for a specific terrestrial component consistent with the broader guidelines issued in the February 2003 ruling. These broad guidelines govern issues such as aggregate system interference to other MSS operators, the level of integration between satellite and terrestrial service offerings, and specific requirements of the satellite component that the Company currently meets by virtue of its existing satellite system. While the Company's current satellite assets satisfy these requirements, the Company anticipates the future need to construct and deploy more powerful satellites.

The Company believes that the ruling allows for significant commercial opportunity related to the Company's next-generation system. Both proponents and opponents of the Ancillary Terrestrial Component (ATC), including the Company, have asked the FCC to

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


8. Commitments and Contingencies (continued)

Regulatory Matters (continued)

reconsider the rules adopted in the February 2003 ruling. Opponents of the ruling have advocated changes that could adversely impact the Company's business plans. The Company has also sought certain corrections and relaxations of technical standards that would further enhance the commercial viability of the next-generation system. Moreover, one terrestrial wireless carrier has filed an appeal of the FCC's decision with a United States Court of Appeals, which has been held in abeyance until the FCC rules on the reconsideration requests. In November 2003, the Company applied for the authority to operate the ATC in conjunction with the current and next-generation satellites of MSV and MSV Canada.

The FCC's International Bureau granted this authorization, in part, in November 2004 and deferred certain issues to the FCC's rulemaking proceeding, which, as noted above, is in its reconsideration phase. A decision in the rulemaking phase is expected in 2005. One opponent of the Company's application has asked the FCC to review the Company's ATC authorization. There can be no assurance that, following the conclusion of the rulemaking and the other legal challenges, the Company will have authority to operate a commercially viable next-generation network.

9. TerreStar Networks

In February 2002, the Company established TerreStar Networks Inc. (TerreStar), a wholly owned subsidiary, to develop business opportunities related to the proposed receipt of certain licenses in the 2 GHz band.

Regulatory Matters

TMI holds the approval issued by Industry Canada for a 2 GHz space station authorization and related spectrum licenses for the provision of MSS in the 2 GHz band as well as an authorization from the FCC for the provision of MSS in the 2 GHz band (MSS authorization). These authorizations are subject to FCC and Industry Canada milestones relating to construction, launch, and operational date of the system. TMI plans to transfer the Canadian authorizations to an entity that is eligible to hold the Canadian authorizations and in which TerreStar and/or TMI will have an interest, subject to obtaining the necessary Canadian regulatory approvals. In order to satisfy the milestone requirements included within the

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


9. TerreStar Networks (continued)

Regulatory Matters (continued)

authorizations, TerreStar and TMI entered into an agreement in which TerreStar agreed to enter into a non-contingent satellite procurement contract for the construction and delivery to TMI of a satellite that is consistent with the Canadian and FCC authorizations. Further, TMI agreed that at TerreStar's election, TMI will transfer the 2 GHz assets to the entities described above, subject to any necessary Canadian and U.S. regulatory approvals. In December 2002, TMI and TerreStar jointly applied to the FCC for authority to transfer TMI's MSS authorization to TerreStar.

In August 2002, Industry Canada advised the Company that this arrangement met the requirement that TMI demonstrate that it is bound to a contractual agreement for the construction of the proposed satellite. However, certain wireless carriers had urged the FCC to cancel TMI's MSS authorization. A similar group also filed a petition in January 2003 asking the FCC to dismiss the application to transfer TMI's MSS authorization to TerreStar. In February 2003, the FCC adopted an order canceling TMI's MSS authorization due to an alleged failure to enter into a noncontingent satellite construction contract before the specified first milestone date. Also in February 2003, the FCC adopted an order allowing MSS carriers, including those in the 2 GHz band, to provide an ATC. A number of parties, principally wireless carriers, have challenged the validity of that order (see Note 8).

In June 2004, the FCC agreed to waive aspects of the first milestone requirement applicable to TMI's MSS authorization and, therefore, reinstated that authorization, along with the application to transfer TMI's MSS authorization to TerreStar. The FCC also modified the milestone schedule applicable to TMI's MSS authorization. TMI recently certified to the FCC its compliance with the second milestone under its MSS authorization. The FCC is currently reviewing that certification for compliance with the requirements of TMI's MSS authorization. The application to transfer TMI's MSS authorization to TerreStar is still pending before the FCC.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


9. TerreStar Networks (continued)

Joint Venture Option

During 2002, TerreStar acquired an option to establish a joint venture with a third party to develop certain opportunities in the 2 GHz band. The FCC licensed the third party to construct, launch, and operate a communications system consisting of two geostationary satellites in the 2 GHz band, a communications network, and user terminals. Consideration for the option consisted of nonrefundable payments made by TerreStar of $1,000,000 during 2002 and $500,000 during 2003. In January 2003, TerreStar exercised its option to form the joint venture. Under the terms of the memorandum of agreement (MOA), TerreStar contributed an additional $500,000 to the joint venture upon signing of the joint venture agreements. However, as a result of the FCC order canceling TMI's 2 GHz license, TerreStar and the third party mutually agreed to terminate the option agreement and the joint venture and any remaining obligations or liabilities related to these agreements in July 2003. As a result, TerreStar wrote off its $2.0 million investment in the joint venture during the year ended December 31, 2003.

Satellite Construction Contract

During 2002, TerreStar entered into a contract to purchase a satellite system, including certain ground infrastructure for use with the 2 GHz band. The Company continues to make payments according to a milestone payment plan. The Company made payments of $500,000 and $350,000 during the years ended December 31, 2002 and 2003, respectively. Such payments have been capitalized as system under construction in property and equipment in the accompanying consolidated balance sheets.

Following the reinstatement of the TMI license in July 2004, the contract was amended resulting in a reduced milestone payment plan. The Company made payments of $400,000 during the nine-months ended September 30, 2004 related to this contract. The satellite manufacturer may also be entitled to certain incentive payments based upon the performance of the satellite once in operation. If the Company terminates the contract, the manufacturer shall be entitled to payment of a termination liability as prescribed in the contract. Through 2004, the termination liability can be satisfied by amounts paid under the contract up to the point of termination. Beginning in 2005, the termination liability will be equal to amounts that would have otherwise been due on milestones scheduled within 30 days following notice of termination by the Company. The satellite represents one component of a communications system that would include ground-switching infrastructure, launch costs, and insurance. Total cost of this system could exceed

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


9. TerreStar Networks (continued)

Satellite Construction Contract (continued)

$500 million. In order to finance future payments, the Company will be required to obtain additional debt or equity financing, or may enter into various joint ventures to share the cost of development. There can be no assurance that such financing or joint venture opportunities will be available to the Company or available on terms acceptable to the Company.

10. Subsequent Events

November 2004 Financing

In November 2004, MSV received $145 million in gross proceeds from its existing investors in exchange for the issuance of 4,923,599 Common Units. Concurrently, approximately $27 million of notes and accrued interest was exchanged for 914,160 Common Units of MSV. Additionally, $58 million of Convertible Notes were converted to 8,997,073 Class A Preferred Units in accordance with their terms. The Non-Convertible Notes with a principal balance of $22.5 million were exchanged for 765,843 Common Units. Approximately $18.7 million of accrued interest was paid in cash, while the remaining $4.4 million was exchanged for 152,230 Common Units. As part of the transaction, the Company's limited partnership agreement was amended to eliminate the distinction between Preferred and Common Units, and all Preferred Units were converted to Common Units. At the completion of this transaction, all outstanding principal and interest obligations on the Convertible and Non-Convertible Notes had been extinguished.

TerreStar Rights Transaction

On December 20, 2004, the Company issued rights (the Rights) to receive an aggregate of 23,265,428 shares of common stock, par value $.001 per share (the TerreStar Stock), of TerreStar, representing all of the shares of TerreStar Stock owned by the Company, to the limited partners of the Company, pro rata in accordance with each limited partner's percentage ownership in the Company. The Rights will be exchanged into shares of TerreStar Stock automatically on February 25, 2005. In addition, in connection with this transaction, TerreStar issued warrants (the Warrants) to purchase an aggregate of 666,972 shares of TerreStar Stock to one of the Company's limited partners. The Warrants have an exercise price of $0.21491 per share and may be exercised until the fifth anniversary of the date of their issuance.

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (Information as of September 30, 2004 and for the nine-month periods ended
                    September 30, 2003 and 2004 is unaudited)


10. Subsequent Events (continued)

TerreStar Rights Transaction (continued)

Concurrently, the Company authorized a 1 for 2 grant of additional options to employee option holders of record at December 20, 2004.

Recent Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, supersedes APB Opinion No. 25, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company for the year ending December 31, 2006.

PART II

                     Information not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All of these expenses will be paid by Motient. All amounts except the SEC registration fee are estimated.

                   SEC Registration Fee................     $      87,696
                   Accounting Fees and Expenses........            15,000
                   Legal Fees and Expenses.............           160,000
                   Miscellaneous.......................           113,000
                                                            -------------
                             Total.....................     $     331,527

Item 14.  Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Our Restated Certificate of Incorporation provides that no director of Motient shall be personally liable for breach of fiduciary duty as a director. Any repeal or modification of such provision shall not adversely affect any right or protection, or any limitation of the liability of, a director of Motient existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. Both our Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that further provide for the indemnification of directors and officers in accordance with and to the fullest extent permitted by the DGCL.

Additionally, Motient has entered into indemnification agreements with certain of its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law. The indemnification agreements may require Motient, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of Motient and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 15.  Recent Sales of Unregistered Securities

On May 1, 2002, pursuant to Motient's plan of reorganization, 25,000,000 shares of Motient's common stock, par value $.01 per share, were issued. An additional 97,256 shares of our common stock were issued to certain of our creditors upon completion of the bankruptcy claims process.

Additionally, pursuant to our plan of reorganization, holders of our pre-reorganization common stock became entitled to receive warrants to purchase an aggregate of approximately 1,496,512 shares of common stock at a price of $.01 per share. The holders were entitled to exercise such warrants to purchase shares of our common stock prior May 1, 2004, if and only if the average closing price of our common stock for ninety consecutive trading days was equal to or greater than $15.44 per share. Since such condition was never satisfied, the no warrants were ever exercised.

The shares of common stock and warrants to purchase shares of common stock described above were not registered under the Securities Act of 1933. These securities were issued in reliance upon the exemption contained in Section 1145(a) of the Bankruptcy Code, which exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act.

In July 2002, our board of directors approved the offer and sale to CTA (or its affiliates), a consultant to Motient, of warrants to purchase an aggregate of 500,000 shares of our common stock, for an aggregate purchase price of $25,000. The warrants have an exercise price of $3.00 per share and a term of five years. CTA purchased their warrants in December 2002. The warrants were valued at $1.5 million and recorded as a consultant compensation expense in December 2002. The warrants were issued in reliance upon the exemption provided by Rule 506 under the Securities Act of 1933, as amended, and/or in reliance on the exemption afforded by Section 4(2) of the Securities Act.

On January 27, 2003, in connection with the execution of the credit agreement, we issued warrants at closing to the lenders to purchase, in the aggregate, 3,125,000 shares of our common stock. The exercise price for these warrants is $1.06 per share. The warrants were immediately exercisable upon issuance and have a term of five years. The warrants were issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act.

On July 29, 2003, in connection with the execution of the letter agreement with Further Lane, we issued Further Lane a warrant to purchase 200,000 shares of our common stock. The exercise price of the warrant is $5.10 per share. The warrant was immediately exercisable upon issuance and has a term of five years. The warrant was issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act.

On March 16, 2004, in connection with the execution of the amendment to our credit agreement, we issued warrants to the lenders to purchase, in the aggregate, 2,000,000 shares of our common stock. The number of warrants will be reduced to an aggregate of 1,000,000 shares of common stock because we obtained at least $7.5 million of additional debt or equity financing within 60 days after March 16, 2004. The exercise price of the warrants is $4.88 per share. The warrants were immediately exercisable upon issuance and have a term of five years. The warrants were issued in reliance upon the exemption afforded by
Section 4(2) of the Securities Act. The warrants are also subject to a registration rights agreement. Under such agreement, we agreed to register the shares underlying the warrants upon the request of a majority of the warrantholders, or in conjunction with the registration of other common stock of the company. We will bear all the expenses of such registration.

On April 7, 2004, we sold 4,215,910 shares of our common stock at a per share price of $5.50 for an aggregate purchase price of $23.2 million to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., Highland Crusader Offshore Partners, L.P., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, M&E Advisors L.L.C., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Greywolf Capital II LP and Greywolf Capital Overseas Fund and LC Capital Master Fund. The sale of these shares was not registered under the Securities Act of 1933, as amended and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or
Section 4(2) of the Securities Act. In connection with this sale, we signed a registration rights agreement with the holders of these shares. We also issued warrants to purchase an aggregate of 1,053,978 shares of our common stock to the investors listed above, at an exercise price of $5.50 per share. However, because we met certain conditions following the issuance of these warrants, they will never vest.

In connection with this sale, we issued to Tejas Securities Group, Inc., our placement agent for the private placement, and certain CTA affiliates, warrants to purchase 600,000 and 400,000 shares, respectively, of our common stock. The exercise price of these warrants is $5.50 per share. The warrants are immediately exercisable upon issuance and have a term of five years. The fair value of the warrants was estimated at $6.2 million using a Black-Scholes model. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

In April 2004, Michael Fabbri, Daniel Croft and Walter V. Purnell, Jr., received 275,000 shares of common stock upon the exercise of certain of their outstanding options under Motient's 2002 employee stock option plan. Additionally, in June 2004, Walter V. Purnell, Jr. received an approximately 16,600 additional shares of common stock upon the exercise of additional outstanding options. All of the shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

In June 2004, in connection with the settlement of outstanding obligations due to Motorola, Motient agreed to issue Motorola warrants to purchase 200,000 of its common stock. The exercise price of these warrants is $8.68 per share. The warrants are immediately exercisable upon issuance and have a term of five years. The warrants were issued in reliance upon the exemption afforded by
Section 4(2) of the Securities Act.

On July 1, 2004, we sold 3,500,000 shares of our common stock at a per share price of $8.57 for an aggregate purchase price of $30.0 million to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, York Global Value Partner, L.P., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Rockbay Capital Fund, LLC, Rockbay Capital Investment Fund, LLC, Rockbay Capital Offshore Fund, Ltd., Glenview Capital Partner, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd., GCM Little Arbor Master Fund, Ltd., OZ Master Fund, Ltd., OZ Mac 13 Ltd., Fleet Maritime, Inc., John Waterfall, Edwin Morgens, Greywolf Capital II, L.P., Greywolf Capital Overseas Fund, Highland Equity Focus Fund, L.P., Singer Children's Management Trust, Highland Equity Fund, L.P., and Strome Hedgecap Limited. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, we signed a registration rights agreement with the holders of these shares. We also issued warrants to purchase an aggregate of 525,000 shares of our common stock to the investors listed above, at an exercise price of $8.57 per share. However, because we met certain conditions following the issuance of these warrants, they will never vest.

In connection with this sale, we issued to certain affiliates of CTA and Tejas Securities Group, Inc., our placement agent for the private placement, warrants to purchase 340,000 and 510,000 shares, respectively, of our common stock. The exercise price of these warrants is $8.57 per share. The warrants are immediately exercisable upon issuance and have a term of five years. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

On November 12, 2004, Motient sold 15,353,609 shares of its common stock at a per share price of $8.57. Motient received aggregate proceeds of $126,397,809, net of $5,182,620 in commissions paid to Motient's placement agent, Tejas Securities Group, Inc. The approximately 60 purchasers included substantially all of the purchasers from the April and July 2004 private placements, as well multiple new investors. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires Motient to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of approximately 3,838,401 shares of its common stock to the investors listed above, at an exercise price of $8.57 per share. These warrants will vest if and only if Motient does not meet certain deadlines between January and March 2005 with respect to certain requirements under the registration rights agreement. If the warrants vest, they may be exercised by the holders thereof at any time through November 11, 2009.

On February 9, 2005, Motient entered into a merger agreement with Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. and simultaneously consummated the transactions contemplated thereby, pursuant to which Telcom merged with and into MVH Holdings Inc., a direct and wholly-owned subsidiary of Motient, in a tax free reorganization in which MVH is the surviving company. In exchange for 2,296,835 MSV limited partnership units, Motient issued to Telcom's stockholders 8,187,804 shares of its common stock in a private placement.

Concurrently with this merger, Motient (through MVH) also purchased an aggregate of 373.7 shares of common stock of Spectrum Space Equity Investors IV, Inc. and two other related entities, representing approximately 66.3% of the outstanding common stock of each of such entities, and an aggregate of 221.2 shares of common stock of Columbia Space Partners, Inc. and two other related entities, representing approximately 27.8% of the outstanding common stock of such entities. In total, Motient issued to the Spectrum Entities and Columbia Entities a total of 4,516,978 shares of Motient common stock in a private placement in exchange for indirect ownership of 1,267,098 MSV units and a corresponding number of shares of TerreStar and MSV's general partner.

In connection with the execution of these transactions, Motient also entered into a registration rights agreement with the stockholders of Telcom, Spectrum and Columbia, and Motient also issued warrants to Telcom, Columbia and Spectrum to purchase an aggregate of approximately 952,860 shares of Motient common stock. The Warrants have a term of five years and an exercise price equal to $22.50. Each Warrant shall become exercisable only if Motient does not meet certain deadlines with respect to the registration of the shares covered by the registration rights agreement.

The shares, warrants and warrant shares have not been registered under the Securities Act of 1933, as amended, and therefore they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As the potential purchasers are all accredited investors, and no general solicitation has occurred, or will occur, as part of the offering and sale of these securities, Motient has relied upon the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

No underwriters were involved in any of the foregoing distributions of securities.

Item 16. Exhibits and Financial Statement Schedules

         (a) Exhibits

         The Exhibit Index filed herewith is incorporated herein by reference.

         (b) Financial Statement Schedules

         Financial Statement Schedules not included below have been omitted because they are not required or not applicable, or because the required information is shown in the financial statements or notes thereto.

         Schedule II - Valuation and Qualifying Accounts...............Page F-60

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
              (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, as amended, or the Amended and Restated Bylaws of registrant, indemnification agreements entered into between registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lincolnshire, Commonwealth of Illinois, on February 10, 2005.


                          MOTIENT CORPORATION


                          By:  /s/ Christopher Downie
                               ------------------------------------------
                               Christopher Downie
                               Executive Vice President, Chief Operating
                               Officer and Treasurer


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert L. Macklin and Christopher W. Downie, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Name                                    Title                        Date
                ----                                    -----                        ----

/s/ Christopher Downie                       Executive Vice President,              February 10, 2005
-----------------------               Chief Operating Officer and Treasurer
Christopher Downie                       (Principal Executive Officer)

*                                     Controller and Chief Accounting Officer       February 10, 2005
-----------------------                    (Principal Financial Officer)
Myrna J. Newman

                                                       Director                     February 10, 2005
-----------------------
Peter D. Aquino

/s/ Gerry S. Kittner                                   Director                     February 10, 2005
-----------------------
Gerry S. Kittner

*                                                  Chairman, Director               February 10, 2005
-----------------------
Steven G. Singer


*                                                      Director                     February 10, 2005
-----------------------
Jonelle St. John

*                                                      Director                     February 10, 2005
-----------------------
James D. Dondero

*                                                      Director                     February 10, 2005
-----------------------
Raymond L. Steele



* Signed by Christopher W. Downie pursuant to a power of attorney.

                                  Exhibit Index

2.1    -    Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of
            the Bankruptcy Code, dated February 27, 2002 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form
            8-K dated March 4, 2002 (File No. 0-23044)).

3.1    -    Restated Certificate of Incorporation of the Company (as restated
            effective May 1, 2002) (incorporated by reference to Exhibit 3.1 of the Company's Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

3.2    -    Amended and Restated Bylaws of the Company (as amended and restated
            effective May 1, 2002) (incorporated by reference to Exhibit 3.1 of the Company's Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

4.1    -    Specimen of Common Stock Certificate (incorporated by reference to
            Exhibit 4.1 of the Company's Amendment No. 2 to Registration
            Statement on Form 8-A, filed May 1, 2002).


5.1    -    Opinion of General Counsel of Motient Corporation, regarding the legality of the common stock registered hereby (incorporated by reference to the Company's registration statement on Form S-1, filed
            January 5, 2005).


10.2   -    Credit Agreement by and between Motorola Inc. and ARDIS Company dated June 17, 1998 (incorporated by reference to Exhibit 10.61 to the Company's Current Report on Form 10-Q dated June 30, 1998 (File
            No. 0-23044)).

10.2a  -    Amendment No. 2, dated September 1, 2000, to the Credit Agreement, dated as of June 17, 1998, by and between Motorola, Inc. and Motient
            Communications Company (formerly known as ARDIS Company)
            (incorporated by reference to Exhibit 10.22a to the Company's
            Quarterly Report on Form 10-Q for the quarter ended September 30,
            2000 (File No. 0-23044)).

10.2b  -    Assumption, Release, Amendment and Waiver Agreement by and among
            Motorola, Inc., Motient Communications Inc. and Motient
            Communications Company, dated as of December 29, 2000 (incorporated by reference to Exhibit 10.22b to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 0-23044)).

10.3   -    Investment Agreement dated as of June 22, 2000, by and among the
            Company, Motient Satellite Ventures LLC, and certain other investors
            (incorporated by reference to Exhibit 10.41 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended June 30, 2000
            (File No. 0-23044)).

10.4   -    Asset Sale Agreement between Motient Satellite Ventures LLC and
            Motient Services Inc. dated as of June 29, 2000 (incorporated by reference to Exhibit 10.42 to the Company's Quarterly Report on Form
            10-Q for the quarter ended June 30, 2000 (File No. 0-23044)).

10.4a  -    Amendment No. 1, dated as of November 29, 2000, to Asset Sale
            Agreement, dated as of June 29, 2000, between Motient Satellite
            Ventures LLC and Motient Services Inc. (incorporated by reference to
            Exhibit 10.42a to the Company's annual report on Form 10-K for the year ended December 31, 2000 (File No. 0-23044)).

10.4b  -    Amended and Restated Asset Sale Agreement, dated as of January 8,
            2001, between Mobile Satellite Ventures LLC and Motient Services
            Inc. (incorporated by reference to Exhibit 10.42b to the Company's annual report on Form 10-K for the year ended December 31, 2000
            (File No. 0-23044)).

10.4c  -    Amendment, dated as of October 12, 2001, to the Amended and Restated
            Asset Sale Agreement, dated as of January 8, 2001, by and between Motient Services Inc. and Mobile Satellite Ventures LLC
            (incorporated by reference to Exhibit 10.42c to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.5   -    Asset Sale Agreement, dated November 29, 2000, by and among the
            Company, Motient Services Inc. and Aether Systems, Inc.
            (incorporated by reference to Exhibit 10.46 to the Company's Annual
            Report on Form 10-K for the year ended December 31, 2000 (File No.
            0-23044)).

10.6   -    January 2001 Investment Agreement, dated as of January 8, 2001, by and among the Company, Mobile Satellite Ventures LLC, TMI
            Communications and Company, Limited Partnership, and the other investors named therein (incorporated by reference to Exhibit 10.48 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 2000 (File No. 0-23044)).

10.7   -    Document Standstill and Termination Agreement, dated as of January
            8, 2001, by and among the Company, Mobile Satellite Ventures LLC,
            Motient Services Inc., and certain investors named therein
            (incorporated by reference to Exhibit 10.50 to the Company's annual report on Form 10-K for the year ended December 31, 2000 (File No.
            0-23044)).

10.7a  -    Amended and Restated Document Standstill and Termination Agreement,
            dated as of October 12, 2001 (incorporated by reference to Exhibit
            10.50a to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.8   -    Amended and Restated Investment Agreement, dated October 12, 2001, by and among Motient Corporation, Mobile Satellite Ventures LLC, TMI
            Communications and Company, Limited Partnership, and the other investors named therein (incorporated by reference to Exhibit 10.55 to the Company's quarterly report on Form 10-Q for the quarter ended
            September 30, 2001 (File No. 0-23044)).

10.9   -    Form of Stockholders' Agreement of Mobile Satellite Ventures GP Inc.
            (incorporated by reference to Exhibit 10.56 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.9a  -    Stockholders' Agreement, dated as of November 26, 2001, of Mobile
            Satellite Ventures GP Inc. (incorporated by reference to Exhibit
            10.56a of the Company's Current Report on Form 8-K dated November
            19, 2001 (File No. 0-23044)).

10.10  -    Form of Limited Partnership Agreement of Mobile Satellite Ventures
            LP (incorporated by reference to Exhibit 10.57 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.11  -    Form of Convertible Note of Mobile Satellite Ventures LP, in the
            amount of $50.0 million issued to MSV Investors LLC (incorporated by reference to Exhibit 10.58 to the Company's quarterly report on Form
            10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.12  -    Form of Promissory Note of Mobile Satellite Ventures LP, in the
            amount of $15.0 million issued to Motient Services Inc.
            (incorporated by reference to Exhibit 10.59 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.13  -    Registration Rights Agreement between the Company and Highland
            Capital Management, L.P., and Morgan Stanley Investment Management, dated May 1, 2002 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March
            31, 2002) (File No. 0-23044)).

10.14* - Form of Change of Control Agreement for Officers of the Company (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 0-23044)).

10.15  -    Senior Indebtedness Note of MVH Holdings Inc., in the amount of
            $19.0 million issued to Rare Medium Group, Inc., dated May 1, 2002
            (incorporated by reference to Exhibit 10.3 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2002
            (File No. 0-23044)).

10.16  -    Senior Indebtedness Note of MVH Holdings Inc., in the amount of
            $750,000 issued to Credit Suisse First Boston, dated May 1, 2002
            (incorporated by reference to Exhibit 10.4 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2002
            (File No. 0-23044)).

10.17  -    Settlement Agreement by and among the Registrant and Rare Medium
            Group, Inc., dated March 28, 2002 (incorporated by reference to
            Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 0-23044)).

10.18  -    Form of Warrant to purchase 343,450 shares of the Company's common stock at an exercise price of $3.95 per share issued to Evercore
            Partners, L.P. (incorporated by reference to Exhibit 10.28 to
            Amendment No. 1 to the Company's Registration Statement on Form S-1
            (File No. 333-87844)).

10.19  -    Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of
            the Bankruptcy Code, dated February 27, 2002 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form
            8-K dated March 4, 2002 (File No. 0-23044)).

10.20* - Motient Corporation 2002 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the Company's registration statement on Form S-8 (File No. 333-92326)).

10.21* -    Form of Stock Option Agreement (incorporated by reference to Exhibit
            99.2 to the Company's registration statement on Form S-8 (File No. 333-92326)).

10.22  -    Form of Warrant to purchase up to 500,000 shares of the Company's common stock at an exercise price of $3.00 per share issued to certain affiliates of Communication Technology Advisors LLC
            (incorporated by reference to Exhibit 10.22 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

10.23* - Executive Retention Agreement, dated as of July 16, 2002, by and between Walter V. Purnell, Jr. and the Company (incorporated by reference to Exhibit 10.23 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

10.24  -    Amended and Restated Term Credit Agreement, dated January 27, 2003, by and among the Company, Motient Communications Inc., Motient
            Holdings Inc., the Lenders named therein, and M&E Advisors, L.L.C., as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form
            10-K for the year ended December 31, 2002).

10.25  -    Security Agreement, dated as of January 27, 2003, between Motient
            Communications Inc. and M&E Advisors L.L.C. as Collateral Agent
            (incorporated by reference to Exhibit 10.25 to the Company's Annual
            Report on Form 10-K for the year ended December 31, 2002).

10.26  -    First Amendment to Security Agreement, dated as of January 30, 2003, between Motient Communications Inc. and M&E Advisors L.L.C. as
            Collateral Agent (incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K for the year ended December 31,
            2002).

10.27  -    Motient Corporation Share Pledge Agreement, dated as of January 27,
            2003, between Motient Corporation and M&E Advisors L.L.C., as
            Collateral Agent (incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-K for the year ended December 31,
            2002).

10.28  -    Motient Holdings Share Pledge Agreement, dated as of January 27,
            2003, between Motient Holdings Inc. and M&E Advisors L.L.C., as
            Collateral Agent (incorporated by reference to Exhibit 10.28 to the Company's Annual Report on Form 10-K for the year ended December 31,
            2002).

10.29  -    Form of Warrant to purchase shares of common stock of Motient
            Corporation issued to lenders under the Amended and Restated Term
            Credit Agreement dated as of January 27, 2003 (incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form
            10-K for the year ended December 31, 2002).

10.30* - Letter amendment to Executive Retention Agreement, dated as of February 10, 2004, by and between Walter V. Purnell, Jr. and the Company (incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).

10.31  -    Amendment No. 1 to Amended and Restated Term Credit Agreement, dated
            March 16, 2004, by and among Motient Communications Inc., Motient
            License Inc., the Required Lenders party thereto, and M&E Advisors,
            L.L.C., as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form
            10-K for the year ended December 31, 2002).

10.32  -    Omnibus Amendment to SLA Note and Credit Facility, dated as of March
            16, 2004, by and among Motient Communications Inc., Motient
            Corporation, Motient Holdings Inc., Motient Services Inc., and
            Motorola, Inc. (incorporated by reference to Exhibit 10.32 to the Company's Annual Report on Form 10-K for the year ended December 31,
            2002).

10.33  -    Share Pledge Agreement, dated as of March 16, 2004, by and between
            Motient Communications Inc. and M&E Advisors, L.L.C. (incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form
            10-K for the year ended December 31, 2002).

10.34  -    Warrant to purchase shares of common stock of Motient Corporation, issued to lenders under Amendment No. 1 to Amended and Restated Term
            Credit Agreement, dated March 16, 2004 (incorporated by reference to
            Exhibit 10.34 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).

10.35  -    Registration Rights Agreement, dated March 16, 2004, by and between
            Motient Corporation and M&E Advisors, L.L.C. in its capacity as Administrative and Collateral Agent under Amendment No. 1 to Amended and Restated Term Credit Agreement (incorporated by reference to
            Exhibit 10.35 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).

10.36  -    Collateral Agency, Subordination and Intercreditor Agreement, dated as of March 16, 2004, by and among Motient Communications Inc.,
            Motient License Inc., M&E Advisors L.L.C., and Motorola, Inc.
            (incorporated by reference to Exhibit 10.36 to the Company's Annual
            Report on Form 10-K for the year ended December 31, 2002).

10.37  -    Subordinate Motient Communications Share Pledge Agreement, dated as of March 16, 2004, by and between Motient Communications Inc. and
            Motorola, Inc. (incorporated by reference to Exhibit 10.37 to the Company's Annual Report on Form 10-K for the year ended December 31,
            2002).

10.38  -    Common Stock Purchase Agreement, dated as of April 7, 2004, by and among Motient Corporation and the Raptor Global Portfolio, Ltd., et al (incorporated by reference to Exhibit 10.38 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

10.39  -    Registration Rights Agreement, dated as of April 7, 2004, by and among Motient Corporation and the Raptor Global Portfolio, Ltd., et al (incorporated by reference to Exhibit 10.39 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

10.40  -    Form of Common Stock Purchase Warrant, dated as of April 7, 2004
            (incorporated by reference to Exhibit 10.40 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

10.41  -    Form of Common Stock Purchase Warrant, dated as of April 7, 2004
            (incorporated by reference to Exhibit 10.41 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.42  -    Securities Purchase Agreement, dated as of June 30, 2004, by and among Motient Corporation and the Raptor Global Portfolio, Ltd., et al (incorporated by reference to Exhibit 10.42 to the Company's
            Registration Statement on Form S-1 filed on July 6, 2004)

10.43  -    Registration Rights Agreement, dated as of June 30, 2004, by and among Motient Corporation and the Raptor Global Portfolio, Ltd., et al (incorporated by reference to Exhibit 10.42 to the Company's
            Registration Statement on Form S-1 filed on July 6, 2004)

10.44  -    Form of Common Stock Purchase Warrant, dated as of June 30, 2004
            (incorporated by reference to Exhibit 10.42 to the Company's
            Registration Statement on Form S-1 filed on July 6, 2004)

10.45  -    Form of Common Stock Purchase Warrant, dated as of June 30, 2004
            (incorporated by reference to Exhibit 10.42 to the Company's
            Registration Statement on Form S-1 filed on July 6, 2004)

10.46  -    Warrant Issued to Motorola, Inc. (incorporated by reference to
            Exhibit 10.42 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

10.47  -    Common Stock Purchase Agreement, dated as of November 12, 2004, by and among Motient Corporation and the investors listed therein
            (incorporated by reference to Exhibit 10.43 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended September 30,
            2004)

10.48  -    Registration Rights Agreement, dated as of November 12, 2004, by and among Motient Corporation and the investors listed therein
            (incorporated by reference to Exhibit 10.44 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended September 30,
            2004)

10.49  -    Form of Common Stock Purchase Warrant, dated as of November 12, 2004
            (incorporated by reference to Exhibit 10.45 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended September 30,
            2004)

10.50  -    Purchase Agreement, dated as of November 12, 2004, by and among
            Motient Ventures Holding Inc., Mobile Satellite Ventures LP, et al
            (incorporated by reference to Exhibit 10.46 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended September 30,
            2004)

10.51  -    Note Exchange Agreement, dated as of November 12, 2004, by and among
            Motient Ventures Holding Inc., Mobile Satellite Ventures LP, et al
            (incorporated by reference to Exhibit 10.47 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended September 30,
            2004)

10.52  -    Amended and Restated Limited Partnership Agreement, dated as of
            November 12, 2004, by and among Motient Ventures Holding Inc.,
            Mobile Satellite Ventures LP, et al (incorporated by reference to Exhibit 10.48 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)

10.53  -    Amended and Restated Stockholders Agreement, dated as of November
            12, 2004, by and among Motient Ventures Holding Inc., Mobile
            Satellite Ventures GP Inc., et. al. (incorporated by reference to Exhibit 10.49 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)

10.54  -    Second Amended and Restated Parent Transfer/Drag Along Agreement,
            dated as of November 12, 2004, by and among Motient Corporation, et.
            al. (incorporated by reference to Exhibit 10.50 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended September 30,
            2004)

10.55  -    Voting Agreement, dated as of November 12, 2004, by and among
            Columbia Space (QP), Inc., et al

10.56  -    Amended and Restated Consent Agreement, dated February 9, 2005, by and among Columbia Space (QP), Inc., et al


10.57  -    Merger Agreement, dated as of February 9, 2005, by and among Motient
            Corporation, Telcom Satellite Ventures Inc., et al

10.58  -    Form of Stock Purchase Agreement, dated February 9, 2005

10.59  -    Registration Rights Agreement, dated February 9, 2005 by and among
            Motient Corporation, Telcom Satellite Ventures Inc., et al

10.60  -    Form of Warrant to purchase Motient common stock, dated February 9,
            2005

10.61  -    Form of Stockholder's Agreement, dated February 9, 2005



16.1   -    Letter from PricewaterhouseCoopers LLP to the Securities and
            Exchange Commission dated April 22, 2003 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on
            April 23, 2003).

16.2   -    Letter from PricewaterhouseCoopers LLP to the Securities and
            Exchange Commission dated March 9, 2004 (incorporated by reference to Exhibit 16.1 to the Company's Current Report on Form 8-K filed on
            March 9, 2004).

16.3   -    Letter from Friedman LLP to the Securities and Exchange Commission dated June 7, 2004 (incorporated by reference to Exhibit 16.1 to the Company's Current Report on Form 10-Q for the quarter ended
            September 30, 2003, filed on June 7, 2004).

21.1   -    Subsidiaries of the Company. (incorporated by reference to Exhibit
            21.1 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 2003)

23.1   -    Consent of General Counsel of Motient Corporation (included in
            Exhibit 5.1)

23.2   -    Consent of Friedman LLP, Independent Registered Public Accounting
            Firm (filed herewith).

23.3   -    Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24.1   -    Power of Attorney pursuant to which amendments to this registration statement may be filed (included on the signature page in Part II of this registration statement).

-----------------------------------

*Management contract or compensatory plan or arrangement.